   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1999.

                                            REGISTRATION STATEMENT NO. 333-66973
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                               Amendment No. 2 to

                                    FORM F-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                                 AERCO LIMITED
             (Exact name of Registrant as specified in its charter)

                            JERSEY, CHANNEL ISLANDS
                         (Jurisdiction of organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                      N/A
                    (I.R.S. Employer Identification Number)

                                 AERCO LIMITED
                              22 GRENVILLE STREET
                                   ST. HELIER
                                JERSEY, JE4 8PX
                                CHANNEL ISLANDS
                          ATTENTION: COMPANY SECRETARY
                              (01144 1534) 609 000
   (Address and telephone number of Registrant's principal executive offices)

                      ------------------------------------

                          CORPORATION SERVICE COMPANY
                               375 HUDSON STREET
                            NEW YORK, NY 10014-3666
                                 (212) 463-2700
           (Name, address and telephone number of agent for service)

                                    Copy to:

                              THOMAS J. REID, ESQ.
                             DAVIS POLK & WARDWELL
                              1 FREDERICK'S PLACE
                                LONDON EC2R 8AB
                                    ENGLAND

        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after the Registration Statement becomes effective.


                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Information in this prospectus is not complete and maybe changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION)

ISSUED       , 1999


                                  $800,000,000
                            INITIAL PRINCIPAL AMOUNT
                   OFFER TO EXCHANGE NOTES DUE JULY 15, 2023
              FOR ANY AND ALL OUTSTANDING NOTES DUE JULY 15, 2023
                                       OF

                                 AERCO LIMITED

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE 21ST
   BUSINESS DAY FOLLOWING THE COMMENCEMENT OF THE OFFER ON            , 1999,
                                UNLESS EXTENDED


                            ------------------------


     AerCo Limited is offering to exchange four subclasses of Notes (the "NEW NOTES") for each subclass of the issued and outstanding Notes of AerCo Limited (the "OLD NOTES" and together with the New Notes, the "NOTES"). The terms of the New Notes are identical to the Old Notes except that the New Notes will be registered under the Securities Act of 1933, as amended.


                            ------------------------

THE OLD NOTES WERE LISTED ON THE LUXEMBOURG STOCK EXCHANGE ON JULY 15, 1998. THE
  NEW NOTES WILL BE LISTED ON THE LUXEMBOURG STOCK EXCHANGE WHEN THEY ARE
                                    ISSUED.
                            ------------------------


INVESTING IN THE NEW NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE
                                      16.
                            ------------------------


THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT
 APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS
      IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


          , 1999

                               TABLE OF CONTENTS


                                                    PAGE
                                                    ----
Summary.........................................       3
Summary Consolidated Financial Data.............      12
Risk Factors....................................      16
  Consequences of Failure to Exchange -- Old
    Notes Will Still Have Restrictions on
    Transfer....................................      16
  No Security Interest in the Aircraft..........      16
  Unknown Contingent Liabilities of Our
    Subsidiaries................................      16
  No Executive Management -- Reliance on Third
    Parties to Manage Our Business..............      16
  Conflicts of Interest of Babcock & Brown......      17
  Limitation on Babcock & Brown's Liability.....      17
  Conflicts of Interest of Administrative
    Agent.......................................      17
  Conflicts of Interest of the Board of
    Directors...................................      17
  Lack of Separate Representation...............      17
  Cyclicality of Supply of and Demand for
    Aircraft and Depression of Aircraft
    Values......................................      18
  Actual Market Value may be less than Appraised
    Value.......................................      19
  Future Declines in Appraised Values May Cause
    Suspension of Principal Payments on Class B
    and Class C Notes...........................      19
  Technological Risks...........................      19
  Year 2000 Risk................................      19
  Additional Aircraft May Intensify Existing
    Risks or Present New Risks..................      20
  Disposition of Aircraft-Related Tax
    Benefits....................................      20
  Operational Restrictions May Harm Our Ability
    to Compete..................................      20
  Lessee Purchase Options May be Exercised at
    Prices Below Estimated Fair Market Value....      20
  Risks Relating to Aircraft Liens..............      20
  Failure to Maintain Registration of
    Aircraft....................................      21
  Increased Regulation of Aircraft..............      21
  Leasing Risks.................................      21
  Inability to Terminate Leases or Repossess
    Aircraft....................................      24
  Risks Relating to Payments on the Notes.......      25
  Capital Markets Risks.........................      25
  Bankruptcy Risks..............................      26
  Income Tax Risks..............................      26
  Loss of Certain Irish Tax Benefits............      27
The Exchange Offer..............................      28
  Terms of the Exchange Offer; Period for
    Tendering Old Notes.........................      28
  Procedures for Tendering Old Notes............      28
  Acceptance of Old Notes for Exchange; Delivery
    of New Notes................................      30
  Interest on the New Notes.....................      30
  Book-Entry Transfer...........................      30
  Guaranteed Delivery Procedures................      30
  Withdrawal Rights.............................      31
  Conditions to the Exchange Offer..............      31
  Exchange Agent................................      32
  Fees and Expenses.............................      32
  Transfer Taxes................................      32
  Consequences of Failure to Exchange...........      33
The Parties.....................................      34
  AerCo.........................................      34
  AerFi.........................................      34
  Babcock & Brown...............................      34
The Refinancing of ALPS 94-1 and Acquisition of
  the Transferring Companies....................      37
  Bankruptcy Considerations.....................      37
The Aircraft, Related Leases and Collateral.....      40
  Appraisers' Reports...........................      40
  Portfolio Information.........................      40
  AerCo Portfolio Analysis......................      45
  Acquisition of Additional Aircraft............      45
  The Leases....................................      45



                                                    PAGE
                                                    ----
  Indemnification and Insurance of the
    Aircraft....................................      47
  The Lessees...................................      49
The Commercial Aviation Industry................      55
  Demand for Aircraft...........................      55
  New Aircraft Supply...........................      56
  Used Aircraft Supply..........................      57
  Operating Leasing.............................      57
  Role of Government............................      57
  Technical Regulation..........................      58
Management of AerCo Group.......................      59
  Directors.....................................      59
  Beneficial Ownership of AerCo.................      60
  The Servicer..................................      61
  Corporate Management..........................      66
Selected Consolidated Financial Data............      69
  Financial Information Presented in this
    Prospectus..................................      69
  ALPS 94-1.....................................      69
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................      72
  General.......................................      72
  Results of Operations -- Year Ended June 30,
    1998 Compared with Year Ended June 30,
    1997........................................      72
  Results of Operations -- Year Ended June 30,
    1997 Compared with Year Ended June 30,
    1996........................................      75
  Financial Resources and Liquidity.............      77
Unaudited Pro-Forma Combined Financial
  Information...................................      81
Description of the Notes........................      87
  General.......................................      87
  Form..........................................      87
  Payments and Distributions....................      88
  Assumptions...................................      89
  Payment of Principal and Interest.............      98
  The Subclass D-1 Notes........................     129
  The Subclass E-1 Notes........................     129
  The Cash Management Agreement.................     130
  The Accounts..................................     130
  The Trustee...................................     134
Reports to Noteholders..........................     135
Available Information...........................     137
Book-Entry Registration, Global Clearance and
  Settlement....................................     139
  Book-Entry Registration; Deposit Agreement....     139
  Global Clearance and Settlement...............     140
  CUSIP, ISIN and Common Code Numbers...........     143
Tax Considerations..............................     144
  Irish Tax Considerations......................     144
  Irish Taxation of the AerCo Group.............     146
  Certain Jersey Tax Considerations.............     147
  United States Taxation........................     148
ERISA Considerations............................     150
Plan of Distribution............................     150
Legal Matters...................................     151
Experts.........................................     151
Index to Consolidated Financial Statements......     F-1
Independent Auditors' Report....................     F-2
Appendix 1. Index of Defined Terms..............     A-1
Appendix 2. Aircraft Types Data.................     A-3
Appendix 3. Monthly Gross Revenues Based on the
            Assumptions.........................     A-4
Appendix 4. Assumed Portfolio Values for the
            Initial Portfolio...................     A-6
Appendix 5. Class A Class Percentages...........     A-8
Appendix 6. Class B Class Percentages...........    A-11
Appendix 7. Class C Target Principal Balances...    A-14
Appendix 8. Class D Target Principal Balances...    A-17
Appendix 9. Pool Factors........................    A-20
Appendix 10. Extended Pool Factors..............    A-23

                                    SUMMARY


     You should read the following summary together with the more detailed information regarding our company and the Notes and the financial statements (including the notes to the financial statements) appearing elsewhere in this prospectus.



THE EXCHANGE OFFER



     On July 15, 1998, we issued $800 million in aggregate principal amount of the Old Notes in four subclasses: Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1. Because we originally issued the Old Notes under an exemption from registration under the Securities Act, the Old Notes contain transfer restrictions. We are now offering to exchange the New Notes for the Old Notes. The New Notes will not contain these transfer restrictions and may be transferred as we describe under "-- Consequences of Exchanging the Old Notes in the Exchange Offer". Otherwise, the terms of the New Notes and Old Notes are identical, except for registration rights and special interest provisions relating to the Old Notes.



     The exchange offer will expire at 5:00 p.m., New York City time, on
          , unless we extend it. At any time before the expiration date, you may withdraw any Old Notes that you have tendered in the exchange offer. If we or the exchange agent do not accept any Old Notes that you have tendered, we or the exchange agent will return the Old Notes to you without expense as soon as is practicable after the exchange offer has expired or has been terminated.



     Neither you nor our company will recognize any income, gain or loss for U.S. federal income tax purposes because you exchange your Old Notes.



     You should refer to "The Exchange Offer" below for more details about the procedures for tendering the Old Notes and the other terms of the exchange offer.



CONSEQUENCES OF EXCHANGING OLD NOTES IN THE EXCHANGE OFFER



     Based upon interpretations contained in letters issued to third parties by the staff of the Commission, we believe that any holder of Old Notes (other than a broker-dealer, as set forth below, or any holder who is an "affiliate" of AerCo within the meaning of Rule 405 under the Securities Act) who exchanges its Old Notes for New Notes in the exchange offer may offer such New Notes for resale, may resell such New Notes, or transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:



     - the holder acquires the New Notes in the ordinary course of the holder's business;



       and



     - the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes.



     If you wish to accept the exchange offer, you must represent to us in the letter of transmittal that the two conditions described above have been met.



     If you wish to accept the exchange offer, you must also make the following representations:



     - If you are not a broker-dealer, you must represent that you are not participating in the distribution of the New Notes and that you do not intend to participate in the distribution.



     - If you are a broker-dealer who will not receive New Notes for your own account, you must represent that neither you nor any person for whom you receive the New Notes is participating in the distribution and that neither you nor any such person intends to participate in the distribution.



     - If you are a broker-dealer who will receive New Notes for your own account, you must represent that you acquired the Old Notes tendered by you in your market-making or other trading activities. You must also acknowledge that you will deliver a prospectus if you resell the New Notes. By making this acknowledgement and delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.



     To comply with the securities laws of certain states or other jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. We have agreed to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Old Notes reasonably requests in writing. Unless we are requested, we do not intend to take any action to register or qualify the New Notes for resale in any such jurisdictions.



     If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will continue to be subject to the restrictions on transfer contained in the legend on the Old Notes. Please refer to "Risk Factors -- Consequences of Failure to Exchange" for a description of these restrictions.



                        SUMMARY DESCRIPTION OF THE NOTES



     The following table sets forth summary information regarding the Notes.



                        SUBCLASS A-1      SUBCLASS A-2      SUBCLASS B-1    SUBCLASS C-1
                            NOTES             NOTES             NOTES           NOTES
                        -------------   -----------------   -------------   -------------
Aggregate Initial
  Principal Amount...   $ 340,000,000   $     290,000,000   $  85,000,000   $  85,000,000
Ratings:
  DCR................              AA                  AA               A             BBB
  Moody's............             Aa2                 Aa2              A2              --
  Standard & Poor's..              AA                  AA               A             BBB
Interest Rate........   LIBOR + 0.19%       LIBOR + 0.32%   LIBOR + 0.60%   LIBOR + 1.35%
Expected Average Life
  (Years)............             2.0                 3.8             7.7            10.5
Expected Final
  Payment Date.......   July 15, 2000   December 15, 2005   July 15, 2013   July 15, 2013
Final Maturity
  Date...............   July 15, 2023       July 15, 2023   July 15, 2023   July 15, 2023



     You should not view the ratings on the Notes as a recommendation to buy, sell or hold the Notes. The ratings only addresses the likelihood of timely payment of interest on the Notes, as well as the ultimate payment of principal and any premium. You should also note that the rating agencies have not rated our ability to pay the full principal amount of any subclass of Notes on the Expected Final Payment Date for that subclass or any additional interest that we may be required to pay if the full principal amount is not repaid at that time.



     Terms of the Notes are summarized below.



Payment Dates..............  We must pay interest monthly in arrears on the fifteenth day of each month. If the fifteenth day of a month is not a business day, the relevant payment date will be the next day which is a business day. By business day, we mean a day on which both U.S. dollar deposits may be dealt in on the London inter-bank market and commercial banks and foreign exchange markets are open in New York and London.



Calculation of Interest....  For the purpose of calculating the interest rate payable on the Notes, Bankers Trust Company as reference agent will determine LIBOR for the relevant monthly period two business days before the payment date on which the monthly period begins.



                             Accrued interest will be calculated on outstanding principal balances (and other amounts on which we must pay interest) as of the fourth business day before the monthly period begins.

Accrued and Unpaid
Interest...................  Any accrued interest that, as a result of the allocation of our available cash collections, we do not pay on any payment date will bear interest at the then current interest rate.



Sources of Note Payments...  Our only sources of payment for the Notes and our other obligations will be:



                             - the payments made by the lessees under the leases



                             -  proceeds from any sales of our assets



                             - net payments to us under our swap agreements and other hedging instruments



                             - interest earned on investments of our cash balances and



                             - net cash proceeds received from the sale of refinancing notes.



                             We will make payments on the Notes only to the extent of our available cash on each payment date remaining after paying expenses and satisfying other requirements which are described under "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".



Security for Our
Obligations................  Neither the trustee nor the holders have any security interest, mortgage, charge or other similar interest in any of the aircraft. As security for our obligations under the Notes and to the servicer, the cash manager and the administrative agent, Bankers Trust Company as security trustee has acquired a security interest in:



                             -  the capital stock of our subsidiaries



                             -  our interest in the leases



                             -  our intercompany loans to our subsidiaries



                             - our cash balances (including investments made with this cash).



Principal Payments.........  We have determined the expected principal payments on the Notes based on assumptions regarding:



                             - the timing and amount of payments under our current leases and leases we may enter into in the future



                             -  the terms of future leases



                             -  our ability to refinance the Subclass A-1 Notes.



                             Because it is unlikely that actual experience in the future will correspond to these assumptions, the timing and amount of our principal payments on each subclass of Notes will likely vary from the expected principal payments.



Refinancing of the Notes...  We will have the ability to refinance any subclass of the Notes by issuing refinancing notes. Such refinancing notes will rank equally with the subclasses of refinanced Notes and will never rank higher in priority than the Class A Notes.



Redemption.................  We may redeem any subclass of Notes, in whole or in part, on any payment date. The redemption price for a subclass may include a premium over the outstanding principal balance of the subclass. Whether we must pay a premium will depend on the source of money we use to pay the redemption price. The amount of any premium will also depend on when the redemption occurs. We describe how the redemption price is determined under "Description of the Notes -- Redemption". If we redeem any subclass in part, we will apply the redemption price to that subclass pro rata.



                             We may also redeem each subclass of Notes on any payment date, in whole but not in part, if adverse tax events affecting AerCo occur. In that case, the redemption price will equal the outstanding principal balance of the subclass being redeemed, plus accrued and unpaid interest.



Operating Covenants........  We may not enter into any future lease (other than a renewal, extension or restructuring of an existing lease) unless, this is in compliance with geographic and other concentration limits. We may enter into a future lease not meeting these requirements if the rating agencies have confirmed that such lease will not result in the lowering or withdrawal of their current ratings on any subclass of Notes then outstanding.



Withholding Tax............  We have no obligation to make any additional payments on the Notes for any withholding or deduction from payments on the Notes that must be made under applicable law. If any withholding or deduction is required on the Notes and we do not redeem the Notes, the net amount of interest paid on the Notes will be reduced by the amount of such withholding or deduction. Also, none of our subsidiaries has any obligation under any intercompany loans to make any additional payments for any withholding or deduction that must be made from payments on the intercompany loans under applicable law.

                        OVERVIEW OF PRIORITY OF PAYMENTS



     The following chart summarizes the order of priority of payments on the Notes, the Subclass D-1 Notes and the Subclass E-1 Notes and other obligations of AerCo. We describe the order of priority in more detail in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".


                  [Chart -- Overview of Priority of Payments]

AERCO



     AerCo Limited ("AERCO") is a special purpose vehicle that owns, directly and indirectly through its subsidiaries, a portfolio of 34 aircraft and the related leases. One of the initial 35 aircraft an F100 aircraft was sold on January 8, 1999. As of January 18, 1999, the aircraft had a total appraised value of $896.0 million and were leased to 26 operators in 18 countries.



     Management. As a special purpose vehicle, we have no employees or executive officers. Therefore we rely on the servicer, the administrative agent, the cash manager and others to provide the services we need to operate our business.



     Babcock & Brown Limited ("BABCOCK & BROWN") is the servicer of our aircraft. Babcock & Brown markets the aircraft for lease or sale. Babcock & Brown also monitors whether our lessees are complying with the terms of their leases and performs other aircraft services for us.



     AerFi Administrative Services Limited, a subsidiary of AerFi Group plc, is the administrative agent. The administrative agent provides us with corporate, administrative, accounting and treasury services. In addition, it monitors the performance of the servicer.



     AerFi Cash Manager II Limited, a subsidiary of AerFi Group plc, is the cash manager. The cash manager invests our funds in permitted investments and manages our interest rate management policy.



     Additional Aircraft. We intend to acquire additional aircraft assets and any related leases from various sellers. Additional aircraft may include aircraft, engines and companies with an ownership or leasehold interest in aircraft or engines. Additional aircraft may also have a different servicer from Babcock & Brown. Under the servicing agreement, we have the option to appoint Babcock & Brown as servicer of additional aircraft on the same terms that apply to our current fleet of aircraft.



     We will finance the acquisition of additional aircraft by issuing additional notes in up to five classes: Class A, Class B, Class C, Class D, and Class E. Each class of additional notes may have one or more subclasses. Each class of additional notes will rank equally in right of payment of principal and interest with the same class of Notes then outstanding.



     We will be able to acquire additional aircraft and issue additional notes only if we meet various conditions in the indenture governing the Notes. The main condition is that we must receive confirmation from the rating agencies (Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, Inc.,) that the acquisition will not result in the lowering or withdrawal of their current ratings of any subclass of Notes.



     Cash flows from any additional aircraft will be available to pay our obligations, including the Notes and any additional notes. There is no limit on the value of the additional aircraft that we may acquire.



     Aircraft Sales. We may sell aircraft if lessees that have purchase options exercise those options. Otherwise, we may sell aircraft under the indenture if the sales proceeds meet target prices for the aircraft (except for sales in any year that do not exceed 10% of the portfolio's appraised value) and the sale does not cause us to breach the indenture's portfolio concentration limits.



     We may also make more limited transfers of aircraft ownership. We may make these more limited transfers to investors who wish to acquire the depreciation and other tax benefits that may be available to owners of aircraft under the laws of the investor's jurisdiction. These transactions may take many different forms. Our ability to sell the tax benefits related to an aircraft is also subject to conditions in the indenture. The main condition is that we must receive confirmation from the rating agencies that the sale will not result in the lowering or withdrawal of their current rating of any subclass of Notes.

                                 THE PORTFOLIO



     The following pie charts summarize our exposure as of January 18, 1999 to various types of aircraft, lessees, ages of aircraft, the regions and countries in which lessees are based and aircraft noise restrictions. We have calculated all percentages by reference to the appraised value (as of January 18, 1999) of the aircraft.


[Exposure to Type of Aircraft]       [Exposure to Year of Aircraft Manufacture]

[Exposure to Region in which              [Exposure to Individual Lessees]
     Lessees are Based]

[Exposure of Aircraft to Noise            [Exposure to Countries in which
        Restrictions]                           Lessees are Based]

                              OWNERSHIP STRUCTURE


                         [CHART -- OWNERSHIP STRUCTURE]


     We may establish or acquire additional subsidiaries for the purpose of acquiring additional aircraft. We may also establish additional subsidiaries for the purpose of leasing aircraft from other AerCo subsidiaries and sub-leasing them to operators when there are business or other reasons to do so.



     AerFi may dispose of all or a portion of its Class D and Class E Notes.

                                 PAYMENT FLOWS


                            [CHART -- PAYMENT FLOWS]


     This chart assumes that we do not acquire any additional aircraft.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


FINANCIAL INFORMATION PRESENTED IN THIS PROSPECTUS



     AerCo was formed on June 4, 1998 and did not conduct any business operations until it acquired its aircraft portfolio and issued the Old Notes on July 15, 1998. As a result, this prospectus does not include historical financial information for AerCo.



     The summary consolidated financial data set forth below have been extracted or derived from the audited consolidated financial statements of ALPS 94-1, the predecessor business, for each of the fiscal years ended June 30, 1995, 1996 and 1997 which have been audited by Arthur Andersen, independent chartered accountants, and for the fiscal year ended June 30, 1998, which have been audited by KPMG, independent chartered accountants. The audited consolidated financial statements of ALPS 94-1 for 1996, 1997 and 1998 are included elsewhere in this prospectus.



     The summary consolidated financial data include the results of operations and financial position relating to the 27 aircraft originally acquired by ALPS 94-1 from AerFi in August 1994, including:



     - the Boeing 767-300ER aircraft that was purchased by AerFi from ALPS 94-1 prior to the closing of the offering of the Old Notes and was not among the initial aircraft of AerCo.



     - the A300-B4-200 aircraft up to April 28, 1998. This aircraft was acquired by AerFi from ALPS 94-1 on that date. AerFi subsequently sold this aircraft to AerCo at the time the Old Notes were issued.



     We believe that the ALPS 94-1 summary consolidated financial data set forth below is an appropriate presentation because:



     - AerCo was formed mainly for the purpose of refinancing the aircraft portfolio of ALPS 94-1.



     - Our initial portfolio included 26 of the 27 aircraft that ALPS 94-1 originally acquired from AerFi.



     - The original ALPS 94-1 aircraft represented 79% of our initial portfolio by appraised value as at March 1, 1998.



     - Our ongoing aircraft leasing activities are largely the same as those conducted by ALPS 94-1.



     Such data is not indicative of, and will not be comparable with, the consolidated financial results of AerCo and its subsidiaries ("AERCO GROUP") during periods since July 15, 1998.



     Financial statements for the 10 aircraft which AerCo acquired from AerFi (including the A300-B4-200, aircraft referred to above, the "AERFI TRANSFERRED AIRCRAFT") for the year ended June 30, 1998 are included elsewhere in this prospectus. These financial statements include information on the A300-B4-200 aircraft only from April 28, 1998, the date AerFi acquired it. The financial statements for the year ended June 30, 1998 have been audited by KPMG, independent chartered accountants and for previous years have been audited by Arthur Andersen independent chartered accountants. These financial statements are presented on the basis that the AerFi Transferred Aircraft have been operated separately from AerFi for the period presented. You should note that the companies owning the AerFi Transferred Aircraft did not conduct any independent business operations in the period presented.



     We have also included in this prospectus unaudited pro forma combined financial information for AerCo Group for the year ended June 30, 1998. Such pro forma combined financial information gives effect, among other things, to the issuance by AerCo of the Notes, the refinancing of ALPS 94-1, the sale of the Boeing 767-300ER and other transactions described in "Unaudited Pro Forma Combined Financial Information".


ALPS 94-1


     The ALPS 94-1 summary consolidated financial data set out below have been extracted or derived from the ALPS 94-1 consolidated financial statements. ALPS 94-1 did not conduct any business operations prior to its acquisition of the original ALPS 94-1 aircraft from AerFi in 1994. Accordingly, the financial data for the fiscal year ended June 30, 1995 only includes trading data for the period from August 24, 1994 to June 30, 1995. These financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP"), which differ in certain significant respects from generally accepted accounting principles in the United States ("U.S. GAAP"). For a discussion of the principal differences and a reconciliation from U.K. GAAP to U.S. GAAP of shareholders' equity and net income or loss at and for the fiscal years ended June 30, 1996, 1997 and 1998, see Notes 22, 23, 24 and 25 to the ALPS 94-1 audited consolidated financial statements.


ALPS 94-1 CONSOLIDATED STATEMENT OF OPERATIONS DATA


                                                                YEAR ENDED JUNE 30
                                                      ---------------------------------------
                                                       1995       1996      1997       1998
                                                      -------   --------   -------   --------
                                                                   ($ THOUSANDS)
U.K. GAAP
Revenues
  Aircraft leasing.................................    86,803    102,022   102,121    101,513
Expenses
  Depreciation.....................................   (18,158)   (17,978)  (38,062)   (37,826)
  Additional depreciation..........................        --         --   (34,385)        --
  Provision for permanent diminution in aircraft
     value.........................................        --    (12,000)       --     (8,720)
  Net interest expense.............................   (64,206)   (73,576)  (71,037)   (69,785)
     Exceptional item -- makewhole premium.........        --         --        --    (11,603)
  Other expenses...................................    (3,702)    (5,581)   (5,053)    (6,599)
     Exceptional item -- termination fee...........        --         --        --    (12,700)
Operating profit/(loss)............................       737     (7,113)  (46,416)   (45,720)
  Profit on sale of aircraft.......................        --         --        --      2,426
Reduction in indebtedness..........................        --      6,647    46,273     43,327
Profit/(loss) before taxes.........................       737       (466)     (143)        33
Taxes..............................................       (69)      (200)      143        (33)
Dividends..........................................        (2)        --        --         --
Net income/(loss)..................................       666       (666)       --         --
U.S. GAAP
Depreciation.......................................   (16,442)   (32,338)  (32,339)   (32,053)
Provision for permanent diminution in aircraft
  value............................................        --    (12,000)       --       (520)
Reduction in indebtedness..........................        --         --     5,258         --
Net loss...........................................   (14,850)   (22,028)     (907)   (31,580)

ALPS 94-1 CONSOLIDATED BALANCE SHEET DATA


                                                                     JUNE 30
                                                  ---------------------------------------------
                                                     1995         1996        1997       1998
                                                  ----------   ----------   --------   --------
                                                                  ($ THOUSANDS)
U.K. GAAP
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value...............................      957,021      927,043    854,596    800,090
Total assets...................................    1,038,691    1,019,671    949,033    890,706
  Indebtedness.................................     (976,494)    (946,729)  (871,495)  (786,139)
  Provision for maintenance....................      (29,405)     (39,544)   (46,247)   (44,309)
Total liabilities..............................   (1,038,025)  (1,019,671)  (949,033)  (890,706)
Shareholders' equity...........................          666           --         --         --
U.S. GAAP
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value...............................      811,149      766,811    734,472    691,713
Indebtedness...................................     (976,494)    (953,376)  (919,157)  (877,128)
Shareholders' equity...........................     (162,438)    (184,466)  (185,373)  (216,953)


ALPS 94-1 CONSOLIDATED STATEMENT OF CASH FLOWS AND OTHER DATA


                                                                YEAR ENDED JUNE 30
                                                      ---------------------------------------
                                                        1995       1996      1997      1998
                                                      --------   --------   -------   -------
                                                                   ($ THOUSANDS)
U.K. GAAP
Cash paid in respect of interest...................    (51,147)   (64,002)  (59,872)  (54,815)
Net cash provided by operating activities
  (after payment of interest)......................     66,526     45,532    45,119    45,721
Net cash (used in)/provided by investing
  activities.......................................   (953,859)        --        --    10,386
Net cash provided by/(used in) financing
  activities.......................................    967,496    (36,025)  (43,494)  (59,108)
Net movements in cash..............................     80,163    (25,803)   (2,886)      134


SELECTED RATIOS


                                                                YEAR ENDED JUNE 30
                                                      ---------------------------------------
                                                        1995       1996      1997      1998
                                                      --------   --------   -------   -------
                                                                   ($ THOUSANDS)
U.K. GAAP
Ratio of Earnings to Fixed Charges.................      1.011      0.994     0.998     1.000
U.S. GAAP
Ratio of Earnings to Fixed Charges.................      0.770      0.703     0.985     0.548


---------------


     In relation to "Ratios of Earnings to Fixed Charges" under both U.K. GAAP and U.S. GAAP, you should note the following:



     -- Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (1) interest, whether expensed or capitalized, (2) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (3) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.



     -- A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings (1) for the years ended June 30, 1996 and 1997 under U.K. GAAP was $0.47 million and $0.14 million, and (2) for the years ended June 30, 1995, 1996, 1997 and 1998 under U.S. GAAP was $14.78 million, $21.83 million, $1.05 million and $31.55 million.

     For a discussion of the differences between ALPS 94-1's results of operations and financial position under U.S. GAAP compared with U.K. GAAP, see Notes 22, 23, 24 and 25 to the ALPS 94-1 audited consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Year Ended June 30, 1997 Compared With Year Ended June 30, 1996 -- Differences between U.K. GAAP and U.S. GAAP".

                                  RISK FACTORS


     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not known to us at present or that we believe are immaterial today may also impair our business operations.



     If any of the following risks actually occur, we may not be able to make the required payments on the Notes. In addition, it is possible that the rental payments under the leases may not be adequate to make the required payments on the Notes.



     This prospectus also contains forward-looking statements that involve risks and uncertainties. In most cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms or similar terminology. Our actual results could differ materially from those anticipated in these forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined below.



CONSEQUENCES OF FAILURE TO EXCHANGE -- OLD NOTES WILL STILL HAVE RESTRICTIONS ON TRANSFER



     If you do not exchange your Old Notes for New Notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the Old Notes stated in the Offering Memorandum for the offering of the Old Notes. The Old Notes may not be offered or sold, unless they are registered or the sale is exempt from the Securities Act and applicable state securities laws. We do not intend to register the Old Notes under the Securities Act. You should refer to "Summary -- Consequences of Exchanging Old Notes in the Exchange Offer" and "The Exchange Offer" for information about how to tender your Old Notes.



     The tender of Old Notes under the exchange offer will also reduce the principal amount of the Old Notes outstanding, which may mean that it will be more difficult to sell Old Notes. If the market for the Old Notes becomes less liquid, the market price of the Old Notes may become more volatile.



NO SECURITY INTEREST IN THE AIRCRAFT



     Neither the trustee, the security trustee nor any noteholder has any security interest, mortgage, charge or other similar interest in any aircraft. If there is an event of default, they will not be able to sell the aircraft to repay the Notes or exercise similar remedies which they would have if they had a security interest in the aircraft.



UNKNOWN CONTINGENT LIABILITIES OF OUR SUBSIDIARIES



     There is a risk that our subsidiaries could have material contingent liabilities that are unknown to us. For example, our subsidiaries could have incurred liabilities to third parties from operating and leasing the aircraft before we acquired them. When we acquired the ALPS 94-1 capital stock, we obtained no representations, warranties or indemnities from the seller. AerFi Group indemnified us for breaches of their representations and warranties relating to the aircraft-owning companies and aircraft which they sold to us. These representations and warranties survive until July 15, 2001. Our potential recovery under them is limited to approximately $185 million. If such a contingent liability becomes known and we are called on to pay it, we may be unable to recover the amount of the liability from AerFi Group, the former shareholders of ALPS 94-1 or any other person. If we have to pay any such liability ourselves, we may be unable to make the required payments on the Notes.



NO EXECUTIVE MANAGEMENT -- RELIANCE ON THIRD PARTIES TO MANAGE OUR BUSINESS



     We have no executive management resources of our own. We therefore rely on several service providers for the leasing and re-leasing of the aircraft and all other executive and administrative responsibilities. If these service providers do not perform their contractual obligations to us, our operations may suffer and we may not be able to repay the Notes. We can give no assurance that we will continue our arrangements with these service providers or that the service providers will continue their relationship with us until the Notes are paid in full. If a service provider resigns or we terminate its appointment, we may be unable to find suitable replacement service providers that we can engage on suitable terms. Additionally, our appointment of replacement service providers may cause a lowering or withdrawal of the ratings on the Notes. You should refer to "Management of AerCo Group -- The Servicer"; and "Management of AerCo Group -- Corporate Management" for detailed information on the responsibilities delegated to service providers.



     The servicing agreement with Babcock & Brown, unless extended, expires in 2008, which is five years before the expected final payment date of the last Notes to be repaid. If we cannot extend the existing servicing agreement or find a replacement servicer, we may be unable to re-lease or sell aircraft. As a result, we may be unable to make payments on the Notes.


CONFLICTS OF INTEREST OF BABCOCK & BROWN


     Babcock & Brown manages a large aircraft portfolio for others (including its own affiliates) and for that reason, it may face conflicts of interest in managing and marketing our aircraft for re-lease or sale. The aircraft it manages for others may compete with our aircraft when they are being marketed for re-lease or sale. Babcock & Brown also arranges aircraft financings and lease transactions and advises many airlines (including some lessees and potential lessees). If Babcock & Brown cannot resolve a conflict of interest, the conflict could have an adverse effect on our ability to manage, re-lease or sell the aircraft. In that case, we may be unable to make the required payments on the Notes.



     For a description of Babcock & Brown's aircraft management and advisory business, you should refer to "Management of AerCo Group -- The Servicer".



LIMITATION ON BABCOCK & BROWN'S LIABILITY



     Our servicing agreement with Babcock & Brown contains limitations on its liability for losses caused by its services. There is a risk that we may be unable to recover from Babcock & Brown the amount of any losses they cause in performing the services. Additionally, Babcock & Brown will not be liable to you for any losses caused by its services.



     We describe the liability and other provisions of the servicing agreement under "Management of AerCo Group -- The Servicer".



CONFLICTS OF INTEREST OF ADMINISTRATIVE AGENT



     In its role as our administrative agent, AerFi Administrative Services may have conflicts of interest because it also serves as administrative agent to another aircraft leasing entity, Airplanes Group. These conflicts of interest may arise, for example, when the administrative agent advises us on our annual budget and our decisions to re-lease or sell aircraft. We describe the administrative agent's obligations to us regarding conflicts of interest in "Management of AerCo Group -- Corporate Management".


CONFLICTS OF INTEREST OF THE BOARD OF DIRECTORS


     Our directors may have conflicts of interest resulting from the relationships they have in the aviation industry. For a description of the directors' relationships in the aviation industry, you should refer to "Management of AerCo Group -- Directors."


LACK OF SEPARATE REPRESENTATION


     We are represented by the same Jersey, Irish and United States legal counsel as AerFi Group, and we expect that the multiple representation will continue. We have not had independent legal representation and consequently the terms of our agreements and other arrangements with AerFi and its subsidiaries may be more favorable to AerFi and its subsidiaries than if we had our own counsel.

CYCLICALITY OF SUPPLY OF AND DEMAND FOR AIRCRAFT AND DEPRESSION OF AIRCRAFT
VALUES



     The market for commercial jet aircraft is very cyclical and can produce sharp increases and decreases in aircraft values and lease rates. The aircraft leasing market is currently near a peak but may decline in the near future. Decreases in aircraft values or lease rates may cause a decrease in our cash flows. Depending on market conditions, we may be unable to sell or re-lease aircraft on terms that allow us to make payments on the Notes.



     Aircraft values and lease rates depend on various factors that are outside our control:



     -  general economic conditions affecting lessee operations;



     -  used aircraft supply;



     -  interest rates and credit availability;



     -  fuel and other operating costs;



     -  manufacturer production levels and prices for new aircraft;



     -  passenger demand;



     -  retirement and obsolescence of aircraft models;



     -  manufacturers merging or leaving the aircraft industry;



     -  re-introduction into service of aircraft previously in storage;



     -  governmental regulations; and



     -  lack of capacity in the air traffic control system.



     In addition to values for aircraft generally, the value of specific aircraft may increase or decrease sharply depending on factors that are not within our control:



     -  maintenance and operating history of the aircraft;



     -  number of operators using a type of aircraft;



     - legal or regulatory requirements that prevent an aircraft from being re-leased or sold in the condition that it is in; and



     -  the discovery of manufacturing defects in an aircraft model.



     There currently exists an oversupply of certain types of used Stage 3 aircraft, especially certain older widebody aircraft such as the Airbus A300 - B4-200 and Boeing 747-200B. There is one of each aircraft type among the aircraft in the portfolio representing approximately 1.30% and 3.57% of the aircraft in the portfolio by appraised value as of January 18, 1999.



     The value of specific aircraft may also depend on the condition of the manufacturer. For example, since Fokker N.V. ceased operations in 1996, there have been significant reductions in values and lease rates for Fokker 100s. We expect these reductions will continue. We have four Fokker 100s (6.49% of the portfolio by appraised value at January 18, 1999). Likewise, because of its merger with McDonnell Douglas Corporation, Boeing has announced that it will discontinue production of MD-83 aircraft in mid-1999. This development is likely to decrease values and rental rates for these aircraft. We have three MD-83s (7.06% of the portfolio by appraised value at January 18, 1999).



     Current competition between Boeing and Airbus is also a threat to aircraft values. Because Airbus and Boeing have decreased new aircraft prices when adjusted for inflation, orders for their aircraft have recently increased. Boeing and Airbus have announced production increases to 900 newly delivered aircraft in 1999. This amount is above the long-term requirement implied by industry forecasts, including forecasts published by Boeing and Airbus. If most of these aircraft are delivered, the increased supply of new aircraft may depress used aircraft values and lease rates (especially in regions like Asia where there is already oversupply of aircraft). This development could cause a decrease in our cash flows and adversely affect our ability to make payments on the Notes.



ACTUAL MARKET VALUE MAY BE LESS THAN APPRAISED VALUE



     Appraised values for aircraft (also known as base values) do not necessarily reflect the market value we could obtain for aircraft at a specific time. Appraised values are based on the assumption that there is an "open, unrestricted stable market environment with a reasonable balance of supply and demand". As we describe above, the aircraft market is not always stable and there may be supply and demand imbalances at any one time, especially for specific aircraft types. At the current high point in the cycle, the current market value of some aircraft may be close to their appraised value while the current market value of others (such as Fokker and older Airbus aircraft) may be significantly less than appraised values. At a low point in the industry cycle, the current market value of most aircraft types is likely to be less (and in many cases, much less) than appraised base values. For these reasons, you should not rely only on appraised values as an indication of the market value we could obtain for the aircraft.



FUTURE DECLINES IN APPRAISED VALUES MAY CAUSE SUSPENSION OF PRINCIPAL PAYMENTS ON CLASS B AND CLASS C NOTES



     Because of the market factors described above, aircraft appraisers have recently reduced appraised values for aircraft, especially Fokker aircraft and older widebody aircraft. If future appraised values for the aircraft decline at a greater rate than we have assumed for purposes of the principal payment provisions of the indenture, the indenture requires us to accelerate the scheduled principal payments on the Class A Notes. In that case, principal payments on the Class B and Class C Notes may be suspended because of the increased principal amounts we must pay on the Class A Notes.


TECHNOLOGICAL RISKS


     The availability of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations may make it more difficult for us to re-lease or sell aircraft. This risk is particularly significant for us given our need to repay principal and interest on the Notes over a relatively long period. This will require that many of the aircraft are leased or sold close to the end of their useful economic life. We expect that the extent to which we are able to manage these technological risks through modifications to aircraft and sale of aircraft will be limited.


YEAR 2000 RISK


     We may suffer an adverse impact on our business and results of operations if information technology relied upon by our service providers, suppliers, financial advisors, lessees, and others with which we conduct business are not Year 2000 compliant. Many existing computer systems use only two digits to identify a year in the date field. These systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. Aircraft systems (such as on-board aircraft management and navigation systems) and air traffic control systems depend heavily on microprocessors and software technology. If any of these systems malfunction because operators (including lessees) or air traffic control authorities do not make them Year 2000 compliant, our lessees may be unable to operate their aircraft and generate the revenues necessary to make lease payments to us. Year 2000 problems could have an adverse effect on other aspects of our operations.



     We have recently begun a process of assessing the potential impact of the Year 2000 issue on our operations. Since all of our operational functions have been delegated to outside service providers, we have no information systems of our own but instead rely on the systems of our service providers. You should refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity" for a discussion of the service providers' efforts to assess the Year 2000 issues that we face.

     We are currently unable to make any estimate of the amount that we may be required to spend to correct Year 2000 problems because the assessment of our Year 2000 risks is still at an early stage. However, the expenditures could have an adverse impact on our ability to make payments on the Notes.



     Any losses that we may incur because of Year 2000 problems may not be covered under existing insurance, because some insurers have taken the position that Year 2000 losses may be denied under existing policies. In addition, insurers in the London market have recently adopted recommendations to exclude Year 2000 losses from future aviation policies, unless a specific endorsement is purchased.



ADDITIONAL AIRCRAFT MAY INTENSIFY EXISTING RISKS OR PRESENT NEW RISKS



     We may acquire additional aircraft and related additional leases. It is possible that our cash flows from additional aircraft will become a more important source of payment for the Notes and additional notes we may issue than our cash flows from the aircraft we currently own. We expect that the risks relating to the aircraft we currently own will also be relevant to additional aircraft. However additional aircraft may intensify these risks and may also bring new, unidentified risks.


DISPOSITIONS OF AIRCRAFT-RELATED TAX BENEFITS


     In addition to selling aircraft outright, we may make more limited transfers of aircraft ownership to investors who wish to acquire depreciation or other tax benefits available to aircraft owners. If we enter into tax-related dispositions, we will be exposed to the credit risk of the investor. This includes the risk that we will not be able to recover legal title to the aircraft (or other aspects of ownership transferred to the investor) if the investor becomes insolvent. Because the terms of tax-related dispositions are not standardized, we cannot identify with certainty the nature and the level of the risks we would face if we entered into these transactions.



OPERATIONAL RESTRICTIONS MAY HARM OUR ABILITY TO COMPETE



     The indenture and our governing corporate documents impose restrictions on how we operate our business. These restrictions limit our ability to compete effectively in the aircraft leasing market. For example, we cannot grant privileged rental rates to airlines in return for equity investments in such airlines. There are also restrictions on persons to whom we may lease aircraft to and limits on leasing to lessees in specific geographical regions. Most competing aircraft lessors do not operate under similar restrictions.



LESSEE PURCHASE OPTIONS MAY BE EXERCISED AT PRICES BELOW ESTIMATED FAIR MARKET VALUE



     As of January 18, 1999, five lessees had options to purchase a total of six aircraft (representing 23.57% of the portfolio by appraised value at January 18, 1999). There is a risk that lessees could exercise these options in the future at prices below the pro rata portion of the unpaid principal represented by the aircraft being purchased. If that happens, it may reduce the amount, or delay the timing, of principal payments on the Notes.



RISKS RELATING TO AIRCRAFT LIENS



     Liens may attach to the aircraft in the course of their operation. These liens may impair our ability to repossess, re-lease or sell the aircraft. Liens which secure the payment of airport taxes, customs duties, air navigation charges (including charges imposed by Eurocontrol), landing charges, crew wages, repairer's charges or salvage attach to the aircraft in the normal course of operation. The amounts which the liens secure may be substantial and may exceed the value of the aircraft against which the lien is asserted. In some jurisdictions, a holder of aircraft liens may have the right to detain, sell or cause the forfeiture of the aircraft. The lessees may not comply with their obligations under the leases to discharge liens arising during the terms of the leases.

FAILURE TO MAINTAIN REGISTRATION OF AIRCRAFT


     All of the aircraft which are or will be operated must be registered with an appropriate aviation authority. If an aircraft is operated without a valid registration, the lessee operator or, in some cases, the owner or lessor, may be subject to penalties which may result in a lien being placed on the aircraft. Loss of registration could have other adverse effects, including grounding of the aircraft and loss of insurance, which may have an adverse effect on our ability to make payments on the Notes.



INCREASED REGULATION OF AIRCRAFT



     The aircraft industry is heavily regulated and aviation authorities may adopt additional regulations in jurisdictions where our aircraft are registered or operated. Any additional regulations (especially relating to aircraft noise and emissions) may cause us to incur significant costs, depress the value of the aircraft and impair our ability to re-lease aircraft. See "The Commercial Aviation Industry -- Technical Regulation" for a discussion of aircraft regulation.



LEASING RISKS



     WE MAY NOT BE ABLE TO RE-LEASE AIRCRAFT QUICKLY OR ON FAVORABLE TERMS



     We may not be able to re-lease the aircraft upon expiration of the leases without incurring significant downtime. If we cannot re-lease the aircraft we may not have enough cash to make payments on the Notes. Even if we can re-lease the aircraft we may be unable to receive favorable rental rates, especially if there is reduced demand for aircraft on operating lease. Our ability to re-lease aircraft and obtain acceptable lease payments and terms may suffer because of:



     -  economic conditions affecting the airline industry,



     -  the supply of competing aircraft and demand for particular types,



     -  lessor competition, and



     -  restrictions on our re-leasing flexibility under the indenture.



     The leases for 10 of the aircraft, representing approximately 30.91% of the portfolio by appraised value at January 18, 1999, are scheduled to expire before December 31, 2000. The leases for 25 of the aircraft, representing 75.98% of the portfolio by appraised value at January 18, 1999 are scheduled to expire before December 31, 2003. Re-leasing may also affect the rental rates we are able to obtain and may adversely affect our ability to make payments on the Notes, especially when there is lesser demand for aircraft on operating lease.



     LESSEES MAY NOT PERFORM REQUIRED MAINTENANCE



     The standards of maintenance observed by our lessees and the condition of the aircraft at the time of sale or lease may offset future values and rental rates from our aircraft. Under the leases, the lessee has the main responsibility to maintain the aircraft and to comply with all applicable governmental requirements. Some lessees may experience periodic difficulties in meeting their maintenance obligations resulting from adverse environmental conditions or financial and labor difficulties. If a lessee fails to perform required or recommended maintenance on an aircraft during the term of such lease, the aircraft may be grounded and we may incur substantial costs to restore the aircraft to an acceptable maintenance condition before sale or re-lease. If our lessees do not perform their obligation to maintain the aircraft, we may have to fund maintenance work on the aircraft. Because our maintenance costs are expenses that rank senior to payments on the Notes, we may be unable to make payments on the Notes if our maintenance costs were to become sufficiently large. In some cases, we may have an obligation to reimburse the lessee or pay some or all of the cost of aircraft maintenance. Our cash resources may not be sufficient both to fund maintenance requirements and make payments on the Notes, especially as the aircraft age.

     AIRCRAFT INSURANCE MAY NOT BE ADEQUATE



     Our lessees have an obligation under the leases to maintain property and liability insurance covering their operation of the aircraft. We can give no assurance that this insurance will be adequate to cover any losses or liabilities that we may incur in our business. For example, the loss or liability from an aviation accident or other catastrophic event may exceed the coverage limits in the policy. Other losses may not be covered by the insurance. There is also a risk that our lessees will not perform their insurance obligations to us, which may mean that insurance will not be available to us. In either case, we may be unable to make payments on the Notes if insurance proceeds do not cover losses or liabilities we may incur.



     WE MAY BE UNABLE TO OBTAIN REQUIRED LICENSES AND APPROVALS



     If we cannot obtain required government licenses and approvals, we may be unable to re-lease or sell aircraft. In that case, our cash flows may be insufficient to make payments on the Notes. Several leases require specific licenses, consents or approvals. These include consents from governmental or regulatory authorities to certain lease payments and to the import, re-export or de-registration of the aircraft. There is a significant risk that subsequent legal and administrative changes will increase such requirements or that a consent, once given, will be withdrawn. We may not receive consents needed in connection with future re-leasing or sale of an aircraft.



     RISK OF WITHHOLDING TAX ON LEASE RENTALS



     We have attempted to structure our leases in such a way that either no withholding taxes will be applicable to payments by the lessees under the leases or, if that happens, the lessees may pay corresponding additional amounts. If such taxes must be paid and we cannot recover these additional amounts from the lessee, that amount will be unavailable for Note payments.



     RISK OF LESSEES IN WEAK FINANCIAL CONDITION



     There is a significant risk that the lessees may default on their obligations under the leases. If lessees do not make rent and maintenance payments or are significantly in arrears, we will be unable to make payments on the Notes. The ability of each lessee to perform its obligations under its lease will depend primarily on its financial condition. A lessee's financial condition may be affected by various factors beyond their control, including competition, fare levels, passenger demand, operating costs, the cost and availability of finance, economic conditions in the countries where the lessees operate and environmental and other governmental regulation of the air transportation business. Many of our lessees are in a weak financial position. Investors should expect this to be the case with future lessees. As a result, a large proportion of lessees may consistently be significantly in arrears in their rental payments or maintenance payments. A large portion of our portfolio is concentrated among a limited number of lessees -- based on appraised values at January 18, 1999, the 5 lessees who each accounted for more than 5% of the portfolio together represented 36.36% of the portfolio.



     As of December 31, 1998, five lessees who had a combined total of six aircraft on lease were in arrears. The amounts outstanding for rental payments, maintenance reserves, and other amounts due under the leases (net of agreed deferrals or other restructurings, default interest and certain cash in transit) was approximately $6.15 million. Of this amount, $5.92 million was outstanding for more than 30 days.



     PAL, the lessee of two aircraft representing 4.78% of the portfolio by appraised value at January 18, 1999, has recently suffered severe financial difficulties. On June 19, 1998, PAL filed a petition for approval of a rehabilitation plan with the Philippine Securities and Exchange Commission and subsequently the Philippine SEC appointed an interim receiver. PAL filed a rehabilitation plan with the Philippine SEC on December 7, 1998.



     At December 31, 1998, $3.31 million (of which $3.15 million was in arrears for more than 30 days) was outstanding from PAL. Babcock & Brown is in negotiation with PAL regarding repayment of its arrearages. We cannot assure you that PAL will ultimately repay its arrearages or be able to pay future lease rentals. We may encounter delays or difficulties in recovering possession of the aircraft (which are currently operated in the Philippines) or terminating the leases. If the aircraft are recovered, the technical costs required to ensure the aircraft are in suitable condition for re-leasing may be significant.



     As of December 31, 1998, another Asian lessee (representing 4.65% of the portfolio by appraised value at January 18, 1999) owed $2.40 million in rent.



     The environment for commercial aircraft operators in most geographic regions has been extremely favorable in the past few years. Therefore, the current level of defaults and lessee arrears should not be seen as representative of future defaults and arrears as economic conditions deteriorate. We can give no assurance that defaults and amounts in arrears will not increase as the market for aircraft on operating lease experiences further cyclical downturns, particularly in regions such as Asia which is experiencing acute economic difficulties.



     RISK OF REGIONAL ECONOMIC DOWNTURNS AFFECTING LESSEES FINANCIAL CONDITION



     There is a significant risk that the economic conditions of the regions where our lessees operate will affect their ability to meet their lease obligations. Below is a discussion of the regional concentrations of our lessees and the economic characteristics of the various regions that may impact the lessees financial condition.



     ASIA PACIFIC CONCENTRATION. At January 18, 1999, 21.79% of the aircraft by appraised value at January 18, 1999 were leased by operators in "emerging" markets in the Asia Pacific region, including China, the Philippines, South Korea and India. One lessee, Asiana, leased 5.92% of the aircraft by appraised value at January 18, 1999.



     Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of the region have experienced acute difficulties resulting in many business failures, significant depreciation of local currencies against the dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. One Asian lessee recently filed for bankruptcy protection. Several airlines in the region, including one lessee, recently announced their intention to reschedule their aircraft purchase obligations, eliminate certain routes and reduce employees. This downturn in the region's economies may undermine business confidence, reduce demand for air travel and adversely affect the Asian lessees' operations and their ability to meet their obligations.



     LATIN AMERICAN CONCENTRATION. At January 18, 1999, 17.90% of the aircraft by appraised value at January 18, 1999 were leased by operators in "emerging markets" in Latin America, principally Brazil, Chile and Colombia. One lessee, Lan Chile, leased 6.68% of the current portfolio by appraised value at January 18, 1999.



     The financial prospects for lessees in Latin America will depend on the level of political stability and economic activity and policies in the region.



     Developments in other "emerging markets" may also affect the economies of Latin American countries and the entire region.



     Brazil has experienced significant downturns in its economy and financial markets, with large decreases in financial asset prices and, since it devalued its currency on January 13, 1999, dramatic decreases in the value of its currency. One of the lessees representing 4.88% of the aircraft by appraised value at January 18, 1999 operates three of the aircraft in Brazil. Continued weakness in the value of the Brazilian real, as well as general deterioration in the Brazilian economy, will mean that lessees may be unable to generate sufficient revenues in Brazilian currency to pay the dollar-denominated rental payments under the lease. More importantly, financial and economic problems in Brazil could spread throughout Latin America and other "emerging" economies, having a similar effect on many of our other lessees.



     Similarly, the Chilean economy has recently suffered adverse effects as a result of the continuing economic difficulties in Asia and lower market prices for certain of Chile's exported commodities, especially copper, woodpulp and fishmeal. In the past, Asia has accounted for a significant portion of Chile's exports.

Copper is Chile's principal export product. Copper prices have declined dramatically over the past year, primarily as a result of Asia's economic difficulties as discussed above. Such economic developments, especially if they continue or worsen, could lead to lower levels of economic activity in Chile which could, in turn, adversely affect the operations of AerCo Group's Chilean lessee.



     Several Latin American countries have experienced increased political stability, overall increased economic growth, lower inflation rates and revitalized economies in the past several years. However, there can be no assurance that such progress can be maintained or that further progress will be made.



     EUROPEAN CONCENTRATION. At January 18, 1999, 49.52% of the aircraft by appraised value at January 18, 1999 were leased by operators based in Europe with 35.96% based in "developed" European markets, principally the United Kingdom and Spain, and 13.56% based in "emerging" European markets, principally Turkey. One lessee, (Spanair) leased 11.35% of the aircraft by appraised value at January 18, 1999. As of January 18, 1999, 46.72% of the aircraft by appraised value at January 18, 1999 were leased to charter operators in the tourism industry, principally in the United Kingdom (17.43% of the aircraft by appraised value at January 18, 1999).



     The commercial aviation industry in Europe is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. As a result, the financial prospects for European lessees will depend on the level of economic activity in Europe and in the specific countries where they operate. A recession or other worsening of economic conditions in any European country may adversely affect the European lessees' ability to meet their financial and other obligations. For example, the Russian economy has recently experienced severe difficulties, including significant devaluation of the rouble against the dollar. The downturn in Russia's economy may undermine business confidence and reduce demand for air travel in other emerging market countries. Competitive pressures from continuing deregulation of the airline industry by the EU may also adversely affect European lessees' operations and their ability to meet their obligations under the leases.



     NORTH AMERICAN CONCENTRATION. At January 18, 1999, 8.58% of the aircraft by appraised value at January 18, 1999 were leased by operators in North America. As in Europe, the commercial aviation industry in North America is highly sensitive to general economic conditions. Since airline travel is largely discretionary, the industry has suffered severe financial difficulties during economic downturns. Over the last several years, nearly half of the major North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major U.S. airlines have ceased operations.



INABILITY TO TERMINATE LEASES OR REPOSSESS AIRCRAFT



     We have the right to terminate the lease and repossess the aircraft if there is an event of default under a lease. However, we may be unable to terminate the lease or may incur substantial costs if we terminate a lease and repossess the aircraft. If we cannot repossess the aircraft, it will not be available for re-lease or sale. In that event, or if we incur substantial costs in terminating a lease and repossessing an aircraft, we may be unable to make payments on the Notes.



     Our ability to terminate the lease and repossess the aircraft may be limited by the following factors:



     - a lessee contesting AerCo Group's right to terminate the lease and repossess the aircraft;



     -  our inability to export, deregister and redeploy the aircraft;



     - legal restrictions on our ability to terminate or repossess the aircraft; and



     - the appointment of a trustee in bankruptcy or similar officer in the case of a bankrupt or insolvent lessee.



     Even if we are able to terminate the lease and repossess the aircraft, we may incur substantial costs, including:



     - the direct costs associated with the termination of the lease or repossession of an aircraft, including legal costs;

     -  the cost of returning the aircraft to the appropriate jurisdiction;



     - the payment of debts and taxes secured by liens on the aircraft that were not paid by the lessee;



     - the costs of retrieving or recreating aircraft records that are required for reregistering the aircraft;



     -  costs to obtain a certificate of airworthiness for the aircraft; and



     -  swap breakage costs incurred under our agreements with swap providers.



RISKS RELATING TO PAYMENTS ON THE NOTES



     ACTUAL EXPERIENCE MAY NOT MATCH OUR ASSUMPTIONS



     We have determined the expected final payment dates for the Notes based on assumptions about our future cash flows and interest and operating costs and possible future economic conditions. The purpose of these assumptions is to illustrate the payment provisions of the Notes. Many of these assumptions relate to future political, economic and market conditions (for example, interest rates) that are outside our control and are difficult or impossible to predict. Other assumptions relate to future events (for example, insurance recoveries and maintenance payments) that depend on the actions of lessees or others with whom we deal. For this reason, it is unlikely that our experience in the future will be consistent with these assumptions. As a result, we may be unable to make payments on the Notes at the times and in the amounts that the assumptions indicate.



     You should refer to "Description of the Notes -- Assumptions" for more details about the assumptions we have made.



     SUBORDINATION OF THE NOTES



     Our expenses and certain other payments which we must make rank senior to the Notes and are payable out of our funds before any payments are made on the Notes. Depending on the amount of these more senior payments, we may be unable to make the required payments on the Notes.



     Your right to receive payments of interest, principal and any premium on your Notes will rank junior to payments on more senior subclasses of Notes. If an event of default occurs, then the holders of a class of Notes may not exercise remedies under the indenture until all amounts we owe on more senior classes of Notes and our other more senior obligations have been paid. In that case, holders of the most senior class of Notes will control the exercise of these remedies.


CAPITAL MARKETS RISKS


     NO PUBLIC MARKET FOR THE NOTES



     An active public market for the New Notes may not develop. We issued the Old Notes to a limited number of institutional investors. There is currently no market for New Notes. We intend to list the New Notes only on the Luxembourg Stock Exchange. No one has an obligation to make a market in the New Notes. We do not intend to seek approval for quotation through any automated quotation system. If a market for the New Notes does develop, future trading prices will depend upon many factors, including general economic conditions and our financial condition, performance and prospects.



     WE MAY BE UNABLE TO REFINANCE THE SUBCLASS A-1 NOTES



     The Subclass A-1 Notes may reach their expected final payment date before we have received sufficient cash flows to repay them. In that case, we plan to refinance the Subclass A-1 Notes by issuing refinancing notes. The refinancing notes will rank equally with the other Class A Notes but the interest rate, principal payment provisions and other terms will be different. Our ability to refinance the Subclass A-1 Notes will depend on many factors outside our control. These factors include general conditions in the capital markets and the markets' perception of the commercial aviation industry, the aircraft leasing business generally or our own company. If we cannot refinance the Subclass A-1 Notes on acceptable terms, we may not be able to repay the Subclass A-1 Notes by their expected final payment date. This may also delay repayment of principal on the Class B and Class C Notes and may result in lower market prices for the Notes.



     In the future, we may issue additional notes and refinancing notes that may also require refinancing like the Subclass A-1 Notes. These notes would present the same refinancing risk that we describe above.



BANKRUPTCY RISKS



     We have taken steps to structure our company, our acquisition of ALPS 94-1 and our acquisition of our other aircraft owning subsidiaries from AerFi to ensure that our assets are not consolidated with AerFi's assets or otherwise become available to AerFi's creditors in any bankruptcy or insolvency proceeding involving AerFi. ALPS 94-1 took similar steps for the same purpose when it originally acquired its aircraft from AerFi in 1994 and 1995.



     If AerFi becomes bankrupt or insolvent, there is a legal risk that a court or other authority could decide that these steps were not effective to insulate our assets from AerFi's assets or that AerFi's transfer of aircraft to us was improper. As a result, the aircraft and our other assets could become available to repay both AerFi's creditors and our creditors, including you. We could also lose all of our rights in the aircraft and our other assets. In either case, it may be impossible to repay amounts outstanding under the Notes.



INCOME TAX RISKS



     The tax consequences of the purchase of the Notes will depend to some extent upon your individual circumstances. Ownership of the Notes entails certain risks regarding the application of the tax laws of Ireland, the United States, Jersey and the jurisdictions in which the members of AerCo Group and the lessees are organized, reside or operate.


     We have received an opinion of Mourant du Feu & Jeune, our Jersey tax counsel, that neither we nor ALPS 94-1 will be subject to Jersey income tax and that payments on the Notes will not be subject to Jersey withholding tax.

     In the opinion of KPMG, our Irish tax advisors, neither ALPS 94-1 nor AerCo USA is subject to Irish income tax on its non-Irish source income. This opinion is based on the assumption that the companies operate their businesses in accordance with the operational provisions set forth in their organizational documents (which were included for this purpose). ALPS 94-1 and AerCo USA do not intend to be (and have taken steps designed to ensure that they will not be) treated as doing business in Ireland. Therefore, ALPS 94-1 and AerCo USA do not expect to be subject to Irish income tax. However, there can be no assurance that ALPS 94-1 or AerCo USA will not be subject to Irish tax on some or all of their income.

     In the opinion of McCann FitzGerald, our Irish counsel, payments on the Notes (excluding any Definitive Notes) will not be subject to Irish withholding tax. This opinion is based on certain assumptions. See "Tax Considerations -- Irish Tax Considerations -- Irish Income and Withholding Taxes on Payments on the Notes".

     You should be aware, however, that these opinions represent only the best judgment of counsel and are not binding on the applicable taxing authorities or the courts. The opinions depend upon certain factual assumptions and the existence of different facts could lead to circumstances not anticipated by counsel.

     We will not make any additional payments to Noteholders for any withholding or deduction that is required under applicable law on payments on the Notes. If we are required to make a withholding or deduction, we will use reasonable efforts to avoid the application of withholding taxes. If we cannot avoid the withholding taxes, we may redeem the Notes. If withholding taxes are imposed on the Notes and we do not redeem them, we will reduce the amount of interest that you will receive by the amount of the withholding taxes.

     AerCo, ALPS 94-1, AerCo Ireland and AerCo Ireland II do not expect to have any material U.S. federal income tax liability. However, this conclusion may depend, in part, on:



     -  the nature of such companies' income and operations, and



     - in the case of AerCo, AerCo Ireland and AerCo Ireland II, qualification for the benefits of the income tax treaty between the United States and Ireland (the "TREATY").



     AerFi and certain of its affiliates, with the support of the Irish authorities, have sought a ruling from the United States authorities under the Treaty, to the effect that certain subsidiaries and affiliates of AerFi Group would be deemed to meet certain requirements necessary for eligibility for Treaty benefits. AerFi is in the process of updating the ruling request to take account of certain restructuring transactions undertaken in 1998. However, there can be no assurance that a ruling will be obtained, that AerCo, AerCo Ireland or AerCo Ireland II would be covered by the ruling or that such companies or ALPS 94-1 would not be subject to United States federal income tax on some or all of their income with the result that the cash flow available for payments on the Notes would be reduced.



     There is also a risk that the servicer's future management of the Aircraft may expose members of the AerCo Group to tax liabilities in other jurisdictions outside Ireland.


LOSS OF CERTAIN IRISH TAX BENEFITS


     AerCo, AerCo Ireland and AerCo Ireland II are entitled to certain corporate tax benefits for Shannon, Ireland certified companies including a preferential corporate taxation rate of 10% through December 2005. If AerFi Group were liquidated or were to cease to hold its 5% shareholding in AerCo, or if AerFi Group were to reduce or relocate its operations for any reason such that it failed to maintain, among other things, certain employment levels at Shannon, Ireland, or if AerFi Administrative Services or AerFi Cash Manager II were to resign or be removed as administrative agent or cash manager, respectively, of AerCo Group, then AerCo, AerCo Ireland, and AerCo Ireland II may become subject to Irish corporate taxation at general Irish statutory rates (currently 28%).



     Such a loss of tax benefits could lead to a downgrade in the then-current ratings on the Notes and could affect our ability to make the required payment on the Notes. See also "Irish Tax Considerations -- Irish Income and Withholding Taxes on Payments on the Notes". AerFi Group has agreed to use its best efforts to maintain the Shannon corporate tax benefits for the benefit of AerCo Group.



     When the Irish preferential 10% tax rate ends on December 31, 2005, AerCo and the other Irish tax-resident members of the AerCo Group may become subject to Irish corporate tax on their net trading income at a 12.5% rate as announced by the Minister for Finance of Ireland on December 3, 1997 and as confirmed by him on December 2, 1998. According to the announcement, non-trading income will be taxed at 25%. We can give no assurance that the announced rates will be adopted as law in Ireland or that, if adopted, the rates will not be changed afterwards.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES


     Upon the terms and the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), AerCo will accept for exchange Old Notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. The term
"expiration date" means 3:00 p.m., New York City time, on           1999. If
AerCo, however, in its sole discretion, extends the period for which the exchange offer is open, the expiration date means the latest time and date to which the exchange offer is extended.



     This prospectus, together with the letter of transmittal, is first being sent on or about the date set forth on the cover page of this prospectus to all holders of Old Notes known to AerCo. AerCo's obligations to accept Old Notes for exchange is subject to certain conditions as listed under "Conditions to the Exchange Offer" below.



     AerCo expressly reserves the right to extend the time during which the exchange offer is open, and delay acceptance of any Old Notes, by giving oral or written notice of any extension to the exchange agent and the holders. During any extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by AerCo. AerCo has agreed under the Registration Rights Agreement, to keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the Old Notes (or longer if required by applicable law).



     AerCo expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer." AerCo will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.



     Holders of Old Notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. AerCo intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission.


PROCEDURES FOR TENDERING OLD NOTES


     The tender to AerCo of Old Notes by a holder as described below and the acceptance by AerCo will constitute a binding agreement between the tendering holder and AerCo upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.



     Except as set forth below, a holder (including any participant in the DTC system whose name appears on a security position listing as a holder of such Old Notes) who wishes to tender Old Notes for exchange under the exchange offer must transmit to the exchange agent on or before the expiration date either:



     - a properly completed and executed letter of transmittal or a facsimile of the letter, including all other documents required by the letter of transmittal, to the exchange agent at the address listed below under "-- Exchange Agent"; or



     - a computer-generated message, transmitted through the DTC's ATOP system and received by the exchange agent and forming part of a book-entry confirmation, in which the holder agrees to be bound by the terms of the letter of transmittal.



To ensure timely delivery of the Old Notes:



     - the exchange agent must receive a confirmation of a book-entry transfer of the Old Notes into its account at The DTC before the expiration date; or



     - the holder of Old Notes must comply with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK OF THE HOLDERS. IF THE DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL SHOULD BE SENT TO AERCO.



     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered by a holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States.



     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by AerCo in its sole discretion, and will be final and binding. AerCo reserves the absolute right to reject any tenders of any Old Notes not properly tendered or to reject any Old Notes acceptance of which might, in the judgment of AerCo or its counsel, be unlawful. AerCo also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer or any Old Notes either before or after the expiration date (including the letter of transmittal and the instructions thereto) by AerCo shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Old Notes for exchange must be cured within a reasonable period of time as AerCo shall determine. Neither AerCo, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.



     If the letter of transmittal is signed by a person or persons other than the holders of Old Notes, the letter of transmittal must be accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the holders that appear on the security position listing maintained by DTC.



     If the letter of transmittal or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by AerCo, proper evidence satisfactory to AerCo of its authority to so act must be submitted.



     By tendering (including transmission of an agent's message), each holder of Old Notes will represent to AerCo that;



     - the New Notes acquired under the exchange offer are being obtained in the ordinary course of business of the person receiving the New Notes, whether or not the person is a holder,



     - neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes,



     - if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of the New Notes, and



     - neither the holder nor any other person is an "affiliate" of AerCo, within the meaning of Rule 405 under the Securities Act.



     By tendering (including transmission of an agent's message) each holder of Old Notes that is a broker-dealer (whether or not it is also an affiliate) that will receive New Notes for its own account pursuant to the exchange offer will represent that Old Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities and will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES


     Upon satisfaction or waiver of all of the conditions to the exchange offer, AerCo will accept, promptly after the expiration date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. For purposes of the exchange offer, AerCo shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if AerCo has given oral or written notice thereof to the exchange agent.



     In all cases, issuance of New Notes for Old Notes that are accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of all the documents listed under "Procedures for Tendering Old Notes". If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or non-exchanged Old Notes will be credited to an account maintained with the DTC as promptly as practicable after the expiration or termination of the exchange offer.


INTEREST ON THE NEW NOTES


     Holders of Old Notes that are accepted for exchange will not receive accrued interest on the Old Notes at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes or New Notes, or if no interest has been paid on the Old Notes or New Notes.


BOOK-ENTRY TRANSFER


     The exchange agent will make a request to establish an account for the Old Notes at the DTC for purposes of the exchange offer promptly after the date of this prospectus. All deliveries of Old Notes must be made by book-entry transfer to the account maintained by the exchange agent at the DTC. Any financial institution that is a participant in the DTC's systems may make book-entry delivery of Old Notes by causing the DTC to transfer such Old Notes into the exchange agent's account in accordance with the DTC's Automated Tender Offer Program ("ATOP") procedures for transfer. Holders of Old Notes who are unable to deliver confirmation of the book-entry tender of their Old Notes into the exchange agent's account at the DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, must tender their Old Notes according to the guaranteed delivery procedures described below.


GUARANTEED DELIVERY PROCEDURES


     If a holder of the Old Notes desires to tender them and time will not permit the holder's required documents to reach the exchange agent on or before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:



     - the tender is made through a firm which is a member of a registered national securities exchange or a member of the National Association of Security Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States,



     - on or before the expiration date, the exchange agent receives from such firm, commercial bank or trust company either a properly completed and duly executed letter of transmittal (or a facsimile thereof) or a properly transmitted agent's message and notice of guaranteed delivery, substantially in the form provided by AerCo (by telegram, telex, facsimile transmission, mail or hand delivery), listing:



       -- the name and address of the holder of Old Notes,

       -- the amount of Old Notes tendered,



       -- stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, a book-entry confirmation and all other documents required by the letter of transmittal will be deposited by such firm, commercial bank or trust company with the exchange agent, and



     - a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.


WITHDRAWAL RIGHTS


     Tenders of Old Notes may be withdrawn at any time before the expiration date.



     For a withdrawal to be effective, either a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "Exchange Agent" or the appropriate procedures of the DTC's ATOP system must be complied with. Any notice of withdrawal must specify the name of the person that tendered the Old Notes to be withdrawn and identify the Old Notes to be withdrawn. Any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the DTC. All questions as to the validity, form and eligibility of such notices will be determined by AerCo, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with the DTC for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or before the expiration date.



CONDITIONS TO THE EXCHANGE OFFER



     Notwithstanding any other provisions of the exchange offer, AerCo shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, such acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.


     The foregoing condition is for the sole benefit of AerCo and may be asserted by AerCo regardless of the circumstances giving rise to such condition or may be waived by AerCo in whole or in part at any time and from time to time in its sole discretion. The failure by AerCo at any time to exercise the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


     In addition, AerCo will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to either the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT


     Bankers Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be delivered to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:


             Delivery To: Bankers Trust Company, as Exchange Agent

                     If by Mail, Hand or Overnight Courier:

                             Bankers Trust Company
                               Four Albany Street
                                 Mail Stop 5101
                            New York, New York 10006
                      Attention: Structured Finance Group

                                       or

                                If by Facsimile:

                                 (212) 250-6439

                             Confirm by Telephone:

                        (212) 250-5601 or (212) 250-6137


     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN TO A NUMBER SET FORTH ABOVE WILL NOT BE A VALID DELIVERY.


FEES AND EXPENSES


     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by the exchange agent, on behalf of AerCo. No additional compensation will be paid to the exchange agent who engages in soliciting tenders. AerCo will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. AerCo however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.



     The cash expenses to be incurred in connection with the exchange offer will be paid by AerCo and are estimated in the aggregate to be $500,000.


TRANSFER TAXES


     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the transfer of Old Notes to AerCo or its order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE


     Holders of Old Notes who do not exchange their Old Notes for New Notes under the exchange offer will continue to be subject to the restrictions on transfer of the Old Notes. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. AerCo does not intend to register the Old Notes under the Securities Act.



     To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. We have agreed to register or qualify the New Notes held by broker-dealers for offer or sale under the securities or blue sky laws of such jurisdictions as any such holder reasonably requests in writing. Unless we are requested, we do not intend to take any action to register or qualify the New Notes for resale in any such jurisdictions. In addition, the tender of Old Notes pursuant to the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

                                  THE PARTIES

AERCO


     AerCo is a special purpose limited liability company formed on June 4, 1998 under the laws of Jersey. AerCo's limited purposes include:



     - acquiring, financing, re-financing, leasing, re-leasing, maintaining and modifying the aircraft and any additional aircraft directly or by owning the share capital of ALPS 94-1 and the other aircraft-owning subsidiaries;



     - selling aircraft or interests in aircraft including in certain tax-related transactions;



     - entering into certain hedging contracts as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity -- Interest Rate Management"; and



     - establishing and providing loans or guarantees to its subsidiaries and any entities that may be established in the future for additional aircraft acquisitions.



     AerCo's direct wholly owned subsidiaries are ALPS 94-1, AerCo Ireland, AerCo Ireland II and AerCo USA. AerCo operates its business principally through its direct and indirect subsidiaries but may also engage directly in the acquisition and leasing of aircraft. AerCo's own business therefore principally consists of, and its own revenues are derived principally from, making loans to its subsidiaries.



     AerCo has an authorized share capital of 10,000 ordinary shares, $1 par value per share, 20 of which are issued and outstanding. Nineteen shares of the issued capital stock are held by the Juris Limited and Lively Limited, each a Jersey limited liability company (together, the "NOMINEES"), for the benefit of the AerCo Holding Trust, a charitable trust established under the laws of Jersey (the "CHARITABLE TRUST"). One share of the issued capital stock is held by AerFi Group. The 5% shareholding of AerFi is intended to assist AerCo and certain of its subsidiaries in obtaining certain corporate tax benefits for Shannon, Ireland certified companies. See "Risk Factors -- Loss of Certain Irish Tax Benefits."



     AerCo is not involved in any legal or arbitration proceedings relating to claims or amounts which are material to the issue of the Notes. AerCo is not aware of any pending or threatened proceedings.



     AerCo's registered and principal office is located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX, Channel Islands and its telephone number is 011-44-1534-609000. Until September 9, 1998, AerCo's auditors were Arthur Andersen, Chartered Accountants, Forum House, Grenville Street, St. Helier, Jersey JE2 4UF, Channel Islands. On September 9, 1998, AerCo appointed KPMG, Chartered Accountants, 5 George's Dock, IFSC, Dublin 1, Ireland, as new independent auditors for the fiscal year ending June 30, 1998 and subsequent periods.



AERFI





     AerFi Group plc ("AERFI") holds all of AerCo's Subclass D-1 and Subclass E-1 Notes. AerFi's wholly owned subsidiaries provide administrative, accounting, liability management, financial consulting and cash management services to AerCo Group.



     At December 31, 1998, AerFi employed 30 people and had 67 commercial aircraft in its portfolio, of which 63 were on lease to 30 lessees in 18 countries.



     On November 20, 1998, AerFi, formerly known as GPA, completed a restructuring which significantly changed its operations. As part of the restructuring, AerFi sold a portion of its aircraft portfolio to GE Capital Aviation Services Limited ("GECAS"), including one aircraft which was previously owned by ALPS 94-1, transferred its interest in Airplanes Group to GECAS and agreed to no longer use the GPA name.

BABCOCK & BROWN



     Babcock & Brown, provides various services to AerCo Group under the Servicing Agreement. Babcock & Brown is a part of a global financial advisory group specializing in arranging and managing asset-based financial transactions, with particular expertise in the international aviation industry (the "BABCOCK & BROWN GROUP"). The Babcock & Brown Group is one of the largest independent arrangers of finance and operating leases for aircraft, providing financial advisory or management services in approximately 775 transactions to more than 140 clients in the international aviation industry. The Babcock & Brown Group arranges and advises on single jurisdiction and cross-border lease and project finance transactions and asset-based debt finance. The Babcock & Brown Group also offers special products and general advisory services to its clients and recently established an aircraft trading and investment operation.



     Babcock & Brown is headquartered in Dublin, Ireland and at March 31, 1998 had seven employees. The Babcock & Brown Group is headquartered in San Francisco, and at March 31, 1998 had a total of 275 employees in 14 office locations in Brisbane, Dublin, Connecticut, Hong Kong, Johannesburg, London, Madrid, Melbourne, Milan, New York, Paris, San Francisco, Seattle and Sydney.


     BUSINESS

     Management and Marketing Services


     The Babcock & Brown Group's management services include:



     -  arranging the acquisition and delivery of aircraft;



     -  collecting rentals, security deposits and maintenance reserves;



     -  monitoring insurance and arranging for additional insurance coverage;



     -  arranging for aircraft valuations;



     -  aircraft registration and de-registration;



     -  supervising technical and contract compliance;



     -  re-leasing or accepting aircraft at the end of the lease term;



     - re-delivery under a new lease and sale of the aircraft to a subsequent buyer; and



     - lease enforcement and repossession services if a lessee fails to meet the contractual terms of a lease.



     The Babcock & Brown Group also manages non-aircraft assets including, locomotives, rail equipment, satellites, oil and gas properties and real estate.



     The Babcock & Brown Group began providing management services to its investor clients for aircraft on operating lease in 1990, and has developed a team of experienced professionals and support systems to handle the broad range of tasks involved in the management of high value assets. At March 31, 1998, the Babcock & Brown Group managed a portfolio of 63 aircraft (including 14 widebody and 49 narrowbody aircraft) on behalf of its clients.



     Operating Lease Arrangement. The Babcock & Brown Group's lease arrangement services include acquiring and managing aircraft on operating lease for identified investors, primarily in Japan. The Babcock & Brown Group also represents owners of aircraft in the sale of aircraft from their portfolios. The investors in these transactions are located primarily in Japan and North America. Since 1990, the Babcock & Brown Group has completed aircraft operating lease transactions with more than 40 airlines and operating lessees, including transactions involving 130 aircraft.



     Between December 1994 and March 1998, the Babcock & Brown Group arranged the re-lease of 37 aircraft owned by its clients.

     Aircraft Trading and Investment


     The Babcock & Brown Group's recently established aircraft trading and investment operation making short-term investments in aircraft on operating lease. Since 1994, the Babcock & Brown Group has invested in approximately 20 aircraft, 13 of which have been sold within six months.


     Single Jurisdiction and Cross-Border Leasing and Project Finance Services


     The Babcock & Brown Group is a leading advisor in domestic and cross-border tax-based leasing. Arranging and advising on leases of aircraft, rail cars and satellites and financing for projects such as power generation, natural resources and manufacturing. Typical transactions range from $25 million to over $1 billion.


     Asset-Based Debt Finance


     The Babcock & Brown Group's asset-based debt finance business arranges debt financing in various markets, primarily privately placed financings involving aerospace and other lenders worldwide. Many of the debt placements are part of leveraged leases, in which the Babcock & Brown Group acts as both the debt and equity arranger. Other transactions involve privately placed secured and unsecured debt for the financing or refinancing of assets or to raise funds for its clients' operations. The Babcock & Brown Group also structures public debt offerings, which are arranged by other investment banking firms.


     Special Products and Advisory Services


     The Babcock & Brown Group advises clients on complex tax and accounting issues, which frequently involve the tax laws and accounting rules of various jurisdictions. In addition, the Babcock & Brown Group offers general advisory services to airlines, aircraft owners and other users of capital equipment as well as to investors in aircraft and other capital equipment.

              THE REFINANCING OF ALPS 94-1 AND ACQUISITION OF THE


                          AERFI TRANSFERRED COMPANIES



     On July 15, 1998, AerCo purchased all of the outstanding capital stock of ALPS 94-1 from the trustees of the ALPS 94-1 trust for a nominal amount. This purchase price reflected the very limited economic entitlements of these trustees as shareholders of ALPS 94-1.



     AerFi also purchased all of the outstanding capital stock of the AerFi Transferred Companies from AerFi Group for a net purchase price equal to $0.3 million, calculated as follows:



     (1) the aggregate initial appraised value of the 10 AerFi Transferred Aircraft ($213.2 million);



LESS THE SUM OF:



     (2) the amount of cash security deposits held in respect of the 10 AerFi Transferred Aircraft at July 15, 1998 (approximately $2.8 million); and



     (3) the amount of indebtedness of any transferring company to AerFi at July 15, 1998 (approximately $210.1 million).



     On July 15, 1998, AerCo loaned ALPS 94-1 a portion of the net cash proceeds from the offering and the issuance of the Subclass D-1 and Subclass E-1 Notes to AerFi for the purpose of immediately (1) redeeming or repaying all of ALPS 94-1's existing financial indebtedness and (2) paying fees and other expenses payable by ALPS 94-1 in connection with the refinancing of ALPS 94-1 and the offering.



     ALPS 94-1, GECAS, former servicer to ALPS 94-1 and AerFi Group, also reached an agreement to terminate the existing ALPS 94-1 servicing agreement on July 15, 1998 in exchange for a termination fee. ALPS 94-1 agreed, upon termination of the ALPS 94-1 servicing agreement to, (1) waive all claims it may have against GECAS, its affiliates and their representatives and (2) indemnify GECAS, its affiliates and their representatives for any losses they may have incurred in connection with the termination of the ALPS 94-1 servicing agreement, the offering and the issuance of the AerCo Notes and the refinancing of ALPS 94-1.



     On July 15, 1998, AerCo loaned each AerFi Transferred Company a portion of the net proceeds of the offering to immediately repay its indebtedness to AerFi Group. All letters of credit, guarantees or similar arrangements securing obligations of any lessee of the AerFi Transferred Aircraft were transferred to, renewed, amended or reissued in the name of, an AerFi Transferred Company.



     The trustees of the ALPS 94-1 trust made no representations, warranties or indemnities in selling their shares to AerCo. AerFi Group made customary representations and warranties, in the share purchase agreement for the acquisition including representations relating to solvency, undisclosed contingent liabilities and insurance. AerFi Group indemnified us for breaches of their representations and warranties relating to the aircraft-owning companies and aircraft which they sold to us. These representations and warranties survive until July 15, 2001. Our potential recovery under them is limited to approximately $185 million.



BANKRUPTCY CONSIDERATIONS



     We have taken steps in structuring the transactions described in this prospectus to ensure that our assets and liabilities are not consolidated with those of AerFi if AerFi becomes the subject of an application for relief under applicable bankruptcy or insolvency laws. ALPS 94-1 took similar steps in relation to its acquisition of the original ALPS 94-1 aircraft from AerFi in 1994 and 1995 for the same purpose. These steps include:



     - the creation of AerCo and ALPS 94-1 as separate legal entities outside Ireland,



     - the requirement that AerFi hold none of the issued equity or voting share capital of AerCo or ALPS 94-1 (other than the 5% of AerCo's Capital Stock held in order to assist us and certain of our subsidiaries in obtaining certain corporate tax benefits for Shannon, Ireland certified companies),



     - the requirement that AerFi not control the composition of AerCo's Board of Directors, and

     - the inclusion in various transaction documents of provisions requiring that our business and affairs and the business and affairs of our subsidiaries are at all times identifiable and separately managed from those of AerFi.



     McCann FitzGerald, our Irish counsel, concluded in an opinion delivered at the time the Old Notes were issued that on the basis of certain assumptions and subject to certain qualifications and reservations:



     - in any examination of AerFi Group or any of its affiliates, an Irish examiner would not be able to contend successfully that an examiner should be appointed to any member of AerCo Group on the grounds that, after the Closing Date, such member is a "related company" of AerFi Group or such affiliate; and



     - an Irish court should not treat AerFi or any of its affiliates, on the one hand, and any member of AerCo Group, on the other, as a single entity in any winding up of AerFi Group or such affiliate and order



       -- the pooling of any of the assets and liabilities of any member of AerCo Group with those of AerFi; or



       -- the contribution of any of the assets of any member of AerCo Group to the repayment of the debts of AerFi.



     In the context of liquidation, examination or receivership of AerFi Group or any of its affiliates, a liquidator, receiver, examiner, creditor or shareholder of AerFi Group or any of its affiliates could take the position that the disposal of the shares of any of the AerFi Transferred Companies pursuant to the share purchase agreements constituted improper transfers or fraudulent conveyances and could therefore seek the invalidation of such sales and the return to AerFi of such shares or proceeds of subsequent sales of the shares. With respect to these issues, we have received an opinion of Irish counsel, McCann FitzGerald, concluding that, on the basis of certain assumptions, including as to the adequacy of consideration and subject to certain qualifications and reservations set forth in such opinion, an Irish court would not regard the completed sale of the shares of the AerFi Transferred Companies pursuant to the share purchase agreements as improper transfers or fraudulent conveyances and order any such assets to be returned to AerFi on such grounds.



     AerFi and AerCo have taken appropriate steps to transfer the shares of the AerFi Transferred Companies to AerCo. A liquidator, receiver, examiner, creditor or shareholder of AerFi Group, any such seller or any relevant affiliate, however, could seek to recharacterize the transfer of the shares of the AerFi Transferred Companies as a pledge of collateral as security for a financing of AerFi. A successful recharacterization of the share transfers as a pledge or granting of security could:



     - in certain circumstances result in the complete forfeiture of the rights of AerCo Group in the Transferred Aircraft or the shares of the Transferred Companies, possibly resulting in AerCo Group being considered a general unsecured creditor of AerFi Group or the applicable seller with a claim in an amount equal to the purchase price paid for such Aircraft or such shares, or



     - in other circumstances result in AerCo Group being a secured creditor of AerFi Group or the applicable seller or of the relevant affiliate. AerCo Group, however, has received an opinion of McCann FitzGerald concluding that, notwithstanding the uncertainty resulting from the lack of substantive Irish case law on the issue of recharacterization, and subject to the qualifications and reservations, including as to difference of treatment of the sales for accounting purposes, and based on the assumptions set forth in the opinion. The assumptions to the opinion include, in addition to the assumption as to the adquacy of consideration, the assumption that both AerFi and AerCo Group will, so far as permissible in accordance with current accounting standards, act in a manner consistent with the shares having been sold, the sales of the shares of the Transferred Companies once completed would not be recharacterized as a pledge of such assets to secure a loan from AerCo Group to AerFi.



     We can give you no assurance, however, that the circumstances and assumptions upon which counsel have based their opinion will not change, that a court of competent jurisdiction would not decide differently from the views expressed in such counsel's opinions or that such opinions will prove to be correct. Such opinions represent only the best judgment of counsel and are not binding on the courts. In particular, such opinions depend on certain factual assumptions and the occurrence of different facts could lead a court to reach a different conclusion.



     AerCo Group will also take appropriate steps to structure the acquisition of additional aircraft or shares in additional aircraft-owning subsidiaries of any sellers, which may include AerFi, to minimize the risk of recharacterization described above. The nature and magnitude of such risk will depend largely on the financial condition of the relevant seller and the bankruptcy and insolvency laws of the jurisdiction or jurisdictions applicable to it and its assets. There can be no assurance that a liquidator, receiver, examiner, creditor or shareholder of the relevant seller could not seek to recharacterize the acquisition of additional aircraft as described above or could not otherwise seek to challenge the rights of AerCo Group in the additional aircraft or the shares of the companies owning them.

                  THE AIRCRAFT, RELATED LEASES AND COLLATERAL


APPRAISERS' REPORTS


     AerCo Group recently obtained appraisals of the aircraft as of January 18, 1999. On the basis of these appraisals, the average appraised base value of the 34 aircraft (following the sale of one F100 aircraft on January 8, 1999) was approximately $896 million compared with $938 million at March 1, 1998, the date of the initial base value appraisals. The appraised value is equal to the average of the opinions of the appraisers as to the base value of each aircraft without taking into account the value of the leases, maintenance reserves or security deposits.



     The decrease in the appraisals since March 1, 1998 was approximately $22.6 million more than the expected decrease assumed by the aircraft depreciation schedules that form part of the terms of the Notes. The average decline in the appraised base value of the fleet of 4.5% is based on an effective 11 months depreciation, from March 1, 1998 to January 18, 1999. The decline of 2.1% assumed in this prospectus is calculated on the basis of a six month period from July 15, 1998, using the assumed depreciation rate of 4.1% per annum described in "Description of the Notes -- Principal Amortization".



     The valuation of our fleet included in the offering memorandum for the Old Notes was not depreciated for the period between the date of the initial base values (March 1, 1998) and the closing date of the AerCo Transaction (July 15, 1998). This factor accounts for a substantial portion of the difference between the appraisals as of January 18, 1999 and the value decline assumption in the offering memorandum. In addition, the appraisals were impacted by the decreases in the values of Fokker 100s which are greater than was assumed, primarily as a result of Fokker exiting the industry. Greater than assumed decreases were also experienced with respect to the values of A320-200s and B737-300/400/500s due primarily to continued price discounting by Boeing and Airbus and with respect to AerCo's A300B4-200 due to increased over supply of this aircraft type.



     The appraisers have provided appraisals of the value of each of the aircraft at normal utilization rates in an open, unrestricted and stable market as of January 18, 1999, adjusted to account for the reported maintenance standard of the aircraft. The appraisals were not based on physical inspection of the aircraft. The appraisals explain the methodology used to determine the values for the aircraft. Based on the appraisals, the aggregate base values calculated by each of the three appraisers for the aircraft are $913.3 million in the case of BK Associates, Inc., $919.5 million in the case of Aircraft Information Services, Inc. and $855.0 million in the case of Airclaims Limited. You should not rely on the appraised value as a measure of the realizable value of any aircraft.


PORTFOLIO INFORMATION


     THE AIRCRAFT



     All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

     The following table lists the aircraft by type of aircraft both by reference to the number of aircraft at January 18, 1999 and to the percentage of appraised value at January 18, 1999.



                                                            NUMBER OF                ENGINE   % OF AIRCRAFT BY
MANUFACTURER                             TYPE OF AIRCRAFT   AIRCRAFT    BODY TYPE    STAGE    APPRAISED VALUE
------------                             ----------------   ---------   ----------   ------   ----------------
Boeing (65.47%)........................  B737-400                 7     Narrowbody     3            19.65%
                                         B757-200                 3     Narrowbody     3            13.93
                                         B767-300ER               2     Widebody       3            13.42
                                         B737-300                 5     Narrowbody     3            12.68
                                         B747-200B                1     Widebody       3             3.57
                                         B737-500                 1     Narrowbody     3             2.21
Airbus (17.53%)........................  A320-200                 5     Narrowbody     3            16.23
                                         A300-B4-200              1     Widebody       3             1.30
McDonnell Douglas Corporation
  (10.51%).............................  MD83                     3     Narrowbody     3             7.06
                                         DC8-71F                  2     Narrowbody     3             3.45
Fokker N.V. (6.49%)....................  F100                     4     Narrowbody     3             6.49
                                                              -----                                ------
                                                                 34                                100.00%
                                                              =====                                ======

     The following table lists the aircraft by lessee at January 18, 1999 both by reference to the number of aircraft and to the percentage of the appraised value at January 18, 1999.



                                                                NUMBER OF    % OF AIRCRAFT BY
LESSEE(1)                                                       AIRCRAFT     APPRAISED VALUE
---------                                                       ---------    ----------------
Spanair S.A. ("SPANAIR")....................................          3            11.35%
Airtours International Airways Limited ("AIRTOURS").........          2             6.68
Linea Aerea Nacional Chile S.A. ("LAN CHILE")...............          1             6.68
Asiana Airlines, Inc. ("ASIANA")............................          2             5.92
Turk Hava Yollari A.O. ("THY")..............................          2             5.73
Transportes Aereos Regionais S.A. ("TAM")...................          3             4.88
Philippine Airlines, Inc. ("PAL")...........................          2             4.78
Air 2000 Limited ("AIR 2000")...............................          1             4.71
China Southwest Airlines ("CHINA SOUTHWEST")................          1             4.65
Aerovias Nacionales de Colombia S.A. Avianca ("AVIANCA")....          1             4.58
Tower Air, Inc. ("TOWER")...................................          1             3.57
Monarch Airlines Limited ("MONARCH")........................          1             3.45
Canadian Airlines International Limited ("CANADIAN")........          1             3.33
Aer Lingus Limited ("AER LINGUS")...........................          1             2.80
Compagnie Nationale Air France ("AIR FRANCE")...............          1             2.77
China Aviation Supplies Corporation and Civil Aviation
  Administration of China -- Yunnan Administration
  ("YUNNAN")................................................          1             2.69
Pegasus Hava Tasimaciligi A.S. ("PEGASUS")..................          1             2.62
Malev RT ("MALEV")..........................................          1             2.61
Gunes Ekspres Havacilik A.S. ("SUN EXPRESS")................          1             2.60
British Midland Airways Limited ("BRITISH MIDLAND").........          1             2.58
Far Eastern Transport Corporation ("FEAT")..................          1             2.45
Air Pacific Limited ("AIR PACIFIC").........................          1             2.21
Aircraft International Leasing Limited......................          1             1.77
BAX Global, Inc. ("BAX GLOBAL").............................          1             1.68
Portugalia-Companhia Portuguesa de Transportes Aereos, S.A.
  ("PORTUGALIA")............................................          1             1.62
Indian Airlines Limited ("INDIAN")..........................          1             1.30
                                                                  -----           ------
                                                                     34           100.00%
                                                                  =====           ======


---------------


(1) Total number of lessees = 26

     The following table lists the aircraft by country at January 18, 1999 according to the number of aircraft and to the percentage of the appraised value at January 18, 1999.



                                                                                  % OF
                                                                NUMBER OF      AIRCRAFT BY
COUNTRY(1)                                                      AIRCRAFT     APPRAISED VALUE
----------                                                      ---------    ---------------
United Kingdom..............................................          5           17.43%
Spain.......................................................          3           11.35
Turkey......................................................          4           10.96
Chile.......................................................          2            8.45
China.......................................................          2            7.34
South Korea.................................................          2            5.92
United States...............................................          2            5.25
Brazil......................................................          3            4.88
Philippines.................................................          2            4.78
Colombia....................................................          1            4.58
Canada......................................................          1            3.33
Ireland.....................................................          1            2.80
France......................................................          1            2.77
Hungary.....................................................          1            2.61
Taiwan......................................................          1            2.45
Fiji........................................................          1            2.21
Portugal....................................................          1            1.62
India.......................................................          1            1.30
                                                                  -----          ------
                                                                     34          100.00%
                                                                  =====          ======


---------------

(1) Total number of countries = 18


     The following table lists the aircraft by region at January 18, 1999 according to the number of aircraft and to the percentage of the appraised value at January 18, 1999.



                                                                                  % OF
                                                                NUMBER OF      AIRCRAFT BY
REGION                                                          AIRCRAFT     APPRAISED VALUE
------                                                          ---------    ---------------
Developed Markets
  Europe....................................................         11           35.96%
  North America.............................................          3            8.57
Emerging
  Asia......................................................          8           21.79
  Latin America.............................................          6           17.90
  Europe and the Middle East................................          5           13.56
Others......................................................          1            2.21
                                                                  -----          ------
                                                                     34          100.00%
                                                                  =====          ======

     The following table lists the aircraft by year of aircraft manufacture or conversion to freighter at January 18, 1999 calculated by reference to the number of aircraft and to the percentage of the appraised value at January 18, 1999.



                                                                                  % OF
                                                                NUMBER OF      AIRCRAFT BY
YEAR OF MANUFACTURE                                             AIRCRAFT     APPRAISED VALUE
-------------------                                             ---------    ---------------
1981........................................................          1            3.57%
1983........................................................          1            1.30
1988........................................................          1            2.58
1989........................................................          4            9.54
1990........................................................          3            8.04
1991........................................................         10           30.45
1992........................................................         11           33.04
1993........................................................          3           11.48
                                                                  -----          ------
                                                                     34          100.00%
                                                                  =====          ======



     The following table lists the exposure of the aircraft by seat category at January 18, 1999 calculated by reference to the number of aircraft and to the percentage of the appraised value at January 18, 1999.



                                                                                         % OF
                                                                       NUMBER OF      AIRCRAFT BY
SEAT CATEGORY           AIRCRAFT TYPE                                  AIRCRAFT     APPRAISED VALUE
-------------           -------------                                  ---------    ---------------
91-120                  B737-500, F-100............................          5            8.70%
121-170                 A320-200, B737-300, B737-400, MD83.........         20           55.62
171-240                 B757-200...................................          3           13.93
241-350                 A300-B4-200, B767-300ER....................          3           14.72
351 and above           B747-200B..................................          1            3.57
Freighter               DC8-71F....................................          2            3.45
                                                                         -----          ------
                                                                            34          100.00%
                                                                         =====          ======

AERCO PORTFOLIO ANALYSIS


                                                                                                               DATE OF
                                                                         AIRCRAFT      ENGINE       SERIAL   MANUFACTURE/
REGION                     COUNTRY          LESSEE                         TYPE     CONFIGURATION   NUMBER    CONVERSION
------                     -------          ------                       --------   -------------   ------   ------------

Asia.....................  China            China Southwest             B757-200    RB211-535E4     26153       Aug-92
(Emerging)                 China            Yunnan                      B737-300    CFM56-3C1       26068       Jun-92
                           India            Indian Airlines             A300-B4-200 CF6-50C2          240       May-83
                           Philippines      PAL                         B737-300    CFM56-3B1       24465       Aug-89
                           Philippines      PAL                         B737-300    CFM56-3B1       24677       Mar-90
                           South Korea      Asiana Airlines             B737-400    CFM56-3C1       25764       Jul-92
                           South Korea      Asiana Airlines             B737-400    CFM56-3C1       25765       Jul-92
                           Taiwan           FEAT                        MD83        JT8D-219        49952       Dec-91
Europe...................  France           Air France                  A320-200    CFM56-5A1          85       Feb-90
(Developed)                Ireland          Aer Lingus                  B737-400    CFM56-3C1       24685       May-90
                           Portugal         Portugalia                  F100        TAY650-15       11342       Aug-91
                           Spain            Spanair                     B767-300ER  PW4060          24999       Feb-91
                           Spain            Spanair                     MD83        JT8D-219        49627       Apr-89
                           Spain            Spanair                     MD83        JT8D-219        49790       Oct-89
                           United Kingdom   Air 2000                    B757-200    RB211-535E4     26158       Feb-93
                           United Kingdom   Airtours                    A320-200    CFM56-5A3         299       Apr-92
                           United Kingdom   Airtours                    A320-200    V2500-A1          362       Nov-92
                           United Kingdom   British Midland             B737-400    CFM56-3C1       23868       Oct-88
                           United Kingdom   Monarch                     A320-200    CFM56-5A3         391       Feb-93
Europe...................  Hungary          Malev                       B737-300    CFM56-3C1       24909       Apr-91
(Emerging)                 Turkey           Pegasus                     B737-400    CFM56-3C1       23979       Jan-89
                           Turkey           Sun Express                 B737-300    CFM56-3C1       24908       Mar-91
                           Turkey           THY                         B737-400    CFM56-3C1       24904       Feb-91
                           Turkey           THY                         B737-400    CFM56-3C1       26066       Jun-92
Latin America............  Brazil           TAM                         F100        TAY650-15       11341       Aug-91
(Emerging)                 Brazil           TAM                         F100        TAY650-15       11350       Apr-92
                           Brazil           TAM                         F100        TAY650-15       11351       Sep-91
                           Chile            Lan Chile                   B767-300ER  PW4060          24947       Mar-91
                           Chile            Aircraft International      DC8-71F     CFM56-2C1       46040       Mar-91
                                            Leasing Limited(1)
                           Columbia         Avianca                     B757-200    RB211-535E4     26152       Aug-92
North America............  Canada           Canadian                    A320-200    CFM56-5A1         403       Dec-93
(Developed)                United States    BAX Global                  DC8-71F     CFM56-2C1       46064       Mar-92
                           United States    Tower Air                   B747-200B   JT9D-7Q         22496       Oct-81
Other....................  Fiji             Air Pacific                 B737-500    CFM56-3C1       26067       Jun-92

                             APPRAISED
                             VALUE AT
                            JANUARY 18
REGION                         1999
------                     -------------
                           (U.S.$'000'S)
Asia.....................      41,633
(Emerging)                     24,099
                               11,648
                               20,736
                               22,103
                               26,720
                               26,285
                               21,983
Europe...................      24,800
(Developed)                    25,091
                               14,496
                               60,437
                               20,493
                               20,780
                               42,170
                               29,537
                               30,347
                               23,132
                               30,937
Europe...................      23,366
(Emerging)                     23,466
                               23,308
                               24,912
                               26,467
Latin America............      14,160
(Emerging)                     15,096
                               14,431
                               59,841
                               15,858
                               41,012
North America............      29,791
(Developed)                    15,040
                               31,996
Other....................      19,785
                             --------
                              895,956
                             ========


---------------

(1) Aircraft International Leasing Limited is an indirect 100% subsidiary of Lan Chile.

ACQUISITION OF ADDITIONAL AIRCRAFT


     AerCo Group may acquire additional commercial passenger or freight aircraft from various sellers, including AerFi. Cash flows from any additional aircraft and any additional leases will be available to satisfy AerCo's payment obligations, on the Notes and any additional Notes. Any acquisition of additional aircraft and issuance of additional Notes will be subject to certain conditions under the Indenture. You should refer to "Description of the Notes -- Payment of Principal and Interest -- Indenture Covenants -- Limitation on Indebtedness" and "-- Limitations on Aircraft Acquisitions" for additional information on restrictions on the acquisition of additional aircraft.



THE LEASES


     GENERAL


     All leases are managed by Babcock & Brown under the servicing agreement.

     The following description relates only to the leases. Any additional leases acquired in connection with the acquisition of additional aircraft and any future leases entered into in connection with the re-lease of any aircraft may differ from the description of the leases set forth below. However, any additional leases or future leases will be required to comply with the operating covenants contained in the indenture.



     The leases are all operating leases under which AerCo generally will retain the benefit, and bear the risk, of the residual value of the aircraft at the end of the lease. Under the leases, the lessees have agreed to lease the aircraft for a fixed term. However, AerCo has granted purchase, extension or early termination options purchase on certain aircraft to the lessee or an affiliate of the lessee. Although the lease documentation is fairly standardized in many respects, significant variations do exist as a result of lessee negotiation.


     LEASE PAYMENTS AND SECURITY


     Each lease requires the lessee to pay periodic rentals during the lease term. Certain of the leases require the lessee to pay periodic amounts as maintenance reserves or to provide maintenance letters of credit or guarantees.



     The lessees must make payments to the lessor without set-off or counterclaim, and must gross-up payments under the lease where payments are subject to certain withholding and other taxes. However, in certain cases, such amount will be limited to the amount that would have been payable if the lease had never been transferred from AerFi to AerCo. The leases also contain indemnification of the lessor for certain taxation liabilities (including value added tax and stamp duties, but generally excluding income tax or its equivalent imposed on the lessor) and, in all but one case, taxation of indemnity payments. The lessees must also pay default interest on any overdue amounts.



     Under the leases, the lessees are liable through various operational indemnities for operating expenses accrued or payable during the term of the lease. These expenses include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, aircraft registration and hull all risks and public liability insurance premiums. The lessees are obliged to remove liens on the aircraft other than liens permitted under the leases.



     Under all of the leases, the lessee provided security deposits for its obligations. In the case of 17 leases (52.61% of the leases by appraised value at January 18, 1999), the lessee provided cash security deposits. In the case of 10 leases (24.71% of the leases by appraised value at January 18, 1999), the lessee provided letters of credit. In the case of the other seven leases (22.68% of the leases by appraised value at January 18, 1999), the lessee provided a combination of cash deposits and letters of credit.



     Under 10 of the leases, the lessor received general guarantees from third parties for the lessee's payment obligations (and in some cases performance obligations) under the lease. In the case of seven of the leases, these guarantees were issued by the lessee's shareholder or affiliate. In the case of the leases to China Southwest and Yunnan, a guarantee for each lessee's payment obligations was issued by the Bank of China (subject in each case to a stipulated maximum amount). In the case of one lease, letters of comfort were issued to the lessor by two of the lessee's shareholders.



\     RENTALS



     Rentals under 32 of the leases (concerning 92.66% of the aircraft by appraised value at January 18, 1999) are payable monthly in advance, and rentals under the remaining two leases (7.34% of the aircraft by appraised value at January 18, 1999) are payable quarterly in advance.



     Rental payments on the leases are calculated either on a fixed or floating rate basis. The rental payment of a lease, which is calculated on a floating rate basis generally, has a minimum fixed amount (the rental floor) that is payable even if LIBOR is 0% per annum plus an amount which varies with LIBOR or varies itself. The rental floor varies from lease to lease.

     OPERATION OF THE AIRCRAFT


     The lessees must operate the aircraft in compliance with all applicable laws and regulations. The aircraft generally must remain in the possession of the lessees, and the lessor must approve any subleases of the aircraft. The lessees may enter into charter or "wet lease" arrangements with the aircraft (that is a lease with crew and services provided by the lessee) under most of the leases, as long as lessees do not relinquish possession or operational control of the aircraft. Under certain leases, the lessees may enter into subleases to specified operators without the lessor's consent, provided certain conditions are met. Two of the lessees, BAX Global and Aer Lingus currently sublease their aircraft to Air Transport International and Futura.



     The lessees may subject the engines and other equipment or components to removal or replacement and to pooling arrangements (temporary borrowing of equipment), with permitted entities (including manufactures, suppliers, other airlines or aircraft operators) without the lessor's consent but subject to conditions and criteria in the relevant lease. The lessees may deliver possession of the aircraft, engines and other equipment or components to the manufacturer for testing or similar purposes, or to a third party for service, maintenance, repair or other work required or permitted under the lease.


     MAINTENANCE AND MAINTENANCE RESERVES


     The leases contain detailed provisions specifying maintenance standards and aircraft redelivery conditions. Lessees must provide monthly maintenance reserves under approximately half of the leases. Under the balance of the leases, if the aircraft or specified items at redelivery do not meet the specified standards, the lessee or the lessor may be required to make certain adjustment payments to each other. During the term of each lease, the lessee must ensure that the aircraft is maintained in accordance with an agreed maintenance program designed to ensure that the aircraft meets applicable airworthiness and other regulatory requirements. Generally, the lessee performs the agreed maintenance program. If the lessee has paid maintenance reserves, the payments are used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls.



     If the leases do not provide for maintenance reserves payments, the lessor must rely on the lessee's credit and its ability to perform scheduled maintenance throughout the lease term, return the aircraft in the condition required by the lease, or make any payments required upon termination of the lease.



     LESSEES' OPTIONS



     Purchase options for six of the aircraft representing 23.57% of the aircraft by appraised value at January 18, 1999, have been granted to lessees under lease or a purchase option agreement.



     All of the purchase options are currently exercisable. The duration of some purchase options depends on whether the lessee exercises a separate option to extend the lease. There are no purchase options which are exercisable at prices below the assumed Note Target Prices.



     Five of the leases (16.03% of the aircraft by appraised value at January 18, 1999) include options for the lessee to extend the lease term and one of the leases (3.33% of the aircraft by appraised value at January 18, 1999) includes an option for the lessor to extend the lease term. The rent payable during the extension period varies from lease to lease. Four of the leases (8.12% of the aircraft by appraised value at January 18, 1999) contain provisions allowing early termination of the lease.



INDEMNIFICATION AND INSURANCE OF THE AIRCRAFT


     GENERAL


     The lessees will bear responsibility (through an operational indemnity) and carry insurance for any liabilities arising out of the operation of the aircraft, including any liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the aircraft. In addition, the lessees are required to carry additional insurance that are customary in the air transportation industry. Babcock & Brown will monitor the lessee's compliance with the insurance provisions of the leases. AerCo will also have its own contingent liability coverage. This will cover a liability that is in excess of the coverage provided by a lessee's policy and where a lessee's policy lapses. AerCo's contingent third party liability insurance will cover all of the aircraft and its contingent hull and hull war risks insurance covers certain of the aircraft. The amount of the contingent liability policies may not be the same as required under the lease. The amount of third party contingent liability insurance is subject to certain limitations imposed by the air transportation insurance industry.



     If any of the existing insurance policies are canceled or terminated and in the case of the re-lease of an aircraft, AerCo, or Babcock & Brown with approval, may engage insurance experts, to advise and recommend the appropriate amount of insurance coverage AerCo should procure.



     All insurance certificates contain a breach of warranty endorsement so that the additional insured parties remain protected even if the lessee violates any of the terms, conditions or warranties of the insurance policies, provided that the additional insured party has not caused, contributed to or knowingly condoned the breach.


     LIABILITY INSURANCE


     The lessees are required to have third party liability insurance for a combined single limit in minimum amounts ranging between $350 million and $850 million for each aircraft. In general, liability coverage on each aircraft includes third party legal liability, property damage legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party (including products) legal liability.



     In some jurisdictions, liabilities for risks that the lessees insure may attach to AerCo Group as owner of the aircraft regardless of whether AerCo is in any way responsible for the loss for which liability is asserted. In addition, claimants may assert claims against AerCo Group on the basis of alleged responsibility for a loss, even if the claim is not sustained. Under the leases, the lessees are obligated to indemnify the Lessor against claims, including the costs of defending against claims by third parties against them for liabilities while the aircraft are owned by AerCo Group and under lease to the lessees.



     The indemnified losses include both operating costs relating to the actual operation of the aircraft as well as losses to persons and property resulting from the operation of the aircraft. The latter types of losses are generally covered by the lessee's liability insurances.


     AIRCRAFT PROPERTY INSURANCE


     The lessees must carry other types of insurance that are customary in the air transportation industry, including all risks aircraft hull and hull war risks insurance (in each case at a value stipulated in the relevant lease, subject to adjustment) and aircraft spares insurance (on a replacement cost basis), in each case subject to customary deductibles. In addition to the stipulated lease value coverage obtained by the lessees, AerCo Group purchases declining "total loss only" coverage with respect to certain aircraft. As of January 18, 1999, in no case was the sum of the stipulated loss value and the additional coverage for the aircraft in place for all risks aircraft hull and hull war risks insurances less than 107% of the appraised value at January 18, 1999 of any aircraft, and on average the sum of such coverages in place for each aircraft was approximately 129% of the appraised value at January 18, 1999 of any aircraft. In many cases, the lessor can increase the insured value above the stipulated lease value consistent with industry practice. The lessee pays any increased premium. Permitted deductibles range from $250,000 to $1,000,000; however, the deductible generally applies only in the case of a partial loss. In the case of a total loss of an aircraft, no deductible would be applied against the insurance proceeds received.



     The leases include provisions defining an event of loss or a casualty occurrence such that where a total loss of the airframe occurs, with or without loss of the engines installed on the airframe, the agreed value is payable by the lessee. This payment is generally funded with insurance proceeds. However, the air transportation insurance industry practice is to treat only a loss of greater than 75% of the value of the aircraft, including the engines, as a total loss. Where insurance proceeds do cover a total loss, most leases require the lessor to pay to the lessee the balance of the insurance proceeds received under the hull all risks or war risks policy after deduction of all amounts payable by the lessee to the lessor under the lease.



     POLITICAL RISK REPOSSESSION INSURANCE



     Under certain leases, the lessor may arrange separate political risk repossession insurance for its own benefit, covering (a) confiscation, nationalization and requisition of title of any aircraft by the government of the country of registry and denegation and deprivation of legal title and rights, and (b) the failure of the authorities in that country to allow de-registration and export of the aircraft, subject to the conditions of the policies. Only 9.29% of the leases by appraised value of the aircraft concerned at January 18, 1999 require the lessee to reimburse the lessor for any political risk repossession insurance premiums.


THE LESSEES


     As of December 31, 1998, there were 26 lessees in 18 countries.


     PAYMENT HISTORY


     Weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases. Therefore, many of the lessees are in a relatively weak financial position and several of them have faced and continue to face severe economic difficulties.



     As of December 31, 1998, amounts outstanding for more than 30 days for rental payments, maintenance reserves and other amounts due under the leases (net of amounts of agreed deferrals or other restructurings, default interest and certain cash in transit) equalled $5.92 million for 5 lessees who had a total of 6 aircraft on lease.



     PAL, the lessee of two B737-300 aircraft representing 4.78% of the portfolio by appraised value at January 18, 1999, has recently suffered severe financial difficulties. On June 19, 1998, PAL filed a petition for Approval of a Rehabilitation Plan with the Philippine SEC and subsequently the Philippine SEC appointed an Interim Receiver. PAL was instructed by the Philippine SEC to submit a Rehabilitation Plan within thirty days. Following a number of applications for extension of this time limit, PAL filed a Rehabilitation Plan with the Philippine SEC on December 7, 1998 for approval.



     It is unclear whether PAL will receive support for its proposed rehabilitation plan from its creditors or whether it will be approved by the Philippine SEC.



     At December 31, 1998, $3.31 million (of which $3.15 million was in arrears for more than 30 days) was outstanding from PAL. Babcock & Brown is in negotiations with PAL regarding repayment of its arrearages. There can be no assurance, however, that PAL will ultimately repay its arrearages or be able to pay future lease rentals. AerCo Group may encounter delays or difficulties in recovering possession of the aircraft (which are currently operated within the Philippines) or terminating such leases. If the aircraft are recovered, the technical costs required to ensure the aircraft are in suitable condition for re-leasing may be significant.



     As of December 31, 1998, another Asian lessee (representing 4.65% of the portfolio by appraised value at January 18, 1999) owed $2.40 million in rent.



     As of December 31, 1998, a North American lessee (representing 3.57% of the portfolio by appraised value at January 18, 1999) owed $0.33 million in rent.



     ALPS 94-1 has responded, and AerCo Group expects to respond, to the needs of lessees in financial difficulty including, restructuring the applicable leases or agreeing lease deferrals. The restructurings will typically involve the rescheduling of rental payments for a specified period. In addition, certain restructurings may involve the voluntary early termination of a lease, the replacement of aircraft with less expensive aircraft and the arrangement of sub-leases from the lessee to another aircraft operator. In certain cases, it may be necessary to repossess aircraft from defaulting lessees and re-lease the aircraft to other lessees. The early termination of leases may lead AerCo to incur swap breakage costs under its agreements with swap providers which could be substantial. You should refer to "Management's Discussion and Analysis of Financial

Condition and Results of Operations -- Interest Rate Management." For additional information on SWAP breakage costs.



     Since 1995, ALPS 94-1 has entered into deferral and other restructuring transactions with two of the lessees and one former lessee involving a total of three aircraft. These restructurings are described below.



     The Airbus A320-200 aircraft on lease to Airtours was, until November 1995, leased to a U.K. charter operator. During 1994 and 1995, this lessee incurred substantial losses. In July 1995 when approximately $0.70 million was due under the lease, ALPS 94-1 agreed with the lessee and its parent company to terminate the lease in November 1995. The lessee agreed to a termination fee of $500,000, payable from the security deposit held by ALPS 94-1. In December 1995, the parties entered into a restructuring agreement, which provided for the payment of a L200,000 fee (payable in monthly installments through October 1997) to settle all of ALPS 94-1's outstanding claims under the first restructuring agreement. All installments have been paid under a bank letter of credit.



     Upon termination of this lease, the A320-200 aircraft was immediately released to Airtours as part of a larger aircraft swap transaction, under which Airtours terminated its lease of the MD83 aircraft owned by ALPS 94-1 and entered into a seven-year lease for the A320-200 aircraft. ALPS 94-1 shortly thereafter re-leased the MD83 aircraft to FEAT for three years. Although the transfer of the two aircraft was achieved without either aircraft being off-lease for any significant period, ALPS 94-1 incurred maintenance and other expenses of approximately $0.20 million and $0.50 million in connection with the redelivery of the A320-200 aircraft and the MD83 aircraft. Lost cash flow attributable to the restructuring described above (including the subsequent transfer of aircraft) during the year ended June 30, 1996 was $0.60 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".



     In December 1996, Canadian, lessee of an A320-200 aircraft (approximately 3.33% of the aircraft by appraised value at January 18, 1999), approached ALPS 94-1, with proposals to reschedule its obligations as part of a general plan designed to address its financial difficulties. After extensive negotiations, ALPS 94-1 and Canadian entered into an agreement in May 1997 providing for the deferral of operating lease rentals from December 1996 to February 1997. The deferred payments have all been repaid together with interest. In addition, Canadian has extended its lease for a further 61 months. The restructuring agreement resulted in a loss of cash flow to ALPS 94-1 of approximately $0.90 million during the year ended June 30, 1997.



     In early 1996, a Latin American airline which operates a Boeing B757-200 aircraft (approximately 4.59% of the aircraft by appraised value at January 18, 1999), experienced significant periodic cash shortages as a result of a seasonal drop in revenues. In April 1996, ALPS 94-1 agreed to the deferral of approximately $0.90 million in rental and maintenance payments for January and February 1996 to August 1996. The amounts deferred, together with default interest and a deferral fee, were subsequently paid. In addition, in December 1997, this lessee prepaid 12 months' rental payments under the relevant lease. As of December 31, 1998, however, $0.01 million was outstanding from this lessee.



     Certain lessees have experienced periodic difficulties in meeting their maintenance obligations under the leases. Such difficulties are caused by the failure of the lessee to have in place a well established maintenance program, adverse climate and other environmental conditions in the locations where the aircraft are operated or financial and labor difficulties experienced by the relevant lessee.


     DOWNTIME


     As of December 31, 1998, none of the aircraft were off-lease. There can be no assurance that ALPS 94-1 and AerFi's experience will be indicative of AerCo Group's and Babcock & Brown's ability to keep the aircraft and any additional aircraft on-lease in the future. AerCo Group and Babcock & Brown may be unable to re-lease aircraft upon the expiration of leases as a result of a deterioration in industry conditions, decreased demand for specific types of aircraft or other factors.



     The table below lists the leases that are scheduled to expire (through
2003), and also shows the number and type of aircraft that we must re-lease through December 31, 2003. The table assumes that no lease will terminate early and that there are no sales of aircraft or purchases of additional aircraft. More aircraft may need to be re-leased if aircraft become available through early lease terminations.



          AERCO GROUP LEASE PLACEMENT REQUIREMENT AT JANUARY 18, 1999



                                                                  TO DECEMBER 31,
                                                     -----------------------------------------
                  AIRCRAFT TYPE                      1999     2000     2001     2002     2003
                  -------------                      -----    -----    -----    -----    -----
A300.............................................       --       --        1       --       --
A320.............................................        1        1       --        1        1
B737.............................................        5        2        3        2       --
B747.............................................       --       --       --       --       --
B757.............................................       --       --       --        1        1
B767.............................................       --        1        1       --       --
DC8..............................................       --       --       --       --        2
F100.............................................       --       --       --        1       --
MD83.............................................       --       --       --        1       --



     DESCRIPTION OF THE LESSEES



     The table below lists certain available information on the country of domicile, government, airline or principal shareholders, fleet size and composition and the first year of operation of each lessee. See "-- Portfolio Information" above for additional tables detailing the exposure of the portfolio (as a percentage of appraised value at January 18, 1999) to each lessee and the countries and geographic regions in which the lessees are domiciled.


                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------

Aer Lingus..............  Republic of Ireland     1936      Government of Ireland (100%)           6 B737-400
                                                                                                   8 B737-500
                                                                                                   5 A330-300
                                                                                                   1 L-1011-100

Airtours................  United Kingdom          1990      Airtours Plc (100%)                    10 A320-200
                                                                                                   4 B757-200
                                                                                                   4 B767-300ER

Air 2000................  United Kingdom          1986      First Choice Holidays Plc (100%)       4A320-200
                                                                                                   9 B757-200

                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------
Air France..............  France                  1933      Government of France (95%)             5 F100
                                                                                                   7 B737-300
                                                                                                   16 B737-500
                                                                                                   17 B737-200A
                                                                                                   4 B747-100
                                                                                                   2 B747-200B
                                                                                                   10 B747-200BC
                                                                                                   10 B747-200F
                                                                                                   2 B747-200SF
                                                                                                   2 B747-300C
                                                                                                   7 B747-400
                                                                                                   6 B747-400C
                                                                                                   5 B767-300ER
                                                                                                   2 A300-B4-200
                                                                                                   6 A310-200
                                                                                                   4 A310-300
                                                                                                   9 A319-100
                                                                                                   13 A320-100
                                                                                                   43 A320-200
                                                                                                   6 A321-100
                                                                                                   4 A321-200
                                                                                                   3 A340-200
                                                                                                   11 A340-300
                                                                                                   6 Concorde
                                                                                                   9 F.27-5000

Air Pacific.............  Fiji                    1951      Government of Fiji (72%)               1 B737-300
                                                            Qantas (17.5%)                         1 B737-500
                                                            Air New Zealand (2%)                   1 B747-200B
                                                                                                   1 B767-300ER

Asiana..................  Republic of Korea       1988      Kumho Group (62%)                      19 B737-400
                                                            Korean Development Bank (12.6%)        3 B737-500
                                                            Korean Long Team Credit Bank (6.4%)    12 B747-400
                                                            Swiss Bank Corp (19%)                  8 B767-300
                                                                                                   8 B767-300ER
                                                                                                   1 A321-100

Avianca.................  Colombia                1919      Private                                3 B727 200
                                                                                                   4 B757 200
                                                                                                   3 B767 200ER
                                                                                                   1 B767 300ER
                                                                                                   10 F50
                                                                                                   11 MD83

British Midland.........  United Kingdom          1938      BBW Partnership (60%)                  4 F100
                                                            SAS (40%)                              9 Saab340
                                                                                                   3 F70
                                                                                                   8 B737-300
                                                                                                   5 B737-400
                                                                                                   13 B737-500
                                                                                                   1 Jetstream 41

BAX Global..............  United States           1972      Bax Global Northern Air Freight        3 B727-200A
                                                  1997      (100%)                                 11 DC8-60
                                                  1979                                             11 DC8-70

Canadian................  Canada                  1987      AMR (33%)                              12 A320-200
                                                                                                   41 B737-200
                                                                                                   4 B747-400
                                                                                                   9 B767-300ER
                                                                                                   4 DC10-30
                                                                                                   5 DC10-30ER

                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------
China Southwest.........  People's Republic       1987      People's Republic of China (100%)      1 B707-300
                          of China                                                                 16 B737-300
                                                                                                   11 B757-200
                                                                                                   3 AN-24
                                                                                                   5 TU-154
                                                                                                   4 Y-12

FEAT....................  Taiwan                  1957      China Development (controlled by the   2 B737 200A
                                                            KMT, Taiwan's ruling party) (14%)      3 B757-200
                                                            China Airlines (10%)                   7 MD82
                                                                                                   3 MD83

Indian Airlines.........  India                   1953      Government of India (100%)             1 Fairchild 228-200
                                                                                                   7 B737-200A
                                                                                                   1 B737-200AC
                                                                                                   8 A300-B2-100
                                                                                                   2 A300-B4-200
                                                                                                   30 A320-200

Lan Chile...............  Chile                   1929      Grupo Guato (38.5%)                    18 B737-200A
                                                            Grupo Pifiera (33.1%)                  11 B767-300ER
                                                            Grupo Humas (19%)                      1 B757-200QC
                                                            Grupo Ebler (8.4%)

Malev...................  Hungary                 1946      Government of Hungary (63.9%)          6 B737-200A
                                                            Alitalia (30%)                         2 B737-400
                                                                                                   2 B767-200ER
                                                                                                   5 F70
                                                                                                   4 B737-300
                                                                                                   3 Tu-134
                                                                                                   5 Tu-154

Monarch.................  United Kingdom          1967      Cosmos Guide Holding International     4 A300-600ER
                                                            NV (100%)                              5 A320-200
                                                                                                   6 B757-200
                                                                                                   1 DC10-30
                                                                                                   1 A321-200
                                                                                                   1 L-1011-1

Pegasus.................  Turkey                  1990      Yapi Kredit Bank (49%)                 3 B737-400
                                                            Alper Elchin (21%)
                                                            Silkar and Net Holdings (30%)

PAL.....................  Philippines             1941      Lucio Tan (34%)                        11 A300-B4-200
                                                            Government (33%)                       11 B737 300
                                                                                                   10 F50
                                                                                                   1 MD11ER
                                                                                                   8 A330-300
                                                                                                   4 A340-200
                                                                                                   5 A340-300
                                                                                                   4 A320-200
                                                                                                   5 A340-300
                                                                                                   3 B747-200B
                                                                                                   4 B747-400

Portugalia..............  Portugal                1987      Groupo Espirito Saneto (61%)           6 F100
                                                                                                   5 RJ145
                                                                                                   1 RJ70

                                                  BEGAN            GOVERNMENT/COMMERCIAL
LESSEE                    DOMICILE              OPERATION      AIRLINE/PRINCIPAL SHAREHOLDERS      FLEET(1)
------                    --------              ---------      ------------------------------      --------
Spanair.................  Spain                   1987      SAS (49%)                              2 B767-300ER
                                                                                                   15 MD-83
                                                                                                   1 MD-82
                                                                                                   2 MD-87
                                                                                                   1 MD-81
                                                                                                   2 B757-200

Sun Express.............  Turkey                  1990      THY (60%)                              3 B737-300
                                                            Condor (Lufthansa subsidiary) (40%)    2 B737-400

TAM.....................  Brazil                  1976      VASP (3.35%)                           29 F100
                                                            Rolim Amao (66.6%)                     9 F50
                                                                                                   6 F27
                                                                                                   6 Citation

Tower Air...............  United States           1982      Tower Travel (75%)                     5 B747-100
                                                                                                   1 B747-100F
                                                                                                   9 B747-200B
                                                                                                   1 B747-200SF

THY.....................  Turkey                  1933      Republic of Turkey (98.7%)             7 A310-200
                                                                                                   7 A310-300
                                                                                                   5 A340-300
                                                                                                   3 B727-200A
                                                                                                   28 B737-400
                                                                                                   2 B737-500
                                                                                                   4 RJ70
                                                                                                   9 RJ100

Yunnan..................  People's Republic       1992      China Southwest (50%)                  14 B737-300
                          of China                          City of Kunming (Yunnan Province)      3 B767-300ER
                                                            (50%)

---------------


(1) Source: Airclaims Limited CASE Database, February 15, 1998.

                        THE COMMERCIAL AVIATION INDUSTRY


     Worldwide demand for air travel has been cyclical, and is influenced by a number of factors, including global and regional political stability, general economic conditions, business and credit conditions, the impact of the price and availability of jet fuel on airline costs. Technological developments in the transport and communications fields such as high-speed rail travel and video-conferencing which provide partial substitutes for some air travel also affects the demand for our travel.



     Demand for air travel as measured by the number of fare paying passengers carried multiplied by the distance flown in miles (revenue passenger miles, or "RPMS") has increased since 1970 in every year but one, 1991, in which there was a decline of 2.8% principally due to a worldwide economic slowdown intensified by the Gulf War. This decline in demand together with a sharp increase in surplus industry capacity led to widespread financial losses in the airline industry. The average annual increase in RPMs from 1970 to 1997, including the decline in 1991, was approximately 7%. Historical growth in RPMs has shown a correlation with growth in world GDP and the decrease in the cost of air travel on an inflation-adjusted basis.



     Demand has varied in different regions of the world. Since 1990 the highest rates of annual increase in RPMs have been on certain routes in the Asia-Pacific region, although these growth rates are expected to suffer because of the economic crises that have recently affected several Asian economies. The lowest rates of annual increase in RPMs have been on domestic routes within Europe and the United States.



     The following table lists worldwide aviation traffic, as measured by RPMs, and the annual growth rate in the traffic for the years indicated.


                              WORLD TRAFFIC GROWTH
                         (EXCLUDING DOMESTIC CIS RPMS)

                                                                                 ANNUAL GROWTH IN
                                                                WORLD TRAFFIC     WORLD TRAFFIC
YEAR                                                              (IN RPMS)         (IN RPMS)
----                                                            -------------    ----------------
                                                                (BILLIONS)             (%)
1985........................................................         868.5              --
1990........................................................       1,216.4             7.0
1995........................................................       1,569.8             5.2
1996........................................................       1,687.8             7.5
1997........................................................       1,796.6             6.4


DEMAND FOR AIRCRAFT



     Over time, an increase in RPMs will create a demand for new aircraft capacity to service the incremental demand for air travel over the existing capacity provided by airlines. Growth in RPMs has been the principal long-term factor affecting demand for aircraft. Other factors that contribute to the demand for aircraft are:



     - the need to replace aircraft that are retired at the end of their useful economic lives or are written off for other reasons;



     -  changes in aircraft productivity;



     - the supply of new and used or replacement aircraft, which is affected by manufacturer production levels and may be affected by bankruptcies of significant owners or operators of aircraft;



     - the ability of air transport infrastructure to accommodate commercial air traffic levels;



     -  the cost and availability of jet fuel; and



     - governmental regulations and restrictions affecting the costs and benefits of owning and operating aircraft.



     The types of aircraft required by an operator are dictated principally by its existing and anticipated structure of routes and traffic volume. An operator's specific choice of aircraft will also depend on a number of additional factors, including the size and composition of its current fleet, its ability to operate and maintain particular aircraft types based on the training of its personnel and the capacity of its ground facilities, seating capacity of the aircraft and operating costs. Approximately 71% of commercial jet aircraft manufactured outside the CIS since 1990 are narrowbody aircraft with the balance being widebody aircraft. Increased airport congestion and limitations on air traffic control systems may lead to a relative increase in the number of widebody aircraft in the worldwide commercial jet fleet. As of February 15, 1998, of the 9,095 narrowbody aircraft in operation, approximately 21% were more than 25 years old while only approximately 7.40% of the 3,154 widebody aircraft in service on that date were more than 25 years old. It is difficult to predict whether any such increase in the number of widebody aircraft will have a material effect on the relative demand for either type of aircraft, as the demand for replacements for older narrowbody aircraft may equal or exceed the demand for widebody aircraft. Within the widebody sector, the availability of newer long-haul aircraft is likely to result in a continued weak market for earlier models such as the A300-B4-200, A310, B747-100, B747-200 and DC-10. The newer models have lower operating costs and allow airlines to develop new long-haul routes more efficiently as well as to increase service frequency on established routes.


NEW AIRCRAFT SUPPLY


     There are two major manufacturers of commercial jet aircraft outside of the CIS (Boeing and Airbus Industrie G.I.E.) and three smaller manufacturers (British Aerospace plc, Bombardier and Embraer) which produce regional aircraft. The manufacturers of commercial jet aircraft in the CIS are currently not a material factor in supplying the requirements of operators outside the CIS and the former Eastern Bloc countries. There are three principal manufacturers of commercial jet engines: General Electric Company, through the GE Aircraft Engines Division; United Technologies International, Inc., through Pratt & Whitney; and Rolls Royce. There are relatively more manufacturers of turboprop aircraft and engines than jet aircraft and engines.



     There has been a long-term trend toward consolidation of the commercial aircraft manufacturing industry, evidenced by the merger between Boeing and McDonnell Douglas, the creation of the Airbus Industrie consortium by four European manufacturers (Aerospatiale, British Aerospace, Daimler-Benz and CASA) and the exit of former participants such as Lockheed, Fokker and Convair. The long lead time, high capital cost and technological sophistication required to bring a new aircraft model to the market create significant barriers to entry into the industry, particularly for narrowbody and widebody jet aircraft.



     Although most new aircraft are ordered under long-term, multi-aircraft contracts, the volume of aircraft production has varied significantly over the years, reflecting the changing state of the commercial aviation industry and the economy. Manufacturers generally adjust production levels in response to their customers' desires and financial capacity to take delivery of ordered aircraft which in turn may be affected by the level of air traffic and the availability of competitive used aircraft. Boeing and Airbus have both announced and partially implemented increased production levels from the cyclical low reached in 1995, with the result that new jet aircraft production levels are likely to double by 1999 to over 900 aircraft. This level of production is above the long-term requirement implied by industry forecasts, including those published by Boeing and Airbus. The increase in production has been accompanied by very aggressive pricing strategies in an effort to maximize their market share. A continuation of current new aircraft production and pricing trends is likely to have an adverse impact on AerCo's ability to generate cash flows consistent with the assumptions described under "Description of the Notes -- Assumptions".



     All of the major manufacturers are implementing programs to shorten lead times and reduce the cost of manufacturing commercial aircraft, including the reorganization of design and production systems and business arrangements with suppliers which have resulted in, lower escalation of future prices and shifts in aircraft ordering patterns such that purchasers are able to acquire aircraft at shorter lead times than previously required. Some manufacturers are also discussing the use of lower-cost production locations. Depending on the extent to which cost savings are achieved and passed on to aircraft purchasers these factors could have an adverse impact on AerCo Group's ability to re-lease or sell aircraft and on the rental rates of future leases of the aircraft.

USED AIRCRAFT SUPPLY


     The supply of used aircraft depends on the level of utilization of the existing worldwide fleet and the net change in this fleet based on manufacturers' production levels and aircraft retirements. Cyclical factors that affect air travel demand also may affect the supply of used aircraft. According to the Airclaims Limited CASE database, as of February 15, 1998 there were approximately 606 commercial jet aircraft in storage of which approximately 57% (345 aircraft) were Stage 2 aircraft and approximately 43% (261 aircraft) Stage 3 aircraft. The median ages of such aircraft in storage were approximately 28 and 19 years. According to third party industry sources, there was a total of 375 commercial jet aircraft available for sale or lease at such date, of which 173 were Stage 2 aircraft and 202 were Stage 3 aircraft. Approximately 33% of such Stage 3 aircraft were narrowbodies and 67% widebodies. There are a number of aircraft in storage that are not available for sale or lease; conversely, a number of aircraft available for sale or lease are in service rather than in storage. In general older aircraft are significantly more likely to be stored than younger aircraft.


     The weak growth of air travel in the 1990-1994 period combined with high levels of new deliveries from manufacturers in the early 1990s resulted in low levels of profitability or significant losses for many airlines and leasing companies, a significant increase in the supply of used aircraft and decrease in their value, especially for older Stage 2 aircraft and older Stage 3 widebody aircraft. There can be no assurance that such oversupply will diminish or that any future downturn in the commercial aviation industry or the worldwide demand for aircraft will not result in increased availability of used aircraft for lease or sale in the future, particularly at the times Aircraft are being marketed for lease by AerCo Group.

OPERATING LEASING


     Until the mid-1970s, almost all commercial aircraft were either owned by their airline operators or leased under finance leases from financial institutions, except for short-term leases of surplus aircraft from one airline to another. Beginning in the mid-1970s leasing companies were willing to purchase aircraft and undertake the risk of finding a buyer or lessee for the aircraft.



     Leasing companies acquire aircraft for lease through purchases of used aircraft, often through sale-leaseback arrangements with the operators of such aircraft. Also, in the mid-1980s a number of leasing companies started to acquire new aircraft directly from manufacturers, with or without lease commitments for the aircraft. Leasing companies and other financial institutions have become significant purchasers of new aircraft and their jet aircraft orders and options constituted approximately 18% of outstanding jet orders as of February 15, 1998.


     The number of airlines taking aircraft on operating leases has increased from 82 out of a worldwide total of 313 in 1980 (approximately 26% of total airlines) to 374 out of a worldwide total of 673 in 1997 (approximately 56% of total airlines).

     Many operating lessees are airlines that cannot independently finance the purchase of aircraft, that desire greater flexibility in fleet planning, or that choose to take advantage of demand from leasing companies to acquire assets through equipment sale-leaseback transactions.

ROLE OF GOVERNMENT


     National governments play a major role in the regulation of air transportation through the establishment of standards of aircraft certification, airworthiness and operation, the regulation of airspace and the provision of services, including navigational aids, air traffic control and search and rescue. There is a general worldwide uniformity of standards because all nations with any significant civil aviation industry are members of the International Civil Aviation Organization (a United Nations agency) and apply the technical standards developed by this agency as the basis of national aviation regulations. In many countries, the national government regulates both domestic routes and pricing of air travel. Since the late 1980s however there has been a trend in certain jurisdictions, such as the European Union, Australia, Mexico and Brazil, toward limited deregulation and the progressive opening up of routes to competition. In particular, the European Union introduced a package of liberalization measures in 1993 affecting the licensing of air carriers, access to air routes within the European Union and fares and rates for air transportation services. This trend towards deregulation could lead to developments similar to those that occurred in the United States since the enactment of the Airline Deregulation Act of 1978.



     National governments have also influenced the financial condition of the commercial aviation industry ownership or support of national and local airlines. Certain national governments also have provided financial support of local commercial passenger jet manufacturing industries. Indirect financial support is also provided to aircraft and engine manufacturers through the issuance of credits and guarantees from national export credit agencies. However, there have been recent initiatives within the European Union requiring more stringent conditions for granting state aid to airlines, and there is a worldwide trend toward the complete or partial privatization of many government-owned airlines.



     There can be no assurance, however, that the recent trends toward deregulation of routes and pricing of air travel and toward complete or partial privatization of government-owned airlines will continue or will occur in the manner announced by the relevant governments. Although such trends may result initially in an increase in the number of airlines worldwide, they also may result ultimately in a greater concentration of larger airlines due to the failure of smaller, more thinly capitalized airlines. In any event, deregulation and privatization may at times adversely affect the future market for aircraft, including the aircraft.


TECHNICAL REGULATION


     In addition to general requirements regarding maintenance of aircraft, aviation authorities issue airworthiness directives ("ADS") requiring the operators of aircraft to take particular maintenance actions or make particular modifications to a number of aircraft of designated types. ADs normally specify a period in which to carry out the required action or modification and generally enough time is allowed to permit the implementation of the AD in connection with scheduled maintenance of the aircraft or engines. The lessees usually bear the cost of compliance with ADs issued by applicable aviation authorities and, relevant manufacturers' recommendations and AerCo Group may be required to contribute a portion of such costs over a specified threshold. However, if a lessee fails to perform ADs required on an aircraft, AerCo Group would bear the cost of compliance necessary for the Aircraft to maintain its Certificate of Airworthiness. In such circumstances, funds in the collection account and lessee funded account will be available to mitigate the costs of compliance, although such use would reduce the availability of such amounts to cover the cost of scheduled maintenance. There can be no assurance that such funds will be available at the time needed or that any funds available will be sufficient for such purposes.



     Other governmental regulations may apply to the aircraft, including requirements relating to noise and emissions levels. Such regulations may be imposed not only by the jurisdictions in which the aircraft are registered, but also in jurisdictions where the aircraft operate. Chapters 2 and 3 of Chicago Convention establish two progressively restrictive noise level standard that correspond to the requirements for Stage 2 and Stage 3 aircraft. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations which will require all aircraft to comply with the most restrictive of these standards. Such regulations restrict the future operation of aircraft that are not Stage 3 aircraft and will prohibit the operation of such aircraft in the relevant jurisdictions early in the next century (1999, in the case of the United States). Since AerCo Group has the ability to acquire Stage 2 aircraft, these regulations may affect AerCo adversely. In addition, local municipalities may have more stringent noise regulations than those applicable to Stage 3 aircraft.



     Volume 2 of Annex 16 of the Chicago Convention also contains standards and recommendations regarding limitations on vented fuel and smoke and gaseous emissions for aircraft. While a number of countries have adopted regulations implementing these recommendations, such regulations generally have been prospective in nature, requiring only that newly manufactured engines meet particular standards after a particular date. To the extent that these regulations require modifications to the engines owned by AerCo Group, they would be treated similar to ADs under the leases.

                           MANAGEMENT OF AERCO GROUP


     Except as described in this prospectus, particularly upon an Event of Default, neither the Trustee nor any Noteholders has a right to participate in AerCo's management or affairs. Neither the Trustee nor any Noteholder can supervise the functions relating to the leases and the re-lease of the aircraft, which are delegated to Babcock & Brown under the Servicing Agreement.


DIRECTORS


     AerCo's board of directors will have no more than five members. The holder or holders of a majority in aggregate principal amount of AerCo's Class E Notes have the right to appoint two directors while the Class E Notes are outstanding. The remaining directors must be independent directors. The initial independent directors of AerCo are Mr. Frederick W. Bradley, Jr., Chairman of AerCo, Mr. Kenneth N. Peters and Mr. G. Adrian Robinson. The succeeding independent directors will be appointed by a majority of the then standing directors. If no independent directors are serving on the board at any time, three new independent directors will be appointed in accordance with AerCo's Articles of Association. Mr. Edward Hansom and Ms. Rose Hynes were appointed directors by AerFi as holder of the majority of the Subclass E-1 Notes. Any resolution of the board of directors will require the affirmative vote of a majority of the independent directors. Transactions and proceedings that relate to certain insolvency proceedings, amendments to AerCo's Memorandum or Articles of Association, acquisition of additional aircraft, mergers or the sale of all or substantially all of AerCo's assets may only be approved by a unanimous vote of all directors.



     The directors, their ages and principal activities are as follows:


NAME                                          AGE    OFFICES HELD WITH THE REGISTRANT
----                                          ---    --------------------------------
Frederick W. Bradley, Jr..................    71     Director and Chairman
Kenneth N. Peters.........................    63     Director
G. Adrian Robinson........................    49     Director
Edward Hansom.............................    40     Director
Rose Hynes................................    40     Director


     Frederick W. Bradley, Jr. -- From 1969 until 1992, Mr. Bradley was a Senior Vice President of Citibank N.A., in charge of the bank's global airline and aerospace business, having joined Citibank in 1958. Mr. Bradley has served as a director and Chairman of ALPS 94-1 since 1994. Mr. Bradley also serves as a director and Chairman of Aircraft Lease Portfolio Securitisation 92-1 Limited. Mr. Bradley is also a director of America West Airlines, Inc., First Citicorp Life Insurance Co., and the Institute of Air Transport, Paris, France and is president of the International Air Transport Association's (IATA) International Airline Training Fund of the United States.


     Kenneth N. Peters -- Mr. Peters was Assistant Treasurer of The Boeing Company from 1985 to 1995 and was Vice President, Customer Financing at The Boeing Company from 1995 until his retirement from The Boeing Company in 1997. From 1960 to 1985, Mr. Peters held various positions with The Boeing Company including the positions of Manager and Director of Customer Financing within the Corporate Treasurer's Organization.


     G. Adrian Robinson -- Mr. Robinson has been an Aerospace Consultant since 1992. From 1990 to 1992 Mr. Robinson was a Deputy General Manager of The Nippon Credit Bank. Until 1989, he was a Managing Director, Special Finance Group of Chemical Bank, which he joined in 1986. Mr. Robinson also serves as a director of ALPS 94-1 and its subsidiaries and Aircraft Lease Portfolio Securitisation 92-1 Limited and its subsidiaries. Mr. Robinson also provides consulting services from time to time to Air 2000, one of the lessees.



     Edward Hansom -- Mr. Hansom is Chief Financial Officer of AerFi. He joined AerFi in 1988 from the treasury division of Schroders. Prior to taking up his current position in May 1997, Mr. Hansom was General Manager, Treasury of AerFi Group.

     Rose Hynes -- Ms. Hynes is General Counsel of AerFi. She joined AerFi Group in 1988, having previously been a partner in an Irish law firm. Prior to taking up her current position with AerFi in May 1997, she was Vice President, Corporate Finance of AerFi. Ms. Hynes also serves as a director of Aer Lingus, one of the lessees, and certain of its subsidiaries.



     AerCo's directors are non-executive and AerCo does not and will not have any employees or executive officers. Accordingly, the board of directors relies upon Babcock & Brown, the administrative agent, the cash manager and the other service providers for all asset servicing, executive and administrative functions under the service provider agreements. Certain individuals other than the directors listed above serve as directors of various subsidiaries of AerCo.



     All directors are compensated for travel and other expenses incurred by them in the performance of their duties. AerCo pays each independent director an aggregate fee of $75,000 per annum for their services. The directors appointed by the holder of a majority in aggregate principal amount of the Class E Notes do not and will not receive remuneration from AerCo for their services.



     Mr. Bradley, Mr. Peters and Mr. Robinson also act as directors of certain AerCo Group subsidiaries. Mr. Bradley, Mr. Peters and Mr. Robinson each receive $1,000 for each day, or portion of a day, which they are required to devote to the activities of those subsidiaries and AerCo (other than in respect of its board meetings).



     AerCo knows of no arrangement, the exercise of which could result in a change in control of AerCo.



BENEFICIAL OWNERSHIP OF AERCO



                                                                          NUMBER OF    PERCENT
TITLE OF CLASS      NAME AND ADDRESS                                       SHARES      OF CLASS
--------------      ----------------                                      ---------    --------
Common Stock        Mourant & Co. Trustees Limited,...................    19 Shares       95%
                    as trustee of AerCo Holding Trust
                    22 Grenville Street
                    St. Helier
                    Jersey, Channel Islands

                    AerFi Group plc...................................      1 Share        5%
                    Aviation House
                    Shannon,
                    Ireland



     Under the Shareholders Undertaking entered into on July 15, 1998 by Mourant & Co. Trustees Limited as trustee of the Charitable Trust (the "CHARITABLE TRUST TRUSTEE"), the Nominees, AerFi, AerCo and the Trustee, the Charitable Trust Trustee and AerFi agreed that, as long as the AerCo Notes are outstanding, they will not, without the prior written approval of the Trustee and all the directors, transfer any part of the Capital Stock held by them or any interest therein unless the transferee:



     (1) in the case of the capital stock held by the Nominees for the Charitable Trust Trustee, is a trustee of a trust formed for charitable purposes substantially identical to those for which the Charitable Trust is established; and



     (2) enters into an agreement substantially identical to the Shareholders Undertaking in favor of the Trustee.



     In consideration for the undertakings given by the Charitable Trust Trustee in the Shareholders Undertaking, the Charitable Trust Trustee is entitled to receive from AerCo an undertaking fee equal to $1,500 per annum. Pursuant to the instrument of trust establishing the Charitable Trust, a certificate given by the directors to the Charitable Trust Trustee that its voting of the capital stock in a specified manner is in the best commercial interests of AerCo shall, for the purposes of the exercise of the Charitable Trust Trustee's discretion, be conclusive that any such action is in the best commercial interests of AerCo.

THE SERVICER


     Babcock & Brown and its affiliates cannot be held responsible for any liabilities of AerCo or its affiliates, including any payments due to you on the Notes.



     Babcock & Brown provides services under the servicing agreement to AerCo Group (except where a substitute servicer may perform the services as described below). The servicing agreement details Babcock & Brown's:



     - various duties for the management and administration of our aircraft and the related leases,



     - aircraft marketing activities, and



     - initial aircraft management-related obligations in connection with offers and sales by AerCo of refinancing notes or additional notes.



     OPERATING GUIDELINES



     Babcock & Brown does not have any fiduciary or other implied duties to you or AerCo, and its obligations are limited to the express terms of the servicing agreement. In accordance with the express terms of the servicing agreement, Babcock & Brown will act in accordance with applicable law and with AerCo's directions.



     Babcock & Brown may exercise such authority as is necessary to give it a practicable and working autonomy in performing the services and must also comply with the following two contractual standards in performing its services.



     (1) Babcock & Brown must perform its services with reasonable care and diligence as if it were the owner of the aircraft consistent with the customary commercial practice of a prudent international aircraft lessor in the management, servicing and marketing of commercial jet aircraft and related assets. This is referred to in this prospectus as the Babcock & Brown Services Standard.



     (2) If a conflict of interest arises regarding Babcock & Brown's management, servicing or marketing of: (a) any two aircraft or (b) any aircraft and any other assets owned, managed, serviced or marketed by the Babcock & Brown Group, Babcock & Brown is required to notify AerCo and perform the services in good faith. If the two aircraft and other assets owned, managed, serviced or market by Babcock & Brown are substantially similar in terms of objectively identifiable characteristics that are relevant for the particular services to be performed, Babcock & Brown will not discriminate among the aircraft or between any of the aircraft and any other aircraft then owned, managed, serviced or marketed by Babcock & Brown on an unreasonable basis. This is referred to in this prospectus as the Babcock & Brown Conflicts Standard.



     All transactions to be entered into by Babcock & Brown on behalf of AerCo Group (other than with other persons within AerCo Group) must be at arm's length and on fair market value terms unless otherwise agreed or directed by AerCo. Certain transactions or matters with respect to the aircraft require the specific written approval of AerCo, including:



     - sales of (or agreements to sell) aircraft or any engine forming part of the aircraft unless required by the lease;



     - the entering into new leases (including amendments, renewals or extensions of an existing lease) that does not comply with the operating covenants;



     - terminating any lease for any aircraft having an aggregate depreciated net book value over $100 million;

     - entering into any contract for modification or maintenance of the aircraft if:



       -- the cost to AerCo is more than, the greater or, the estimated cost of a heavy maintenance check for the airframe and the engines or the available maintenance reserves or other collateral under the related lease, or



       -- the modification or maintenance is outside the ordinary course of AerCo Group's business.



     However, AerCo's written approval is not required if the budget provides for the cost of the modification or maintenance.



     - entering into any capital commitment or confirming any order or commitment to acquire aircraft or engines;



     - issuing any guarantee on behalf of any person within AerCo Group other than guarantees:



       -- by one AerCo Group member of the lease obligations of another, or



       -- for trade payables incurred in the ordinary course of AerCo Group's business;



     - entering into any agreements for services costing more than $50,000 to be provided by third parties at AerCo Group's cost, unless this is an expense provided for in the budget; and



     - entering into or amending or granting a waiver in any transaction with Babcock & Brown or any of its affiliates on behalf of any person within AerCo Group.



     In accordance with the express terms of the servicing agreement, Babcock & Brown will act in accordance with applicable law and with AerCo's directions, and will perform its services in accordance with the Babcock & Brown Services Standard and the Babcock & Brown Conflicts Standard. Babcock & Brown does not have any fiduciary or other implied duties to you or AerCo, and its obligations are limited to the express terms of the servicing agreement.



     Babcock & Brown also manages, services and markets aircraft assets owned by third parties and persons within the Babcock & Brown Group. Babcock & Brown may have conflicts of interest in performing its obligations on behalf of AerCo Group. If a conflict of interest arises during the negotiation of a transaction, Babcock & Brown may withdraw its representation of AerCo, and act on behalf of itself.



     Babcock & Brown is not liable to any person, other than AerCo Group to the limited extent described below, for any losses relating to



     - the sale, lease or purchase of our aircraft on less favorable terms than might have been achieved at any time, so long as the transactions were entered into on the basis of a commercial decision or recommendation of Babcock & Brown in accordance with the Babcock & Brown Services Standard;



     - Babcock & Brown's obligation to apply the Babcock & Brown Conflicts Standard in performing its services, except, where the losses are finally adjudicated to have been caused directly by their negligence, recklessness, wilful misconduct or fraud;



     - the ownership, operation, maintenance, acquisition, leasing, financing, refinancing or sale of any of our aircraft, or any action, or failure to act on the part of any person at any time, prior to the effective date of the Servicing Agreement;



     - any action that AerCo, the cash manager or the administrative agent, instructs Babcock & Brown to take, limit or terminate despite Babcock & Brown's contrary recommendation;



     - AerCo Group's refusal to take any action that Babcock & Brown recommends;



     - circumstances where any person within AerCo Group has received amounts sufficient to cover such losses; or



     - the gross negligence, recklessness, fraud or wilful misconduct of any person within AerCo Group.

     AerCo Group will indemnify Babcock & Brown and its affiliates and representatives on an after-tax basis for any losses that may be asserted against them relating to:



     - Babcock & Brown's performance under the Servicing Agreement;



     - errors in judgment or omissions by Babcock & Brown or any action taken, limited or terminated in accordance with AerCo's, the cash manager's or the administrative agent's instructions, except where the losses are finally adjudicated to have been caused by Babcock & Brown's negligence, recklessness, fraud or wilful misconduct in performing its obligations; or



     - any of the circumstances under which Babcock & Brown would not be liable to AerCo as described above.



     Babcock & Brown will indemnify AerCo Group on an after-tax basis for losses arising from the performance of its services, where the losses are finally adjudicated to have:



     - been caused directly by the negligence, recklessness, fraud or wilful misconduct of Babcock & Brown or any of its affiliates or delegates in respect of its obligations to apply the Standard of Care or the Conflicts Standard in connection with the performance of its services; or



     - directly resulted from a breach by Babcock & Brown of the express terms and conditions of the Servicing Agreement.



     Babcock & Brown's obligation to indemnify AerCo excludes circumstances where any person within AerCo Group has already received an amount sufficient to cover such losses and is limited to a maximum amount of $21 million in the aggregate with respect to any and all losses, except for losses arising from fraud on the part of Babcock & Brown, for which Babcock & Brown will have unlimited liability.



     AIRCRAFT SERVICES



     Babcock & Brown has agreed to:



     - engage and maintain the necessary staff and supporting resources required to perform its services;



     - grant AerCo Group and its agents, access to its information, programs, records and personnel to enable AerCo Group to monitor its compliance with the Servicing Agreement and for general AerCo Group business; and



     - separate its own funds from the funds of any person within AerCo Group.



     Babcock & Brown provides a wide range of services to AerCo Group, including:



     - lease marketing, such as remarketing, lease drafting, negotiation and execution;



     - initial aircraft asset management, such as rent collection, aircraft maintenance, insurance, contract compliance and enforcement against current lessees, and accepting delivery and redelivery of aircraft;



     - current aircraft sales;



     - arranging valuations and monitoring and advising AerCo on regulatory developments;



     - assisting AerCo to stay in compliance with certain covenants under the indenture;



     - providing AerCo with data and information relating to the our aircraft and the commercial aviation industry;



     - assistance with any public or private offerings and sale of refinancing notes or additional notes;



     - assistance with Permitted Tax-Related Dispositions or other permissible tax-based financings;



     - legal and other professional services relating to the lease, sale or financing of the our aircraft, amendment modification or enforcement of our aircraft lease; and



     - periodic reporting of operational, financial and other information on our aircraft and leases.

     BUDGETS



     AerCo will adopt an annual and a three-year budget each year for all aircraft. Babcock & Brown has agreed to use reasonable commercial efforts to achieve the annual budget.


     MANAGEMENT FEES


     Babcock & Brown is paid a retainer fee in an annual amount equal to approximately 0.10% of the initial appraised value of each aircraft in our fleet. The retainer fee is payable monthly in arrears in equal installments and subject to pro-rata reduction for any month in which AerCo does not own all the aircraft currently in our fleet. In calculating the retainer fee, the initial appraised value may not be reduced below $250 million until all of the aircraft are sold. Babcock & Brown also receives a monthly fee, equal to 1% of the aggregate rent paid for that month (or portion of a month) that AerCo Group owns the related aircraft which are subject to Babcock & Brown servicing.



     Babcock & Brown will also receive three incentive fees:



     - a results-based incentive fee, based on a formula to be agreed upon by Babcock & Brown and AerCo, or if no such agreement is reached, equal to 12.50% of any excess of actual revenues available to repay holders of AerCo's publicly and privately issued debt securities for any year over 95% of the target amount contained in the applicable annual budget;



     - a sales based fee of 1.25% multiplied by 90% of the initial appraised value of any Aircraft that is sold, net of transaction expenses; and



     - a sales-based incentive fee equal to 10% of the excess of the net proceeds of an aircraft sale over the target sales price for the aircraft agreed by AerCo and Babcock & Brown. Babcock & Brown will be reimbursed for various out of pocket expenses incurred in connection with the performance of the Services.



     Babcock & Brown also will be reimbursed for certain expenses incurred in connection with its performance of the services. These expenses include, among other expenses, aircraft non-ordinary course maintenance costs and insurance, non-ordinary course outside professional advisory fees (including legal fees) and other out of pocket expenses, all of which in the aggregate may constitute a significant additional component of AerCo's total overhead costs.


     TERM AND TERMINATION


     The servicing agreement is for an initial term of 10 years expiring on July 15, 2008. AerCo may extend the term of the Servicing Agreement to July 15, 2023 upon at least six months written notice to Babcock & Brown and subject to an increase in the rental fee percentage.



     Babcock & Brown may terminate the Servicing Agreement if:



     -  AerCo does not pay:



       -- any servicing fees within five business days of a written delinquency notice, or



       -- any other amount payable by any person within AerCo Group within 10 business days of a delinquency notice;



     - any person within AerCo Group violates any material term, covenant, condition or agreement under the Servicing Agreement;



     - an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against AerCo, any of its subsidiaries or a substantial part of the property or assets of any person within AerCo Group, continues undismissed for 100 days or an order or decree approving any of the foregoing shall be entered or any such person goes into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding is presented for any of the foregoing and not discharged within 100 days;

     - a voluntary proceeding is commenced under bankruptcy, insolvency, receivership or similar law against AerCo or any of its subsidiaries, AerCo or any of its subsidiaries consents to the institution of, or fails to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or makes a general assignment for the benefit of its creditors;



     - Babcock & Brown or its affiliates become liable for taxes, except income taxes, arising from its performing services to AerCo, if:



       -- Babcock & Brown cannot avoid the taxes using reasonable commercial efforts, and



       -- AerCo does not indemnify Babcock & Brown or its affiliates for the taxes;



     - directions given by AerCo or any of its subsidiaries are, or if carried out would be, unlawful under applicable law.



     AerCo may terminate the Servicing Agreement if:



     - Babcock & Brown breaches any of its obligations under the Servicing Agreement and fails to cure the breach after written notice from AerCo;



     - Babcock & Brown ceases or gives notice that it will cease to be actively involved in the aircraft advisory and management business;



     - AerCo repays, refinances or defeases all of its public or private debt securities in full;



     -  Babcock & Brown undergoes a change of control;



     - an involuntary proceeding under bankruptcy, insolvency, receivership or similar law, against Babcock & Brown or a substantial part of its property or assets, continues undismissed for 120 days or an order or decree approving any of the foregoing shall be entered or Babcock & Brown goes into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding for any of the foregoing being presented and not discharged within 120 days;



     - a voluntary proceeding is commenced against Babcock & Brown under bankruptcy, insolvency, receivership or similar law upon consent by Babcock & Brown to the institution of, or failure by Babcock & Brown to contest the filing of, any petition described above, or filing of an answer admitting the material allegations of any such petition, or the making of a general assignment for the benefit of its creditors;



     -  upon six months' written notice; and



     -  upon less than six months written notice, if Babcock & Brown is paid:



       -- a retainer fee,



       -- a rental fee (based on rent budgeted to be received during the period)



       -- an incentive fee (based on the achievement of an approved budget target)


         for a six-month period after written notice of termination is received, and



       -- payment of the termination fee set out below.



     The termination fee shall be the following percentage of initial appraised value as of the date of termination:



       On or after March 31, 1998 but prior to March 31, 2001......    0.20%
       On or after March 31, 2001 but prior to March 31, 2003......    0.15%
       On or after March 31, 2003 but prior to March 31, 2005......    0.10%
       Thereafter..................................................    Nil

     However, AerCo may terminate the Servicing Agreement upon less than six months written notice and pay only 50% of the termination fee described above, if:



     - Babcock & Brown or any of its affiliates is retained to service a fleet of commercial jet aircraft on or available for lease having an aggregate appraised value exceeding the lesser of;



       -- $3.50 billion in appraised value, or



       -- 50% or more (by appraised value) of all commercial jet aircraft then serviced by Babcock & Brown and its affiliates or;



     - Babcock & Brown or any of its affiliates acquires or makes an equity investment in any aircraft portfolio, securitization vehicle or other entity that owns or leases commercial jet aircraft on or available for lease where such investment represents more than 20% of the total equity of such entity and the appraised value of the portfolio exceeds the lesser of;



       -- $2.50 billion in appraised value, and



       -- the amount which represents 35% of all commercial jet aircraft (by appraised value) then serviced by Babcock & Brown and its affiliates.



     AerCo may terminate the Servicing Agreement for any aircraft to which any of the following conditions apply:



     - in the case of marketing for re-lease of an aircraft, such aircraft has been off-lease and is reasonably available for re-lease for more than 180 days after expiry of the agreed lease marketing period; or



     - Babcock & Brown fails, within a reasonable period of time (not to exceed 180 days), to submit to AerCo a bona fide third party offer to purchase an aircraft after written direction from AerCo to arrange such a sale; or



     - Babcock & Brown recommends a course of action for an aircraft or lease to AerCo which AerCo does not approve and, after negotiation in good faith, Babcock & Brown refuses to amend, withdraw or replace such recommendation with one that is consistent with its obligations.


     ASSIGNMENT OF SERVICING AGREEMENT


     Babcock & Brown and AerCo may not assign their rights and obligations under the Servicing Agreement without each other's prior consent.


     PRIORITY OF PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENDITURES


     Babcock & Brown's fees and expenses rank senior in priority of payment to all payments on the Notes.


     ADDITIONAL SERVICERS


     AerCo may appoint Babcock & Brown to service additional aircraft on the terms of the Servicing Agreement. AerCo may also appoint a third party to service additional aircraft with confirmation by the rating agencies that this will not result in the lowering or withdrawals of any ratings assigned to the Notes. See "Description of the Notes -- Payment of Principal and Interest -- Operating Covenants" for additional information on limitations on AerCo's ability to appoint additional servicers for additional aircraft.


CORPORATE MANAGEMENT


     ADMINISTRATIVE AGENT



     The administrative agent provides administrative and accounting services to the board of directors including:



     - monitoring and reporting on the performance of AerCo Group's service providers to the board of directors on a quarterly basis;

     -  acting as liaison with the rating agencies;



     - establishing and maintaining AerCo Group's accounting ledgers providing quarterly and annual draft accounts for AerCo Group and individual companies within AerCo Group;



     -  preparing annual and three year budgets;



     -  authorizing payment of certain expenses;



     - coordinating any amendments to the transaction agreements, other than the leases;



     - procuring, supervising and coordinating AerCo Group's outside legal counsel, accounting, tax and other professional advisors;



     -  preparing and coordinating reports to investors and the Commission;



     - assisting AerCo Group's tax advisors with the preparation and filing of all required tax returns;



     - assisting AerCo in developing and implementing its interest rate management policy and developing financial models, cash flow projections and forecasts and in making aircraft lease, sale and capital investment decisions;



     - advising AerCo on the appropriate levels of the Liquidity Reserve Amount; and



     - assisting AerCo with the public or private offerings of refinancing notes.



     AerCo's board of directors may ask the administrative agent to provide additional administrative services. However, the administrative agent is not obligated to perform any additional services that could reasonably result in the business of AerCo or any of its subsidiaries ceasing to be separate and readily identifiable from, and independent of, the administrative agent, AerFi Group or any of their respective affiliates.



     The administrative agent receives a monthly administrative fee equal to 2% of the rental payments for each month. The administrative fee must be at least a minimum of $200,000 per year and will be adjusted for inflation. The administrative agent will receive an additional fee for services provided in connection with the public or private offering of securities by AerCo equal to 0.025% of the net proceeds of the offering. The administrative agent is reimbursed for certain expenses incurred in performing its services under the Administrative Agency Agreement.



     The administrative agent may resign on 60 days' written notice and AerCo may remove the administrative agent on 120 days' written notice. However, the administrative agent may not resign or be removed unless AerCo or a court of competent jurisdiction has appointed a successor administrative agent.


     CASH MANAGER


     The cash manager provides cash management and related services to AerCo Group. The cash manager's duties include informing Babcock & Brown and the administrative agent of the aggregate deposits in the Accounts and any other information that is required about the Accounts. The cash manager is authorized to invest funds held by AerCo Group in the Accounts other than the Tax Defeasance Account in certain prescribed investments (the "PERMITTED ACCOUNT INVESTMENTS") on permitted terms.



     The cash manager also calculates certain monthly payments and makes all other calculations as required under the Cash Management Agreement based on data provided by the servicer on the aircraft and the leases. The cash manager also provides information required by the Trustee to provide reports to the Noteholders.



     The cash manager receives a fee of $250,000 per year (as adjusted for inflation) for its services to AerCo Group. The cash manager will not be liable to AerCo Group for any losses or taxes payable by AerCo Group unless the losses or taxes arise from the cash manager's own gross negligence (or simple negligence in the handling of funds), willful misconduct, deceit or fraud or that of its officers, agents or employees. The cash manager will be indemnified by the members of AerCo Group for any loss, liability or tax incurred by the cash manager, its officers, directors, agents and employees as a result of the performance of services under the

Cash Management Agreement (other than through its own deceit, fraud, willful default or negligence or that of its officers, directors, agents and employees).


     The cash manager may resign on 60 days' written notice and the Security Trustee or AerCo Group may remove the cash manager upon 120 days' written notice. However, the cash manager may not resign or be removed unless AerCo or a court of competent jurisdiction has appointed a successor cash manager.


     COMPANY SECRETARY


     The company secretary maintains company books and records, including minute books and stock transfer records. It makes available telephone, telecopy, telex and post office box facilities and will maintain a registered office in the relevant jurisdictions.



     Mourant & Co. Secretaries Limited acts as company secretary for members of the AerCo Group that are incorporated in Jersey.

                      SELECTED CONSOLIDATED FINANCIAL DATA


FINANCIAL INFORMATION PRESENTED IN THIS PROSPECTUS



     AerCo was formed on June 4, 1998 and did not conduct any business operations until it acquired its aircraft portfolio and issued the Old Notes on July 15, 1998. As a result, this prospectus does not include historical financial information for AerCo.



     The selected consolidated financial data set forth below have been extracted or derived from the audited consolidated financial statements of ALPS 94-1, the predecessor business, for each of the fiscal years ended June 30, 1995, 1996 and 1997 which have been audited by Arthur Andersen, independent chartered accountants, and for the fiscal year ended June 30, 1998, which have been audited by KPMG, independent chartered accountants. The audited consolidated financial statements of ALPS 94-1 for 1996, 1997 and 1998 are included elsewhere in this prospectus.



     The selected consolidated financial data include the results of operations and financial position relating to the 27 aircraft originally acquired by ALPS 94-1 from AerFi in August 1994, including:



     - the Boeing 767-300ER aircraft that was purchased by AerFi from ALPS 94-1 prior to the closing of the offering of the Old Notes and was not among the initial aircraft of AerCo.



     - the A300-B4-200 aircraft up to April 28, 1998. This aircraft was acquired by AerFi from ALPS 94-1 on that date. AerFi subsequently sold this aircraft to AerCo at the time the Old Notes were issued.



     We believe that the ALPS 94-1 selected consolidated financial data set forth below is an appropriate presentation because:



     - AerCo was formed mainly for the purpose of refinancing the aircraft portfolio of ALPS 94-1



     - Our initial portfolio included 26 of the 27 aircraft that ALPS 94-1 originally acquired from AerFi



     - The original ALPS 94-1 aircraft represented 79% of our initial portfolio by appraised value as at March 1, 1998



     - Our ongoing aircraft leasing activities are largely the same as those conducted by ALPS 94-1.



     Such data is not indicative of, and will not be comparable with, the consolidated financial results of AerCo Group during periods since July 15, 1998.



     Financial statements for the AerFi Transferred Aircraft for the year ended June 30, 1998 are included elsewhere in this prospectus. These financial statements include information on the A300-B4-200 aircraft only from April 28, 1998, the date AerFi acquired it. These financial statements have been audited by KPMG, independent chartered accountants and for previous years have been audited by Arthur Andersen independent chartered accountants. The financial statements for the year ended June 30, 1998 are presented on the basis that the AerFi Transferred Aircraft have been operated separately from AerFi for the period presented. You should note that the companies owning the AerFi Transferred Aircraft did not conduct any independent business operations in the period presented.



     We have also included in this prospectus unaudited pro forma combined financial information for AerCo Group for the year ended June 30, 1998. Such pro forma combined financial information gives effect, among other things, to the issuance by AerCo of the Notes, the refinancing of ALPS 94-1, the sale of the Boeing 767-300ER and other transactions described in "Unaudited Pro Forma Combined Financial Information".


ALPS 94-1


     The ALPS 94-1 selected consolidated financial data set out below have been extracted or derived from the ALPS 94-1 consolidated financial statements. ALPS 94-1 did not conduct any business operations prior to its acquisition of the original ALPS 94-1 aircraft from AerFi in 1994. Accordingly, the financial data for the fiscal year ended June 30, 1995 only includes trading data for the period from August 24, 1994 to June 30,

1995. These financial statements have been prepared in accordance with U.K. GAAP which differ in certain significant respects from U.S. GAAP. For a discussion of the principal differences and a reconciliation from U.K. GAAP to U.S. GAAP of shareholders' equity and net income or loss at and for the fiscal years ended June 30, 1996, 1997 and 1998, see Notes 22, 23, 24, 25 to the ALPS 94-1 audited consolidated financial statements.


ALPS 94-1 CONSOLIDATED STATEMENT OF OPERATIONS DATA


                                                                YEAR ENDED JUNE 30
                                                      ---------------------------------------
                                                        1995       1996      1997      1998
                                                      --------   --------   -------   -------
                                                                   ($ THOUSANDS)
U.K. GAAP
Revenues
  Aircraft leasing.................................     86,803    102,022   102,121   101,513
Expenses
  Depreciation.....................................    (18,158)   (17,978)  (38,062)  (37,826)
  Additional depreciation..........................         --         --   (34,385)       --
  Provision for permanent diminution in aircraft
     value.........................................         --    (12,000)       --    (8,720)
  Net interest expense.............................    (64,206)   (73,576)  (71,037)  (69,785)
     Exceptional item -- makewhole premium.........         --         --        --   (11,603)
  Other expenses...................................     (3,702)    (5,581)   (5,053)   (6,599)
     Exceptional item -- termination fee...........         --         --        --   (12,700)
Operating profit/(loss)............................        737     (7,113)  (46,416)  (45,720)
  Profit on sale of aircraft.......................         --         --        --     2,426
Reduction in indebtedness..........................         --      6,647    46,273    43,327
Profit/(loss) before taxes.........................        737       (466)     (143)       33
Taxes..............................................        (69)      (200)      143       (33)
Dividends..........................................         (2)        --        --        --
Net income/(loss)..................................        666       (666)       --        --
U.S. GAAP
Depreciation.......................................    (16,442)   (32,338)  (32,339)  (32,053)
Provision for permanent diminution in aircraft
  value............................................         --    (12,000)       --      (520)
Reduction in indebtedness..........................         --         --     5,258        --
Net loss...........................................    (14,850)   (22,028)     (907)  (31,580)


ALPS 94-1 CONSOLIDATED BALANCE SHEET DATA


                                                                     JUNE 30
                                                  ---------------------------------------------
                                                     1995         1996        1997       1998
                                                  ----------   ----------   --------   --------
                                                                  ($ THOUSANDS)
U.K. GAAP
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value...............................      957,021      927,043    854,596    800,090
Total assets...................................    1,038,691    1,019,671    949,033    890,706
  Indebtedness.................................     (976,494)    (946,729)  (871,495)  (786,139)
  Provision for maintenance....................      (29,405)     (39,544)   (46,247)   (44,309)
Total liabilities..............................   (1,038,025)  (1,019,671)  (949,033)  (890,706)
Shareholders' equity...........................          666           --         --         --
U.S. GAAP
Aircraft, net of accumulated depreciation and
  provision for permanent diminution in
  aircraft value...............................      811,149      766,811    734,472    691,713
Indebtedness...................................     (976,494)    (953,376)  (919,157)  (877,128)
Shareholders' equity...........................     (162,438)    (184,466)  (185,373)  (216,953)

ALPS 94-1 CONSOLIDATED STATEMENT OF CASH FLOWS AND OTHER DATA


                                                                YEAR ENDED JUNE 30
                                                      ---------------------------------------
                                                        1995       1996      1997      1998
                                                      --------   --------   -------   -------
                                                                   ($ THOUSANDS)
U.K. GAAP
Cash paid in respect of interest...................    (51,147)   (64,002)  (59,872)  (54,815)
Net cash provided by operating activities (after
  payment of interest).............................     66,526     45,532    45,119    45,721
Net cash (used in)/provided by investing
  activities.......................................   (953,859)        --        --    10,386
Net cash provided by/(used in) financing
  activities.......................................    967,496    (36,025)  (43,494)  (59,108)
Net movements in cash..............................     80,163    (25,803)   (2,886)      134


ALPS 94-1 SELECTED RATIOS


                                                                YEAR ENDED JUNE 30
                                                      ---------------------------------------
                                                        1995       1996      1997      1998
                                                      --------   --------   -------   -------
                                                                   ($ THOUSANDS)
U.K. GAAP
Ratio of Earnings to Fixed Charges.................      1.011      0.994     0.998     1.000
U.S. GAAP
Ratio of Earnings to Fixed Charges.................      0.770      0.703     0.985     0.548


---------------


     In relation to "Ratios of Earnings to Fixed Charges" under both U.K. GAAP and U.S. GAAP, you should note the following:



     -- Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (1) interest, whether expensed or capitalized, (2) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (3) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular case.



     -- A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings (1) for the years ended June 30, 1996 and 1997 under U.K. GAAP was $0.47 million and $0.14 million, and (2) for the years ended June 30, 1995, 1996, 1997 and 1998 under U.S. GAAP was $14.78 million, $21.83 million, $1.05 million and $31.55 million.



     For a discussion of the differences between ALPS 94-1's results of operations and financial position under U.S. GAAP compared with U.K. GAAP, see Notes 22, 23, 24 and 25 to the ALPS 94-1 audited consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Year Ended June 30, 1997 Compared With Year Ended June 30, 1996 -- Differences between U.K. GAAP and U.S. GAAP".

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL


     The Management's Discussion and Analysis of Financial Condition and Results of Operations set forth below (except the discussion under "-- Financial Resources and Liquidity") is based on the ALPS 94-1 selected consolidated financial data and therefore is limited to a discussion of historical financial data with respect to the original ALPS 94-1 aircraft and the related leases. Investors should note, however, that because the following discussion does not cover historical data with respect to the AerFi Transferred Aircraft, it will not necessarily be indicative of an analysis of the consolidated financial results of AerCo.



     Since ALPS 94-1 contracted to acquire the original ALPS 94-1 aircraft from AerFi in August 1994, the market for aircraft on operating lease has experienced generally favorable conditions. Consequently, leasing revenues and operating cash flows have not been materially adversely affected by lessee defaults, bad debt provisions or significant amounts of downtime. Operating cash flows in the period 1995-98 did suffer, however, as a result of certain lessee rental deferral and restructuring arrangements. For a description of these arrangements, see "The Aircraft, Related Leases and Collateral -- The Lessees". In addition, over the same period and despite the generally favorable industry conditions, several of the lessees have been in arrears on their rental payments. Notwithstanding any continuation of favorable industry conditions, like ALPS 94-1, AerCo Group will likely need to address the problems of lessees in financial difficulty with lease reschedulings, rent deferrals and other restructuring arrangements. Further, as and when the market for aircraft on operating lease deteriorates cyclically, lease rentals and operating cash flows can be expected to suffer as a result of increased lessee defaults, payment deferrals, lease restructurings and aircraft repossessions and downtime. In such circumstances, AerCo's ability to pay interest on, and repay principal of, the Notes may be materially adversely affected.



     The following discussion is based on the ALPS 94-1 consolidated financial statements which were prepared under U.K. GAAP. U.K. GAAP differs significantly in certain respects from U.S. GAAP. See Notes 22, 23, 24 and 25 to the ALPS 94-1 audited consolidated financial statements and "-- Differences between U.K. GAAP and U.S. GAAP" below.



RESULTS OF OPERATIONS -- YEAR ENDED JUNE 30, 1998 COMPARED WITH YEAR ENDED JUNE 30, 1997.


     REVENUES


     Revenue for the year ended June 30, 1998 was $101.5 million compared with revenue for the year ended June 30, 1997 of $102.1 million. Rentals from European and Asia Pacific carriers represented 44.7% and 29.1%, respectively, of ALPS 94-1's leasing revenues in the year ended June 30, 1998, with two lessees accounting for more than 10% of ALPS 94-1's leasing revenues (Lan Chile: 15% and
Spanair: 12%) compared with two lessees in the year ended June 30, 1997, (Lan
Chile: 12% and Spanair: 11%). At June 30, 1998, ALPS 94-1 had no aircraft off-lease.



     Rental rates on the seven new leases written by ALPS 94-1 since August 1994 have reflected the general trend in the commercial aviation market for operating lease rentals, which increased slightly during 1995 and 1996 and have remained relatively stable in 1997 and 1998. In 1996, 1997 and 1998, ALPS 94-1 entered into new leases with respect to two aircraft (an MD83 and an A320-200), three aircraft (one B767-300ER, one B737-400 and one F100), and one aircraft (an A320-200) respectively. In 1996, the new lease terms written were 36 months and 84 months, respectively, and the lease rates with respect to these Aircraft were, overall, 2% higher than the previous lease rates. The new lease terms for leases written in 1997 were for 84, 29 and 59 months, respectively, and the lease rates with respect to these aircraft were, overall, in line with the previous lease rates. The new lease term written in 1998 was for 6 months.



     SALES



     One aircraft, an A300-B4-200, was sold to AerFi on April 28, 1998, realising a profit of $2.4 million. This aircraft was subsequently sold to AerCo at the time the Old Notes were issued.

     DEPRECIATION AND PROVISION FOR PERMANENT DIMINUTION IN AIRCRAFT VALUES



     The depreciation charge in the year ended June 30, 1998 amounted to approximately $37.8 million compared to approximately $72.4 million for the same period in 1997. Beginning on July 1, 1996, ALPS 94-1 has depreciated each aircraft on a straight-line basis over 25 years from the date of manufacture to a residual value of 15% of ALPS 94-1's historic cost. Prior to July 1, 1996, ALPS 94-1 depreciated the carrying value of each aircraft at 2% per annum increasing to 7% per annum beginning 15 years after the date of manufacture of the aircraft to a nil residual value.



     The changes in these estimates were considered necessary because of developments in the industry at that time, including the bankruptcy of one major manufacturer, the expected acquisition of McDonnell Douglas by Boeing, significant manufacturer discounting of new aircraft and the announcement of a new generation of Boeing aircraft. As a result of these developments, the directors considered that (1) the allocation of cost should be revised to a straight line basis (rather than the previous lower allocations in earlier years) and (2) additional depreciation of $34.4 million in 1997, reflecting the impact of adopting the revised estimates, should be charged reflecting the permanent impairment in value of the aircraft because of the effect of industry circumstances referred to above on the company's fleet. See "Statement of Accounting Policies: Aircraft" in the ALPS 94-1 consolidated financial statements for more information about this change in estimate.



     In respect of the year ended June 30, 1998, directors of ALPS 94-1 determined to make a provision of $8.7 million in respect of a permanent diminution in the book value of ALPS 94-1's three F100 aircraft. The directors arrived at such determination based on the bankruptcy of Fokker N.V. and the discontinuation of its aircraft manufacturing operations, resulting in significant reductions of values and lease rates for Fokker aircraft. The net book value of these aircraft, net of the $8.7 million provision, at June 30, 1998 was $48.5 million.


     NET INTEREST EXPENSE


     Net interest expense amounted to $69.8 million in the year ended June 30, 1998 compared to $71.0 million in the same period ended June 30 1997. The decrease in net interest expense was primarily due to lower average debt in the year ended June 30, 1998, including, in particular, a significant reduction in the principal balances of the ALPS 94-1 Subclass A-1 Notes, Subclass A-2 and Class D Note. This reduction was partially offset by a marginally higher interest rate accrued during the year to June 30, 1998, in addition to step-up interest being charged on the ALPS 94-1 Subclass A-2 Notes and additional interest being accrued on the ALPS 94-1 Class E Note. The average indebtedness outstanding during the year ended June 30, 1998 and 1997 was $902.1 million and $936.3 million.



     Under the terms of the ALPS 94-1 Class E Note, interest accrues at a rate of 10% per annum but only a portion of such interest ($3.1 million) has been payable in cash in each of the periods under review. However, approximately $15.4 million and $14.5 million in respect of accrued and unpaid interest of the ALPS 94-1 Class E Note was capitalized during the years ended June 30, 1998 and 1997, respectively. Cash paid in respect of interest amounted to $54.8 million in the year ended June 30, 1998 and $59.9 million in the year ended June 30, 1997, compared with net interest expense, which amounted to $69.8 million in the year ended June 30, 1998 and $71.0 million in the year ended June 30, 1997, principally reflected Class E Note interest accrued but not paid. In addition, since November 1997, under the terms of the ALPS 94-1 Subclass A-2 Notes, step-up interest accrued at the rate of 2% per annum in addition to the fixed coupon of 7.15% per annum on the Subclass A-2 Notes. This step-up interest amount was not paid until the ALPS 94-1 notes were redeemed on July 15, 1998.



     Net interest expense is stated after deducting interest income earned during the relevant period. In the year ended June 30, 1998, ALPS 94-1 earned interest income of $3.8 million compared with $2.9 million in the year ended June 30, 1997.



     In each of the periods under review, ALPS 94-1 has not been party to any interest rate or other derivative agreements.

     The New Notes bear interest at floating rates while the Subclass D-1 and Subclass E-1 Notes which are held by AerFi bear a fixed rate of interest. The aggregate principal amount of the Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 Notes represents approximately 81% of AerCo's total indebtedness. Accordingly, AerCo's exposure to movements in LIBOR is relatively greater than for ALPS 94-1 and AerCo has adopted a hedging strategy to manage its exposure to movements in LIBOR rates. See "-- Financial Resources and Liquidity -- Interest Rate Management".



     A large proportion of AerCo's indebtedness is represented by the Notes and the Subclass D-1 Notes which are issued on terms and conditions prevailing in the market. To the extent that the weighted average interest cost on AerCo's indebtedness is higher or lower than the cost of the ALPS 94-1 indebtedness being refinanced, AerCo's net interest expense and cash paid in respect of interest will be higher or lower, respectively, than that experienced by ALPS 94-1 historically.


     OTHER EXPENSES


     Other expenses consist of GECAS' servicer fees, insurance premiums (political risk and directors' liability insurance), administrative agent fees, other service provider costs and miscellaneous expenditure items. Other expenses amounted to approximately $6.6 million in the year ended June 30, 1998 compared with $5.1 million in the year ended June 30, 1997.



     In each of the years ended June 30, 1998 and 1997, servicer fees payable to GECAS were approximately $2.9 million. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of aircraft under management. Since July 15, 1998, Babcock & Brown is servicer of the AerCo aircraft as described in "Management of AerCo Group -- The Servicer".



     EXCEPTIONAL ITEMS



     In the year ended June 30, 1998, the directors approved the refinancing of ALPS 94-1 through the issuance of the Notes by AerCo. The refinancing included the early redemption of existing notes issued by ALPS 94-1 and the early termination of the servicing agreement with GECAS. In connection with the transaction, ALPS 94-1 incurred the following exceptional expenses: (1) the makewhole premium of $11.6 million attaching to the early redemption of existing notes issued by ALPS 94-1 and (2) the termination fee of $12.7 million payable to GECAS, as service provider.


     OPERATING LOSS


     In the year ended June 30, 1998, ALPS 94-1 recorded an operating loss of approximately $45.7 million compared with a loss of $46.4 million in the same period in 1997.


     REDUCTION IN INDEBTEDNESS


     The ALPS 94-1 Class E Note has a premium interest rate attached to capture any potential profits made by ALPS 94-1. Any losses of ALPS 94-1 are effectively borne by the ALPS 94-1 Class E Noteholder. Accordingly an amount equivalent to such losses, including the permanent diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations. The decrease in the reduction in indebtedness required in the year ended June 30, 1997 of $46.4 million compared with $43.3 million in the year ended June 30, 1998 is primarily due to the additional depreciation charge required in the period ended June 30, 1997 which was partially offset by the exceptional charges required in 1998 of $11.6 million of makewhole premium and of $12.7 million termination fee, respectively.


     TAXES


     ALPS 94-1 had a tax charge of approximately $0.03 million in the year ended June 30, 1998, compared with a tax credit of $0.14 million in the year ended June 30, 1997.

     NET LOSS/NET PROFIT


     As a result of the above factors, ALPS 94-1 had no net loss or profit in either of the years ended June 30, 1998 and 1997.


RESULTS OF OPERATIONS -- YEAR ENDED JUNE 30, 1997 COMPARED WITH YEAR ENDED JUNE 30, 1996

     REVENUES


     Revenues for each of 1997 and 1996 were approximately $102 million. As with 1996, rentals from European and Asia Pacific carriers continued to represent more than three-quarters of ALPS 94-1's leasing revenues in 1997. In 1997, two lessees accounted for more than 10% of ALPS 94-1's leasing revenues (Spanair:
11%; and Lan Chile: 12%). In 1996, one lessee accounted for more than 10% of leasing revenues (Spanair: 12%).



     Since it acquired the ALPS 94-1 aircraft beginning in August 1994, ALPS 94-1's operations have been conducted in relatively favorable industry conditions that have resulted in no requirements for bad debt provisions and only minimal levels of downtime with no material adverse impact on leasing revenues. There have been, however, certain significant deferral and other restructuring transactions which, although having no material adverse impact on revenues, adversely affected operating cash flows. These restructurings are described below. The combined effect of these restructurings was to reduce cash collections by $0.20 million and increase cash collections by $1.50 million in the year ended June 30, 1997 and 1996, respectively. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Payment History".


     In December 1995, ALPS 94-1 agreed with one former lessee, a U.K. charter operator, and its parent company to the early termination of the lease of an A320-200 aircraft. Upon termination of the lease, the A320-200 was immediately re-leased to Airtours as part of a swap transaction pursuant to which Airtours terminated its lease of an MD83 aircraft, which was immediately re-leased to FEAT. In the year ended June 30, 1996, these transactions resulted in a loss of cash flows to ALPS 94-1 of $0.60 million. Partially offsetting this loss, ALPS 94-1 received cash amounts of $0.20 million from the former lessee in the year ended June 30, 1997.


     In early 1996, ALPS 94-1 agreed with one Latin American lessee to the deferral of two months' rental and one month's maintenance payments in the amount of $0.90 million. These amounts together with late payment interest and a deferral fee were received in August 1996.



     In December 1996, ALPS 94-1 agreed to restructuring of the lease to Canadian Airlines which resulted in a loss of cash flow to ALPS 94-1 of $0.90 million. These deferred amounts have since been repaid.



     DEPRECIATION AND PROVISION FOR PERMANENT DIMINUTION IN AIRCRAFT VALUE



     Depreciation expense in 1997 totaled approximately $72.4 million compared with approximately $18 million in 1996 and 1995. The increase in depreciation expense reflects the increased depreciation rate for 1997 as a result of the adoption by ALPS 94-1 of new depreciation estimates. See "Results of Operations --Year Ended June 30, 1998 Compared With Year Ended June 30, 1997 -- Depreciation and Provision for Permanent Diminution in Aircraft Values" for more information about this change in estimate.



     In 1996, the $12 million provision for permanent diminution in aircraft values related to a particular aircraft type (A300-B4-200). No provision against aircraft values was required in 1997. The appraised value of this A300-B4-200 aircraft at June 30, 1997 was $13.7 million compared to the net book value at that date of $9.3 million.


     NET INTEREST EXPENSE


     Net interest expense amounted to approximately $71.0 million in 1997 compared with $73.6 million in 1996. Net interest expense reflects interest payable on ALPS 94-1's Class A-E Notes net of amounts earned on permitted investments of ALPS 94-1's cash balances. The decrease in net interest payable in 1997 largely reflects a decrease in average indebtedness outstanding. Approximately 50% of ALPS 94-1's Class A-D Notes by principal amount outstanding at June 30, 1997 bears interest at a floating rate determined by reference to one month LIBOR. The weighted average interest cost on ALPS 94-1's indebtedness in 1997 was 7.40% compared with 7.50% in 1996. Average indebtedness outstanding in 1997 was approximately $936.3 million compared with approximately $965.8 million in 1996 reflecting a combination of principal amortization on ALPS 94-1's Class A-D Notes, a $5.3 million reduction in the principal amount of the Class E Note in accordance with its terms and a compounding of $36.4 million and $21.9 million of accrued but unpaid interest on the Class E Note in 1997 and 1996, respectively.



     Under the terms of the ALPS 94-1 Class E Note, interest accrues at the rate of 10% per annum but only a portion of such interest ($3.1 million) has been payable in cash in each of the years under review. Interest accrued, but not paid in cash, is added to the principal amount of the ALPS 94-1 Class E Note. Accordingly, approximately $14.5 million and $12.9 million in respect of accrued and unpaid interest on the ALPS 94-1 Class E Note was capitalized during 1997 and 1996, respectively. The reduction in cash paid in respect of interest, which amounted to $59.9 million in 1997 and $64 million in 1996, relative to net interest expense, which amounted to $71.0 million in 1997 and $73.6 million in 1996, principally reflected ALPS 94-1 Class E Note interest accrued but not paid.


     In each of the periods under review, ALPS 94-1 has not been party to any interest rate derivative agreements.

     OTHER EXPENSES


     Other expenses consist of GECAS's servicer fees, insurance premiums (political risk and directors' liability insurance), administrative agent fees, other service provider costs and miscellaneous expenditure items. Other expenses amounted to approximately $5.1 million in 1997 compared with $5.6 million in 1996. For a breakdown of other expenses by type, see Note 13 to the ALPS 94-1 audited consolidated financial statements. The decrease in 1997 was largely attributable to the negotiation of a lower political risk insurance premium in 1997 and the one-time payment in 1996 to Airtours in connection with the termination of its lease of an MD83 aircraft and the immediate re-lease of the A320-200 formerly on lease to a U.K. operator. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Payment History".



     In each of 1997 and 1996, servicer fees payable to GECAS were approximately $2.9 million. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of aircraft under management.


     OPERATING LOSS


     In 1997 and 1996, ALPS 94-1 recorded an operating loss as a result of the above factors. The operating loss of approximately $7.1 million in 1996 increased to approximately $46.4 million in 1997, largely as a result of the increased depreciation charges described above.


     REDUCTION IN INDEBTEDNESS


     As described above, any operating losses of ALPS 94-1 are effectively borne by the holder of the ALPS 94-1 Class E Note. The increase in the reduction in indebtedness required in the year ended June 30, 1997 of $46.3 million compared with $6.6 million in the year ended June 30, 1996, is primarily due to the increased depreciation charge required in 1997.


     TAXES

     ALPS 94-1's tax credit of $0.14 million in 1997, compared to a charge of approximately $0.20 million in 1996, reflected the approval by the Irish authorities of the application of a lower tax rate for ALPS 94-1's Irish subsidiary in respect of prior periods.

     NET PROFIT/(NET LOSS)


     As a result of the above factors, ALPS 94-1's net loss decreased from approximately $0.7 million in 1996 to nil in 1997.



     DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP


     The principal differences between U.S. GAAP and U.K. GAAP that have affected the results of operations and financial position of ALPS 94-1, relate to the accounting treatment of aircraft cost, depreciation accounting and accounting for Class E Note liabilities.


     Aircraft are stated at purchase cost under U.K. GAAP. Under U.S. GAAP aircraft are stated at AerFi's amortized cost at the date of delivery to, and acquisition by, ALPS 94-1. The difference between the purchase cost and AerFi's amortized cost is treated as a distribution to AerFi. The impact is to reduce the net book value of aircraft and shareholders' equity under U.S. GAAP compared with U.K. GAAP.



     For the years ended June 30, 1995 and 1996, ALPS 94-1 has provided for depreciation of its aircraft under U.K. GAAP at rates calculated to write off the cost of the assets to ALPS 94-1 over 25 years from the date of closing of the ALPS 94-1 initial debt offering. The rate of depreciation in the first 15 years of an aircraft's life was 2% per annum and thereafter was 7% per annum. Under U.S. GAAP during the years 1995 and 1996, the aircraft were depreciated on a straight line basis so as to write off the cost of the assets over a period of 25 years from the date of delivery to ALPS 94-1 to a residual value of 15%. Given the aircraft are all significantly less than 15 years old, depreciation charges under U.S. GAAP were significantly higher for fiscal year 1996 than under U.K. GAAP, thereby decreasing net income and shareholders' equity reported under U.S. GAAP.



     As discussed above, however, under "Results of Operations -- Year Ended June 30, 1998 Compared With Year Ended June 30, 1997 -- Depreciation and Provision for Permanent Diminution in Aircraft Value", ALPS 94-1 has adopted, with effect from and including the fiscal year ending June 30, 1997, a revised depreciation estimate under U.K. GAAP (which will also be adopted by AerCo for periods after the closing date). This estimate is intended to write off the cost of the aircraft over 25 years from the date of manufacture on a straight line basis to a residual value of 15% of historic cost. Under U.S. GAAP, for all periods, aircraft are now also depreciated on a straight line basis at a rate designed to write off the cost of the assets to a residual value of 15% over a period of 25 years from the date of manufacture.



     In 1997 and 1998, ALPS 94-1 has recorded a reduction in the principal balance of the ALPS 94-1 Class E Note to reflect operating losses (including any provision for permanent diminution in aircraft value) for those years since such losses are effectively borne by the holder of the ALPS 94-1 Class E Note. These reductions in indebtedness increase shareholders' equity and net income (but not operating income) under U.K. GAAP compared with U.S. GAAP. U.S. GAAP does not allow any such reduction in indebtedness except to the extent the obligation is legally extinguished or reduced. Under the terms of the ALPS 94-1 Class E Note, recognition of a permanent diminution in the value of the ALPS 94-1 aircraft results in an equivalent reduction in the principal balance of the ALPS 94-1 Class E Note. Accordingly, under U.S. GAAP, such reductions in indebtedness are recognized only to the extent of any permanent diminution in the value of the aircraft.



     For a discussion of these and other differences between U.K. GAAP and U.S. GAAP, including certain income recognition and depreciation differences relating to ALPS 94-1's initial acquisition of the aircraft from AerFi, see Notes 22, 23, 24 and 25 to the ALPS 94-1 audited consolidated financial statements.


FINANCIAL RESOURCES AND LIQUIDITY

     LIQUIDITY


     ALPS 94-1's ultimate primary source of liquidity has been, and AerCo's primary source of liquidity is and will be, rental payments made by lessees under the lease agreements. The principal uses of cash rental payments are and will continue to be, expenses related to the aircraft and the servicing thereof, corporate expenses and the payment of interest on and principal of indebtedness. Such indebtedness consists of the Notes and the Subclass D-1 and Subclass E-1 Notes which are held by AerFi.



     The cash balances (including short term investments in commercial paper) at June 30, 1998 amounted to $88.3 million compared to $91.3 million at June 30, 1997. Under the terms of its existing indebtedness, ALPS 94-1 is required to maintain cash balances in an amount equal to (1) the amount of lessee security deposits ($13.3 million at June 30, 1998; $15.2 million at June 30, 1997), (2) balance sheet provisions for maintenance ($44.3 million at June 30, 1998; $46.2 million at June 30, 1997) and (3) a contingency reserve amount ($18 million at June 30, 1998 and 1997). The terms of ALPS 94-1's indebtedness restricted the use of such cash so that it was generally not available to service debt.



     Following the purchase of its share capital by AerCo, ALPS 94-1 maintains no significant cash balances of its own AerCo Group maintains cash balances in an amount equal to the Liquidity Reserve Amount, which was initially $40 million plus Security Deposits of $15.5 million at December 31, 1998. The Liquidity Reserve Amount has been determined largely based on an analysis of historical experience, assumptions regarding AerCo Group's future experience and the frequency and cost of certain contingencies in respect of the initial aircraft, and is intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing regulatory liens, complying with ADs, repossessing and re-leasing aircraft. In analyzing the future impact of these costs, assumptions have been made regarding their frequency and amount based upon historical experience. There can be no assurance, however, that historical experience will prove to be relevant or that actual cash received by AerCo Group will not be significantly less than that assumed. Any significant variation may materially adversely affect AerCo's ability to make payments of interest and principal on the Notes. See "Description of the Notes -- The Accounts" for more information about the Liquidity Reserve Amount.


     OPERATING ACTIVITIES


     Net cash provided by ALPS 94-1's operating activities in the year ended June 30, 1998 amounted to $45.7 million compared with $45.1 million in the year ended June 30, 1997. In the year to June 30, 1998 there was a prepayment of one year's rentals in the amount of $5 million by one Latin American lessee which was offset by a decrease of approximately $5.1 million in the amount of cash paid in respect of interest of $54.8 million compared with $59.9 million in the year to June 30, 1997.



     Net cash provided by ALPS 94-1's operating activities in 1997 of $45.1 million was comparable with $45.5 million provided in 1996. There was however a reduction in cash paid in respect of interest of $4.1 million in 1997 to $59.9 million compared with $64 million in 1996. This reduction was offset by a decrease in net cash inflows from maintenance payments and disbursements. In 1996, ALPS 94-1 received maintenance payments of $10 million more than it disbursed to lessees, compared with only $6.7 million in 1997. In addition, cashflows in 1997 were $0.4 million lower than in 1996 as a result of an outflow of security deposits.



     Also included within cash flow from operations in the years ended June 30, 1998 and 1997 was cash generated by permitted investments of ALPS 94-1's cash balances. These cash balances have been significantly reduced since July 15, 1998 which has resulted in a corresponding reduction in cash flow generated to AerCo. In the years ended June 30, 1998 and 1997, cash flow from permitted investments amounted to approximately $4.7 million and $4.5 million, respectively.


     INVESTING AND FINANCING ACTIVITIES


     Cash flows used in financing activities in the year ended June 30, 1998 reflect the repayment of $59.1 million of principal on the ALPS 94-1 Subclass A-1 and A-2 and Class D Notes by ALPS 94-1 compared with $43.5 million of principal repaid on the ALPS 94-1 Subclass A-1 and A-2 and Class D Notes by ALPS 94-1 in the year ended June 30, 1997. ALPS 94-1 used approximately $36 million in 1996 for the same purpose. The net increase in the repayment of the ALPS 94-1 Notes during 1998 is primarily as a result of the proceeds received from the sale of the A300-B4-200 aircraft in April 1998. ALPS 94-1 has recorded no cash flows used in investing activities since its purchase of aircraft in 1995, other than $1.1 million in respect of maintenance work carried out on the A300-B4-200 aircraft during the year ended June 30, 1998.


     INDEBTEDNESS


     Upon the closing of the offering of the Old Notes, all of ALPS 94-1's existing financial indebtedness was repaid. Following the offering, AerCo's indebtedness consists of the Notes, the Subclass D-1 and Subclass E-1 Notes. In order to repay the outstanding principal balance as of the Subclass A-1 Notes (initially $340 million) on or before their Expected Final Payment Date July 15, 2000, AerCo will have to refinance such Notes through the sale of refinancing notes at such time. There can be no assurance that AerCo will be able to sell refinancing notes in the amount and at the time required.


     YEAR 2000


     Many existing computer systems use only two digits to identify a year in the date field. These systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. AerCo Group has recently begun a process of assessing the potential impact of the Year 2000 issue on its operations. Since all of its operational functions have been delegated to the servicer, administrative agent and cash manager, AerCo Group has no information systems of its own. It may, however, suffer a material adverse impact on its business and results of operations if information technology upon which the servicer, administrative agent and cash manager rely is not Year 2000 compliant.



     Babcock & Brown has assessed, and continues to assess, its computer and information systems to determine the extent of its exposure to Year 2000 risks. Babcock & Brown believes that its computer and information systems are Year 2000 compliant, except for certain features of its e-mail and voicemail systems and certain of its routers and phone switches. Babcock & Brown expects to complete all material Year 2000 modifications and replacements in early 1999. However, the potential interruptions or costs incurred to upgrade or replace certain of Babcock & Brown's computer and information systems may have a material adverse effect on its ability to perform its services under the servicing agreement. Babcock & Brown is also contacting the third parties with which it deals on our behalf to determine the extent of their exposure to Year 2000 risks and the status of their Year 2000 compliance efforts. The administrative agent and cash manager are reviewing their Year 2000 exposure and identifying the steps that will need to be taken to ensure that their systems are Year 2000 compliant.



     Aircraft and air traffic control systems also depend heavily on microprocessors and software technology. If the systems employed by the aircraft are not Year 2000 compliant, it could have an adverse effect on our business and results of operations. Major manufacturers, including Boeing and Airbus, have begun a Year 2000 review of the systems employed on their aircraft and are expected to advise owners, operators and service providers of the steps to be taken to address any Year 2000 problems that are identified. Among the aircraft systems that have been identified as being susceptible to Year 2000 problems are certain on-board aircraft management and navigation systems. The nature and the extent of the risks posed by potential failure of aircraft and aircraft control systems because of Year 2000 problems has not been fully determined because the Year 2000 review efforts are still at an early stage. It is not clear whether or to what extent manufacturers, owners or lessees will be responsible for the costs necessary to bring aircraft systems into Year 2000 compliance.



     AerCo is currently not able to make any estimate of the amount, if any, it may be required to spend to remediate Year 2000 problems. Such expenditures could, however, have a material adverse impact on the ability of AerCo to make payments on the Notes.



     Any losses that we may incur because of Year 2000 losses may not be covered under existing insurance, because some insurers have taken the position that Year 2000 losses may be denied under existing policies. In addition, insurers in the London market have recently adopted recommendations to exclude Year 2000 losses from future aviation policies, unless a specific endorsement is purchased.

     INTEREST RATE RISK AND MANAGEMENT



     The leasing revenues of AerCo will be generated primarily from rental payments which are either fixed or floating. In some cases, leases carry fixed and floating rental payments for different rental periods. In the case of floating rate leases, an element of the rental varies in line with changes in LIBOR, generally six-month LIBOR. See "The Aircraft, Related Leases and Collateral -- The Leases" for more information regarding the terms of our leases. As of January 18, 1999, leases with respect to approximately 62.50% of the aircraft by appraised value at January 18, 1999 provided for fixed rate rental payments and approximately 37.50% provided for floating rate payments.



     In general, an exposure to interest rate risk relating to the Notes when AerCo's floating interest obligations under the Notes do not correlate to the mix of fixed and floating rate lease rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 Notes will bear floating rates of interest. The mix of fixed and floating rental payments contains a higher percentage of fixed rate payments than the percentage of fixed rate interest payments on the AerCo Notes. The effect of this gap is compounded by the fact that the reset periods on floating rental payments are generally longer than the monthly reset periods on the floating rate Notes. AerCo Group enters into interest rate swaps in order to correlate the contracted fixed and floating rental payments to the fixed and floating interest payment on the Notes.



     Under the swaps, AerCo Group pays fixed amounts and receives floating amounts on a monthly basis. The Swaps amortize on the basis of the expected paydown schedule of the Class A, B and C Notes, the expiry dates of the leases under which lessees are contracted to make fixed rate rental payments and the LIBOR reset dates under the floating rate leases. At least every three months, and in practice more frequently, the administrative agent seeks to enter into additional swaps or sell at market value or unwind part or all of the Swaps and any future swaps in order to rebalance the fixed and floating mix of interest obligations and the fixed and floating mix of rental payments. At December 31, 1998, AerCo Group had unamortized swaps with an aggregate notional principal balance of $735 million.



     Additional interest rate exposure will arise to the extent that lessees owing fixed rate rental payments default and interest rates have declined between the contract date of the lease and the date of default. This exposure can be managed through the purchase of options on interest rate swaps. However, because of the credit quality of the lessees and the current interest rate environment, AerCo does not currently intend to acquire any interest rate swap options. If the credit quality of the lessees changes materially, or if the interest rate environment warrants it, AerCo may decide to purchase interest rate swap options, or enter into other derivative transactions such as credit derivatives as a means of managing such risk.



     Through the use of interest rate swap and other interest rate hedging instruments, it is AerCo's policy not to be adversely exposed to material movements in interest rates. We cannot assure you, however, that AerCo's interest rate risk management strategies will be effective in this regard. Any change to AerCo's policy with regard to its dealing in interest rate hedging products is subject to periodic review by the rating agencies.



     The directors of AerCo are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Specific hedging contracts are approved by administrative agent acting within the overall policies and limits. Counterparty risk is monitored on an ongoing basis. Counterparties are subject to the prior approval of the directors of AerCo. AerCo's counterparties consist primarily of the affiliates of major U.S. and European financial institutions (which may include special purpose derivative vehicles) whose credit ratings are consistent with maintaining the ratings of the most senior class of AerCo Notes then outstanding.

                 UNAUDITED PRO-FORMA COMBINED FINANCIAL INFORMATION


     The unaudited pro-forma combined financial information set forth below reflects pro-forma adjustments made to the ALPS 94-1 consolidated financial statements and the financial statements for the AerFi Transferred Aircraft (on a combined basis) for the year ended June 30, 1998 included elsewhere in this prospectus that are intended to give effect to:



     (1)  the issuance of the AerCo Notes,



     (2)  the refinancing of the existing financial indebtedness of ALPS 94-1,



     (3)  the sale by ALPS 94-1 of the Boeing 767-300ER aircraft to AerFi, and



     (4) the other transactions described in "The Refinancing of ALPS 94-1 and Acquisition of the Transferring Companies" (collectively, the "TRANSACTION").



     As described below, such adjustments relate to, among other things, historical indebtedness, net interest expense, selling, general and administrative expenses and tax amounts. The Unaudited Pro-Forma Combined Financial Information is presented on the basis that the initial aircraft have been operated separately from ALPS 94-1 and AerFi for the year ended June 30, 1998.



     AerCo, which acquired ALPS 94-1 and the AerFi Transferred Aircraft on July 15, 1998 was incorporated on June 4, 1998 with US$10,000 of ordinary share capital, and had no trading or other activities prior to that date. Accordingly, separate data for AerCo is not presented in the pro-forma information below.



     The unaudited pro-forma combined financial information has been prepared in accordance with U.K. GAAP. U.K. GAAP differ in certain respects from U.S. GAAP. A reconciliation from U.K. GAAP to U.S. GAAP of net assets/(liabilities) and net loss for the year ended June 30, 1998 is presented below.



     This unaudited pro-forma combined financial information should be read in conjunction with and is qualified in its entirety by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of ALPS 94-1 and AerFi Transferred Aircraft, in each case included elsewhere herein.



     The unaudited pro-forma combined financial information below is provided for illustrative purposes in conformity with the requirements of the US Securities and Exchange Commission and does not demonstrate what AerCo's results of operations or financial position would have been had the Transaction been completed on July 1, 1997 or predict results of operations or net assets for any future period or at any future date.

     The unaudited pro-forma combined statement of operations for the year ended June 30, 1998 set forth below gives pro-forma effect to the Transaction as if the Transaction had occurred on July 1, 1997.



                                  AERCO GROUP



UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30,
                                      1998



                                        AUDITED HISTORICAL RESULTS
                                        ---------------------------
                                                          AERFI                                     PRO-
                                                       TRANSFERRED                                  FORMA
                                        ALPS 94-1       AIRCRAFT        PRO-FORMA       NOTE 1    COMBINED
                                        30-JUN-98       30-JUN-98     ADJUSTMENTS(1)   REFERENCE  30-JUN-98
                                        ---------      -----------    --------------   ---------  ---------
                                          $M               $M               $M                       $M
Revenues
  Aircraft leasing...................       102              21              (8)          (i)         115
Expenses
  Depreciation.......................       (38)            (10)              6         (i)(ii)       (42)
  Provision for permanent diminution
     in aircraft value...............        (9)             --               9          (ii)          --
  Net interest expense...............       (70)             (7)             (4)         (iii)        (81)
  Exceptional items..................       (24)             --              24          (iv)          --
  Other expenses.....................        (7)             (5)             (1)          (v)         (13)
                                          -----           -----           -----                     -----
Total expenses.......................      (148)            (22)             34                      (136)
                                          -----           -----           -----                     -----
Net loss before tax..................       (46)             (1)             26                       (21)
  Profit on sale.....................         3              --              (3)                       --
  Benefit for taxes..................        --               1               1          (vi)           2
                                          -----           -----           -----                     -----
Net loss before reduction in
  indebtedness.......................       (43)             --              24                       (19)
  Reduction in indebtedness..........        43              --             (43)         (vii)         --
                                          -----           -----           -----                     -----
Net loss for the year................        --              --             (19)                      (19)
                                          =====           =====           =====                     =====


---------------


(1) Represents the adjustments to the combined historical statements of operations of ALPS 94-1 and the AerFi Transferred Aircraft to account for the Transaction as if it had occurred on July 1, 1997, including:



     (i) Leasing revenue and depreciation have been adjusted to reflect the sale of one B767-300ER owned by ALPS 94-1 (in the period between pricing and closing of the Offering) as if the sale had occurred on July 1, 1997. The resulting reductions to the aircraft leasing revenue was $8 million and to the depreciation charge was $3 million.



     (ii) The unaudited pro-forma combined statement of operations reflects depreciation and provision for permanent diminution in the value of the initial aircraft as if the Transaction had occurred on July 1, 1997 at a cost equivalent to the appraised value at March 1, 1998 of the initial aircraft ($952 million). The resulting adjustments to the depreciation charge was a reduction of $3 million and with respect to the provision for permanent diminution in the value of the initial aircraft, a reduction of $9 million.



     (iii) The unaudited pro-forma combined statement of operations reflects net interest expense (including interest on the Subclass E-1 Notes) which would have been incurred had the Transaction occurred on July 1, 1997 and had the AerCo Notes been issued on that date bearing interest at the assumed rates set forth in "Description of the Notes -- Assumptions -- Interest, Expense and Operating Cost Assumptions". Deferred transaction costs of $2 million are also charged in net interest expense.



     (iv) The unaudited pro-forma combined statement of operations has been adjusted to exclude the obligations of ALPS 94-1 in relation to the makewhole premium amount payable on the early redemption of existing Notes issued by ALPS 94-1 and the termination fee payable to the service provider.



     (v) As part of the Transaction, AerCo entered into the Servicing Agreement with Babcock & Brown, the Cash Management Agreement and the Administrative Agency Agreement with AerFi. The unaudited pro-forma combined statement of operations reflects the assumed fees payable under those agreements as calculated in accordance with the relevant assumption set forth in "Description of the Notes -- Assumptions -- Interest, Expense and Operating Cost Assumptions".

     (vi) The unaudited pro-forma combined statement of operations reflects the taxation effect of the above pro-forma adjustments.



     (vii) The unaudited pro-forma financial information reflects the settlement of existing indebtedness and the issuance of the AerCo Notes. Adjustments to the reduction in indebtedness arise as such reductions would not be recorded in respect of the AerCo Notes because of their terms and conditions.



     The unaudited pro-forma combined statement of net assets set forth below gives pro-forma effect to the Transaction as if the Transaction had occurred on June 30, 1998.



                                  AERCO GROUP



          UNAUDITED PRO-FORMA COMBINED BALANCE SHEET AT JUNE 30, 1998



                                                         AERFI
                                                      TRANSFERRED                                       PRO-FORMA
                                        ALPS 94-1       AIRCRAFT         PRO-FORMA         NOTE 2       COMBINED
                                        30-JUN-98      30-JUN-98       ADJUSTMENTS(2)     REFERENCE     30-JUN-98
                                        ---------     ------------     --------------     ---------     ---------
                                          $M               $M                $M                            $M
Current assets
  Cash................................       88             --               (27)             (ii)           61
  Due from AerFi......................       --             24               (24)            (iii)           --
  Accounts receivable.................        2              1                --              (iv)            3
                                          -----          -----             -----                          -----
Total current assets..................       90             25               (51)                            64
Fixed assets
  Aircraft............................      800            179               (27)              (i)          952
                                          -----          -----             -----                          -----
Total assets..........................      890            204               (78)                         1,016
                                          =====          =====             =====                          =====
Liabilities
  Accrued expenses & other
     liabilities......................       47              9               (37)             (iv)           19
  Indebtedness........................      684             40                71               (v)          795
  Indebtedness to AerFi...............      102             48                42               (v)          192
  Provision for maintenance...........       44              6                --                             50
  Security deposits...................       13              3                --                             16
                                          -----          -----             -----                          -----
Total liabilities.....................      890            106                76                          1,072
Shareholders equity...................       --             --                --                             --
Net assets/liabilities................       --             98              (154)                           (56)
                                          -----          -----             -----                          -----
                                            890            204               (78)                         1,016
                                          =====          =====             =====                          =====


---------------


(2) Represents the adjustments to the unaudited pro-forma combined balance sheet and statement of net assets of ALPS 94-1 and the AerFi Transferred Aircraft to account for the Transaction and as if it had occurred on June 30, 1998.



     (i) Aircraft has been adjusted by $27 million to reflect (a) the reduction in the fleet of $66 million to reflect the sale of the B767-300ER owned by ALPS 94-1 (in the period between the pricing and the closing of the offering) as if the sale had occurred on July 1, 1997 and (b) the inclusion of all remaining aircraft at the initial appraised value of $952 million.



     (ii) The expected cash balances to be held by AerCo Group on completion of the Transaction are $61 million equal to the initial Liquidity Reserve Amount of $40 million, accrued expenses of $5 million and security deposits of $16 million (as of June 30, 1998). The reduction in the cash balance reflects the net cash outflow as a result of the refinancing Transaction and reflects the use of the ALPS 94-1 cash to repay existing noteholders of ALPS 94-1.



     (iii) The receivable due from AerFi of $24 million corresponds to a portion of the indebtedness of the relevant AerFi Transferred Aircraft that was repaid to AerFi on completion of the Transaction.


     (iv) Accounts receivable and accrued expenses and other liabilities reflect only the assets and liabilities related to the Initial Aircraft on completion of the Transaction.


     (v) Adjustments have been made to reflect the settlement of the existing indebtedness and the issuance of the AerCo Notes. The resulting pro-forma indebtedness of $795 million at June 30, 1998 reflects the new debt profile of the Notes net of capitalized funding costs of $5 million. Indebtedness to AerFi of $192 million reflects Subclass D-1 and Subclass E-1 Notes.



     The application of the proceeds from the issuance of the AerCo Notes on a proforma basis may be summarised as follows:



                                                                 $M      $M
                                                                ----    ----
PROCEEDS ON ISSUE OF NOTES
A - C Notes (net)...........................................     795
D & E Notes.................................................     192
                                                                ----
                                                                         987
SETTLEMENT OF INDEBTEDNESS
Indebtedness to AerFi.......................................    (150)
Indebtedness................................................    (724)
                                                                ----
                                                                        (874)
OTHER MOVEMENTS
Receipt of amounts due from AerFi...........................      24
Net disposal of aircraft....................................      27
Settlement of accounts payable..............................     (37
Movement in net liabilities -- Transfer to AerFi............    (154)
                                                                ----
                                                                        (140)
                                                                        ----
                                                                         (27)
                                                                        ----
NET MOVEMENT IN CASH
Opening cash ALPS 94-1......................................      88
Closing Cash AerCo Combined.................................     (61)
                                                                ----
Proforma decrease in cash...................................              27
                                                                ----    ----


RECONCILIATION OF PRO-FORMA COMBINED FINANCIAL INFORMATION AS STATED IN ACCORDANCE WITH
U.K. GAAP TO PRO-FORMA COMBINED FINANCIAL INFORMATION IN ACCORDANCE WITH U.S.
GAAP

     The unaudited pro-forma combined financial information is prepared in accordance with U.K. GAAP which differs in certain significant respects from U.S. GAAP. The principal differences are set out below:


                                  AERCO GROUP



UNAUDITED PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30,
                                      1998



                                            U.K. GAAP                                      U.S. GAAP
                                            PRO-FORMA                                      PRO-FORMA
                                            COMBINED         U.S. GAAP       NOTE 3        COMBINED
                                          JUNE 30, 1998    ADJUSTMENT(3)    REFERENCE    JUNE 30, 1998
                                          -------------    -------------    ---------    -------------
                                             $M                 $M                            $M
Revenues
  Aircraft leasing....................          115               --                           115
Expenses
  Depreciation........................          (42)               2            (i)            (40)
  Net interest expense................          (81)              --                           (81)
  Other expenses......................          (13)              --                           (13)
                                              -----            -----                         -----
Total expenses........................         (136)               2                          (134)
                                              =====            =====                         =====
Net loss before tax...................          (21)               2                           (19)
  Benefit for taxes...................            2               --                             2
                                              -----            -----                         -----
Net loss for the year.................          (19)               2                           (17)
                                              =====            =====                         =====

                                  AERCO GROUP



          UNAUDITED PRO-FORMA COMBINED BALANCE SHEET AT JUNE 30, 1998



                                               U.K. GAAP                                      U.S. GAAP
                                               PRO-FORMA                                      PRO-FORMA
                                               COMBINED         U.S. GAAP       NOTE 3        COMBINED
                                             JUNE 30, 1998    ADJUSTMENT(3)    REFERENCE    JUNE 30, 1998
                                             -------------    -------------    ---------    -------------
                                                $M                 $M                            $M
Current assets
  Cash...................................           61               --                            61
  Accounts receivable....................            3               --                             3
  Deferred financing costs...............           --                5           (ii)              5
                                                 -----            -----                         -----
Total current assets.....................           64                5                            69
Fixed assets
  Aircraft...............................          952             (141)           (i)            811
                                                 -----            -----                         -----
Total assets.............................        1,016             (136)                          880
                                                 =====            =====                         =====
Liabilities
  Accrued expenses and other
     liabilities.........................           19               --                            19
  Indebtedness...........................          795                5           (ii)            800
  Indebtedness to AerFi..................          192               --                           192
  Provision for maintenance..............           50               --                            50
  Security deposits......................           16               --                            16
                                                 -----            -----                         -----
Total liabilities........................        1,072                5                         1,077
SHAREHOLDERS EQUITY
  Ordinary shares........................           --               --                            --
  Accumulated deficit....................          (56)            (141)                         (197)
                                                 -----            -----                         -----
                                                 1,016             (136)                          880
                                                 =====            =====                         =====


---------------

(3) The U.S. GAAP adjustments in the Unaudited Pro-Forma Combined Financial Information relate primarily to the accounting treatment of the following:


     (i) Under U.K. GAAP, the initial aircraft are included at their appraised value at July 1, 1997 and depreciated from that date. For U.S. GAAP purposes, transfer of assets and liabilities between ALPS 94-1, AerCo and AerFi have been accounted for on a historical cost basis because all such transfers of assets and liabilities are among entities within a single consolidated group. The difference between the appraised value at March 1, 1998 and the historical cost is deemed a distribution to AerFi which results in a negative charge to shareholders equity.



     (ii) Under U.K. GAAP the capitalized funding costs of completing the Transaction are disclosed as a reduction against the Class A-C Note indebtedness. Under U.S. GAAP the capitalized funding costs are disclosed separately as deferred financing costs.

     SELECTED RATIOS(1)(2)


                                                                 YEAR ENDED
                                                                JUNE 30, 1998
                                                                -------------
                                                                 (UNAUDITED)
U.K. GAAP
Pro-forma combined Ratio of earnings to fixed charges(3)....        0.741
U.S. GAAP
Pro-forma combined Ratio of earnings to fixed charges(3)....        0.765


---------------

(1) For a discussion of the differences between U.S. GAAP and U.K. GAAP in respect of the unaudited pro-forma combined financial information, see reconciliation of income as stated in accordance with U.K. GAAP to income in accordance with U.S. GAAP set forth above.


(2) Earnings include pretax income from continuing operations plus fixed charges. Fixed charges are the total of (a) interest, whether expensed or capitalized, (b) amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized and (c) such portion of rental expense as can be demonstrated to be representative of the interest factor in the particular expense.



(3) A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings for the year ended June 30, 1998 was (a) $21 million under U.K. GAAP and (b) $19 million under U.S. GAAP.

                            DESCRIPTION OF THE NOTES


     The following description is a summary of the provisions of the Notes, the indenture, the security trust agreement, the cash management agreement and other agreements. It does not restate these agreements in their entirety. We urge you to read the indenture and the security trust agreement because these agreements define your rights as holders of the Notes. We have filed these agreements and the servicing agreement, the administrative agency agreement and the cash management agreement as exhibits to the registration statement which includes this prospectus. The following discussion uses defined terms that appear in the indenture and other transaction agreements. You should refer to Appendix 1 for an index showing the definitions of these terms as they appear in this prospectus.


GENERAL


     We will issue the New Notes under the Indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, upon effectiveness of the registration statement. Bankers Trust Company is the trustee under the Indenture.



     The terms of the New Notes will be identical to the Old Notes, except for transfer restrictions, registration rights and increased interest rate provisions that appear only in the Old Notes.



     The Notes are solely obligations of AerCo and are not secured by the aircraft. The Notes do not represent obligations of any lessee, AerFi, the trustee or Babcock & Brown.


     RATINGS


     Each subclass of Notes is rated as of the date of this prospectus as follows:


                                                                       RATING AGENCIES
                                                             -----------------------------------
                                                             MOODY'S    STANDARD & POOR'S    DCR
                                                             -------    -----------------    ---
Subclass A-1 Notes.......................................      Aa2              AA            AA
Subclass A-2 Notes.......................................      Aa2              AA            AA
Subclass B-1 Notes.......................................       A2               A             A
Subclass C-1 Notes.......................................       --             BBB           BBB


     The ratings of the Notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the Notes. The rating agencies have not rated our ability to pay Step-Up Interest or principal in full on any subclass of the Notes on the Expected Final Payment Date (or on any other date prior to the Final Maturity Date). The ratings do not address the imposition of any withholding tax on any payments under the leases, the Notes or otherwise.



     A rating is not a recommendation to buy, sell or hold Notes because the ratings do not comment as to market price or suitability for a particular investor and may be subject to revision or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends or withdraws its rating of any subclass of Notes, no person or other entity has an obligation to support AerCo's obligations under the Notes in any way.


FORM

     GLOBAL NOTES


     The New Notes will be represented by global notes, each of which will be issued in bearer form only. The global notes will be deposited with the book-entry depositary. The book-entry depositary will issue to DTC or its nominee certificateless depositary interests for each subclass of the New Notes, representing the principal amount of the Global Note for the subclass. Interests in the New Notes will therefore be shown only on, and transfers of book-entry interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants (including Euroclear and Cedel). You should refer to "Book-Entry Registration, Global Clearance and Settlement" for a description of book-entry interests in the New Notes may be held and transferred and new payments on them will be distributed.

     DEFINITIVE NOTES


     You will receive definitive Notes in registered form without interest coupons in exchange for your book-entry interests only if:



     - DTC notifies the book-entry depositary that it is not willing or able to act as depositary for the book-entry interests and the book-entry depositary does not appoint a successor at AerCo's request within 90 days of DTC's notice



     - AerCo notifies the trustee that the book-entry depositary is no longer willing or able to act as book-entry depositary and AerCo and the trustee do not appoint a qualified successor within 90 days of AerCo's notice or



     - after an Event of Default has occurred with respect to any class of Notes, holders representing 51% or more of the outstanding principal balance of any subclass within that class notify AerCo, the trustee, the book-entry depositary and DTC that continuing a book-entry system through DTC is no longer in their interest.



     If any of these events occurs, the trustee will notify the relevant holders and will arrange for definitive Notes to be issued in exchange for the holders' book-entry interests.



     You should be aware that, under current Irish tax law, the holder of a definitive Note may become subject to Irish income tax (currently 24%) which will be withheld on any payments of interest on the definitive notes as set forth under "Tax Considerations -- Irish Tax Considerations". If definitive notes are issued, AerCo will have no obligation to pay to any holder any additional amounts for any Irish or other tax.



     Distributions of interest, principal and any premium on any definitive Notes will be made by the trustee or a paying agent directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the trustee. A Noteholder holding definitive Notes representing at least $1,000,000 of the principal balance of any subclass may apply to have distributions paid by wire transfer to its account at a financial institution in New York, New York. The final payment on any such definitive Notes, however, will be made only upon presentation and surrender of such definitive Notes at the office or agency, specified in the notice of final distribution to Noteholders.



     Definitive Notes will be freely transferable and exchangeable for definitive Notes of the same subclass at the office of the trustee or the offices of the co-transfer agent and the co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.



     A Note that is mutilated, destroyed, lost or stolen may be exchanged or replaced, at the offices of the trustee or of the co-transfer agent and the co-registrar in Luxembourg upon presentation of the Note or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the trustee or the co-transfer agent and co-registrar may be required at the expense of the noteholder before a replacement Note will be issued. The noteholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the trustee and the co-transfer agent and co-registrar) connected therewith.



PAYMENTS AND DISTRIBUTIONS



     On each payment date, the trustee will pay (or will instruct a paying agent appointed in Luxembourg to pay) to the Noteholders all payments of interest, principal and any premium on the Notes of each subclass, so long as the trustee or paying agent confirms that it has received the payment by 1:00 p.m. (New York time) on the payment date. If the trustee or the paying agent confirms receipt of the payment after that time on the payment date, then it will make the payment to the Noteholders on the next business day after the business day it received the payment. Each payment on any payment date other than the final payment date with respect to any subclass of Notes will be made by the Trustee or paying agent to the Noteholders as of the record date immediately preceding such payment date. The final distribution with respect to any Note, however, will be made only upon presentation and surrender of such Note by the Noteholder or its agent (including any holder in street name) at the office or agency of the Trustee or paying agent. So long as the Notes are listed on the Luxembourg Stock Exchange, AerCo must appoint and maintain a paying agent in Luxembourg.



     The following table sets forth the expected weighted average life, the Expected Final Payment Date and the Final Maturity Date for each subclass of Notes.


          EXPECTED WEIGHTED AVERAGE LIFE, EXPECTED FINAL PAYMENT DATES
                     AND FINAL MATURITY DATES OF THE NOTES

                                              EXPECTED
                                              WEIGHTED
                                            AVERAGE LIFE     EXPECTED FINAL
SUBCLASS OF NOTES                             IN YEARS        PAYMENT DATE       FINAL MATURITY DATE
-----------------                           ------------    -----------------    -------------------
Subclass A-1............................         2.0          July 15, 2000         July 15, 2023
Subclass A-2............................         3.8        December 15, 2005       July 15, 2023
Subclass B-1............................         7.7          July 15, 2013         July 15, 2023
Subclass C-1............................        10.5          July 15, 2013         July 15, 2023


     The Expected Final Payment Date for each subclass of Notes means the date on which the final payment of principal of and interest on such subclass of Notes is expected to be made based on the assumptions we describe below under "-- Assumptions". The Final Maturity Date for each subclass of Notes means the date on which all principal not previously paid is due and payable. The actual final payment date for each subclass of Notes is likely to occur earlier or later than the Expected Final Payment Date as a result of numerous factors, including that the Assumptions are unlikely to correspond to actual experience. AerCo may also redeem or refinance the Notes before their Expected Final Payment Date.



ASSUMPTIONS



     The assumptions and tables set forth below represent possible revenue scenarios designed to illustrate the payment characteristics of the Notes. They are not projections, estimates, forecasts or forward-looking statements. We developed the tables by fixing certain of the assumptions and by varying other Assumptions and other factors which affect AerCo's revenues and costs and expenses. The assumptions do not represent a complete list of factors which may affect the revenues and costs and expenses of AerCo, but rather indicate those factors which are likely to have a material effect on AerCo's performance in future years. More severe stresses than we have included in the table may lead to payments of principal on the Notes being delayed or decreased or, in certain cases, an Event of Default.



     You should understand that the following tables are only an illustration of some of the payment sensitivities of the Notes to market and economic stresses. We prepared these tables for inclusion in the offering memorandum for the Old Notes based on information as of May 15, 1998. We have not updated or revised the information presented to reflect changes occurring after May 15, 1998. For example, we have sold one of the aircraft (an F100) since that date and LIBOR rates have also changed since that time. We are not aware of any other changes since that date that would cause the following data to be an unreliable illustration of how the payment provisions of the Notes operate. It is highly likely that actual experience in the future will vary from the assumptions and the possible revenue scenarios reflected in the tables. The principal factors that could cause AerCo Group's actual revenues to differ materially from such scenarios are the stresses we describe below and the risks we describe under "Risk Factors".

     REVENUE ASSUMPTIONS


     We used assumptions (1) to (12) below to determine the assumed gross monthly revenue of AerCo Group before interest payments, principal payments, swap payments, selling, general and administrative expenses and before lost rental payments and expenditures required due to aircraft downtime, lessee defaults, aircraft repossession costs, bad debts and operating costs incurred in the ordinary course of the operating lease business. See Appendix 3 to this prospectus for further data regarding assumed gross revenue.



     (1) One month LIBOR remains constant at 5.75% per annum and the U.S. Treasury Rate used for premium calculations is 5.5%.



     (2) Six month LIBOR (the most common reference rate for the floating rate leases) remains constant at 5.75% per annum.



     (3) Funds on deposit in the Collection Account and any other cash balances held by AerCo Group earn interest at a rate of one month LIBOR.



     (4) - Aircraft coming off-lease in the future are re-leased at a monthly rate that is a function of the current contracted monthly lease rate as of May 15, 1998 for such aircraft of that age.



        - Lease rates are assumed to remain constant at the monthly lease rate for the first 60% of an aircraft's expected useful life, then declining on a straight-line basis to 40% of such lease rate over the remainder of its expected useful life.



        - Any aircraft currently subject to a letter of intent is assumed to be leased on the basis of the letter of intent.



        - All types of aircraft in the portfolio are assumed to have an expected useful life of 25 years, except that each of the two DC8-71F aircraft are assumed to have an expected useful life of 15 years from the date of its conversion to freighter service.



     (5)  Aircraft have no scrap value at the end of their expected useful life.



     (6) AerCo Group receives all contracted and assumed future payments in respect of the leases on the due date.



     (7)  Future lease terms are five years.



     (8) AerCo Group grants no new purchase options to lessees and no existing purchase options are exercised.



     (9) AerCo Group grants no new lease termination or extension options to lessees and no existing termination or extension options are exercised.



     (10) AerCo Group sells no aircraft.



     (11) AerCo Group acquires no additional aircraft.



     (12) AerCo Group does not enter into any tax-related dispositions.

     Interest, Expense and Operating Cost Assumptions:



     (13) AerCo issues Notes in amounts and interest rates as set forth in the following table and makes payments according to the order of priorities set forth under "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments".


SUBCLASS                                                   AMOUNT       ASSUMED INTEREST RATE
--------                                                 -----------    ---------------------
                                                         ($MILLIONS)
Subclass A-1.........................................      340.000      1 Month LIBOR + 0.19%
Subclass A-2.........................................      290.000      1 Month LIBOR + 0.32%
Subclass B-1.........................................       85.000      1 Month LIBOR + 0.60%
Subclass C-1.........................................       85.000      1 Month LIBOR + 1.35%
Subclass D-1.........................................       80.000                      8.50%
Subclass E-1.........................................      111.973                          *
                                                           -------
                                                           991.973
                                                           =======

---------------


* The Class E Note Primary Interest Amount is 15%.



     (14) Refinancing Notes are issued and sold on the Expected Final Payment Date of the Subclass A-1 Notes (and on expected final payment dates of any Refinancing Notes) with the same priority, interest rate, issuance expenses and redemption as the Notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum, Scheduled and Supplemental Principal Payment Amounts. Issuance expenses are 0.02% per month of the outstanding principal balance.



     (15) AerCo Group realizes no actual liabilities in respect of contingent liabilities of ALPS 94-1 or its subsidiaries or any of the AerFi Transferred Companies.



     (16) The servicer's fees are as described in "Management of AerCo Group -- The Servicer". The Servicer's incentive fees are assumed to be 1% of aggregate lease rentals. The administrative agent's fee is as described in "Management of AerCo Group -- Corporate Management". Other selling, general and administrative expenses (including fees of the cash manager) in the amount of $2 million per annum are deducted from gross revenue.



     (17) Gross revenues are reduced each year by 2% to account for operating costs incurred in the ordinary course of the operating lease business including insurance expenses, aircraft-related costs and leasing transaction expenses.



     (18) Security deposits, Modification Payments and Subordinated Swap Payments are zero.


     Assumed Case Stress Scenario:


     (19) Gross revenues are reduced by 6% per annum for the following stresses: lost rental payments and expenditures required because of aircraft downtime (known in the industry as "aircraft on ground" or "AOG"), lessee defaults, aircraft repossession costs and bad debts.



     The following stresses are presented for illustrative purposes and only represent an example of a combination of stresses which result in approximately a 6% reduction in gross revenues. Other stress combinations could result in gross revenue reductions which exceed 6%.



A:     Weighted Average Portfolio Turnover: ..........    20% per annum (see Assumption (7))
B:     Average Re-marketing Time: ....................    6 weeks (.115 years)
C:     Weighted Average Default Rate: ................    4% per annum
D:     Average Repossession Time: ....................    18 weeks (.346 years)
E:     Average Repossession Cost: ....................    $650,000 per Aircraft
F:     Weighted Average Bad Debt Expense: ............    1% per annum

     AOG = (A X B) + (C X (B + D))


     Annual Repossession Expense ("ARE") = C X(E/Average Annual Gross Revenue per Aircraft))



       AOG = (20% X .115 yrs) + (4% X (.115 yrs + .346 yrs)).......     4.2%
       ARE = (4% X 21%)............................................     0.8
       Bad Debt Expense............................................    +1.0
                                                                       -----
       Stress Related Gross Revenue Reduction......................     6.0%
       Operating costs (see Assumption (17)).......................    +2.0
                                                                       -----
       Gross Revenue Reduction in the Assumed Case.................     8.0%
                                                                       =====



     Increasing the above stresses would result in a greater reduction in annual gross revenues. The following table shows the effect upon gross revenues of doubling the severity of each stress (other than average repossession cost) outlined in the above example (in each case holding other stresses unchanged).


                                                                             GROSS REVENUE
STRESS                                                        SEVERITY         REDUCTION
------                                                        --------       -------------
Portfolio Turnover......................................    40% per annum        10.3%
Re-marketing Time.......................................    12 weeks             10.8%
Default Rate............................................    8% per annum         10.7%
Repossession Time.......................................    36 weeks              9.4%
Bad Debt Expense........................................    2% per annum          9.0%


     Actual experience will likely differ from the Assumptions and the stresses. Because of this, principal payments on certain Notes will likely occur earlier or later than assumed. These timing differences may be significant.

     PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE


     The table below shows, for each payment date presented, the percentage of the initial outstanding principal balance of the aggregate Class A Notes (including refinancing Notes) and the Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 Notes expected to be outstanding on the payment date based on the Assumptions. It is highly unlikely that the Assumptions will correspond to actual experience. Therefore, principal payments on the Notes may occur earlier or later than as set forth in the table. AerCo may fail to pay principal of any subclass of AerCo Notes prior to the final maturity date of such subclass because it does not have the funds to make the payment according to the priorities described under "-- Priority of Payments". Such a failure will not, by itself, be an Event of Default.


                PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE
                     OF THE NOTES BASED ON THE ASSUMED CASE


                                                               AGGREGATE CLASS A
                                                               NOTES, INCLUDING
PAYMENT DATE OCCURRING IN JULY                   A-1    A-2    REFINANCING NOTES   B-1    C-1
------------------------------                   ----   ----   -----------------   ----   ----
1998 (July 15)................................   100%   100%         100%          100%   100%
1999..........................................   100%    87%          94%           96%   100%
2000..........................................     0%    74%          88%           91%    99%
2001..........................................     0%    62%          82%           85%    97%
2002..........................................     0%    48%          76%           79%    95%
2003..........................................     0%    34%          70%           72%    92%
2004..........................................     0%    20%          63%           64%    88%
2005..........................................     0%     6%          57%           56%    83%
2006..........................................     0%     0%          50%           48%    76%
2007..........................................     0%     0%          42%           39%    69%
2008..........................................     0%     0%          34%           31%    60%
2009..........................................     0%     0%          27%           24%    51%
2010..........................................     0%     0%          20%           16%    40%
2011..........................................     0%     0%          14%           10%    28%
2012..........................................     0%     0%           8%            4%    15%
2013..........................................     0%     0%           4%            0%     0%
2014..........................................     0%     0%           0%            0%     0%
Weighted Average Life.........................    2.0    3.8          7.8           7.7   10.5


---------------


The weighted average life of a Note equals:



     P/I, where



     P =  the sum of the following amounts calculated for each payment date:
        (A)-(Y), where



        A = principal amount that is assumed to be paid on the payment date



        Y = number of years from the date the Note was issued to the payment date



     I =  the initial principal balance of the Note.

          DECLINING BALANCES OF THE NOTES AND ASSUMED PORTFOLIO VALUE
                           BASED ON THE ASSUMED CASE

                                      LOGO


     In each of the following tables, "ASSUMED MATURITY" means the period (expressed in years) from July 15, 1998 through the Expected Final Payment Date of the relevant Notes.


     EFFECT OF INABILITY TO REFINANCE SUBCLASS A-1 NOTES


     The table below is based on the Assumptions, except that we have assumed that no refinancing Notes are issued. If no refinancings occur, the assumed maturities ("EXP") and weighted average lives ("AVG") of the Notes would be as set forth below.


             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES

                                                                      ASSUMED MATURITY/
                                                                    WEIGHTED AVERAGE LIFE
                                                              ----------------------------------
                                                               ASSUMED CASE     NO REFINANCINGS
                                                              --------------    ----------------
                                                               EXP      AVG      EXP       AVG
                                                              -----    -----    ------    ------
Subclass A-1..............................................      2.0      2.0     15.8      11.3
Subclass A-2..............................................      7.4      3.8      7.4       3.8
Subclass B-1..............................................     15.0      7.7     15.0       7.7
Subclass C-1..............................................     15.0     10.5     15.0      10.5


     MINIMUM REVENUE PERCENTAGE REQUIRED TO REPAY NOTES



     The table below shows the minimum percentage of gross revenue that will be necessary to repay all interest and principal on each subclass of Notes by their respective final maturity dates. If AerCo Group received actual revenues below the percentages of gross revenue indicated below and all of the other Assumptions occurred, AerCo would be unable to make the required payments on the Notes, which would constitute an Event of Default.

               PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE
          NOTES BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR
                                     STATED

                                                       JULY 15, 1998    YEAR 3    YEAR 6    YEAR 10
                                                       -------------    ------    ------    -------
Aggregate Class A Notes............................        58.4%        57.4%     54.6%      48.7%
Subclass B-1 Notes.................................        65.8%        64.4%     60.8%      53.1%
Subclass C-1 Notes.................................        74.3%        72.9%     70.3%      61.2%

     EFFECT OF A PERMANENT CHANGE IN GROSS REVENUE


     We have prepared the tables below based on the Assumptions, except that we have varied the revenue received by AerCo Group from gross revenue by the indicated percentages, beginning in years 3 and 6. If AerCo Group received actual revenues as indicated below and all of the other Assumptions occurred, then the assumed maturities and weighted average lives of the relevant subclasses of Notes would be as set forth below.


             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 3

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1.........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2.........................   6.3    3.4    7.4    3.8    7.4    3.8    8.5    3.9    8.5    4.3
Subclass B-1.........................  12.0    6.6   14.8    7.7   15.0    7.7   15.0    7.7   18.5    7.9
Subclass C-1.........................  12.9   10.1   15.0   10.5   15.0   10.5   15.0   10.5   19.8   13.6

---------------

* Assumed case

             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 6

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1.........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2.........................   7.1    3.8    7.4    3.8    7.4    3.8    8.2    3.8    8.5    3.9
Subclass B-1.........................  12.0    6.7   14.8    7.7   15.0    7.7   15.0    7.7   15.0    7.7
Subclass C-1.........................  14.0   10.4   15.0   10.5   15.0   10.5   15.0   10.5   16.0   11.0

---------------

* Assumed case

     EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE


     If the value of the portfolio, as adjusted for our appraisals, becomes significantly less than the value of the portfolio based on the Assumptions, the Scheduled Principal Payment Amount payable to holders of the Class A Notes may be increased. You should refer to "-- Principal Amortization" for a description of how these amounts are determined. Payment of this increased amount may shorten the weighted average lives of the Class A Notes and lengthen the weighted average lives of the subclasses of Notes that rank behind the Class A Notes in priority of payment. The following tables show the assumed maturity and weighted average life of each subclass of Notes if the adjusted portfolio value permanently declined to a given percentage of the assumed portfolio value, beginning in years 1 and 5.


             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 1

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                      EXPECTED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.4    3.8    7.4    3.8    6.8    3.3    6.0    3.2
Subclass B-1....................................  15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.3
Subclass C-1....................................  15.0   10.5   15.0   10.5   15.0   10.6   15.0   10.8

---------------

* Assumed Case

             ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 5

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                      EXPECTED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.4    3.8    7.4    3.8    6.8    3.6    6.6    3.6
Subclass B-1....................................  15.0    7.7   15.0    7.7   15.0    7.8   15.0    7.8
Subclass C-1....................................  15.0   10.5   15.0   10.5   15.0   10.6   15.0   10.9

---------------

* Assumed Case

     EFFECT OF CYCLICAL VARIATIONS IN GROSS REVENUE AND PORTFOLIO VALUE -- "RECESSION SCENARIOS"


     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. Operating lease companies, such as members of AerCo Group, would be negatively affected by a decline in the demand for aircraft. We have assumed that such a decline in demand or "RECESSION" (as used in this discussion) will result in a decline in aircraft values and an increase in defaults and downtime, and a decline in operating lease rates. In that case, gross revenues would decline.



     We have prepared the following tables to show the effect on assumed maturities and weighted average lives of the Subclass B-1 and Subclass C-1 Notes if recessions of different lengths were to occur in the future. In preparing the following tables, we have assumed that a recession would have the following effect on the operations of AerCo Group:



     - Aircraft values would fall on the first day of the recession to a given percentage of the assumed portfolio value. This decrease would trigger an increase in Scheduled Principal Payment Amounts being paid if amounts are available.

     - After a period of two years following the first day of the recession, gross revenues fall by a given percentage as aircraft are re-leased or lessees default. This would result in less cash flow being available to make payments of interest and principal on the Notes.



     - The recession lasts a given period of time. Afterwards, the adjusted portfolio value returns to the assumed portfolio value on the first day after the recession. Two years following the end of the recession, gross revenues return to the assumed case.



     - Actual experience will likely differ from the assumptions we have used in preparing the following tables. Specifically, we can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can it be assured that following a recession aircraft values and gross revenues will return to assumed case levels. Because actual experience will likely differ from these assumptions, the actual maturities and weighted average lives of the Notes will likely differ from what is shown in the tables below.


         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.7
                                      3                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.7
                                      5                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.8
                                     10                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.7

---------------

* Assumed case

         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.8
                                      3                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.9
                                      5                     15.0    7.7   15.0    7.7   15.0    7.7   15.0    7.9
                                     10                     14.8    7.7   15.0    7.7   15.0    7.7   15.0    7.7

---------------

* Assumed case

         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.5
                                      3                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.6
                                      5                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.7
                                     10                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.5

---------------

* Assumed case

         ASSUMED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%

                                                            EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                            ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year...........................     1   (July 15, 1998)   15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.6
                                      3                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.8
                                      5                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.9
                                     10                     15.0   10.5   15.0   10.5   15.0   10.5   15.0   10.5

---------------

* Assumed case

    EFFECT OF PRINCIPAL ALLOCATION ACCORDING TO THE EXTENDED POOL FACTOR ONLY FOR THE SUBCLASS A-2, SUBCLASS B-1, AND SUBCLASS C-1 NOTES


     If available collections on a payment date are not sufficient to pay the principal amount that is to be paid on a class of Notes on that payment date according to the order of priorities, then the Available Collections will be allocated to the subclasses in that class of Notes as we describe under "-- Principal Amortization -- Allocation of Principal Among Subclasses".



     We have prepared this table to show the effect of this allocation on the assumed maturities and the weighted average lives of Subclass A-2, Subclass B-1 and Subclass C-1 Notes if:



   - we issue additional Notes to finance the acquisition of additional aircraft BUT



   - AerCo Group's gross revenues are sufficient only to pay down the principal of these subclasses according to paragraph (1) on page [102].



SUBCLASSES OF NOTES                                             EXP.    AVG.
-------------------                                             ----    ----
Subclass A-2................................................     8.5     4.7
Subclass B-1................................................    16.0     8.7
Subclass C-1................................................    17.0    12.5


PAYMENT OF PRINCIPAL AND INTEREST

     GENERAL


     The Notes are direct obligations of AerCo and are not secured by the aircraft. AerCo's only sources of payment for the Notes and its other obligations are:



   -   the payments made by the lessees under the leases;



   -   proceeds from any sales or other dispositions of its assets;



   - net payments to AerCo received under AerCo's swap agreements (and any other hedging instruments we may enter into);

   -   interest earned on the investment of cash balances; and



   -   net cash proceeds received from the sale of refinancing Notes.



     The Notes are subordinated to expenses and other obligations of AerCo Group according to the order of priorities we described under "-- Priority of Payments". Each class and subclass of the Notes has the priority given to it according to the priority of payments in the indenture. AerCo may make no payment of principal, interest or any premium on any class of Notes unless it has made the required payments on the relevant payment date on each class of Notes that ranks prior to that class. The subordination provisions of the indenture may not be amended or modified unless each swap provider, each holder of a class of Notes that is affected by the amendment or modification and each holder of any class of Notes that ranks senior to an affected class. The priority of the expenses and payments under swap agreements may not be amended or modified under any circumstances.



     If an Event of Default occurs, then the holders of a class of Notes (except the Class A Notes) may not give a default notice or exercise any other remedy until all amounts owed by AerCo under the more senior classes of Notes have been paid.



     Under the leases, the lessee must make rental and other payments and Related Collateral payments directly to the rental account held in the name of the security trustee. This amount will then be transferred, within one business day of receipt, to the collection account, except for certain limited amounts that must be left on deposit for local legal reasons. Any amounts received by AerCo Group which are required to be segregated will be transferred to the lessee funded account. Unsegregated amounts received by AerCo Group will be transferred directly to the collection account. On the basis of the Assumptions, we expect these amounts will be sufficient to pay the principal, interest and any premium, on the Notes and all other amounts payable by AerCo Group to the trustee, the swap providers, the service providers and the holders of the Class D and Class E Notes, in each case when and as due.


     INTEREST


     Each Note bears interest on the outstanding principal balance, payable monthly in arrears on each payment date. An interest accrual period is the period from and including a payment date and to but excluding the next payment date. The final interest accrual period for each subclass of Notes will end on but exclude the Final Maturity Date or the date upon which all principal, interest and any premium on such subclass of is paid in full. Each subclass of Notes will bear interest for each interest accrual period at the rate per annum set forth on the cover page of this prospectus.



     Interest on any subclass of Notes is calculated on the basis of a 360-day year and the actual number of days elapsed in an interest accrual period.



     If AerCo does not repay the Subclass A-1 Notes in full on or before their Expected Final Payment Date, additional interest will accrue on the Subclass A-1 Notes at the rate of 0.50% per annum (we refer to this additional interest as step-up interest "STEP-UP INTEREST"). AerCo may also issue additional Notes or refinancing Notes that will accrue Step-Up Interest after their Expected Final Payment Date. Step-Up Interest will be subordinated to other amounts payable on the Class A, B, C and D Notes, including accrued and unpaid interest, the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount. The rating agencies did not rate AerCo's ability to pay Step-Up Interest. So long as the Notes are listed on the Luxembourg Stock Exchange, AerCo will publish the amount of Step-Up Interest that is payable in the manner required by the indenture and the Luxembourg Stock Exchange.


     REFERENCE AGENCY AGREEMENT


     For the purpose of calculating the rate of interest payable on the Notes, AerCo has entered into a reference agency agreement with the trustee, Bankers Trust Company as reference agent and the cash manager. The reference agent determines LIBOR for each interest accrual period following the initial interest accrual period, on a reference date (the date that is two business days before the payment date on which the interest accrual period begins).

     Under the reference agency agreement, the reference agent determines LIBOR as follows:



     On each reference date, the reference agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).



     If this offered rate is replaced by the corresponding rates of more than one bank, then the determination of LIBOR shall be made on the basis of the average of the rates (being at least two) that appear. If these rates do not appear or the Telerate page is unavailable, the reference agent will request that each of the banks or a substitute reference bank in London provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next interest accrual period as at 11:00 a.m. (London time) on the reference date. In this case, the floating rate of interest for each subclass of Notes will be the average of the quotations received (at least two) plus the applicable interest spread over LIBOR (and Step-Up Interest, if payable).



     If, one or no reference bank provides a quotation, the reference agent will select New York City banks who provide quotations for their U.S. dollar lending rate to leading European banks on the reference date for the next interest accrual period. In this case, the interest for the next interest accrual period will be the average of these quotations plus the applicable interest spread over LIBOR (and Step-Up Interest, if payable). If the banks selected do not provide these quotations, the interest rate will be the rate that applied to the last interest accrual period.



     Once it determines the interest rate, the reference agent will calculate the interest amount for the interest accrual period as:



     (I)(P) X N/360, where



    I    = interest rate for the interest accrual period
    P    = outstanding principal balance of the subclass at the
         beginning of the interest accrual period, as estimated by
           the reference agent
    N    = number of days in the interest accrual period.



     The reference agent's determination of LIBOR, the interest rate and the interest amount for each such subclass of Notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties.



     The reference agent will give notice of applicable LIBOR, the payment date, the interest rate for each subclass of Notes for the relevant interest accrual period and the amount of interest on each subclass of Notes to AerCo, the listing agent for the Luxembourg Stock Exchange and the cash manager. Noteholders may obtain such information at the offices of the listing agent or paying agent in Luxembourg or otherwise in the cash reports provided to Noteholders by the trustee on the second business day before each payment date and any other date for distribution of any payments with respect to the Notes.



     If the reference agent does not or is unable to determine the interest rate and amount for an interest accrual period as described above, the cash manager will determine such rate of interest or calculate such interest amount in accordance with the provisions described above.



     AerCo reserves the right to terminate the appointment of the reference agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the Notes. The reference agent may not be removed or resign its duties unless a successor has been appointed.


     PRINCIPAL AMORTIZATION


     For each class of Notes, only to the extent that there are sufficient funds in the collection account, principal will be distributed on each payment date equal to the sum of the following amounts:

     -  the Minimum Principal Payment Amount



     -  the Scheduled Principal Payment Amount



     - the Supplement Principal Payment Amount (only applicable to the Class A and Class B Notes)



     - redeemed principal as described below in paragraphs (21) through (24) under "-- Priority of Payments".



     If AerCo issues any additional Notes or refinancing Notes, each issuance will be a new subclass of the relevant class of Notes.



     MINIMUM PRINCIPAL PAYMENT AMOUNT. For each class of Notes and the Class D Notes, the "MINIMUM PRINCIPAL PAYMENT AMOUNT" will equal the difference, if positive, between the Outstanding Principal Balance of such class and the Minimum Target Principal Balance for such class on the payment date.



     On each payment date, the "MINIMUM TARGET PRINCIPAL BALANCE" for the Class A and Class B Notes will equal:



     (MCP) X (APV), where



    MCP = the "MINIMUM CLASS PERCENTAGE" as set forth in Appendices 5 and 6 to this prospectus
    APV = the "ASSUMED PORTFOLIO VALUE" for the payment date as described below.



In the case of the Class A Note only, IF the outstanding principal balance of the Class A Notes (including any additional Notes and refinancing Notes) is greater than the Adjusted Portfolio Value (as described below), THEN the Minimum Target Principal Balance of the Class A Notes will be equal to the Scheduled Target Principal Balance of the Class A Notes (as described below). if on any Payment Date the Outstanding Principal Balance of the Class A Notes (including Refinancing Notes and Additional Notes) is greater than the Adjusted Portfolio Value in respect of such Payment Date, then the Minimum Target Principal Balance of the Class A Notes shall be equal to the Scheduled Target Principal Balance of the Class A Notes.



     For each payment date, the Minimum Target Principal Balance for the Class C and Class D Notes is set out in Appendices 7 and 8 to this prospectus.



     For each payment date, the "ASSUMED PORTFOLIO VALUE" for the initial aircraft will equal the sum of the following products:



     (IAV) X (DF1)/(DF2), where



    IAV = the Initial Appraised Value of each aircraft on the relevant calculation date
    DF1 = the depreciation factor for that aircraft on the calculation date
    DF2 =  the depreciation factor for that aircraft on July 15, 1998.



     "INITIAL APPRAISED VALUE" means the average of the base values of each of the aircraft, determined, in the case of the initial aircraft as of March 1, 1998 and, in the case of any additional aircraft, as of a date not more than six months prior to the closing date for the issue of the relevant additional notes.



      The depreciation factor equals: (1 - (kn)) X (1 + g)(n) but not less than zero



     Where, with respect to the initial aircraft:



         n =    age of the aircraft expressed in years
                                    1
         k =
                -----------------------------------------
                          Expected Useful Life
         g =    0.02



     The depreciation factors produce a "depreciation curve" that assumes that the value of an initial aircraft will decline at an accelerating rate as the aircraft ages. We have used the depreciation factors described above solely for the purpose of determining repayments of principal of the Notes. They are not intended to predict or conform to actual declines in aircraft values over any period. Furthermore, variables used to calculate the depreciation factor will change as the composition of the portfolio changes through acquisitions and sales of additional aircraft and initial aircraft. Finally, AerCo Group may in the future apply different depreciation factors or alternative methodologies to express the assumed decline in values of additional aircraft. In addition, the Minimum Class Percentages, the Scheduled Class Percentages and the Supplemental Class Percentages for the Class A and Class B Notes and Minimum Target Principal Balances and Scheduled Target Principal Balances for the Class C and Class D Notes will change as additional aircraft are acquired. The Pool Factors and the Extended Pool Factors for each subclass that are described below will not change as the composition of the portfolio changes.



     Scheduled Principal Payment Amount. For each class of Notes and the Class D Notes, the "SCHEDULED PRINCIPAL PAYMENT AMOUNT" on any payment date will equal the difference, if positive, between the outstanding principal balance of such class (after giving effect to any payment of the Minimum Principal Payment amount for such class) and the Scheduled Target Principal Balance for such class.



     On each payment date, the "SCHEDULED TARGET PRINCIPAL BALANCE" for the Class A Notes will equal:



     (SCP) X (APV*), where

    SCP = the "SCHEDULED CLASS PERCENTAGE" on the payment date (as set forth in Appendix 5 to this prospectus)
    APV*  = EITHER the Assumed Portfolio Value on the payment date OR
          105% of the Adjusted Portfolio Value on the payment date, WHICHEVER IS LESS.



     For each payment date the Scheduled Target Principal Balance for the Class B Notes will equal:



     (SCP) X (APV), where

    SCP  = the Scheduled Class Percentage on the payment date (as set forth in Appendix 5)
    APV  = the Assumed Portfolio Value on the payment date.



     For each payment date, the Scheduled Target Principal Balance of the Class C and Class D Notes is set out in Appendices 7 and 8 to this prospectus.



     For each payment date, the "ADJUSTED PORTFOLIO VALUE" will equal the sum of the following amounts for each aircraft in the portfolio:



     (Avg. BV) X (DFI)/(DF2), where

    Avg. BV  = the average base value of the aircraft as determined in the most recent appraisal
    DF1      = the depreciation factor for the aircraft on the
               calculation date
    DF2      = the depreciation factor for the aircraft on the date of
               the most recent appraisal.



     Supplemental Principal Payment Amount. For the Class A and Class B Notes, the "SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT" on any payment date will equal the difference, if positive, between the outstanding principal balance of such class (after giving effect to the payment of any Minimum Principal Payment Amount and Scheduled Principal Payment Amount) and the Supplemental Target Principal Balance for such class.



     On each payment date, the "SUPPLEMENTAL TARGET PRINCIPAL BALANCE" for the Class A and Class B Notes will equal:



     (Supp. CP) X (APV), where

    Supp. CP  = the "SUPPLEMENTAL CLASS PERCENTAGE" on the payment date
              (as set forth in Appendices 5 and 6)
    APV       = the Assumed Portfolio Value on the payment date.


     ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES


     On the Expected Final Payment Date of the Subclass A-1 Notes, AerCo intends to refinance 100% of the outstanding principal balance of the Subclass A-1 Notes by issuing refinancing Notes and selling such refinancing Notes in the capital markets. Failure to repay any Subclass A-1 Note in full at its Expected Final Payment Date will not result in an Event of Default.

     AerCo may also refinance any other subclass of Notes, at any time, at the Redemption Price that would be payable if AerCo were to have redeemed such Notes instead. See "-- Refinancing" and "-- Indenture Covenants -- Limitation on Indebtedness" for a description of the Redemption Price.



     The terms of the Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 Notes will require amortization of their outstanding principal balance before their Expected Final Payment Dates, if there are funds available in accordance with the order of priorities set forth under "-- Priority of Payments".



     IF on a payment date, we must pay a principal amount on a class of Notes according to the order of priorities but the amount of our available collections is not sufficient to pay the amount payable to all subclasses of that class, THEN the available amount will be allocated as follows:



     (1) First, to each subclass in order of the subclass that was issued first, the difference, if positive, between the outstanding principal balance of each subclass and the following amount:



             (EPF) X (IPB), where

              EPF  = the "EXTENDED POOL FACTOR" for the subclass as set forth in Appendix 10
              IPB  = the initial principal balance for the subclass at the time it was issued.



        If two or more subclasses were issued on the same date, available collections will be applied to each of those subclasses pro rata according to the result of the above calculation for the subclass.



     (2) Second, to each subclass, pro rata according to the amount of but not more than the difference, if positive, between the outstanding principal balance of each subclass (after giving effect to any payment under clause (1) above) and the following amount:



             (PF) X (IPB), where

              PF   = the "POOL FACTOR" for the subclass as set forth in
                     Appendix 9
              IPB  = the initial principal balance of the subclass at the time it was issued.



     (3) Third, to each subclass with an Expected Final Payment Date on or before the payment date, in order of the earliest issued subclass. If there are two or more subclasses that were issued on the same date, available collections will be applied to them in order of the subclass with the earliest Expected Final Payment Date. If two or more of those subclasses have the same Expected Final Payment Date, then available collections will be applied pro rata according to the outstanding principal balances of the subclasses on the payment date (after any payments under clauses (1) and (2) above).



     (4) Fourth, to each subclass with an Excess Amortization Date on or before such payment date, pro rata according to the outstanding principal balance of each such subclass (after giving effect to any payment under clauses (1), (2) and (3) above) on the payment date.



     (5) Fifth, to each subclass in order of the earliest Expected Final Payment Date. If two or more subclasses have the same Expected Final Payment Date, then available collections will be applied pro rata to those subclasses according to the outstanding principal balance of the subclass on the payment date (after any payments under clauses (1), (2) and (3) above).


     The "EXCESS AMORTIZATION DATE" for each subclass of the Notes and the Subclass D-1 Notes is as set out below:

SUBCLASS OF NOTES                                               EXCESS AMORTIZATION DATE
-----------------                                               ------------------------
Subclass A-1................................................    July 15, 2000
Subclass A-2................................................    August 17, 1998
Subclass B-1................................................    August 17, 1998
Subclass C-1................................................    August 17, 1998
Subclass D-1................................................    July 15, 2010

     REFINANCING


     AerCo may repay any subclass of the Notes or the Class D Notes, in whole but not in part, on any date with the proceeds of the issuance of any refinancing Note issued in accordance with the "Limitation on Indebtedness" covenant under the indenture. The amount we will repay in connection with the refinancing of any subclass of Notes or the Class D Notes will be equal to the redemption price for such subclass on the refinancing date plus accrued and unpaid interest.



     At least five days but not more than 30 days before the proposed refinancing date, the trustee will give notice of the refinancing (a "NOTICE OF REFINANCING") to each holder of such subclass of Notes or the Class D Notes in accordance with the notice provisions contained in the indenture. In connection with any refinancing, AerCo will deposit, in the refinancing account an amount equal to the redemption price, plus an amount sufficient to pay or provide for all accrued and unpaid interest as of the refinancing date. Each notice of refinancing will state.



     -     the applicable refinancing date;



     - the Redemption Price of the Notes or the Class D Notes to be repaid and the amount of accrued but unpaid interest payable;



     - that Notes or the Class D Notes of the subclass to be repaid must be surrendered; and



     - that, unless AerCo defaults in the payment of the redemption price and any accrued and unpaid interest, interest on the subclass of Notes or the Class D Notes to be refinanced will cease to accrue on and after the refinancing date. Once a notice of refinancing is published, each subclass of Notes or the Class D Notes to which it applies will become due and payable on the refinancing date at their redemption price, together with accrued and unpaid interest.


     REDEMPTION


     AerCo may redeem any subclass of the Notes or the Class D Notes out of available amounts, if any, on any payment date, in whole or in part, at the redemption price plus accrued but unpaid interest. In addition, AerCo must required on each payment date to redeem Notes or the Class D Notes to the extent of any available collections in the manner described in "Principal Amortization" above and "Priority of Payments" below at the redemption price plus accrued but unpaid interest. Within each class or subclass of Notes or the Class D Notes being redeemed in part, the amount of the outstanding principal balance being prepaid will be applied in each case pro rata among all Notes or the Class D Notes of such subclass.



     The redemption price on the Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 Notes will be:



     - IF THE REDEMPTION IS MADE WITH PROCEEDS FROM REFINANCING NOTES OR FROM THIRD PARTIES OR OTHER THAN FROM AVAILABLE COLLECTIONS, the outstanding principal balance of the subclass being redeemed multiplied by the redemption premium set out in the table below.



     - IF THE REDEMPTION IS MADE WITH AVAILABLE COLLECTIONS, the outstanding principal balance of the subclass being redeemed.



     The redemption price of the Subclass D-1 Notes will equal:



     If AerCo redeems the Subclass D-1 Notes before July 15, 2003, the redemption price will be EITHER:



     - the discounted present value of the Scheduled Principal Payments and interest from the redemption date to July 15, 2003 PLUS the following amount:



       (RP) X (OPB), where



    RP    = the applicable redemption premium
    OPB   = the assumed outstanding principal balance for July 15,
          2003, discounted to the redemption date at the applicable
            Treasury Yield plus 1.00%

     OR



     -  the outstanding principal balance on the redemption date,



     WHICHEVER IS HIGHER



     If AerCo redeems the Subclass D-1 Notes on or after July 15, 2003, the redemption price will be the applicable redemption premium multiplied by the outstanding principal balance on the redemption date.



REDEMPTION DATE                                              REDEMPTION PREMIUM
---------------                         -------------------------------------------------------------
                                        SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS
                                        A-1 NOTES    A-2 NOTES    B-1 NOTES    C-1 NOTES    D-1 NOTES
                                        ---------    ---------    ---------    ---------    ---------
After July 15, 1998...................   100.50%      101.00%      101.50%      102.50%           --
On or after July 15, 1999.............   100.25%      100.75%      101.25%      102.25%           --
On or after July 15, 2000.............   100.00%      100.50%      101.00%      102.00%           --
On or after July 15, 2001.............                100.25%      100.75%      101.75%           --
On or after July 15, 2002.............        --      100.25%      100.50%      101.50%           --
On or after July 15, 2003.............        --      100.25%      100.25%      101.25%      105.25%
On or after July 15, 2004.............        --      100.25%      100.25%      101.00%      104.50%
On or after July 15, 2005.............        --      100.00%      100.25%      100.75%      103.75%
On or after July 15, 2006.............        --           --      100.25%      100.50%      103.00%
On or after July 15, 2007.............        --           --      100.25%      100.25%      102.25%
On or after July 15, 2008.............        --           --      100.25%      100.25%      101.50%
On or after July 15, 2009.............        --           --      100.00%      100.25%      100.75%
On or after July 15, 2010.............        --           --           --      100.25%      100.00%
On or after July 15, 2011.............        --           --           --      100.00%           --


     "TREASURY YIELD" means a per annum rate (expressed as a monthly equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of the 5 3/4% United States Treasury Note maturing on August 15, 2003, as published in the most recent H.15 (519).


     "H.15 (519)" means the weekly statistical release with that number or any successor publication, published by the Board of Governors of the Federal Reserve System.



     REDEMPTION FOR TAXATION PURPOSES. All payments of principal, interest and premium, if any, made by AerCo in respect of the Notes or the Class D Notes or any inter-company payments supporting the obligations under the Notes or the Class D Notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should such withholding or deduction be required by law, AerCo will not be obliged to pay any additional amounts in respect of such withholding or deduction.


     IF at any time:


     (a) AerCo is, or on the next payment date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any subclass of Notes or the Class D Notes; or



     (b) AerCo is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would:

        (1) materially increase the cost to AerCo of making payments in respect of any subclass of Notes or the Class D Notes or of complying with its obligations under or in connection with the Notes or the Class D Notes;



        (2) materially increase the operating or administrative expenses of AerCo or the charitable trust which holds the ordinary share capital of AerCo; or



        (3) otherwise obligate AerCo or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by AerCo, or by the cash manager on behalf of AerCo as contemplated by the cash management agreement;



THEN AerCo will inform the trustee at such time of any such requirement or imposition and shall use its or their best efforts to avoid the effect of the same. AerCo shall take no action to avoid such effects unless each rating agency has confirmed that such action will not result in the lowering or withdrawal by it of its current rating of any subclass of AerCo Notes then outstanding.



     IF, after using its best efforts to avoid the adverse effect described above, THEN AerCo or any of its subsidiaries has not avoided such effects, AerCo may, at its election, redeem the Notes or the Class D Notes of any or all subclasses to which such withholding or deduction applies in whole with accrued and unpaid interest but without premium on any payment date. However, any such redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (a) or (b) above is to become effective.



     METHOD OF REDEMPTION. If AerCo proposes to redeem any subclass of Notes with funds other than available collections, at least 20 days but not more than 60 days before the redemption date, the trustee will give notice of such redemption to each holder of the subclass. If a redemption is of less than all of the Notes of any subclass, Notes of such subclass to be redeemed will be repaid principal pro rata, to the extent funds are available in the case of any redemption in whole (other than a Redemption resulting from taxation reasons), AerCo will deposit in the defeasance/redemption account the redemption price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the redemption date. If AerCo redeems all or any part of a subclass of Notes with available collections as required by the priority of payments, AerCo will send no notice of redemption.



     Each notice of redemption will state



     - the applicable redemption date,



     - the Trustee's arrangements for making payments due,



     - the redemption price of the Notes to be redeemed,



     - in the case of redemptions in whole, that Notes of the subclass to be redeemed must be surrendered (which action may be taken by any holder of the Notes or its authorized agent) to the trustee to collect the redemption price and accrued and unpaid interest on such Notes, and



     - in the case of redemptions in whole, that, unless AerCo defaults in the payment of the Redemption Price and any accrued and unpaid interest thereon, interest on the subclass of Notes called for redemption will cease to accrue on and after the redemption date. Once a notice of redemption for a redemption in whole is mailed, each subclass of Notes to which it applies will become due and payable on the redemption date at their redemption price, together with accrued and unpaid interest thereon.


     DEFEASANCE


     AerCo at any time may terminate all of its obligations under the Notes and the indenture (this is known as "LEGAL DEFEASANCE"), except for those relating to the defeasance trust and obligations to register the transfer or exchange of the AerCo Notes, to replace mutilated, destroyed, lost or stolen AerCo Notes and to maintain a register for the AerCo Notes. Also, AerCo at any time may terminate its obligations under the covenants described under "Indenture Covenants" and "Operating Covenants" and the events of default described under "Events of Default and Remedies", other than clauses (1), (2), (3), (4) and (5) (solely with respect to AerCo) set forth under "-- Events of Default and Remedies" (this is known as "COVENANT DEFEASANCE").



     AerCo may exercise its legal defeasance options even if it has already exercised the covenant defeasance option. If AerCo exercises its legal defeasance options, payment of the AerCo Notes may not be accelerated because of an Event of Default. If AerCo exercises its covenant defeasance options, payment of the AerCo Notes may not be accelerated because of the events of default described under "Events of Default and Remedies", other than clauses
(1),(2),(3),(4) and (5) (solely with respect to AerCo) set forth under "-- Events of Default and Remedies".



     In order to exercise either defeasance option, AerCo must irrevocably deposit in trust with the trustee any combination of cash or obligations of the U.S. Government, as will be sufficient for the payment of principal, premium (if any), and interest on the AerCo Notes to redemption or maturity. AerCo must also comply with other conditions, including delivering to the trustee an opinion of counsel to the effect that holders of the AerCo Notes (1) will not recognize income, gain or loss for United States Federal income tax purposes as a result of the deposit and defeasance and (2) will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred (and, in the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States Federal income tax law).


     PRIORITY OF PAYMENTS


     On each payment date, the cash manager will withdraw all amounts on deposit in the collection account and will distribute them according to the order of priority set forth below. Any amount below will be paid only if all amounts ranking senior to that amount are paid in full on the payment date.



     (1) First, to the expense account or directly to the relevant expense payees, an amount equal to the Required Expense Amount;



     (2)   Second, the following amounts pro rata:



        (A) to the holders of each subclass of Class A Notes, all accrued and unpaid interest excluding Step-Up Interest, if applicable, on such subclass of Class A Notes pro rata according to the amount of accrued and unpaid interest on such subclass of Class A Notes; and



        (B) pro rata, to any swap provider, an amount equal to any payment (other than Subordinated Swap Payments) due from AerCo under any swap agreement;



     (3) Third, (1) first, to any persons providing Primary Eligible Credit Facilities, any amounts then payable to such persons under the terms of their respective Eligible Credit Facilities, and THEN, (2) retain in the collection account an amount, if positive, equal to (A) the Minimum Liquidity Reserve Amount, less (B) amounts available for drawing under any Primary Eligible Credit Facilities;



     (4) Fourth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class A Notes;



     (5) Fifth, to the holders of each subclass of Class B Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class B Notes pro rata according to the amount of accrued and unpaid interest on such subclass of Class B Notes;



     (6) Sixth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class B Notes;

     (7) Seventh, to the holders of each subclass of Class C Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class C Notes pro rata according to the amount of such accrued and unpaid interest on such subclass of Class C Notes;



     (8) Eighth, to the holders of Class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class C Notes;



     (9) Ninth, to the holders of each subclass of Class D Notes, all accrued and unpaid interest, excluding Step-Up Interest, if applicable, on such subclass of Class D Notes pro rata according to the amount of such accrued and unpaid interest on such subclass of Class D Notes;



     (10) Tenth, to the holders of Class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Minimum Principal Payment Amount with respect to the Class D Notes;



     (11) Eleventh, (1) first, to any Persons providing any Credit Facilities that are not Primary Eligible Credit Facilities, any amounts then payable under the terms of their credit facilities and THEN, 2 retain in the Collection Account an amount (the "SECOND COLLECTION ACCOUNT"), if positive, equal to (A) the Liquidity Reserve Amount less (B) the sum of the amount of cash reserved under (3) above plus the amounts available for drawing under any Eligible Credit Facilities;



     (12) Twelfth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class A Notes;



     (13) Thirteenth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class B Notes;



     (14) Fourteenth, to the holders of Class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class C Notes;



     (15) Fifteenth, to the holders of Class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Scheduled Principal Payment Amount with respect to the Class D Notes;



     (16) Sixteenth, to the Permitted Accruals balance in the expense account, an amount equal to Permitted Accruals in respect of any Modification Payments;



     (17) Seventeenth, to the holders of each subclass of Notes entitled thereto, an amount equal to all accrued and unpaid Step-Up Interest on such subclass, if any, pro rata according to the amount of such accrued and unpaid Step-Up Interest;



     (18) Eighteenth, to the holders of Class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to the Class A Notes;



     (19) Nineteenth, to the holders of each subclass of the Class E Notes, the Class E Note Primary Interest Amount, pro rata according to the amount due on each subclass of AerCo Group Class E Notes;



     (20) Twentieth, to the holders of Class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Supplemental Principal Payment Amount with respect to the Class B Notes;



     (21) Twenty-first, to the holders of Class A Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the Class A Notes;

     (22) Twenty-second, to the holders of Class B Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the Class B Notes;



     (23) Twenty-third, to the holders of Class C Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the Class C Notes;



     (24) Twenty-fourth, to the holders of Class D Notes, in the order of priority by subclass set forth under "Allocation of Principal Among Subclasses of Notes" an amount equal to the redemption price of the outstanding principal balance, if any, of the Class D Notes;



     (25) Twenty-fifth, pro rata, to swap providers in an amount equal to any amounts then payable under the relevant swap agreements which are subordinated in accordance with their terms ("SUBORDINATED SWAP PAYMENTS");



     (26) Twenty-sixth, to investors or other persons for obligations incurred in connection with Permitted Tax-Related Dispositions, if any, that are subordinated in accordance with the terms of the relevant Permitted Tax-Related Dispositions an amount equal to the amount of such Subordinated Tax-Related Disposition Payments then payable;



     (27) Twenty-seventh, to the holders of the Class E Notes, an amount equal to all accrued and unpaid interest on the Class E Notes and an amount equal to the cash portion of the Liquidity Reserve Amount then on deposit in the collection account, pro rata according to the amount due on each subclass of AerCo Group Class E Notes;



     (28) Twenty-eighth, to the holders of the Class E Notes, in the order of priority by subclass set forth under "-- Allocation of Principal Among Subclasses of Notes", an amount equal to the Outstanding Principal Balance of the Class E Notes; and



     (29)  Twenty-ninth, to the charitable trust trustee, all remaining amounts.


     PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE


     If a default notice is delivered to AerCo or the cash manager or an Event of Default described in clause (5) or (6) under "-- Events of Default and Remedies" occurs and continues, the priority of payments described above will not apply. Instead, amounts on deposit in the collection account and the expense account will be applied in the following order of priority.



     (1) First, to the expense account or directly to the relevant expense payees, an amount equal to the Required Expense Amount;



     (2) Second, pro rata, to the providers of any Primary Eligible Credit Facilities, such amounts as are required to make any payments due to such providers under their Primary Eligible Credit Facilities;



     (3) Third, the following amounts. (A) pro rata to the holders of each subclass of Class A Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on, and all Outstanding principal of, such subclass and (B) pro rata to any swap provider, such amounts as are required to make any payments (other than Subordinated Swap Payments) due to such swap provider under any swap agreement;



     (4) Fourth, pro rata to the holders of each subclass of Class B Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all outstanding principal of such subclass of Class B Notes;



     (5) Fifth, pro rata to the holders of each subclass of Class C Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all outstanding principal of such subclass of Class C Notes;

     (6) Sixth, pro rata to the holders of each subclass of Class D Notes, all accrued and unpaid interest (including Step-Up Interest, if any) on and all outstanding principal of such subclass of Class D Notes;



     (7) Seventh, pro rata to the providers of any credit or liquidity enhancement facilities in favor of AerCo other than Primary Eligible Credit Facilities, such amounts as are required to make any payment due under their facilities;



     (8) Eighth, pro rata to any swap provider, such amounts as are required to make any Subordinated Swap Payments due to such swap provider under any Swap Agreement;



     (9) Ninth, pro rata to any investor or other person in respect of any obligation incurred in connection with any Permitted Tax-Related Disposition, such amounts as are required to make any Subordinated Tax-Related Disposition Payments due;



     (10) Tenth, pro rata to the holders of each subclass of the Class E Notes all accrued and unpaid interest on and all outstanding principal of such subclass of Class E Notes; and



     (11)  Eleventh, to the charitable trust trustee, all remaining amounts.


     INDENTURE COVENANTS


     NO RELEASE OF OBLIGATIONS. AerCo will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to AerCo and its subsidiaries than the agreement being terminated) or discharge or prejudice the validity or effectiveness of the indenture (other than as permitted therein), the security trust agreement, the intercompany loans, the cash management agreement, the administrative agency agreement, the deposit agreement or any servicing agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document;



provided that such actions may be taken or permitted, and such releases may be permitted, if AerCo shall have first obtained an authorizing resolution of the directors of AerCo determining that such action, permitted action or release does not materially adversely affect the interests of the Noteholders and having given notice to the rating agencies;


and provided further, that in any case


     (1) AerCo will not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements; and



     (2) there must be at all times an administrative agent, a cash manager and, unless a servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it and notice of such resignation is given to the rating agencies, one or more servicers with respect to all aircraft in the portfolio.



     LIMITATION ON ENCUMBRANCES. AerCo will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an "ENCUMBRANCE"), including, without limitation, any conditional sale, or any sale with recourse against the seller or any affiliate of the seller or any agreement to give any security interest over or with respect to any of AerCo's or subsidiary's assets (excluding Segregated Funds) (including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares, any options, warrants and other rights to acquire such shares or interests and any Indebtedness of any subsidiary held by AerCo or a subsidiary).



     However, AerCo may create, incur, assume or suffer to exist:



     (1)  any Permitted Encumbrance;



     (2) any security interest created or required to be created under the security trust agreement;

     (3) Encumbrances over rights in or derived from leases, upon confirmation from the rating agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the AerCo Notes then Outstanding, so long as any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of collections that would have been received by AerCo from such lease had such Encumbrance not been created;



     (4) Encumbrances over any aircraft, leases or funds on deposit in the Tax Defeasance Account or investments held in that account created in connection with any Permitted Tax-Related Disposition; or



     (5) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by AerCo or any of its subsidiaries.



     "AFFILIATE" means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person or is a director or officer of such person. "CONTROL" of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting Stock, by contract or otherwise.



     "PERMITTED ENCUMBRANCE" means:



     (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;



     (2) in respect of any aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien;



     (3) any permitted lien or encumbrance on any aircraft, engines or parts as defined under any lease thereof (other than liens or encumbrances created by the relevant lessor);



     (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease (whether or not such lease has been terminated) or without the consent of the relevant lessor (so long as that if such lessor becomes aware of any such lien, such lessor shall use commercially reasonable efforts to have any such liens lifted);



     (5) any head lease, lease, conditional sale agreement or purchase option existing on July 15, 1998, with respect to the initial aircraft, or, in the case of any additional aircraft, on the date such aircraft is acquired, or any aircraft agreement meeting the requirements of clauses (3), (5) or (6) of the second paragraph under the "Limitation on Aircraft Sales" covenant:



     (6) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies;



     (7) any lien created in favor of AerCo, or any of its subsidiaries or the security trustee; and



     (8) any lien not referred to in (1) through (7) above which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate Initial Appraised Value of the portfolio and $250,000 per aircraft.



     LIMITATION ON RESTRICTED PAYMENTS. AerCo will not, and will not permit any of its subsidiaries, to:



     (1) declare or pay any dividend or make any distribution on its stock held by persons other than AerCo or any of its subsidiaries;



     (2) purchase, redeem, retire or otherwise acquire for value any shares of stock of AerCo or any of its subsidiaries held by and on behalf of persons other than AerCo, any of its subsidiaries or other persons permitted under the requirements of (2)(b) under the "Limitation on the Issuance, Delivery and Sale of Stock" covenant;

     (3) make any interest, principal or premium payment, if any, on the AerCo Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of AerCo or any of its subsidiaries that is not owed to AerCo or any of its subsidiaries other than in accordance with, "-- Payment of Principal and Interest"; or



     (4) make an investments (other than Permitted Account Investments, investments permitted under the "Limitation on Engaging in Business Activities" covenant, Allowed Restructurings and investments in any subsidiaries that own or lease aircraft so long as written notification of the organization or acquisition of each such subsidiary shall have been given to each rating agency).



     The term "INVESTMENT" for purposes of the above covenant means any loan or advance to a person or entity, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such person or entity, any capital contribution to such person or entity or any other investment in such person or entity. The term "investment" shall not include any obligation of a purchaser of an aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in clauses (3), (5) or (6) of the second paragraph under "Limitations on Aircraft Sales" below so long as AerCo Group retains a security interest in the relevant aircraft until all such obligations are discharged.



     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS. AerCo will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:



     (1) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, the stock of AerCo or such subsidiary, as the case may be;



     (2)  pay any Indebtedness owed to AerCo or such subsidiary;



     (3)  make loans or advances to AerCo or such subsidiary; or



     (4) transfer any of its property or assets to AerCo or any other subsidiary thereof.



     The foregoing restrictions shall not apply to any consensual encumbrances or other restrictions:



     (1) existing on July 15, 1998, in the case of the Initial Aircraft, or, in the case of any Additional Aircraft, on the date such aircraft is acquired, under any Related Document (including any amendments, extensions, refinancings, renewals or replacements of such documents) so long as the consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the AerCo Notes than those previously in effect; or



     (2)  in the case of clause (4) above;



        (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; or



        (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of AerCo or any subsidiary not otherwise prohibited by the Indenture. This covenant shall not prevent AerCo or any subsidiary from creating, incurring, assuming or suffering to exist any Encumbrances that are not otherwise prohibited under the indenture.



     LIMITATION ON ENGAGING IN BUSINESS ACTIVITIES. AerCo will not, and will not permit any subsidiary to, engage in any business or activity other than:



     (1) purchasing or otherwise acquiring aircraft assets both directly and indirectly through the acquisition of aircraft-owning entities (subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant);



     (2) owning (including, subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant, acquiring additional Aircraft), holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of the aircraft (including Permitted Tax-Related Dispositions);



     (3) entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold (an "ALLOWED RESTRUCTURING") promissory notes, contingent payment obligations or equity interests, of Lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such lessees or their respective affiliates in the ordinary course of business;



     (4) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, any AerCo Group member or any future AerCo entity, in each case on such terms and in such manner as the directors see fit and (whether or not AerCo, any member of the AerCo Group or any future AerCo entity derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clauses (1) through (3) of this covenant;



     (5)  financing or refinancing the business activities described in clauses
          (1) through (3) of this covenant through the offer, sale and issuance of any securities of AerCo, upon such terms and conditions as the directors see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by AerCo Group or any future AerCo entity;



     (6) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of AerCo or any of its subsidiaries within limits determined by the Directors from time to time and submitted to the rating agencies, (including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and other similar instruments).



        However, AerCo shall not and shall not permit any of its subsidiaries to, enter into any such hedging arrangements or other instruments



        (a)  that are primarily entered into for speculative purposes, or



        (b) that are not U.S. dollar-denominated interest rate swaps, swaptions, caps or floors;



        without confirmation by the rating agencies that they will not lower or withdraw any rating assigned by them to any AerCo Notes outstanding;



     (7) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, syndicates or partnerships of all kinds in any part of the world for the purposes set forth in clauses (1) through (3) above; so long as that written notification shall have been given to each rating agency that such company, trust, syndicate or partnership was set up in compliance with the indenture,



     (8) acquiring, holding and disposing of shares, securities and other interests in any such company, syndicate or partnership; and



     (9) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary so long as any disposition which results in the disposition of an Aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and



     (10) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which AerCo or any of its subsidiaries may think fit and paying the premiums thereon.

     LIMITATION ON INDEBTEDNESS. AerCo will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "INCUR"), Indebtedness, except as described below.



     For the purposes of the indenture, "INDEBTEDNESS" means, with respect to any person at any date of determination (without duplication):



     (1)  all indebtedness of such person for borrowed money;



     (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;



     (3) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);



     (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service;



     (5) all obligations of such person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP;



     (6) all Indebtedness (as defined in clauses (1) through (5) of this paragraph) of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person; and



     (7) all Indebtedness (as defined in clauses (1) through (5) of this paragraph) of other persons guaranteed by such person.



     However, the above restriction does not apply to:



     (1)  Indebtedness under the Notes, the Subclass D-1 and Subclass E-1 Notes.



     (2) Indebtedness under any refinancing Notes or other Indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of AerCo Notes other than the Class E Notes so long as:



        (a) such refinancing Notes or other Indebtedness receive ratings from the rating agencies at the close of such refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased, acquired, defeased or retired (determined at the date of incurrence);



        (b) taking into account such refinancing or repurchase, acquisition, defeasance or retirement for value, AerCo receives prior confirmation from the rating agencies that such transaction will not result in the lowering or withdrawal of any rating assigned by any rating agency to any AerCo Notes outstanding at such time; and



        (c) the net proceeds of any such refinancing or issuance shall be used only to repay the outstanding principal balance of the subclass of the AerCo Notes being so refinanced or repurchased, acquired, defeased or retired (plus any redemption premium and transaction expenses relating thereto).



     (3) Indebtedness under guarantees by AerCo or any subsidiary of any other member of AerCo Group (other than guarantees described in clause (5)) so long as no such Indebtedness in respect of any member of AerCo Group, other than AerCo or any subsidiary of AerCo, may be incurred if it would materially adversely affect the AerCo Noteholders.

     (4) Indebtedness in respect of any additional Notes incurred in connection with a Permitted Additional Aircraft Acquisition so long as:



        (a) taking into account the incurrence of such Indebtedness, AerCo receives prior confirmation prior that the incurrence of such Indebtedness will not result in the lowering or withdrawal of any rating assigned by any rating agency to any subclass of the AerCo Notes outstanding at such time and



        (b) the net proceeds of such Indebtedness shall be used only to finance the Permitted Additional Aircraft Acquisition and



        (c) such additional Notes will be cross-collateralized with all AerCo Notes outstanding by the collateral under the security trust agreement.



     (5) Indebtedness in respect of guarantees by AerCo or any subsidiary of Indebtedness incurred by any future AerCo entity (other than a subsidiary of AerCo) in connection with a Permitted Additional Aircraft Acquisition so long as:



        (a)  the future AerCo entity shall have guaranteed the AerCo Notes;



        (b) the Indebtedness being guaranteed would be permitted pursuant to clause (2) or (4) above if such Indebtedness were incurred directly by AerCo or any subsidiary in connection with such Permitted Additional Aircraft Acquisition; and



        (c) the Indebtedness being guaranteed was issued by such future AerCo entity under an indenture, the terms of which (including the covenants and other obligations of such future AerCo entity) are substantially similar to those of the indenture.



     (6) Indebtedness to aircraft sellers under aircraft acquisition or similar agreements.



     (7) Indebtedness under intercompany loans or any agreement between AerCo or any of its subsidiaries and any other members of AerCo Group. Any Indebtedness owed by any member of AerCo Group to AerCo must be evidenced by promissory notes that are pledged to the security trustee and written notification must be given to each rating agency of the incurrence of such Indebtedness.



     (8) Indebtedness of AerCo Group under any credit or liquidity enhancement facility provided in favor of AerCo Group. Before entering into a Primary Eligible Credit Facility, AerCo must receive confirmation from the rating agencies that they will not lower or withdraw any rating assigned by them to any subclass of AerCo Notes outstanding.



     (9) Obligations to each investor or other person in respect of the cash proceeds in the tax defeasance account and any Subordinated Tax-Related Payments under to the related Permitted Tax-Related Disposition and any related assignment and assumption agreements and documents related thereto.



     As used in this prospectus, "GUARANTEE" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:



     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person; or



     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).



     The term "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

     LIMITATION ON AIRCRAFT SALES. AerCo will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any Aircraft or any interest therein, except as described below.



     However, AerCo and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly;



     (1) any engines owned on July 15, 1998 or, in the case of any additional Aircraft, owned on the date such aircraft is acquired, or any replacements or parts installed in or attached to any aircraft other than engines; or



     (2)  one or more aircraft or an interest in aircraft:



        (a) under a purchase option or other similar agreements existing on July 15, 1998, in the case of the initial aircraft, or, in the case of additional Aircraft, on the date such Aircraft is acquired;



        (b) within or among AerCo and its subsidiaries without limitation, and among AerCo or any of its subsidiaries and any other member of AerCo Group if such sale, transfer or disposition, as the case may be, would not materially adversely affect the AerCo Noteholders, so long as that written notification shall have been given to each rating agency of such sale, transfer or disposition;



        (c) under any aircraft agreement as long as such sale does not result in a Concentration Default, and the net present value of the cash Net Sale Proceeds is not less than the Note Target Price;



        (d) in order to receive insurance proceeds in connection with an event of loss;



        (e) under an aircraft agreement that is designed to allow a person unrelated to AerCo or any other member of the AerCo Group to realize tax benefits associated with the aircraft or other assets being sold (any such sale, transfer or other disposition, a "PERMITTED TAX-RELATED DISPOSITION") so long as AerCo receives confirmation prior to entering into such agreement that the performance of such agreement will not result in the lowering or withdrawal of any rating assigned by any rating agency to each subclass of AerCo Notes outstanding at such time and all obligations of AerCo or any other member of AerCo Group (other than the obligation to pay the Tax Defeasance Amount) under such agreement or to any person providing credit support for such obligations are payable only under Subordinated Tax-Related Disposition Payments as set forth under "-- Priority of Payments"; or



        (f) pursuant to an aircraft agreement and, in any one calendar year, not exceeding 10% of the Adjusted Portfolio Value, so long as:



             (1) the directors unanimously confirm that each such sale does not materially adversely affect AerCo and the AerCo Noteholders and



             (2) such sale does not result in a Concentration Default.



     For the purpose of this covenant, the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any aircraft shall mean the present value of all payments received or to be received by AerCo Group in respect of such aircraft from the date of execution or option granting date, as the case may be, of the relevant aircraft agreement through and including the date of transfer of title to such aircraft, discounted back to the date of execution or option granting date, as the case may be, of such agreement at the weighted average cost of funds of AerCo Group based on the cost of funds on the preceding payment date (excluding for such purpose any interest paid or accrued on the Class E Notes other than the Class E Notes Interest Amount, but taking into account any Swap Agreements).



     The "NOTE TARGET PRICE" of an aircraft means 103% of the aggregate outstanding principal balance of Class A, Class B, Class C and Class D Notes, together with any accrued but unpaid interest and any related swap breakage costs, allocable to such aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the outstanding principal balance of Class A, Class B, Class C and Class D Notes allocable to an aircraft will equal:



     (ABV)/(APV) X (OPB), where



    ABV =  the Adjusted Base Value of the aircraft
    APV =  the Adjusted Portfolio Value
    OPB =  the outstanding principal balance of the Class A, B, C and D
           Notes on the most recent payment date.



     "AIRCRAFT AGREEMENT" means any lease, sub-lease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than AerCo or its subsidiaries or any other member of AerCo Group to purchase an aircraft under a purchase option agreement, in each case where a person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such aircraft.



     "NET SALE PROCEEDS" means the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with the transaction after deducting:



     (1) reasonable and customary brokers' commissions and other similar fees and commissions (including fees received by the servicer under the servicing agreement); and



     (2) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.



     "CONCENTRATION DEFAULT" means an Event of Default under "Operating Covenants -- Concentration Limits", as such covenant may be adjusted from time to time upon approval of the rating agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement (even if the sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of the binding agreement.)



     LIMITATION ON AIRCRAFT ACQUISITIONS. AerCo will not, and will not permit any of its subsidiaries, to purchase or otherwise acquire any Aircraft other than the Initial Aircraft or any interest therein except as described below.



     AerCo and any of its subsidiaries will be permitted to:



     (1) purchase or otherwise acquire, directly or indirectly, additional Aircraft; so long as



        (a)  no Event of Default shall have occurred and be continuing;



        (b) all Scheduled Principal Payment Amounts on the AerCo Notes have been paid;



        (c)  the acquisition does not result in a Concentration Default; and



        (d) after giving effect to such acquisition:



             - no more than 90% of the portfolio by appraised base value consists of Stage 3 narrowbody aircraft and regional jets,



             - no more than 50% of the portfolio consists of Stage 3 widebody aircraft and



             - no more than 15% of the portfolio consists of Stage 2 aircraft; and turboprop aircraft,



                unless the directors of AerCo obtain advance confirmation that such action will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the AerCo Notes outstanding; or

     (2) act as sponsor of a future AerCo entity other than a subsidiary of AerCo that would fund an acquisition of aircraft assets with indebtedness guaranteed by AerCo pursuant to the "Limitation on Indebtedness" covenant as described above; so long as that, if such acquisition of aircraft assets had been consummated directly by AerCo, such acquisition would have been permitted pursuant to the foregoing clause (1).



     A "PERMITTED ADDITIONAL AIRCRAFT ACQUISITION" means a transaction described in clause (1) or (2) above.



     LIMITATION ON MODIFICATION PAYMENTS AND CAPITAL EXPENDITURES. AerCo will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business (each such expenditure, a "MODIFICATION PAYMENT") except as described below.



     AerCo may, and may permit any of its subsidiaries to, make Modification Payments if:



     (1) each Modification Payment, together with all other Modification Payments made after July 15, 1998 to any single aircraft, do not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the applicable servicing agreement) on such aircraft, including the airframe and the engines;



     (2) such Modification Payment is included in the annual operating budget of AerCo Group and approved by the directors;



     (3) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the expense account through transfers into the expense account according to the indenture or is otherwise allowed to be paid as Permitted Indebtedness; and



     (4) the aggregate amount of all Modification Payments made by members of AerCo Group, taken as a whole, pursuant to this covenant after July 15, 1998, including the Modification Payment in question, shall not exceed 5% of the aggregate Initial Appraised Value of all aircraft acquired by AerCo Group.



     LIMITATION ON CONSOLIDATION, MERGER AND TRANSFER OF ASSETS. AerCo will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into AerCo or any subsidiary, unless:



     (1) the resulting entity is a special purpose corporation, the charter of which is substantially similar to the Memorandum and Articles of Association of AerCo or the equivalent charter document of such subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the holders of the AerCo Notes do not give rise to any withholding tax payments less favorable to the holders of the AerCo Notes than the amount of any withholding tax payments which would have been required had such event not occurred;



     (2) in the case of consolidation, merger or transfer by AerCo, the surviving successor or transferee entity shall expressly assume all of the obligations of AerCo in the indenture, the AerCo Notes and each other Related Document;



     (3) the directors shall have obtained confirmation in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the AerCo Notes;



     (4) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

     (5) AerCo delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.



     This covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition:



     (1) within and among AerCo and any of its subsidiaries and among AerCo Group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the AerCo Notes;



     (2) complying with the terms of the "Limitation on Aircraft Sales" covenant; or



     (3) effected as part of a single transaction providing for the redemption or defeasance of the AerCo Notes in accordance with the terms thereof as described under "-- Redemption" or "--Defeasance", respectively.



     LIMITATION ON TRANSACTIONS WITH AFFILIATES. AerCo will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with AerFi or any affiliate of AerCo or any subsidiary, except upon fair and reasonable terms no less favorable to AerCo or such subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such an affiliate.



     The foregoing limitation shall not apply to:



     (1)  any transaction pursuant to the terms of the Related Documents;



     (2) any transaction within and among AerCo or any of its subsidiaries and any other member of the AerCo Group, except that no such transaction, other than between AerCo and any of its subsidiaries, shall be consummated if it would materially adversely affect the holders of the AerCo Notes;



     (3) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, directors;



     (4) any Permitted Additional Aircraft Acquisition or any transaction complying with the "Limitation on Aircraft Sales" covenant;



     (5) any payments of the types referred to in clauses (1) or (2) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder; and



     (6) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the AerCo Notes according to their terms as described under "-- Redemption" or "-- Defeasance", respectively.



     LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF STOCK.  AerCo will not:



     (1) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on July 15, 1998) in equity, including without limitation, all ordinary shares of AerCo; or



     (2) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on July 15, 1998) in equity except:



        (a)  to the charitable trust trustee (or its nominees);

        (b) issuances or sales of shares of stock of foreign subsidiaries of AerCo to nationals in the jurisdiction of incorporation or organization of such subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Directors to avoid an adverse tax consequence in any such jurisdiction;



        (c) the pledge of shares in AerCo's subsidiaries pursuant to the security trust agreement;



        (d) the sale, delivery or transfer of any stock of any member of AerCo Group in connection with the redemption or defeasance of the AerCo Notes, in accordance with the terms set forth under "-- Redemption" or "-- Defeasance", respectively;



        (e) the sale of any stock in connection with any sale of Aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant; and



        (f) the sale, delivery, transfer or pledge of any stock of any AerCo Group member to or for the benefit of any other AerCo Group member; so long as notification is given to the rating agencies.



     In addition, under the terms of the shareholders undertaking, the charitable trust trustee and AerFi Group have agreed that while the AerCo Notes are outstanding they will not, without prior written approval of the trustee and all of the directors, take any action in their capacity as shareholders of AerCo to alter the share capital or issue any additional shares of AerCo.



     BANKRUPTCY AND INSOLVENCY.  AerCo:



     (1) will promptly provide the trustee and the rating agencies with notice of the institution of any proceeding by or against AerCo or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property; and



     (2) will not, without an affirmative unanimous written resolution of the directors take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents.



     In addition, under the terms of the shareholders undertaking, the charitable trust trustee and AerFi Group have agreed that while the AerCo Notes are outstanding they will not, without prior written approval of the trustee and all of the directors, take any action in their capacity as shareholders of
AerCo:



     (1) to cause AerCo to institute any proceeding seeking liquidation or insolvency (or similar proceeding);



     (2) in the case of any such proceeding instituted against AerCo, to authorize or consent to such proceedings;



     (3)  to terminate AerCo's corporate existence;



     (4)  to waive or amend the Memorandum and Articles of Association of AerCo;
        or



     (5) to transfer any part of the capital stock of AerCo or any interest therein, unless the transferee:



        (a) in the case of the capital stock held by the Nominees for the charitable trust trustee, is a trustee of a trust formed for charitable purposes substantially identical to those for which the charitable trust is established; and



        (b) enters into an agreement substantially identical to the shareholders undertaking in favor of the trustee.

     OPERATING COVENANTS


     CONCENTRATION LIMITS. Unless the directors obtain prior written confirmation from each of the rating agencies that no lowering or withdrawal of the then current rating of any subclass of AerCo Notes will result, AerCo will not permit any of its subsidiaries to lease or re-lease any aircraft if entering into such proposed lease would cause the portfolio,



     For purposes of this restriction, the portfolio:



     - excludes any aircraft that is to be disposed of within one year from the effective date of the lease under a binding aircraft agreement (other than any aircraft that AerCo has a binding agreement to acquire and that the directors reasonably expect will be acquired within 180 days from the effective date of the agreement),



     - but includes any aircraft in which a member of AerCo Group retains an interest in, including a right to lease rentals, finance lease payments, installment purchase payments or other payments,



to exceed any of the concentration limits set forth below (the "CONCENTRATION LIMITS"). The indenture permits breaches of these Concentration Limits upon any renewal, extension or restructuring of any lease.


                LESSEE CONCENTRATION LIMITS                       PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     Single Lessees rated BBB/Baa2 (or the equivalent) or
      better................................................            15%
     Other Single Lessees...................................            10%
     Five largest Lessees...................................            35%

                COUNTRY CONCENTRATION LIMITS                      PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     United States..........................................            25%
     Countries rated BBB/Baa2 (or the equivalent) or
      better(1).............................................            20%
     Other..................................................            15%

                REGION CONCENTRATION LIMITS                       PERCENTAGE OF
                                                              MOST RECENT APPRAISED
                                                              VALUE OF PORTFOLIO(2)
                                                              ---------------------
     Developed Market Region(3).............................            50%
     Emerging Market Region(3)..............................            25%
     Other(3)...............................................            20%(4)
     Asia/Pacific(3)........................................            55%

     --------------------


     (1) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a lessee is habitually based at the time the relevant lease is executed.



     (2) Percentage to be obtained by dividing the aggregate most recent appraised values of all aircraft operating or to be operated by lessees habitually based in the applicable country or region by the aggregate most recent appraised values of all aircraft then owned by AerCo Group.


     (3) The designations of Emerging Markets and Developed Markets are as determined and published by Capital International Perspective S.A. ("MSCI") from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, applicable regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:

                    REGION                                         COUNTRY
                    ------                                         -------
        Developed Markets
          Europe.......................  EU (except Greece and Luxembourg), Norway and Switzerland
          North America................  Canada and United States
          Pacific......................  Australia, Hong Kong, Japan, New Zealand and Singapore

        Emerging Markets
          Asia.........................  China, India, Indonesia, South Korea, Malaysia, Pakistan,
                                         Philippines, Sri Lanka, Taiwan and Thailand
          Europe and
             Middle East...............  Czech Republic, Greece, Hungary, Israel, Jordan, Poland,
                                         Russia and Turkey
          Latin America................  Argentina, Brazil, Chile, Colombia, Mexico, Peru and
                                         Venezuela
        Other..........................  All other countries (generally those that have small or underdeveloped capital markets, including Fiji)


     (4) In addition, within the "Other" designation, no more than 10% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in "Other" countries rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent appraised value of the portfolio shall be leased to lessees habitually based in "Other" countries in Africa.



     In addition, the indenture will not permit AerCo or any subsidiary to lease aircraft operated or to be operated by lessees domiciled in certain countries without procuring political risk insurance. The list of prohibited countries and countries for which political risk insurance is required may be modified from time to time upon the approval of the rating agencies.



     The indenture contains no limitations on the country or region where any sublessees of aircraft operated or to be operated are domiciled if:



     (1) such sublease is permitted under the relevant lease (including by reason of consent or waiver, if applicable) or renewed lease (including by reason of consent or waiver, if applicable); and



     (2) the relevant lessee is either a signatory to a lease or a renewed lease.



     COMPLIANCE WITH LAW, MAINTENANCE OF PERMITS.  AerCo will:



     (1) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws;



     (2) obtain, and cause each of its subsidiaries to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such person's use and operation of the aircraft, including, without limitation, a current certificate of airworthiness for each aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such aircraft), except that:



        (a)  no certificate of airworthiness shall be required for any aircraft:



             - during any period when such aircraft is undergoing maintenance, modification or repair, and



             - following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such aircraft (in which case AerCo shall comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension);


        (b) no registration, certificates, licenses, permits or authorizations required for the use or operation of any aircraft need be obtained with respect to any period when such aircraft is not being operated; and



        (c) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any aircraft that is not the subject of a lease, except to the extent required under applicable laws;



     (3) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law; and



     (4) not knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such lessee's use and operation of any aircraft under any operating lease except in the cases provided in clauses (2)(a) and (2)(b) above.



     This covenant shall not be breached by virtue of any act or omission of a lessee or sub-lessee, or of any person which has possession of the aircraft or any engine for the purpose of repairs, maintenance, notification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft (other than seizure or confiscation arising from a breach by AerCo or a subsidiary of such covenant) (each, a "THIRD PARTY EVENT"); so long as:



     (1) no member of AerCo Group consents or has consented to such Third Party Event; and



     (2) the member of AerCo Group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of the Third Party Event, including (taking into account, among other things, the laws of the jurisdictions in which the Aircraft are located) seeking to compel such lessee or other relevant person to remedy such Third Party Event or seeking to repossess the relevant aircraft or engine.



     APPRAISAL OF PORTFOLIO. AerCo will, no earlier than 90 nor later than 30 days prior to March 31 of each year, deliver to the trustee and each rating agency appraisals of the base value of each of the aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. Each appraisal to be dated within 30 days prior to its delivery to the trustee.



     MAINTENANCE OF ASSETS.  AerCo will:



     (1) in the case of each aircraft and engine that is subject to a lease, cause directly or indirectly, through any of its subsidiaries, such aircraft and engine to be maintained in a state of repair and condition consistent with the requirements of reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including the credit standing and operating experience thereof), the age and condition of the aircraft and the jurisdiction in which such aircraft will be operated or registered under such lease; and



     (2) in the case of each aircraft that is not subject to a lease, maintain, and cause each of its subsidiaries to maintain, such aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease.



     A Third Party Event will not cause a breach of this covenant so long as:



     (1) no member of AerCo Group consents or has consented to the Third Party Event; and

     (2) the member of AerCo Group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of the Third Party Event, including seeking to compel such lessee or other relevant person to remedy the Third Party Event or seeking to repossess the relevant aircraft or engine.



     NOTIFICATION OF TRUSTEE, CASH MANAGER AND ADMINISTRATIVE AGENT. AerCo will notify the trustee, cash manager and administrative agent as soon as AerCo or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000 and AerCo will notify the trustee of any breach of the share purchase agreement by AerFi Group.



     LEASES. AerCo shall adopt and will agree to cause the servicer to use, and will adopt and will agree to cause any additional servicer (including any servicer appointed for any additional Aircraft or to replace the servicer of the Initial Aircraft, an "ADDITIONAL SERVICER") to use the pro forma lease agreement or agreements then used by the servicer or such additional servicer, as the case may be, in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised from time to time by the servicer or such additional servicer (the "SERVICER'S PRO FORMA LEASE") as a starting point in the negotiation of future leases with persons who are not members of AerCo Group.



     In the case of any future lease entered into in connection with:



     (1)  the renewal or extension of a lease;



     (2) the leasing of an aircraft to a person that is or was a lessee under a pre-existing lease; or



     (3) the leasing of an aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the servicer or such additional servicer, as the case may be (such Future Lease, a "RENEWAL LEASE"), a form of lease substantially similar to the pre-existing lease or operating lease (a "PRECEDENT LEASE"), may, in lieu of the Servicer's Pro Forma Lease, be used by the Servicer or such Additional Servicer, as a starting point in the negotiation of such future lease with persons who are not members of AerCo Group or a future AerCo entity.



     If the directors determine, in an annual review of the Servicer's Pro Forma Lease that any revision to the Servicer's Pro Forma Lease made from time to time since the preceding review by the directors is substantially inconsistent with the core lease provisions set forth in the indenture so as to have a material adverse effect on the Noteholders, then the directors shall direct the servicer not to include such revision in the Servicer's Pro Forma Lease. In making this determination, the directors may take into account the revision and the risk that the aircraft might not be able to be leased on the basis of the Servicer's Pro Forma Lease. If the directors determine that any such revision to the Servicer's Pro Forma Lease will not have a material adverse effect on the Noteholders, then the directors shall amend the core lease provisions. The directors will then notify the rating agencies of any future lease entered into the terms of which are materially less favorable from the point of view of the lessor than any of the leases to lessees with similar credit ratings then in effect, including without limitation, such changes to the core lease provisions. AerCo shall not enter into, and shall not permit any AerCo Group Member to enter into, any future lease the rental payments under which are denominated in a currency other than U.S. dollars without obtaining confirmation by the rating agencies that they will not lower or withdraw any rating assigned by them to any class of AerCo Notes outstanding.



     OPINIONS. AerCo will not enter into, and will not permit any of its subsidiaries to enter into, any future lease with any person that is not a member of AerCo Group or change the jurisdiction of registration of any aircraft that is subject to a lease, UNLESS, upon entering into such future lease or changing the jurisdiction of registration of such Aircraft (or within a commercially reasonable period thereafter), the servicer or additional servicer, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease and such other matters customary for such transactions if receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.



     INSURANCE. AerCo will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers:



     (1) airline hull insurance for each aircraft in an amount at least equal to the Note Target Price for such aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars);



     (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the Indenture for each model of aircraft (as amended from time to time with the approval of the Rating Agencies); and



     (3) airline political risk insurance for each aircraft subject to a lease and habitually based in a jurisdiction determined in accordance with the political risk insurance guidelines, as set forth in the indenture and as amended from time to time by the directors with the approval of the rating agencies in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such aircraft.



     For a period commencing 60 days after July 15, 1998 to one year from July 15, 1998 (any period may be extended for up to one year if so requested in writing by any rating agency), AerCo shall, upon request from any rating agency, obtain political risk insurance with respect to aircraft leased to lessees habitually based in countries other than Developed Markets that are specified by each such rating agency.



     Such insurance may be subject to commercially reasonable deductibles and self-insurance arrangements (taking into account, among other things, the creditworthiness and experience of the lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements) of any insurance maintained for any aircraft not subject to a lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.



     In determining the amount of insurance required to be maintained, AerCo may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to political risk insurance, any governmental authority or agency of any jurisdiction for which political risk insurance must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the rating agencies, against any risk with respect to an aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by AerCo (or which AerCo has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by the covenant (taking into account self-insurance permitted by the covenant). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by the covenant. AerCo will not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market from time to time.



     INDEMNITY. AerCo will, and will cause each of its subsidiaries to include in each lease between a member of the AerCo Group and a person who is not a member of the AerCo Group an indemnity in respect of the lease in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of such lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

     EVENTS OF DEFAULT AND REMEDIES


     Each of the following events will be an "EVENT OF DEFAULT" with respect to any class of AerCo Notes (except as specified below):



     (1) failure to pay interest on the AerCo Notes of such class or any subclass thereof (other than Step-Up Interest), in each case when such amount becomes due, and such default continues for a period of five or more business days;



     (2) failure to pay principal on any AerCo Notes of such class or any subclass thereof either on or prior to the applicable Final Maturity Date;



     (3) failure to pay any amount (other than interest) when due and payable in connection with any AerCo Note of such class or any subclass thereof, to the extent that there are at such time Available Collections therefor, and such default continues for a period of five or more business days;



     (4) failure by AerCo to comply with any of the covenants, obligations, conditions or provisions binding on it under the indenture or the AerCo Notes (other than a payment default for which provision is made in clause (1), (2) or (3) above) if such failure or such breach materially adversely affects the holders of such class of AerCo Notes and continues for a period of 30 days or more after written notice has been given to AerCo by the cash manager, the administrative agent, the servicer or additional servicer or by holders of at least 25% of the aggregate outstanding principal balance of the AerCo Notes of the senior class of Aer Notes outstanding;



     (5) a court having jurisdiction in the premises enters a decree or order for:



        (a) relief in respect of AerCo, or any subsidiary which owns or leases aircraft having an aggregate base value of more than 2% of the Adjusted Portfolio Value at that time (each, a "SIGNIFICANT SUBSIDIARY"), under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect;



        (b) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of AerCo, or any Significant Subsidiary; or



        (c) the winding up or liquidation of the affairs of AerCo, or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;



     (6)  AerCo or any Significant Subsidiary:



        (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under any such law;



        (b) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of AerCo, or any Significant Subsidiary or for all or substantially all of the property and assets of AerCo, or any Significant Subsidiary; or



        (c)  effects any general assignment for the benefit of creditors;



     (7) any judgment or order for the payment of money in excess of 5% of the aggregate Adjusted Portfolio Value shall be rendered against AerCo or any subsidiary or any other member of AerCo Group and either:



        (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

        (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. However, any such judgment or order shall not be an Event of Default under the indenture; if and for so long as:



             - the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof; and



             - such insurer, which shall be rated at least A by A.M. Best
               Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;



     (8) the constitutional documents of AerCo cease to be in full force and effect without replacement documents having the same terms being in full force and effect.



     If an Event of Default (other than an Event of Default under (5) or (6) above) with respect to the senior class of AerCo Notes then outstanding shall have occurred and be continuing, the trustee for the senior class (the "SENIOR TRUSTEE") may, and, when instructed by the holders of 25% of the aggregate outstanding principal balance of the senior class of AerCo Notes, shall, give a default notice to AerCo and the cash manager declaring the outstanding principal balance of the AerCo Notes and all accrued and unpaid interest thereon to be due and payable.



     At any time after the senior trustee has declared the outstanding principal balance of the AerCo Notes to be due and payable and before the exercise of any other remedies under the Indenture, holders of a majority of the outstanding principal balance of the senior class of AerCo Notes, by written notice to AerCo, the senior trustee and the cash manager, may rescind and annul such the declaration referred to above if:



     (1) there has been paid to or deposited with the senior trustee an amount sufficient to pay all overdue installments of interest on the AerCo Notes, and the principal of and premium, if any, on the AerCo Notes that would have become due otherwise than by such declaration of acceleration;



     (2)  the rescission would not conflict with any judgment or decree; and



     (3) all other defaults and Events of Default, other than nonpayment of interest and principal on the AerCo Notes that have become due solely because of such acceleration, have been cured or waived.



     If an Event of Default under clause (5) or (6) (above) occurs, the outstanding principal balance of the AerCo Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.


     After the occurrence and during the continuation of an Event of Default:


     (1) the Class B Noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes have been paid in full;



     (2) the Class C Noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes and the Class B Notes have been paid in full;



     (3) the Class D Noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full; and



     (4) the Class E Noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such Event of Default until all interest and principal on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full.



     The trustee shall provide each rating agency with a copy of any Default Notice it receives.

     The indenture contains a provision entitling the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of the Notes before proceeding to exercise any right or power under the indenture or the cash management agreement at the request or direction of such holders. Except in limited circumstances, no holder of the Notes will have the right, other than through the senior trustee acting in accordance with the indenture, to sue for recovery or take any other actions to enforce the obligations of AerCo to pay any and all amounts due and payable under the Notes, and no holder of the Notes will have the right to take any steps to cause the filing for bankruptcy of AerCo. The senior trustee is entitled to exercise any and all remedies available under the indenture.



     The term "DEFAULT" means the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an Event of Default.


     INTERCREDITOR RIGHTS


     The Senior Trustee will have sole discretion as to whether to direct the cash manager to exercise and enforce any and all remedies with respect to the Notes. The senior trustee may take various actions in respect of the Notes, without regard to the interests of any other creditors.


     MODIFICATION AND WAIVER


     If the trustee receives a request for its consent to an amendment, modification or waiver under the indenture, the AerCo Notes or any related document relating to the AerCo Notes, the trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder requesting direction from the Noteholders as to whether or not to consent to such amendment, modification or waiver.



     The Indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the AerCo Notes (acting as a single class), modifications may be made to the AerCo Notes or the Indenture except that any modification of the provisions:



     - setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any subclass of AerCo Notes, or



     - reducing the percentage of the aggregate outstanding principal balance of any subclass of AerCo Notes required to approve any such amendment or waiver, or



     -  altering the manner or priority of payment of such subclass of AerCo
       Notes,



is not permitted without the consent of any swap provider and the holder of each outstanding AerCo Note affected. The senior trustee may also waive any Event of Default. Any such modification approved by the required holders of any subclass of AerCo Notes will be binding on the holders of the relevant subclass of AerCo Notes and each party to the indenture. This provision shall not prevent AerCo or any subsidiary from amending any lease if such amendment is otherwise permitted by the indenture.



     The subordination provisions contained in the indenture may not be amended or modified without the consent of each swap provider, each holder of the class of AerCo Notes affected and each holder of any class of Notes ranking senior to such AerCo Notes.



     Without the consent of each Noteholder, no amendment or modification of the indenture or the cash management agreement may, among other things:



     (1) modify the provisions of the indenture or the cash management agreement with respect to account payment instructions and the payment thereunder by the cash manager, or



     (2) result in the sale of AerCo's assets other than pursuant to the provisions of "Indenture Covenants".



     In no event shall the provisions relating to the priority of the expenses, swap payments or swap breakage costs in the indenture be amended or modified.

     NOTICES TO NOTEHOLDERS


     Except as provided below, any notice to the Noteholders (in the case of Definitive Notes or Global Notes) will be valid if given:



     (1) by publication in the Luxemburger Wort or, if such newspaper shall cease to be published in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe,



     (2) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if such newspaper shall cease to be published or timely publication is not practicable, in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Europe and the United States, and



     (3) until such time as any definitive Notes are issued and, so \long as book-entry interests are held by Euroclear and/or Cedel Bank, delivery of the relevant notice to DTC, Euroclear and/or Cedel Bank for communication by them to Noteholders.



     The trustee may approve some other method of giving notice to the Noteholders if, in its opinion:



     (1) the method is reasonable, having regard to the number and identity of the Noteholders and/or to market practice then prevailing,



     (2)  is in the best interests of the Noteholders, and



     (3) will comply with the rules of the Luxembourg Stock Exchange or such other stock exchange (if any) on which the Notes are then listed.



     Any such notice shall be deemed to have been given on such date as the trustee may approve so long as notice of such method is given to the Noteholders in such manner as the trustee shall require.


     Notice specifying the interest rate and the amount of any repayment of principal on any Notes pursuant to any optional redemption shall, for so long as the Notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given on the first day on which requirements for such notification shall have been met.

     GOVERNING LAW AND JURISDICTION


     The indenture and the cash management agreement are governed by and construed in accordance with the laws of the State of New York. In the indenture and the cash management agreement, AerCo has submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes in connection with the Notes and cash management agreement and have each designated a person in The City of New York to accept service of any process on its behalf.


THE SUBCLASS D-1 NOTES


     The Subclass D-1 Notes are direct obligations of AerCo under the indenture. They were issued in an aggregate principal amount of $80 million in fully certificated form. The Subclass D-1 Notes will accrue interest for each interest accrual period at a rate of 8.50% per annum, payable monthly in arrears on each payment date. The Subclass D-1 Notes have been rated BB or the equivalent by one or more nationally recognized statistical rating agencies.



     All of the Subclass D-1 Notes were initially issued to AerFi Group in a transaction exempt from the registration requirements of the Securities Act. AerCo has granted to AerFi Group registration rights with respect to the Subclass D-1 Notes owned by it. Under the registration rights agreement, AerFi Group has the right to require AerCo to file a registration statement with the Commission to register the resale of the

Subclass D-1 Notes under the Securities Act. If AerCo issues any additional Notes, AerCo also expects to issue at the same time one or more additional subclasses of Class D Notes, which may be initially issued to AerFi Group or its subsidiaries on the basis described above or to other purchasers in transactions that are either registered under the Securities Act or exempt from the registration requirements.



     Holders of the Class D Notes will not be permitted to give a default notice with or to exercise any remedy if any such Event of Default occurs until all amounts owing under each other class of the Notes have been paid in full.


THE SUBCLASS E-1 NOTES


     The Subclass E-1 Notes are direct obligations of AerCo under the indenture. They were issued in an aggregate principal amount of approximately $112 million. The Subclass E-1 Notes were initially issued to AerFi Group in a transaction exempt from the registration requirements of the Securities Act. If AerCo issues any additional Notes, AerCo also expects to issue at the same time one or more additional subclasses of Class E Notes.



     Under the subordination provisions of the indenture and the Subclass E-1 Notes, payments on the Subclass E-1 Notes, other than the Class E Note Primary Interest Amount are subordinated to all payments of interest and principal on the Notes and the Class D Notes (as set forth in "-- Priority of Payments"). Holders of the Subclass E-1 Notes will not be permitted to give a default notice or to exercise any remedy if an Event of Default occurs until all amounts owing under each other class of the AerCo Notes have been paid in full.



     The Subclass E-1 Notes will accrue interest for each interest accrual period at a rate of 20% per annum, payable monthly in arrears on each payment date. The stated interest rate on the Subclass E-1 Notes is adjusted by reference to the U.S. Consumer Price Index. Except for the Class E Note Primary Interest Amount (as described below), no interest is payable on the Subclass E-1 Notes until all of the interest, principal and premium, if any, on the AerCo Notes have been repaid in full.



     The Class E Note Primary Interest Amount will be paid at the rate of 15% per annum on the initial principal balance of the Subclass E-1 Notes. It will be paid on each payment date only to the extent that AerCo Group has available collections sufficient to make such payment after paying or providing for each of the items ranking prior to such payment in the order of priority described under "-- Priority of Payments". To the extent that available collections are insufficient to pay the Class E Note Primary Interest Amount on any payment date, the unpaid portion of the Class E Note Primary Interest Amount will not be payable as part of the Class E Note Primary Interest Amount on any later payment date. The Class E Note Accrued Interest Amount will accrue interest at the rate described above and will be payable in the order of priority described under "-- Priority of Payments" at the twenty-seventh priority level.



     Principal of the Subclass E-1 Notes will not be payable until the outstanding principal balance of the AerCo Notes and the Class D Notes is reduced to zero.



     The terms of the Subclass E-1 Notes require, among other things, that the Subclass E-1 Noteholders pay over to the cash manager any money (including principal or interest) paid to them in the event that the cash manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment obligations described above under "-- Priority of Payments" or as a result of any other mistake of fact or law on the part of the cash manager in making such payment.



     Under AerCo's Articles of Association, the holder or holders of a majority in aggregate principal amount of the Class E Notes have the right to appoint two of AerCo's directors while the Class E Notes are outstanding. AerFi Group, as holder of a majority of the initial aggregate principal amount of the Class E Notes, appointed Edward Hansom and Rose Hynes as directors.

THE CASH MANAGEMENT AGREEMENT


     The following is a summary description of the cash management agreement it is not complete. We urge you to read the cash management agreement, which we have filed as an exhibit to the registration statement.



     Each payment of cash in respect of any subclass of Notes and all other payments to be received by AerCo or made by AerCo pursuant to the indenture will be directed by the cash management agreement.



     The cash management agreement appoints the cash manager (1) to establish and administer the accounts described below (2) to prepare reports with respect to such performance and (3) to perform certain other specified administrative tasks on behalf of AerCo. The cash manager shall ensure that the proceeds of the AerCo assets are deposited in the collection account.


THE ACCOUNTS


     The cash manager, acting on behalf of the security trustee, has established the following accounts:



     (1)  the collection account;



     (2)  the lessee funded account;



     (3)  the initial rental accounts;



     (4)  the expense account;



     (5)  the aircraft purchase account;



     (6)  the refinancing account; and



     (7)  the defeasance/redemption account.



     Each of the collection account, the rental accounts, the expense account, the lessee funded account and the aircraft purchase account has been established at a bank having:



     (1) a long-term unsecured debt rating of not less than AA, or the equivalent, by the rating agencies; or



     (2) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's and that is acceptable to the other rating agency.



     Where required by the terms of the relevant leases, rental accounts may be established at banks having ratings of less than AA, or the equivalent, by the rating agencies, or a certificate of deposit rating of less than A-1+ by Standard & Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such accounts will be held in the name of the security trustee, who will have sole dominion and control over the accounts, including, among other things, the sole power to direct withdrawals from or transfers among such accounts. Subject to limited conditions set forth in the cash management agreement, the security trustee will delegate such authority over the accounts to the cash manager. The security trustee will not be responsible for the acts or omissions of the cash manager.



     For as long as any AerCo Notes remain outstanding, funds on deposit in the accounts (other than the tax defeasance account) will be invested and reinvested by the cash manager at AerCo's written direction (or, following delivery to AerCo or the cash manager of a default notice or if any Event of Default described in clause (5) or (6) under "-- Events of Default and Remedies" shall have occurred and be continuing, at the security trustee's written direction. These investments must be Permitted Account Investments maturing, in the case of the Collection Account and Expense Account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled Payment Date after such Permitted Account Investments are made. Investment and reinvestment of funds in the lessee funded account must be made in a manner and with maturities that conform to the requirements of the related leases or aircraft agreements. Investment earnings on funds deposited in any account, net of losses and investment expenses, will, if permitted by the terms of the related leases or aircraft agreements in the case of such funds in the lessee funded account, be deposited in the collection account and treated as collections.

     RENTAL ACCOUNTS


     The lessees will make all payments under the Leases directly into the applicable rental accounts. The cash manager will transfer all funds deposited into the rental accounts into the collection account as collections within one business day of receipt thereof (other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons).


     THE COLLECTION ACCOUNT


     Collections include all amounts received by AerCo Group, including:



     (1) rental payments;



     (2) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease;



     (3) the Liquidity Reserve Amount (as described below) deposited into the collection account on July 15, 1998 and on the closing date of any acquisition of additional aircraft;



     (4) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any AerCo subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with any Allowed Restructuring);



     (5) net proceeds of any aircraft sale or amounts received under any aircraft agreement;



     (6) proceeds of any insurance payments in respect of any aircraft or any indemnification proceeds;



     (7) certain amounts transferred from the lessee funded account to the collection account;



     (8) net payments to AerCo under any swap agreement;



     (9) investment income, if any, on all amounts on deposit in the accounts (in each case to the extent consistent with the terms of applicable related Leases);



     (10) the portion of the purchase price or other net proceeds from any Permitted Tax-Related Disposition that is not required to be retained in the tax defeasance account; and



     (11) any other amounts received by any member of the AerCo Group other than segregated funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a refinancing and other amounts required to be paid over to any third-party pursuant to any Related Document.



     Collections on deposit in the collection account will be calculated by the cash manager on the calculation date. The portion of the Required Expense Amount that has not been paid directly by the cash manager to expense payees will be transferred into the expense account on each payment date and the cash manager may, from time to time, transfer other amounts into the expense account in respect of unanticipated expenses falling due and payable within such interest accrual period. If funds are available on any payment date, the cash manager will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses anticipated to become due and payable in any future Interest Accrual Period ("PERMITTED ACCRUALS"). Amounts received for segregated security deposits and maintenance reserves (as described below) will be transferred directly into the lessee funded account.


     LIQUIDITY RESERVE AMOUNT


     All collections received by AerCo will either be transferred to another account as described above and below, paid to the appropriate third party on behalf of AerCo or held in the collection account as a part of the cash portion of the Liquidity Reserve Amount. The "Liquidity Reserve Amount" is the minimum balance AerCo must maintain in the collection account under the indenture. The Liquidity Reserve Amount is intended to provide liquidity for AerCo Group to meet its aircraft maintenance obligations and its lessee security deposit repayment obligations and to provide for certain other contingencies that may arise in the course of AerCo Group's activities. The Liquidity Reserve Amount may be funded with cash in the collection account and with letters of credit, guarantees or other credit support instruments ("ELIGIBLE CREDIT FACILITIES") provided by, or supported with credit support instruments provided by, a person whose short-term unsecured debt is rated P-1 by Moody's, A-1+ by Standard & Poor's and D-1+ by DCR. There are currently no Eligible Credit Facilities in place.


     The initial Liquidity Reserve Amount is equal to $40 million plus the amount of security deposits AerCo and its subsidiaries holds (currently $16 million). The Liquidity Reserve Amount may be increased or decreased from time to time for any reason (including upon acquisitions of additional aircraft by an action of the board in light of significant changes in, the condition of the aircraft, the terms and conditions of future leases, the financial condition of the lessees or prevailing industry conditions). AerCo must obtain confirmation in advance in writing from the rating agencies that any proposed reduction in the Liquidity Reserve Amount will not result in a lowering or withdrawal by the rating agencies of their respective ratings of any subclass of AerCo Notes.



     If the balance of cash on deposit in the collection account, together with the amount available for drawing under any Eligible Credit Facilities, should fall below the Liquidity Reserve Amount at any time, AerCo may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to or equally with, payments of accrued and unpaid interest on the Class D Notes under "-- Priority of Payments" and any Permitted Accruals other than those for Modification Payments. Except as described below, the balance of funds in the collection account, together with the amount available for drawing under any Eligible Credit Facilities, does not fall below the Minimum Liquidity Reserve Amount at its then current level. The balance of funds in the collection account, together with the amount available for drawing under any Eligible Credit Facilities, may fall below the Minimum Liquidity Reserve Amount at its then current level and AerCo may continue to make payments of all accrued and unpaid interest on any subclass of the most senior class of Notes then outstanding to avoid an Event of Default, and, on the Final Maturity Date of any subclass, principal of such subclass of the most senior class of Notes then outstanding to avoid an Event of Default.


     Amounts drawn under any Eligible Credit Facility will either be repayable at the third level in the priority of payments, as set forth in "Description of the Notes -- Priority of Payments", before the First Collection Account Top-Up (any such facility, a "PRIMARY ELIGIBLE CREDIT FACILITY") or at the eleventh level in the priority of payments, as set forth in "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments", before the Second Collection Account Top-Up (any such facility, a "SECONDARY ELIGIBLE CREDIT FACILITY").


     At such time as the aggregate outstanding principal balance of the Notes is less than or equal to the Liquidity Reserve Amount, the balance of funds, if any, in the collection account will be distributed in accordance with the priority of payments.


     THE LESSEE FUNDED ACCOUNT


     Under the terms of the leases, certain lessee security deposits and supplemental rent payments to provide for maintenance reserves may be required to be segregated from other AerCo funds. Amounts received from lessees in respect of such security deposits and maintenance obligations will be held in the lessee funded account. Amounts on deposit in the lessee funded account will be accounted for, and, if required by any lease, segregated, on a per lease basis. Funds on deposit in the lessee funded account will be used to make certain maintenance and security deposit repayment related payments (or such other payments as may be required or permitted under the terms of the relevant leases) or may be applied against maintenance-related payments otherwise required to be made by the lessee during the term of the related lease. These funds will not be used to make payments in respect of the Notes at any time, including after the delivery of a default notice. In circumstances where lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the lessee funded account to the collection account.


     THE EXPENSE ACCOUNT


     On each payment date, the cash manager will withdraw from the funds deposited in the collection account, in the priority of payments established for the Notes, an amount equal to the required expense amount. This amount will then be used to pay the Expenses. If the required expense amount has not been paid directly by the cash manager to expense payees, the required expense amount will be deposited into the expense account. In addition, in the period between payment dates, the cash manager may make further withdrawals of cash from the collection account in order to satisfy expenses due and payable prior to the next payment date that were not previously anticipated to become so due and payable on the previous payment date. If funds on deposit in the collection account are less than the required expense amount on any payment date, AerCo Group will be unable to pay the required expense amount in full on such date, which may lead to a default under one or more of the Related Documents or AerCo's various service agreements. All available collections remaining in the collection account will be used by the Cash Manager to make payments on the AerCo Notes, in accordance with the priority of payments established therefor under "-- Priority of Payments".


     THE TAX DEFEASANCE ACCOUNT


     If AerCo enters into any Permitted Tax-Related Disposition, one or more tax defeasance accounts may be established. The tax defeasance account will be established at either:



     (1) the bank where the collection account, the lessee funded account and the expense account are held, or



     (2) a bank whose credit rating is equal to or greater than the credit rating of the most senior class of AerCo Notes outstanding.



     The purchase price for, or other proceeds from, any Permitted Tax-Related Disposition will be deposited in the tax defeasance account. On each payment date, the cash manager will withdraw from the funds deposited in the tax defeasance account an amount equal to the excess, if any, of (1) such purchase price or other proceeds over (2) the amount necessary to meet the obligations of AerCo under the head lease or other relevant aircraft agreement such that the ability of AerCo and the Lessee of such Aircraft to perform their respective obligations and receive their respective benefits under the relevant lease is not impaired. This amount will be deposited in the collection account.



THE TRUSTEE



     AerCo will pay the fees and expenses of the trustee. AerCo will also indemnify and hold the trustee harmless against, any loss, liability or expenses incurred by the trustee (other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of the trustee's representations or warranties in the indenture).



     The trustee may resign for any subclass of AerCo Notes at any time upon at least 90 days' prior written notice. If the trustee resigns, AerCo must appoint a successor trustee for the subclass of AerCo Notes. Noteholders of each subclass may have divergent or conflicting interests from the Noteholders of other subclasses. Therefore, the trustee may be forced to resign if a conflict of interest arises on the part of the trustee in respect of one or more subclass of Notes.



     If the trustee ceases to be eligible to continue as trustee with respect to any subclass of AerCo Notes, becomes incapable of acting as Trustee or becomes insolvent, AerCo may remove the trustee. In addition, in that case, any AerCo Noteholder of the applicable subclass who has been a AerCo Noteholder in good faith for at least six months may, on behalf of itself and all other AerCo Noteholders of the same subclass, petition any court of competent jurisdiction for the removal of such trustee and the appointment of a successor trustee. Holders evidencing not less than a majority in aggregate outstanding principal balance of any subclass of AerCo Notes may also at any time remove the trustee with respect to the subclass without cause by delivering written notice of such removal in writing to AerCo, the cash manager and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. As a result of these provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each subclass of AerCo Notes. All references in this prospectus to the "TRUSTEE" should be read to include the trustee and any successor trustee appointed in the event of such a resignation or removal.

                             REPORTS TO NOTEHOLDERS


     On each payment date and any other date for distribution of any payments on each subclass of outstanding Notes the trustee will include a monthly report, with the following information:



    (1)   For each Payment Date:
          (a) the balances on deposit on the calculation date immediately preceding the prior payment date,
          (b) the aggregate amounts of deposits and withdrawals between such calculation date and the calculation date immediately preceding the payment date, and
          (c) the balances on deposit in the expense account, collection account, the aircraft purchase account, and lessee funded account on the calculation date immediately preceding such payment date.
    (2)   Analysis of Expense Account Activity:
          (a) Balance on preceding calculation date,
          (b) Net transfer to the expense account between the prior calculation date and the current calculation date,
          (c) Payments between prior calculation date and the current calculation date:
          (-) Payments on prior payment date
          (-) Other payments,
          (d) Balance on relevant calculation date.
    (3)   Analysis of Collection Account Activity
          (a) Balance on preceding calculation date:
          - Required Expense Amount (including on preceding payment date)
          - Net Transfer to lessee funded accounts during period
          - Collections during period
          - Transfer from the aircraft purchase account
          - Transfer from the tax defeasance account
          - Drawings under credit or liquidity enhancement facilities
          - Aggregate Note payments
          - Swap payments/receipts
          - Repayments of drawings under credit or liquidity enhancement facilities,
          (b) Balance on relevant calculation date (separately stating the components of the Liquidity Reserve Amount),
          (c) Analysis of current payment date distributions.
    (4)   Payments on the Notes:
          (a) Floating Rate Notes (by subclass):
          - Applicable LIBOR for the current interest accrual period
          - Applicable margin for the current interest accrual period
          - Applicable interest rate for the current interest accrual period
          - Interest amount payable
          - Step-Up Interest
          - Opening outstanding principal balance
          - Minimum Principal Payment Amount
          - Scheduled Principal Payment Amount
          - Supplemental Principal Payment Amount
          - Redemption amount
          - amount allocable to principal
          - amount allocable to premium
          - Closing outstanding principal balance,

          (b) Fixed Rate Notes (by class and, if applicable, subclass):
          - Applicable interest rate,
          - Interest amount payable.
    (5) Floating Rate Note information for next interest accrual period
          (by subclass):
          (a) Applicable LIBOR,
          (b) Applicable margin,
          (c) Applicable interest rate.
    (6) Payments per $100,000 initial outstanding principal balance of Notes
          (by subclass):
          (a) Opening outstanding principal balance,
          (b) Total principal payments,
          (c) Closing outstanding principal balance,
          (d) Total interest,
          (e) Total premium.



     Following effectiveness of the registration statement, we will furnish any monthly reports and quarterly reports to the Commission in a report on Form 6-K. We expect to furnish the quarterly reports within 45 days of the end of each of our fiscal quarters.



     After the end of each calendar year, the trustee will furnish to each person who was a holder of any subclass of Notes during the year, a statement containing the sum of the amounts determined under clause (6) above for the subclass for the calendar year or the applicable portion of the calendar year. The trustee will also include any additional information that you may request as being necessary for the preparation of your U.S. federal income tax returns, if the information is available to the trustee. So long as the Notes of any class or subclass are registered in the name of DTC or its nominee, the report and any other items will be prepared on the basis of information supplied to the trustee by DTC and the DTC participants, and will be delivered by the trustee to the DTC participants to be available for forwarding by the DTC participants to you as described above.



     The trustee will publish following each payment date and other date specified above in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice that the monthly and quarterly reports and the other information described above will be available for review at the main office of the Listing Agent for the Notes in Luxembourg, Banque Internationale a Luxembourg S.A., 69 route d'Esch, L-1470 Luxembourg. The Luxembourg Stock Exchange will receive notice promptly following each payment date. In addition, the Trustee will provide the information to Bloomberg Financial Markets promptly following each payment date for publication on the BLOOMBERG.



     If the Notes are ever issued as definitive Notes, the trustee will prepare and deliver the information described above to each holder of record of a definitive Note.

                             AVAILABLE INFORMATION


     AerCo has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form F-4 (including all amendments, exhibits and schedules, for the New Notes. This prospectus is part of the registration statement. When the registration statement becomes effective, AerCo will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") as applicable to "foreign private issuers". As a foreign private issuer, AerCo will be exempt from provisions of the Exchange Act which prescribe the furnishing and content of proxy statements to shareholders and which relate to short swing profits reporting and liability. AerCo will also make certain monthly and quarterly reports available to holders of the Notes. See "Reports to Noteholders". Any reports and other information filed by AerCo with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the registration statement filed by AerCo.



     This prospectus does not contain all the information in the registration statement and the related exhibits and schedules, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. If you need additional information with respect to AerCo and the securities offered by this prospectus, please refer to the registration statement and the exhibits filed or incorporated as a part of the registration statement, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.



     This prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of AerCo Group could differ materially from those discussed. Factors that could cause or contribute to such differences include those discussed under "Risk Factors" and elsewhere in this prospectus.


     The Old Notes were listed on the Luxembourg Stock Exchange on July 15, 1998, and the New Notes will be listed upon issuance, subject only to notice of issuance. The constitutive documents of AerCo and the legal notice relating to the issuance of the Notes have been deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents will be available for inspection and where such documents will be obtainable upon request. Copies of the Prospectus, the annual report of independent public accountants and the reports to Noteholders referred to under "Reports to Noteholders" are available at the office of the listing agent (the "LISTING AGENT") in Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding AerCo will be included in AerCo's Quarterly Reports on Form 6-K and Annual Reports on Form 20-F and will be available at the office of the Listing Agent in Luxembourg after the respective reports are filed with the Commission.


     Unless otherwise stated, all monetary amounts are expressed herein in United States dollars ("$"). Various percentages set out in this prospectus have been rounded and accordingly may not total exactly.



     Until           , 1999 (90 days after commencement of the exchange offer), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



     No person has been authorized to give any information or to make any representations other than as contained herein, and, if given or made, such information or representation must not be relied upon as having been authorized by AerCo. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to its date.



     The consent of the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958 (as amended) (the "1958 ORDER") has been obtained to the issue of the Old Notes and New Notes by AerCo.



     When this document is circulated there will have been delivered a copy thereof to the Registrar of Companies in Jersey in accordance with Article 6 of the Companies (General Provisions) (Jersey) Order 1992 and the consent of the Registrar of Companies to its circulation will have been given and not withdrawn. It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of AerCo or for the correctness of any statements made, or opinions expressed, with regard to it.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION; DEPOSIT AGREEMENT


     The Global Notes will be deposited with Bankers Trust Company, as book-entry depositary under the deposit agreement. The book-entry depositary will issue certificateless depositary interests for each subclass of New Notes to DTC or its nominee, representing the aggregate principal amount of the Global Note for that subclass. Until book-entry interests are exchanged for definitive Notes, the certificateless depositary interests held by DTC may not be transferred except as a whole by DTC to its nominee or by a nominee of DTC to DTC or another of its nominees or by DTC or any such nominee to a successor of DTC or a nominee of such successor.



     Book-entry interests will be shown only on, and transfers of book-entry interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants, including Euroclear and Cedel.



     So long as the book-entry depositary is the holder of the global notes, the book-entry depositary will be considered the sole holder of the global notes for all purposes under the indenture. Until book-entry interests are exchanged for definitive Notes, all references in this prospectus to actions by Noteholders will refer to actions taken by the book-entry depositary upon instructions of DTC or its nominee, acting in accordance with the procedures of DTC, and all references in this prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to the book-entry depositary for further distribution to DTC and DTC participants, including Euroclear and Cedel, in accordance with the deposit agreement and the procedures of DTC and DTC participants. Holders of book-entry interests will be entitled to receive definitive Notes in exchange for book-entry interests only in the limited circumstances described in "Description of the Notes -- Form -- Definitive Notes". Accordingly, each person owning a book-entry interest must rely on the procedures of the book-entry depositary and DTC and, if such person is not a participant in DTC, on the procedures of the participant through which such person owns its interest, to exercise any rights and obligations of a holder under the Indenture.


     ACTION BY OWNERS OF BOOK-ENTRY INTERESTS


     Not later than 10 days after receipt by the book-entry depositary of notice of any solicitation of consents or request for a waiver or other action by the book-entry depositary as Noteholder, the book-entry depositary will mail to DTC a notice containing:



     -  the information as is contained in the notice,



     - a statement that at the close of business on a specified record date DTC will be entitled to instruct the book-entry depositary as to the consent, waiver or other action, if any, pertaining to the certificateless depositary interests or the Global Notes, and



     -  a statement as to the manner in which such instructions may be given.



     Upon the written request of DTC, which shall have solicited instructions from the registered owners of book-entry interests in accordance with its rules and procedures, the book-entry depositary shall take such action regarding the requested consent, waiver or other action on the global notes in accordance with any instruction set forth in such request. The book-entry depositary will not exercise any discretion in the granting of consents or waivers or the taking of any other action on the certificateless depositary interests or the global notes.


     REPORTS


     The book-entry depositary will immediately, and no later than 10 days from receipt, send to DTC a copy of any notices, reports and other communications received relating to AerCo or the Notes.

     ACTION BY BOOK-ENTRY DEPOSITARY


     Subject to certain limitations, upon the occurrence of a default with respect to the Notes, or in connection with any other right of a holder of Notes under the indenture or the deposit agreement, if requested in writing by DTC, the book-entry depositary will take any such action as shall be requested in such notice.


     CHARGES OF BOOK-ENTRY DEPOSITARY


     AerCo has agreed to pay all charges of the book-entry depositary under the deposit agreement. AerCo has also agreed to indemnify the book-entry depositary against certain liabilities incurred by it under the deposit agreement.


     AMENDMENT AND TERMINATION


     The deposit agreement may be amended by agreement between AerCo and the book-entry depositary. The consent of DTC will not be required for any amendment to the deposit agreement:



     - to cure any inconsistency, omission, defect or ambiguity in such agreement;



     - to add to the covenants and agreements of the book-entry depositary or AerCo;



     - to evidence succession of another person to AerCo in accordance with the indenture;



     - to effectuate the assignment of the book-entry depositary's rights and duties to a qualified successor;



     - to comply with the Securities Act, the Exchange Act, the U.S. Investment Company Act of 1940, as amended, or the Trust Indenture Act of 1939, as amended; or



     - to modify, alter, amend or supplement the deposit agreement in any other manner that is not adverse to DTC or the owners of book-entry interests.



     Except as listed above, no amendment that adversely affects DTC or the owners of book-entry interests may be made to the deposit agreement or the book-entry interests without the consent of DTC or the owners of book-entry interests corresponding to a majority in principal amount at maturity of the Notes.



     Upon the issuance of definitive Notes in exchange for all of the global notes and satisfaction of certain other conditions, the deposit agreement will terminate. The provisions of the deposit agreement may be terminated upon the resignation of the book-entry depositary if no successor has been appointed within 90 days as described under "-- Resignation or Removal of Book-Entry Depositary" below.


     RESIGNATION OR REMOVAL OF BOOK-ENTRY DEPOSITARY


     The book-entry depositary may resign at any time by written notice to AerCo and the Trustee, any resignation to take effect when AerCo appoints a successor book-entry depositary and the successor book-entry depositary's acceptance of the appointment. If at the end of 90 days after delivery of the notice, AerCo has not appointed a successor book-entry depositary and the successor book-entry depositary has not accepted the appointment, the book-entry depositary may terminate the deposit agreement.


     OBLIGATIONS OF BOOK-ENTRY DEPOSITARY


     The book-entry depositary will assume no obligation or liability under the deposit agreement other than to use good faith and reasonable care in the performance of its duties.


GLOBAL CLEARANCE AND SETTLEMENT

     DTC


     Transfers of book-entry interests between DTC participants will occur in accordance with DTC rules. Transfers between participating organizations whose securities are held by Cedel Bank and participants in

Euroclear will occur in accordance with the applicable rules and operating procedures of Cedel and Euroclear.



     Cedel Bank and Euroclear will hold omnibus positions of book-entry interests on behalf of their participants through customers' securities accounts in Cedel Bank's and Morgan Guaranty's names on the books of their depositaries which, in turn, will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear.



     Cross-market transfers between persons holding through DTC participants and through Cedel participants will be effected by DTC in accordance with DTC rules on behalf of Cedel or Euroclear by its depositary. Cross-market transactions between persons holding through DTC participants and Euroclear participants will be effected in accordance with DTC rules on behalf of Euroclear by its depositary. However, any cross-market transactions will require delivery of instructions to Cedel or Euroclear by the counterparty in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Cedel Bank or Euroclear will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the Depositaries.



     Because of time-zone differences, credits of book-entry interests received in Cedel Bank or Euroclear as a result of a transaction with a DTC participant will be made during the securities settlement processing day dated the business day following the DTC settlement date. Such credits or any transactions in such book-entry interests settled during such processing will be reported to the relevant Cedel participant or Euroclear participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of book-entry interests by or through a Cedel participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.



     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly. Owners of book-entry interests who are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry interests may do so only through DTC participants. Indirect participants are required to effect transfers through a DTC participant.



     Payments on the book-entry interests will be made to DTC and are the responsibility of AerCo. Owners of book-entry interests will receive all distributions on the book-entry interests from the trustee or other paying agent through DTC participants and indirect participants. Disbursement of any payments to DTC participants will be the responsibility of DTC and disbursement of any payments to the owners of book-entry interests will be the responsibility of DTC participants and indirect participants. DTC's practice is to credit DTC participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC participants to owners of book-entry interests will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC participant. Unless definitive Notes are exchanged for book-entry interests, owners of book-entry interests, Noteholders will be permitted to exercise the rights of holders under the indenture only indirectly through DTC and DTC participants.

     Under the rules, regulations and procedures governing DTC and its operations, DTC is required to make book-entry transfers of book-entry interests among the DTC participants on whose behalf it acts with respect to book-entry interests and to receive and transmit distributions on the book-entry interests. DTC participants and indirect participants with which holders have accounts for the book-entry interests similarly are required to make book-entry transfers and receive and transmit any payments on behalf of their book-entry interests. The DTC rules provide a mechanism by which holders will receive payments and will be able to transfer their interests.



     DTC has advised AerCo that it will take any action permitted to be taken by a holder on each subclass of book-entry interests under the Indenture only at the direction of one or more DTC participants to whose accounts that class or subclass of book-entry interests is credited. Additionally, DTC has advised AerCo that it will take such actions with respect to any percentage of the outstanding principal amount of any subclass of book-entry interests only at the direction of and on behalf of the DTC participants whose holders own such outstanding principal amount. DTC may take conflicting actions with respect to different classes or subclasses of Notes to the extent that such actions are taken on behalf of DTC participants whose holdings include such different subclasses of book-entry interests.



     DTC'S YEAR 2000 EFFORTS. DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



     However, DTC's ability to perform its services properly is also dependent upon other parties, including issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers. DTC has informed its participants and members of the financial community that it is contacting third party vendors from whom DTC acquires services to emphasize the importance of their services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation of their services. In addition, DTC is developing any contingency plans as it deems appropriate.



     According to DTC, the information above has been provided to its participants and members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.


     CEDEL


     Distributions on book-entry interests held through Cedel will be credited to cash accounts of Cedel participants in accordance with Cedel's rules and procedures, to the extent received by its depositary. Cedel will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel participant only in accordance with its rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.


     EUROCLEAR


     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular class or subclass in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.



     Distributions on book-entry interests held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by its depositary. The Euroclear Operator will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Euroclear participant only in accordance with the Euroclear terms and conditions and subject to its depositary's ability to effect such actions on its behalf through DTC.



     Although DTC, Cedel and Euroclear have agreed to the procedures described above in order to facilitate transfers of book-entry interests among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform those procedures and may be discontinue them at any time.


CUSIP, ISIN AND COMMON CODE NUMBERS


     The book-entry interests in the New Notes have been accepted for clearance through Euroclear and Cedel. The CUSIP numbers, International Securities Identification Numbers ("ISIN") and the Common Code Numbers ("CCN") are set forth in the table below.



SUBCLASS                                                   CUSIP        ISIN          CCN
--------                                                 ---------    ---------    ---------
Subclass A-1.........................................
Subclass A-2.........................................
Subclass B-1.........................................
Subclass C-1.........................................

                               TAX CONSIDERATIONS



IRISH TAX CONSIDERATIONS



     The following summary is based on an opinion of McCann FitzGerald on principles of Irish taxation law. These principles depend on interpretation of current law, regulations, rulings and decisions and Revenue practice, and reliance on Revenue confirmations obtained prior to the issue of, and in connection with the Old Notes, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the principles of Irish tax on which the opinion is based. This summary does not address all Irish tax principles that may apply to all categories of potential investors, some of which may be subject to special rules.


     IRISH INCOME AND WITHHOLDING TAXES ON PAYMENTS ON THE NOTES


     In the opinion of McCann FitzGerald, there will be no withholding or deduction for Irish taxes on principal and interest paid by AerCo on the Global Notes or any payment of the principal and interest on the Book-Entry Interests. The foregoing opinion, insofar as it relates to interest, is based on certain assumptions, including that the Notes (including the Global Notes) are listed on the Luxembourg Stock Exchange or on another stock exchange which is recognized for relevant purpose of Irish law and that interest on the Global and Book-Entry Notes is paid by a paying agent outside of Ireland.



     The issuance of Definitive Notes may cause interest payments to be subject to Irish withholding tax at the standard income tax rate (currently 24%). If any Irish withholding tax is imposed, noteholders and holders of Book-Entry Interests should note that AerCo will not make any additional payments for any withholding tax. In this regard, Ireland has tax treaties with a number of jurisdictions which, under certain circumstances, reduce the rate of Irish withholding tax on payments of interest to persons resident in those jurisdictions. A holder of a Definitive Note who is entitled to the benefit of
Article 11 of the income tax treaty between the United States and Ireland (the "TREATY") (such a holder a "U.S. HOLDER") will normally be eligible to recover in full any Irish tax withheld from payments of interest to which such U.S. Holder is beneficially entitled by making a claim under the Treaty on the appropriate form. Alternatively, a claim may be made by a U.S. Holder in advance of a payment of interest. If the claim is accepted by the Irish Revenue, it will normally authorize subsequent payments to that U.S. Holder to be made without withholding for Irish tax.



     Noteholders who are not ordinarily resident in Ireland will not be subject to Irish income tax on interest paid by AerCo on the Notes so long as the interest payments are made by AerCo in the course of carrying on relevant trading operations under its Shannon certificate ("SHANNON CERTIFIED OPERATIONS"). For additional information on Shannon Certified Operations and their termination in 2005 and factors which might lead to their earlier termination see "Irish Taxation of the AerCo Group" below. After December 2005 or on earlier termination of AerCo Shannon Certified Operations, the exemption from Irish tax described above currently enjoyed by Noteholders who are not ordinarily resident in Ireland will terminate, absent a change in law in the intervening period.



     Interest payments made by AerCo have an Irish source and whether or not paid gross are, under existing Irish tax law, chargeable to Irish income tax by self-assessment, subject, however, to such relief as may be afforded by the provisions of any applicable double tax treaty. However, as a matter of practice, the Irish tax authorities do not pursue collection of any such liability for Irish tax for persons who are not resident in Ireland except where such persons:



     - receive payments of interest through a person (including a trustee) or in the name of an agent or branch in Ireland having the management and control of the interest; or



     - seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or



     - are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

     The termination of the legislative provisions dealing with Shannon Certified Operations on December 31, 2005 will not affect the exemption from Irish withholding tax described above.


     TAXATION OF CAPITAL GAINS

     Capital gains tax is chargeable at the rate of 20% on taxable capital gains with allowance being made for inflation adjusted acquisition costs and enhancement expenditure. The Notes are chargeable assets for Irish capital gains tax purposes. However, non-resident holders are only liable for capital gains tax on the disposal of the Notes where the Notes are unquoted and derive their value or the greater part of their value from land and buildings or mineral rights situated in Ireland.

     IRISH CAPITAL ACQUISITION TAX


     Irish capital acquisitions tax ("CAT") on individuals applies to gifts and inheritances where the donor is domiciled in Ireland at the date of the gift or inheritance or to the extent that the property of which the gift or inheritance consists is situated in Ireland at the date of the gift or inheritance. The donee is primarily liable to pay the CAT. Persons who are secondarily liable include the donor, his personal representative and an agent, trustee or other person in whose care the property constituting the gift or inheritance or the income from the property is placed. All taxable gifts and inheritances received by an individual since June 2, 1982 [December 1, 1988] are aggregated and only the excess over a certain tax-free threshold is taxed. The tax-free threshold depends on the relationship between the donor and donee and the aggregation of all previous gifts and inheritances. The current tax-free threshold amounts are:



     - IRL12,860 for gift and inheritances between persons who are not related to one another,



     - IRL25,720 for gifts and inheritances received from a brother, sister or from a brother or sister of a parent or from a grandparent, and



     - IRL192,900 for gifts and inheritances received from a parent.



     Gifts and inheritances between spouses are exempt from CAT. CAT is charged at progressive rates ranging from 15% to 30% for gifts and from 20% to 40% for inheritances. The Notes may constitute property situated in Ireland for CAT purposes. There is no gift and inheritance tax convention between the United States and Ireland. Although an estate tax convention between the two countries was ratified in 1951, estate duty was abolished in Ireland in 1975, and it is not clear whether the estate tax convention is applicable to Irish gift and inheritance taxes that replaced the former estate duty.


     PROBATE TAX


     A 2% Irish probate tax is payable on the value of any Notes passing under the will or intestacy of an individual. No probate tax is payable on inheritances from spouses. Since probate tax was only introduced in 1993, it is not clear whether credit relief would be available under the estate tax convention discussed above.


     IRISH STAMP DUTY

     No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland (collectively "IRISH STAMP DUTY") will be payable by Noteholders on the creation, initial issue or delivery of Notes.


     Since the Global Notes are bearer securities, they will not be charged with Irish stamp duty, if transferred by delivery. The Global Notes will be exempt from Irish stamp duty under section 106 of the Finance Act, 1993 if the issue price is not less than ninety percent of their nominal value and if transferred by a written instrument. If that exemption was not applicable and in the absence of any other applicable exemption such instrument in writing would be chargeable with Irish stamp duty if either the instrument was executed in Ireland or, wherever executed, related to any property situated in Ireland (which would include Notes physically located in Ireland) or any matter or thing done or to be done in Ireland. Transfers of book-entry interests in the Notes which are not effected by written instrument will not be chargeable with Irish stamp duty. Any Irish stamp duty charged on such an instrument would be at the rate of one per cent on the amount of the consideration for the transfer or, if greater, the market value of the Notes.


IRISH TAXATION OF THE AERCO GROUP


     The following discussion of the Irish taxation of the AerCo Group is based on the advice of KPMG, AerCo's tax advisor.



     AerCo, AerCo Ireland and AerCo Ireland II will be entitled to certain corporate tax benefits for Shannon, Ireland certified companies including a preferential corporate taxation rate of 10% through December 2005. AerCo, AerCo Ireland, and AerCo Ireland II may become subject to Irish corporate taxation at general Irish statutory rates (currently 28%) if:



     - AerFi Group were to be liquidated or were to cease to hold its 5% shareholding in AerCo;



     - AerFi Group or GECAS were to reduce or relocate their respective operations for any reason such that either party failed to maintain, among other things, certain employment levels at Shannon, Ireland; or



     - AerFi Administrative Services Limited or AerFi Cash Manager II Limited were to resign or be terminated as administrative agent or cash manager of AerCo Group.



     Upon the scheduled termination of the Irish preferential 10% tax rate on December 31, 2005, AerCo and the other Irish tax-resident members of the AerCo Group will become subject to Irish corporate tax on their net trading income at a 12.50% rate as announced by the Minister for Finance of Ireland on December 3, 1997. According to the announcement non-trading income will be taxed at 25%. There can be no assurance that the announced rates will be adopted as law in Ireland or that, if adopted, such rates will not thereafter be changed.



     A company will not be subject to Irish income tax provided that it is not Irish tax resident, has no branch or agency in Ireland and has no Irish-source income. ALPS 94-1 and AerCo USA have adopted certain operational provisions in their organizational documents regarding the management and operation of their businesses designed to minimize the likelihood of Irish taxation of their income. In the opinion of KPMG, Irish tax advisor to AerCo, neither ALPS 94-1 nor AerCo USA will be subject to Irish income tax on their non-Irish source income. However, there can be no assurance that ALPS 94-1 or AerCo USA will not be subject to Irish tax on some or all of their income.


     IRISH VALUE-ADDED TAX


     Ireland generally imposes Value Added Tax (VAT) on the supply of goods and services. Any Irish VAT that may become payable by an AerCo Group company in connection with any management services performed by Babcock & Brown will be eligible to be reclaimed by that company on the assumption that invoices addressed to any AerCo Group company relate to costs attributable to a business activity of that company which is considered to be a supply of goods or services by that company (regardless of whether such supply of goods or services has an Irish place of supply for VAT purposes) and that business activity is not one which would be considered VAT exempt under Irish VAT law.



     Some or all of the services provided to AerCo Group by the cash manager may be exempt from Irish VAT. To the extent that any Irish VAT is payable on services provided to an AerCo Group company by the cash manager or by the administrative agent such VAT will be eligible to be reclaimed by that company on the same assumption as set out in the preceding paragraph.



     Payments by the lessees to AerCo and its Irish-resident subsidiary companies will not be subject to Irish VAT in any case where the aircraft are used or to be used by a transport undertaking operating for reward chiefly on international routes.

CERTAIN JERSEY TAX CONSIDERATIONS


     The following summary is based upon the opinion of Mourant du Feu & Jeune ("JERSEY TAX COUNSEL") on the tax treatment under Jersey law of AerCo and ALPS 94-1 and the tax treatment under Jersey law for the purchase, ownership and disposition of the Notes. The discussion is based on an interpretation of laws, regulations, rulings and decisions, including certain letters from the Comptroller of Income Tax in Jersey and the Director of the Jersey Financial Services Department (the functions of which were taken over by the Jersey Financial Services Commission with effect from July 1, 1998), all of which are currently in effect and are subject to change. Any such change may be applied retroactively and may adversely affect the Jersey tax consequences described herein. Unless otherwise noted, the term "Note" refers to both the actual Global Notes and the interest in the Global Notes held indirectly through DTC, Cedel or Euroclear.


     INCOME TAXES

     AerCo will qualify as an "exempt company" under Article 123A of the Income Tax (Jersey) Law 1961 as amended (the "1961 LAW") as long as it makes the returns of information and pays the fees (currently L600 per annum) as required by that Article and, subject to the concession referred to below, as long as no Jersey resident has a beneficial interest (for purposes of the 1961 Law) in AerCo. As an exempt company, AerCo will be treated for purposes of the 1961 Law as not resident in Jersey and will pay no Jersey income tax other than on income arising in Jersey (but, by long standing concession, excluding bank deposit interest arising in Jersey) and on profits of its trade (if any) carried on through an established place of business in Jersey. For purposes of the 1961 Law the Comptroller of Income Tax in Jersey, among other things, has:


     - granted a concession that the holders of AerCo Notes will not be regarded as having a beneficial interest (for the purposes of Article 123A of the 1961 Law) in AerCo;



     - confirmed that the holding of the shares in the capital of AerCo by or on behalf of the Charitable Trust Trustee and AerFi Group will not prejudice the exempt company status of AerCo;



     - confirmed that the income generated by the activities undertaken by AerCo as described herein will not be treated as income arising in Jersey; and



     - confirmed that the administration in and from Jersey of the business undertaken by AerCo as described herein will not constitute the carrying on of a trade through an established place of business in Jersey.



     Accordingly in the opinion of Jersey Tax Counsel, AerCo will not be subject to Jersey income tax.


     WITHHOLDING TAXES


     In general, Jersey imposes a withholding tax at the rate of 20% on interest and other amounts paid to non-residents of Jersey on a debt obligation of a company resident in Jersey. However, no such withholding tax is imposed with respect to an exempt company (as defined above). Accordingly, based upon AerCo's qualification as an exempt company, in the opinion of Jersey Tax Counsel, no withholding tax will be deducted from interest and other amounts paid on the Notes on account of Jersey taxes.


     In the event that any Jersey withholding tax is imposed, Noteholders should note that there is no income tax treaty between the United States and Jersey that would apply to reduce or eliminate such withholding. Noteholders should note further that AerCo will not be obligated under the terms of the Notes to make any additional payments in respect of any such withholding tax. Accordingly, in the event that withholding were to be required on account of Jersey taxes, distributions to Noteholders may be less than those which would be made on the Notes in the absence of any such withholding tax.

     OTHER TAXES

     There is no taxation of capital gains (other than with respect to certain tax avoidance transactions) in Jersey. As a result, the capital gains of AerCo on its investments and the capital gains of Noteholders on a sale or transfer of their Notes will not be subject to taxation in Jersey. There is no value added tax or other relevant taxation in Jersey. No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any governmental department or other taxing authority of or in Jersey is payable in connection with the creation, initial issue, delivery or transfer inter vivos of the Notes.

     In the event that on the death of a sole individual holder of Notes who is a non-resident of Jersey, such Notes are situated in Jersey (by virtue of their being held on a register in Jersey or in bearer form and held in Jersey at the date of death or otherwise deemed to be situated under applicable rules of private international law), a grant of probate or letters of administration would have to be obtained in Jersey and a duty of up to 1% of the value of the assets of the deceased situated in Jersey would be payable.

     ALPS 94-1

     ALPS 94-1 will qualify as an exempt company under the 1961 Law as long as AerCo also qualifies as an exempt company and as long as ALPS 94-1 makes the returns of information and pays the fees as required by Article 123A of the 1961 Law (as described above). As an exempt company, ALPS 94-1 will be treated for the purposes of the 1961 Law in the same way as AerCo. Accordingly, in the opinion of Jersey Tax Counsel, no withholding tax will be deducted from any amounts paid by ALPS 94-1 to AerCo as described herein on account of Jersey taxes.


UNITED STATES TAXATION



     In the opinion of Davis, Polk & Wardwell, the following discussion sets forth the material U.S. federal income tax consequences of the purchase, ownership and disposition of Notes. This discussion deals only with Notes held as capital assets by United States Holders (defined below) who purchased Notes in the Offering at their "issue" price (which will be the price at which a substantial amount of the Notes was sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and not with special classes of holders, including without limitation, dealers in securities or currencies, banks, tax-exempt organisations, life insurance companies, financial institutions, broker-dealers, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle or conversion transaction, certain U.S. expatriates, persons that are not United States Holders or persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. United States Holders who purchased Notes at a price other than the issue price should consult their tax advisors as to the possible applicability to them of the amortizable bond premium or market discount rules. Further, this discussion does not address the effect of any U.S. state or local tax laws on a United States Holder of Notes. The discussion is based on the Internal Revenue Code of 1986, as amended (the "CODE"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.


     Purchasers of the Notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the U.S. federal income tax laws and the laws of any relevant state, local or other foreign taxing jurisdiction, of ownership of the Notes.


     For purposes of this discussion, a "UNITED STATES HOLDER" means a beneficial owner of Notes that is for U.S. federal income tax purposes a citizen or resident of the United States, a U.S. corporation, or an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.


     PAYMENTS OF INTEREST

     The gross amount of interest paid on a Note will be includible in the gross income of a U.S. Holder as ordinary interest income at the time it is received or accrued, depending on the Holder's method of accounting for U.S. federal income tax purposes. Interest paid by AerCo on the Notes will be income from sources outside the United States, and, with certain exceptions, will be treated separately, together with other items of "passive" income or, in certain cases, "financial services" income, for purposes of computing the foreign tax credit allowable under U.S. federal income tax laws.

     SALE, RETIREMENT AND OTHER DISPOSITION OF THE NOTES


     Except as noted below, upon the sale, exchange or retirement of a Note, a United States Holder will generally recognise taxable gain or loss equal to the difference between the amount realised (not including any amounts received that are attributable to accrued and unpaid interest not taken into income, which will be taxable as ordinary interest income in accordance with the United States Holder's method of accounting as described above) and the United States Holder's tax basis in the Note. A United States Holder's tax basis in a Note generally will be its cost. Such gain or loss recognized on the sale or retirement of a Note will be capital gain or loss. Prospective investors should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).



     An exchange of Old Notes for New Notes will not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, United States Holders who exchange their Old Notes for New Notes will not recognize income, gain or loss for United States federal income tax purposes. A United States Holder's tax basis in the New Notes will be equal to its adjusted basis in the Old Notes and its holding period will include the period during which it held the Notes.


     INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of principal and interest on the Notes held by certain non-corporate holders and the proceeds of a disposition of such Notes may be subject to U.S. information reporting requirements. Such payments also may be subject to U.S. backup withholding at a rate of 31% if the holder does not provide a taxpayer identification number or otherwise establish an exemption. The holder may credit the amounts withheld against its U.S. federal income tax liability and claim a refund for amounts withheld in excess of its tax liability. Recently finalized regulations which are applicable to payments made after December 31, 1999 will change the requirements for establishing an exemption from information reporting and backup withholding.

                              ERISA CONSIDERATIONS


     Any Plan that proposes to purchase Notes should consult with its counsel about the potential consequences of such investment under the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code.


     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code (all of which are hereinafter referred to as "PLANS") and or persons who are fiduciaries with respect to such Plans. A person who exercises discretionary authority or control with respect to the management or assets of a Plan will be considered a fiduciary of the Plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Note, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the Notes. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("PARTIES IN INTEREST" within the meaning of ERISA or "DISQUALIFIED PERSONS" within the meaning of the
Code). Thus, a Plan fiduciary considering an investment in Notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code and whether an administrative exemption might be applicable to such investment.

     Any prohibited transaction could be treated as exempt under ERISA and the Code if the Notes were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers (such as an Underwriter), reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by in-house asset managers).

     ERISA also prohibits a fiduciary of a Plan from maintaining the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States except under certain circumstances. Before investing in a Note, a Plan fiduciary should consider whether its acquisition and holding of a Note would satisfy such indicia of ownership rules.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING UNDER WHAT CIRCUMSTANCES THE ASSETS OF THE TRUST WOULD BE CONSIDERED PLAN ASSETS, THE AVAILABILITY, IF ANY, OF EXEMPTIVE RELIEF FROM ANY POTENTIAL PROHIBITED TRANSACTION AND OTHER FIDUCIARY ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives New Notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in resales of New Notes received in exchange for Old Notes where the Old Notes were acquired as a result of market-making activities or other trading activities. AerCo has agreed that, starting on the expiration date and ending on the close of business on the 180th day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use with any resale of New Notes.



     AerCo will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account under the exchange offer may be sold in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



     For a period of 180 days after the expiration date, AerCo will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. AerCo has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS


     Certain legal matters relating to the New Notes offered in this prospectus will be passed upon for AerCo by Davis Polk & Wardwell, New York, New York, special United States counsel for AerCo and Mourant du Feu & Jeune, special Jersey counsel to AerCo.



     In accordance with the rules of the Luxembourg Stock Exchange, AerCo states that there has been no material adverse change in its financial position since the date of its formation. AerCo is not a party to any material legal proceedings.


                                    EXPERTS


     On September 9, 1998 AerCo appointed KPMG, Chartered Accountants, 5 George's Dock, IFSC Dublin 1, Ireland, as new independent auditors for the fiscal year ending June 30, 1998 and subsequent periods. The financial statements of ALPS 94-1 included in this prospectus at and for the year ended June 30, 1998 and the financial statements of the AerFi Transferred Aircraft included in this prospectus at and for the year ended June 30, 1998 have been audited by KPMG as indicated in their report thereon included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     The financial statements of ALPS 94-1 as of June 30, 1997 and for each of the years in the two year period ended June 30, 1997 included in this prospectus have been audited by Arthur Andersen -- Forum House, Grenville Street, St. Helier, Jersey, Channel Islands, independent public accountants as indicated in their report thereon included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     With respect to certain matters, AerCo and AerFi are not represented by separate counsel and are not expected to be unless it is agreed that separate representation is required to satisfy the professional responsibilities of counsel. Also, certain professionals, appraisers and experts who perform services for AerCo have performed services for Babcock & Brown and AerFi and certain of their respective affiliates in the past and may do so again in the future.


     Valuations of the Aircraft have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited. These valuations are discussed in detail elsewhere in this Prospectus and are included herein in reliance upon the authority of such firms as experts in giving such appraisals.

                                  AERCO GROUP


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                PAGE
                                                                ----
A.  HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS FOR ALPS
  94-1
     Independent auditors' report...........................     F-2
     Consolidated balance sheets............................     F-6
     Consolidated statements of operations..................     F-7
     Consolidated statements of cash flows..................     F-8
     Statements of changes in shareholders' equity..........     F-9
     Statement of accounting policies.......................    F-10
     Notes to the consolidated financial statements.........    F-14
B.  HISTORICAL FINANCIAL STATEMENTS FOR AERFI TRANSFERRED
  AIRCRAFT
     Independent auditors' report...........................    F-28
     Statement of net assets................................    F-29
     Statement of operations................................    F-30
     Statement of cash flows................................    F-31
     Statement of changes in net assets.....................    F-32
     Statement of accounting policies.......................    F-33
     Notes to the financial statements......................    F-35


     COMPANY DEFINITIONS

     "AerCo" AerCo Limited, a special purpose limited liability company incorporated under the laws of Jersey with its registered office located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX, Channel Islands.


     "ALPS 94-1"             Aircraft Lease Portfolio Securitization 94-1
                             Limited, a special purpose limited liability company incorporated under the laws of Jersey in 1994 to purchase 27 aircraft from AerFi.



     "AerFi"                 AerFi Group plc and its subsidiary undertakings.

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED ("ALPS 94-1")



     We have audited the accompanying consolidated balance sheet of ALPS 94-1 as of June 30, 1998 and the related consolidated statement of operations and cash flows for the year then ended.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS


     The directors of ALPS 94-1 are required to prepare consolidated financial statements for each financial year which give a true and fair view of the state of affairs of ALPS 94-1 and its consolidated subsidiaries and of the results of ALPS 94-1 and its consolidated subsidiaries for that year. In preparing those consolidated financial statements, the directors are required to select suitable accounting policies and apply them consistently, make judgements and estimates that are prudent and reasonable and to prepare the consolidated financial statements on the going concern basis unless it is not appropriate to assume that ALPS 94-1 and its consolidated subsidiaries will continue in business. The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of ALPS 94-1 and its consolidated subsidiaries and which enable them to ensure that the annual statutory financial statements comply with the Companies (Jersey) Law 1991. They are also responsible for safeguarding the assets of ALPS 94-1 and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.



     It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you. The consolidated financial statements of ALPS 94-1 and subsidiaries as of June 30, 1997 and 1996 were audited by other auditors whose report dated December 2, 1997 expressed an unqualified opinion on those statements.


BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the U.K. Auditing Practices Board which do not differ significantly from U.S. generally accepted auditing standards.


     An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the consolidated financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the consolidated financial statements and of whether the accounting policies are appropriate to the circumstances of ALPS 94-1 and its consolidated subsidiaries, consistently applied and adequately disclosed.


     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the consolidated financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the consolidated financial statements.

OPINION


     In our opinion the 1998 consolidated financial statements referred to above give a true and fair view of the state of affairs of ALPS 94-1 and its consolidated subsidiaries as at June 30, 1998 and of the income and cash flows for the year ended June 30, 1998 and have been properly prepared in accordance with U.K. generally accepted accounting principles.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the result of operations for the year ended June 30, 1998 and the shareholders' equity as of June 30, 1998 to the extent summarized in Notes 23, 24 and 25 of the consolidated financial statements.



KPMG


CHARTERED ACCOUNTANTS


5 George's Dock


IFSC


Dublin 1


Ireland



November 23, 1998

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED ("ALPS 94-1")



     We have audited the accompanying consolidated balance sheet of ALPS 94-1 as of June 30, 1997 and the related consolidated statement of operations and cash flows for the years ended June 30, 1996 and June 30, 1997.



RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS



     The directors of ALPS 94-1 are required to prepare consolidated financial statements for each financial year which give a true and fair view of the state of affairs of ALPS 94-1 and its consolidated subsidiaries and of the results of ALPS 94-1 and its consolidated subsidiaries for that year. In preparing those consolidated financial statements, the directors are required to select suitable accounting policies and apply them consistently, make judgements and estimates that are prudent and reasonable and to prepare the consolidated financial statements on the going concern basis unless it is not appropriate to assume that ALPS 94-1 and its consolidated subsidiaries will continue in business. The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of ALPS 94-1 and its consolidated subsidiaries and which enable them to ensure that the annual statutory financial statements comply with the Companies (Jersey) Law 1991. They are also responsible for safeguarding the assets of ALPS 94-1 and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.



     It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you.



BASIS OF OPINION



     We conducted our audit in accordance with Auditing Standards issued by the U.K. Auditing Practices Board which do not differ significantly from U.S. generally accepted auditing standards.



     An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the consolidated financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the consolidated financial statements and of whether the accounting policies are appropriate to the circumstances of ALPS 94-1 and its consolidated subsidiaries, consistently applied and adequately disclosed.



     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the consolidated financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the consolidated financial statements.



OPINION



     In our opinion the consolidated financial statements give a true and fair view of the state of affairs of ALPS 94-1 and its consolidated subsidiaries as at June 30, 1997 and of the income and cash flows for the years ended June 30, 1996 and June 30, 1997 and have been properly prepared in accordance with U.K. generally accepted accounting principles.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the result of operations for the years ended June 30, 1997 and 1996 and the shareholders' equity and aircraft values as of June 30, 1997 to the extent summarized in Notes 23, 24 and 25 of the consolidated financial statements.



ARTHUR ANDERSEN


CHARTERED ACCOUNTANTS


Forum House


Grenville Street


St. Helier


Jersey J2E 4UF


Channel Islands



December 2, 1997

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES


                          CONSOLIDATED BALANCE SHEETS



                                                              NOTES    JUNE 30, 1998    JUNE 30, 1997
                                                              -----    -------------    -------------
                                                                       U.S.$'000          U.S.$'000
ASSETS
CURRENT ASSETS
Cash........................................................    1          51,608            51,474
Commercial paper............................................    1          36,686            39,821
Accounts receivable.........................................    2           2,322             3,142
                                                                          -------         ---------
TOTAL CURRENT ASSETS........................................               90,616            94,437
FIXED ASSETS
Aircraft, net...............................................    3         800,090           854,596
                                                                          -------         ---------
TOTAL ASSETS................................................              890,706           949,033
                                                                          =======         =========
LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
Accrued expenses and other liabilities......................    5          47,003            16,089
Indebtedness................................................    6         786,139           871,495
Provision for maintenance...................................    7          44,309            46,247
Security deposits...........................................    8          13,255            15,202
                                                                          -------         ---------
TOTAL LIABILITIES...........................................              890,706           949,033
Share capital...............................................    9              --                --
Accumulated profit..........................................                   --                --
                                                                          -------         ---------
Shareholders' equity........................................                   --                --
                                                                          -------         ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................              890,706           949,033
                                                                          =======         =========



The accompanying notes, including the statement of accounting policies on pages F-10 to F-13, are an integral part of the consolidated financial statements.

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                            YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                   NOTES   JUNE 30, 1998   JUNE 30, 1997   JUNE 30, 1996
                                                   -----   -------------   -------------   -------------
                                                             U.S.$'000       U.S.$'000       U.S.$'000
REVENUES
Aircraft leasing.................................   10        101,513         102,121         102,022
EXPENSES
Depreciation.....................................    3        (37,826)        (38,062)        (17,978)
  Exceptional item -- additional depreciation....    3             --         (34,385)             --
Provision for permanent diminution in value of
  aircraft.......................................   11         (8,720)             --         (12,000)
Net interest expense.............................   12        (69,785)        (71,037)        (73,576)
  Exceptional item -- makewhole premium..........   11        (11,603)             --              --
Other expenses...................................   13         (6,599)         (5,053)         (5,581)
  Exceptional item -- termination fee............   11        (12,700)             --              --
                                                             --------        --------        --------
Total expenses...................................            (147,233)       (148,537)       (109,135)
                                                             --------        --------        --------
NET LOSS FROM OPERATIONS.........................             (45,720)        (46,416)         (7,113)
Profit on sale of aircraft.......................    3          2,426              --              --
Reduction in indebtedness........................    6         43,327          46,273           6,647
                                                             --------        --------        --------
NET INCOME/(LOSS) BEFORE PROVISION FOR TAXES.....   14             33            (143)           (466)
(Provision)/benefit for taxes....................   15            (33)            143            (200)
                                                             --------        --------        --------
NET LOSS FOR THE YEAR............................                  --              --            (666)
Dividends........................................                  --              --              --
                                                             --------        --------        --------
LOSS FOR THE YEAR................................                  --              --            (666)
RETAINED INCOME BROUGHT FORWARD..................                  --              --             666
                                                             --------        --------        --------
RETAINED INCOME CARRIED FORWARD..................                  --              --              --
BASIC LOSS PER ORDINARY SHARE....................   16             --              --           (66.6)
                                                             --------        --------        --------
WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
  OUTSTANDING....................................   16             10              10              10
                                                             ========        ========        ========


All recognised gains and losses are included in the consolidated statement of operations above.


There is no material difference between the net income for the year or prior years, and the historical cost equivalent.



The results for the year are derived from continuing operations.



The accompanying notes, including the statement of accounting policies on pages F-10 to F-13, are an integral part of the consolidated financial statements.

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year..............................            --               --             (666)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
  Depreciation charge for the year.................        37,826           38,062           17,978
  Exceptional item: additional depreciation
     charge........................................            --           34,385               --
  Provision for permanent diminution in value of
     aircraft......................................         8,720               --           12,000
  Changes in operating assets and liabilities
     Accounts receivable...........................           820             (184)          (1,451)
     Accrued interest on E Note....................        17,079           14,532           12,907
     Exceptional items -- makewhole premium........        11,603               --               --
                        -- termination fee.........        12,700               --               --
     Accrued expenses and other liabilities........         4,185            1,369            2,383
     Reduction in indebtedness.....................       (43,327)         (46,273)          (6,647)
Net maintenance (expenditure)/receipts.............        (1,938)           6,703            9,694
Net security deposits repaid.......................        (1,947)          (3,475)            (666)
                                                         --------         --------         --------
NET CASH PROVIDED BY OPERATING ACTIVITIES..........        45,721           45,119           45,532
                                                         --------         --------         --------
INVESTING ACTIVITIES
Purchase of aircraft...............................        (1,132)              --               --
Sale of aircraft...................................        11,518               --               --
                                                         --------         --------         --------
MANAGEMENT OF LIQUID RESOURCES
Net sale/(purchase) of commercial paper............         3,135           (4,511)         (35,310)
                                                         --------         --------         --------
FINANCING ACTIVITIES
Indebtedness repaid................................       (59,108)         (43,494)         (36,025)
NET CASH OUTFLOW FROM FINANCING ACTIVITIES.........       (59,108)         (43,494)         (36,025)
                                                         --------         --------         --------
NET INCREASE/(DECREASE) IN CASH....................           134           (2,886)         (25,803)
CASH AT BEGINNING OF YEAR..........................        51,474           54,360           80,163
                                                         --------         --------         --------
CASH AT END OF YEAR................................        51,608           51,474           54,360
                                                         ========         ========         ========



Supplemental disclosure of cash flow information is set out in Note 20.



The accompanying notes, including the statement of accounting policies on pages F-10 to F-13, are an integral part of the consolidated financial statements.

              AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED
                                AND SUBSIDIARIES


                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                                        ISSUE OF SHARES    RETAINED PROFIT      TOTAL
                                                        ---------------    ---------------    ---------
                                                        U.S.$'000             U.S.$'000       U.S.$'000
Balance at June 30, 1995.....................     10           --                666             666
NET LOSS FOR THE YEAR........................     --           --               (666)           (666)
                                                 ---         ----               ----            ----
Balance at June 30, 1996.....................     10           --                 --              --
NET INCOME FOR THE YEAR......................     --           --                 --              --
                                                 ---         ----               ----            ----
Balance at June 30, 1997.....................     10           --                 --              --
NET INCOME FOR THE YEAR......................     --           --                 --              --
                                                 ---         ----               ----            ----
Balance at June 30, 1998.....................     10           --                 --              --
                                                 ===         ====               ====            ====



The accompanying notes, including the statement of accounting policies on pages F-10 to F-13, are an integral part of the consolidated financial statements.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

                        STATEMENT OF ACCOUNTING POLICIES

     Incorporation


     ALPS 94-1 was incorporated in Jersey, Channel Islands on 2 June 1994. The initial accounting period was from 2 June 1994 to June 30, 1995.


     Basis of preparation


     The accounting policies followed in the preparation of the accompanying consolidated financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the United Kingdom as promulgated by the Institute of Chartered Accountants in England and Wales, other than as explained in 'Indebtedness' below. Generally accepted accounting principles in Ireland and the United Kingdom differ in certain significant respects from generally accepted accounting principles in the United States. A summary of these differences are set out in Notes 23, 24 and 25.



     The consolidated financial statements are prepared on the going concern basis and under the historic cost convention and are stated in U.S. dollars, which is the principal operating currency of ALPS 94-1 and of the aviation industry.


     Basis of consolidation


     The consolidated financial statements include the results of ALPS 94-1 and all subsidiaries. All intercompany profits, transactions and account balances have been eliminated.


     Revenue recognition


     Revenue from aircraft on operating leases is recognised as income on a straight line basis over the period of the leases. Where rentals are adjusted to reflect increases or decreases in prevailing interest rates such adjustments are accounted for as they arise. This includes rental income earned on aircraft for the period prior to delivery (see Accounting policies -- Aircraft). Lease rentals received in advance are deferred and recognized over the period to which they relate.


     Interest income


     Interest earned during the year has been credited to the statement of operations.


     Provision for maintenance


     Under the lease contracts the lessee has the obligation for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a fund from which maintenance expenditures for major checks are disbursed. The balance of these funds are included in the provision for maintenance.


     Taxation


     ALPS 94-1 has been granted exempt company status by the Jersey taxation authorities. It pays an exempt company fee of STGL600 per annum. Taxation is provided on the profits of the subsidiaries at the current rates.


     Aircraft


     In the period ended June 30, 1995 ALPS 94-1 committed to purchase and AerFi Group plc and its subsidiaries ('AerFi') committed to sell, subject to certain conditions, 27 aircraft on operating leases.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

ALPS 94-1 agreed to purchase the aircraft on August 24, 1994 (the Closing Date) for a price equal to the Initial Appraised Value of the aircraft. It was agreed that the aircraft would be delivered to ALPS 94-1 at agreed dates (the Delivery Dates) at which time the purchase price was paid.



     In the period from the Closing Date to the Delivery Date ALPS 94-1 received full credit for the rental income receivable under each operating lease and AerFi received full credit for the investment earnings on the purchase price of the aircraft. The amounts were settled through an adjustment in the funds paid by ALPS 94-1 to AerFi at the time of aircraft delivery. The net effect is that at the time the aircraft were delivered both ALPS 94-1 and AerFi were in the same financial position as they would have been had the aircraft been delivered on the Closing Date.



     The purchase of the aircraft was deemed to occur at the Closing Date rather than on the Delivery Date when the change in legal ownership took place reflecting the commercial substance of this transaction outlined above. Under U.S. GAAP the purchase of the aircraft is deemed to occur on Delivery Date when the change in legal ownership takes place (see Notes 22 to 25 for the reconciliation between U.K. and U.S. GAAP).



     Aircraft are stated at cost less accumulated depreciation less permanent diminutions in value. Cost comprises the net purchase price of the aircraft acquired by ALPS 94-1.



     Under U.S. GAAP, transfers of assets and liabilities between ALPS 94-1 and AerFi have all been accounted for on a historical cost basis, because all such transfers of assets and liabilities are among entities within a single consolidated group. Accordingly the aircraft are recorded at AerFi's amortised cost at the Delivery Date (Amortised Cost). The difference between the Initial Appraised Value and Amortised Cost is considered to be a distribution to AerFi.



     In the year ended June 30, 1997 the company changed its estimates of depreciation rates to more accurately reflect the allocation of the cost of the asset purchases over the estimated useful economic life of these assets. In prior periods, aircraft were depreciated at rates calculated to write-off the cost of the assets to the company to a Nil residual value over their estimated economic useful lives of 25 years from the Closing Date. Depreciation rates for aircraft of 2% for the first 15 years and 7% thereafter were applied. The revised method of calculating depreciation is to depreciate aircraft at rates calculated to write off the cost of the assets to ALPS 94-1 to a residual value of 15%, on a straight line basis, over their estimated economic useful lives of 25 years from the date of manufacture.



     The changes in these estimates were considered necessary because of developments in the industry at that time, including the bankruptcy of one major manufacturer, the expected acquisition of MDC by Boeing, significant manufacturer discounting of new aircraft and the announcement of a new generation of Boeing aircraft. As a result of these developments the directors considered that (i) the allocation of cost should be revised to a straight line basis (rather than the previous lower allocations in earlier years) and (ii) additional depreciation reflecting the impact of adopting the revised estimates, should be charged reflecting the permanent impairment in value of the aircraft because of the effect of industry circumstances referred to above on ALPS 94-1's fleet.



     Under U.S. GAAP, for all periods, aircraft are depreciated on a straight line basis so as to write-off the cost of the assets to a residual value of 15% over a period of 25 years from the date of manufacture.


     Where purchase option agreements exist to the benefit of the lessee, aircraft are depreciated to the purchase option price on a straight-line basis provided that this would result in a higher depreciation charge than that arrived at by applying the standard method.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

     Additional charges are made to reduce the book value of specific assets to fair market value where a permanent diminution in value is considered to have occurred. Where fair market value is greater than book value no adjustment is made.


     Fair market value is assessed by the directors, consistent with the going concern basis of preparation of the financial statements, and reflects the underlying economic value of aircraft and engines in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. In forming their assessment of fair market value the directors have taken into consideration independent valuations of aircraft in the portfolio, together with the directors' assessment of aircrafts' current maintenance status and maintenance reserves.



     For US GAAP purposes, ALPS 94-1 adopted FASB Statement No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be disposed of" as of July 1, 1996. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors' estimated the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognised. This statement did not materially change the carrying value of ALPS 94-1's assets in the period when it was first applied or in previous periods.



     Cash and liquid resources



     Substantially all of ALPS 94-1's cash and commercial paper balances are held for specific purposes under the terms of the Deed of Charge.



     For the purposes of the cash flow statements cash represents amounts available on demand and liquid resources comprise other cash and commercial paper.



     While the cash balances held by ALPS 94-1 are held for specific purposes they may be applied for these purposes on demand and are classified as cash in the cash flow statement.


     Indebtedness


     Repayment of principal amounts of the Class E Note and accrued interest thereon are dependent upon funds being available to meet such liabilities as they fall due. In addition the Class E Note has a premium interest rate attached to it to capture any potential profits made by ALPS 94-1. Any losses are borne by the Noteholders and, accordingly an amount equivalent to such losses, including the diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations. Such amounts are included as contingent liabilities (see Note 29).



     New Accounting Standards not yet effective



     The company will be required to adopt the provisions of Financial Reporting Standard No. 12 "Provisions, Contingent Liabilities and Contingent Assets" for all financial periods ending on or after March 23, 1999. Management are currently assessing the impact, if any, that this Standard will have on its adoption by the company.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

     Under Jersey company law, the financial statements are required to present a true and fair view in accordance with generally accepted accounting principles. The Foreword to accounting standards used by the United Kingdom Accounting Standards Board states that the requirements of an accounting standard should be departed from to the extent necessary to give a true and fair view.


     Under Financial Reporting Standard 4 (FRS4), ALPS 94-1 would be required to maintain the liabilities for the principal and interest contingently payable until such time as the obligation is extinguished. The directors of ALPS 94-1 believe that the adoption of this aspect of FRS4 would result in the financial statements not presenting a true and fair view. The capital structure of ALPS 94-1 incorporates various levels of debt with a minimal equity share capital, the intention being from the outset that the equity shareholders would not bear any of the losses which ALPS 94-1 may suffer on sales of the aircraft and other assets, these losses being borne by the various debt holders. The financial effect of this departure is as detailed in Note 6 and Note 29.



     Under U.S. GAAP, the liability for principal and interest remains until such time as the obligation is extinguished. (See Notes 22 to 25 for the reconciliation between U.K. and U.S. GAAP.)

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1  CASH AND COMMERCIAL PAPER



                                                                30 JUNE, 1998    30 JUNE, 1997
                                                                -------------    -------------
                                                                U.S.$'000          U.S.$'000
Cash........................................................       51,608           51,474
Commercial paper............................................       36,686           39,821
                                                                    -----            -----
                                                                   88,294           91,295
                                                                    =====            =====



     Substantially all of the cash and commercial paper balances at June 30, 1997 and 1998 are held for specific purposes under the terms of the Deed of Charge.



2  ACCOUNTS RECEIVABLE



                                                                30 JUNE, 1998    30 JUNE, 1997
                                                                -------------    -------------
                                                                U.S.$'000          U.S.$'000
Trade receivables...........................................        2,040            2,405
Non-trade receivables.......................................          282              737
                                                                    -----            -----
                                                                    2,322            3,142
                                                                    =====            =====


     Trade receivables comprise amounts in respect of rent and maintenance payments due from lessees.


     As at June 30, 1998 two lessees accounted for 73% (1997: 38%) and 19% (1997: 3%) respectively of trade receivables. No other lessee accounted for greater than 10% of trade receivables at June 30, 1998 and June 30, 1997.


     Non-trade receivables comprise prepayments.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

3  AIRCRAFT



                                                                JUNE 30, 1998    JUNE 30, 1997
                                                                -------------    -------------
                                                                U.S.$'000          U.S.$'000
COST
Beginning of year...........................................       975,179          975,179
Additions...................................................         1,132               --
Disposals...................................................       (27,023)              --
                                                                  --------         --------
End of year.................................................       949,288          975,179
                                                                  --------         --------
DEPRECIATION
Beginning of year...........................................      (108,583)         (36,136)
Charge for the year.........................................       (37,826)         (38,062)
Additional charge in year...................................            --          (34,385)
Disposal....................................................         5,931               --
                                                                  --------         --------
End of year.................................................      (140,478)        (108,583)
                                                                  --------         --------
PROVISION FOR PERMANENT DIMINUTION IN VALUE
Beginning of year...........................................       (12,000)         (12,000)
Charge for the year.........................................        (8,720)              --
Disposal....................................................        12,000               --
                                                                  --------         --------
End of year.................................................        (8,720)         (12,000)
                                                                  --------         --------
NET BOOK VALUE
Beginning of year...........................................       854,596          927,043
                                                                  --------         --------
End of year.................................................       800,090          854,596
                                                                  ========         ========



     Cost represents the purchase price of aircraft acquired by ALPS 94-1 which was based on the independent appraisal values of the portfolio of 27 aircraft at August 24, 1994.



     The directors of ALPS 94-1 determine on an annual basis whether a permanent diminution in value of ALPS 94-1's aircraft has occurred. Where a permanent diminution in value is considered to have occurred provision is made based upon market appraisals of the individual aircraft prepared by three professional appraisal firms, together with other factors such as maintenance reserves held by ALPS 94-1, the creditworthiness of particular lessees, current rental values compared to open market and the length of remaining lease term.



     In the year ended June 30, 1998, the directors made a provision of U.S.$8.72 million to reflect a permanent diminution in value against a particular aircraft type.



     In the year ended June 30, 1997, additional depreciation was charged of U.S.$34.4 million as explained in "Statement of Accounting Policies: Aircraft".



     In the year ended June 30, 1996, the directors made a provision of $12 million to reflect a permanent diminution in value against a particular aircraft in its fleet. This aircraft was disposed of to AerFi during the year and this provision was included in determining the profit on the disposal of this aircraft of U.S.$2.4 million.



     ALPS 94-1's aircraft, along with ALPS 94-1's other assets, have charges attached to them such that they represent security for the Notes issued (see
Note 6).

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

4  OPERATING LEASES



     All the aircraft are leased on operating leases to 19 lessees as at June 30, 1998 (1997: 19). Rentals on certain of the leases are variable in accordance with prevailing interest rates.



     The following is a schedule of contracted future rentals, by years, on operating leases as of June 30, 1998. The interest rates prevailing at June 30, 1998 have been applied in determining rentals that are variable in accordance with prevailing interest rates.



                    YEAR ENDING JUNE 30                       U.S.$'000
                    -------------------                       ---------
1999........................................................    83,622
2000........................................................    51,021
2001........................................................    28,467
2002........................................................    20,858
2003........................................................    10,013
                                                               -------
                                                               193,981
                                                               =======


     There are no contingent rentals.

     The leases have charges attached to them such that they represent security for the Notes issued.


     Contracted future rentals for the year ended 30 June 1998 was $97,590,000. Actual revenue earned was $101,513,000. The principal reason for the difference is due to new leases executed during the year and changes in the interest rates.



5  ACCRUED EXPENSES AND OTHER LIABILITIES



                                                                JUNE 30, 1998    JUNE 30, 1997
                                                                -------------    -------------
                                                                U.S.$'000            U.S.$'000
Accrued expenses and other liabilities comprise:
Deferred income.............................................        7,791            5,382
Interest on Notes...........................................        7,241            5,574
Exceptional item -- makewhole premium (Note 11).............       11,603               --
Exceptional item -- termination fee (Note 11)...............       12,700               --
Taxation....................................................          (17)             (50)
Other accruals..............................................        7,685            5,183
                                                                   ------           ------
                                                                   47,003           16,089
                                                                   ======           ======

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

6  INDEBTEDNESS


     a) Principal


     The purchase of the aircraft was funded by the sale of Trust Notes and the sale of Subordinated Notes (together the 'Notes'). The Notes are secured by a first priority security interest in ALPS 94-1's assets, which consist of the aircraft, the leases and amounts on deposit in certain accounts.



                                                          JUNE 30, 1998    JUNE 30, 1997    AT ISSUE
                                                          -------------    -------------    ---------
                                                           U.S.$'000           U.S.$'000    U.S.$'000
TRUST NOTES
  Class A-1 Notes.....................................        98,349          121,944        172,000
  Class A-2 Notes.....................................        73,108          101,372        139,404
  Class A-3 Notes.....................................       156,167          156,167        156,167
  Class A-4 Notes.....................................       140,122          140,122        140,122
  Class B-1 Notes.....................................        43,770           43,770         44,106
  Class B-2 Notes.....................................        43,994           43,994         44,106
  Class C Notes.......................................        86,171           86,171         86,610
SUBORDINATED NOTES
  Class D Note........................................        42,739           49,988         71,185
  Class E Note and capitalised E note interest........       197,966          180,887        144,451
  Less: restricted by income availability.............       (90,989)         (47,662)            --
  Less: extinguished by a permanent loss..............        (5,258)          (5,258)            --
                                                             -------          -------        -------
  Net Class E Note Principal..........................       101,719          127,967        144,451
                                                             -------          -------        -------
                                                             786,139          871,495        998,151
                                                             =======          =======        =======



     Repayments of principal on the Trust Notes and Class D Note principal are made monthly and commenced in October 1994. As a consequence of the ALPS 94-1 refinancing which was completed on July 15, 1998 the Notes are classified as repayable within one year (see Note 30).



     The repayment of principal on the Trust Notes and the Class D Note is dependent upon the cash available at the monthly payment date and is governed by the Deed of Charge of Assignment and Priorities entered into by ALPS 94-1 on the Closing Date (the 'Deed of Charge').


     The repayment of Class E Note principal is not due until the Trust Notes and Class D Note have been fully repaid.


     In addition the Class E Note has a premium interest rate attached to it to capture any potential profits made by ALPS 94-1. Consequently, the equity shareholders will not participate in any losses of ALPS 94-1 beyond the share capital, and, accordingly an amount equivalent to such losses, including the diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations. In addition, the provision for a permanent diminution in value in aircraft values is treated as a permanent loss under the Deed of Charge and a proportion of the Class E Note principal is extinguished based upon the terms of the Deed of Charge.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

6  INDEBTEDNESS (CONTINUED)

     b) Interest

     Class A-1 Notes bear interest at LIBOR plus 0.48%, payable monthly in arrears.


    Class A-2 Notes bear interest at 7.15%, payable monthly in arrears, increased to 9.15% from November 1997 onwards.


    Class A-3 Notes bear interest at LIBOR plus 0.45%, payable monthly in arrears.

     Class A-4 Notes bear interest at 7.80%, payable monthly in arrears.

     Class B-1 Notes bear interest at LIBOR plus 1.15%, payable monthly in arrears.

     Class B-2 Notes bear interest at 8.20%, payable monthly in arrears.

     Class C Notes bear interest at 9.35%, payable monthly in arrears.

     The Class D Note bears interest at LIBOR plus 5.50%. Interest is payable monthly in arrears and commenced in October 1994, subject to available cash. Interest accrued but not paid will be added to the principal outstanding and will accrue interest until paid.

     The Class E Note bears interest at 10.00%. The interest accrues monthly in arrears. With the exception of certain circumstances the Class E permitted interest amount will not be paid until the payment date following the fourth anniversary of the Closing Date.

     c) Debt maturity

     Upon the Final Maturity Date, the cash available will be applied to principal in the following order:

     1. Class A Notes principal

     2. Class B Notes principal

     3. Class C Notes principal

     4. Class D Note principal

     5. Class E Note principal


7  PROVISION FOR MAINTENANCE



                                                                JUNE 30, 1998    JUNE 30, 1997
                                                                -------------    -------------
                                                                U.S.$'000          U.S.$'000
Opening balance.............................................       46,247           39,544
Receivable during year......................................        8,021           12,558
Repaid during year..........................................       (9,959)          (5,855)
                                                                   ------           ------
Closing balance.............................................       44,309           46,247
                                                                   ------           ------
Due within one year.........................................        6,512            1,604
Due after one year..........................................       37,797           44,643
                                                                   ------           ------
                                                                   44,309           46,247
                                                                   ======           ======

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

8  SECURITY DEPOSITS



     Security deposits of U.S.$13,255,000 (1997: U.S.$15,202,000) are held as security for obligations in accordance with the terms of certain leases. The deposits are held as cash or commercial paper and are included within the cash and commercial paper balances (see Note 1).



9  SHARE CAPITAL


     Called up share capital comprises:


                                                                JUNE 30, 1998    JUNE 30, 1997
                                                                -------------    -------------
                                                                    U.S.$            U.S.$
AUTHORISED
15,000 ordinary shares of U.S.$1 each.......................       15,000           15,000
                                                                   ------           ------
ISSUED AND FULLY PAID
10 ordinary shares of U.S.$1 each...........................           10               10
                                                                   ------           ------



     ALPS 94-1 issued 10 ordinary shares at $1 each on June 3, 1994.



10  REVENUES AND CONCENTRATION OF CREDIT RISK


     a) Distribution of revenues by geographic area


                                            YEAR ENDED           YEAR ENDED           YEAR ENDED
                                           JUNE 30, 1998        JUNE 30, 1997        JUNE 30, 1996
                                         -----------------    -----------------    -----------------
                                         U.S.$'000     %      U.S.$'000     %      U.S.$'000     %
Europe...............................      45,351     44.7      44,927     43.9      46,164     45.2
North America........................       4,328      4.3       3,693      3.6       3,673      3.6
South/Central America................      22,232     21.9      19,296     18.9      14,324     14.0
Asia/Pacific.........................      29,602     29.1      34,205     33.6      37,861     37.2
                                          -------     ----     -------     ----     -------     ----
                                          101,513      100     102,121      100     102,022      100
                                          =======     ====     =======     ====     =======     ====


     All revenues are derived from aircraft leasing.

     b) Concentration of credit risk

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.


     ALPS 94-1 manages its exposure to particular countries in part through obtaining security from lessees by way of deposits, letters of credit and guarantees. In addition ALPS 94-1 maintains Political Risk Insurance in respect of certain lessees.



     ALPS 94-1 continually evaluates the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, makes an appropriate provision for doubtful debts.



     As at June 30, 1998, one lessee accounted for 15% (1997: 12%; 1996: 12%) of ALPS 94-1's lease revenues and another accounted for 12% (1997: 11%) of lease revenues. No other lessee accounted for greater than 10% of ALPS 94-1's revenues for the years ended June 30, 1998, 1997 and 1996.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

11  EXCEPTIONAL ITEMS



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Additional depreciation(i).........................           --           34,385               --
Provision for permanent diminution in value of
  aircraft (Note 3)................................        8,720               --           12,000
Makewhole premium(ii)..............................       11,603               --               --
Termination fee(ii)................................       12,700               --               --
                                                          ------           ------           ------
                                                          33,023           34,385           12,000
                                                          ======           ======           ======


---------------


(i) The additional depreciation charge in the year ended June 30, 1997 related to a change in calculating depreciation estimates as explained in "Statement of Accounting Policies: Aircraft".



(ii) Prior to the year end the directors approved a transaction involving the sale of the capital stock of ALPS 94-1 (see Note 30). In connection with this transaction, ALPS 94-1 has accrued obligations which the directors had committed ALPS 94-1 to before the year end in relation to the makewhole premium attaching to the early redemption of existing Notes issued by ALPS 94-1 and the termination fee payable to the service provider.



12  NET INTEREST EXPENSE



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Interest expense on Notes..........................       73,560           73,975           76,587
Net interest income................................       (3,775)          (2,938)          (3,011)
                                                          ------           ------           ------
                                                          69,785           71,037           73,576
                                                          ======           ======           ======



     The interest rate payable on the Class A-2 Notes increased to 9.15% from November 15, 1997, the expected final payment date for such Class.



13  OTHER EXPENSES



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Servicer's fees....................................        2,894            2,899            2,893
Political Risk Insurance...........................          425              737            1,210
Administration fees................................          412              441              503
Aircraft leasing costs.............................        1,914               --               --
Legal and professional fees........................          440              402              323
Directors' and Officers' Insurance.................          295              350              391
Directors' fees and expenses.......................          100              122              150
Cash manager's fees................................           76               66               41
Audit and tax fees.................................           43               36               70
                                                          ------           ------           ------
                                                           6,599            5,053            5,581
                                                          ======           ======           ======

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

14  NET INCOME/(LOSS) BEFORE PROVISION FOR TAXES



     a) Net income/(loss) before provision for taxes is stated after charging:



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Directors' remuneration............................          100              100              100
                                                          ------           ------           ------
                                                             100              100              100
                                                          ======           ======           ======


     b) Directors and Officers' Insurance


     As approved at an Extraordinary General Meeting of ALPS 94-1, Directors' and Officers' Insurance has been implemented. Directors also have the protection of an unsecured indemnity from ALPS 94-1 in respect of claims relating to them in their capacity as directors.



15  (PROVISION)/BENEFIT FOR TAXES



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Corporation tax -- (provision)/benefit.............         (33)             143             (200)
                                                            ===              ===             ====



     Taxation provisions shown relate to the activities of subsidiaries, levied by local jurisdictions. The tax benefit in the year ended June 30, 1997 relates to a subsequent approval of a lower prior period tax charge levied by one jurisdiction.



16  BASIC LOSS PER ORDINARY SHARE



     The calculation of basic loss per ordinary share has been computed by dividing the profit or loss for the year of U.S.$Nil (1997: Nil; 1996: loss of U.S.$666,000) by the weighted average number of ordinary shares outstanding during the year of 10 shares for all periods.



17  STAFF COSTS AND NUMBERS



     ALPS 94-1 has no employees.



18  SUBSIDIARY COMPANIES



     ALPS 94-1 has the following subsidiary companies:


                                  COUNTRY OF                                             % OF SHARES
NAME                              INCORPORATION                    BUSINESS                 HELD
----                              -------------                    --------              -----------
Pergola Limited................   Ireland              Aircraft leasing and sub-leasing     100%
ALPS 94-1 (Belgium) N.V........   Belgium              Aircraft leasing and sub-leasing     100%
ALPS 94-1 (France) S.A.R.L. ...   France               Dormant                              100%


19  DIVIDENDS



     Under the Articles of Association, the shareholders are entitled to receive a fixed cumulative preferential dividend of U.S.$1,500 per annum out of the profits of ALPS 94-1. This dividend has not been declared in the current year.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

20  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                       U.S.$'000          U.S.$'000        U.S.$'000
Cash paid in respect of:
Interest -- Trust Notes............................       49,191           50,574           53,558
Interest -- Subordinated Notes.....................        5,624            9,298           10,444
Income taxes.......................................           --               --              174
                                                          ------           ------           ------
                                                          54,815           59,872           64,176
                                                          ======           ======           ======



21  COMMITMENTS



     ALPS 94-1 has no long-term contracts other than those with its service providers (see Note 28) and lessees (see Note 4).



22 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


     The consolidated financial statements are prepared in accordance with U.K. GAAP which differ significantly in certain respects from U.S. GAAP. These significant differences are described below:

     a) Aircraft


     The consolidated financial statements are prepared applying Financial Reporting Standard No. 5 'Reporting the Substance of Transactions'. This accounting standard defines assets as the right or other access to future economic benefits controlled by an entity arising as a result of transactions or events. ALPS 94-1 has rights to access future economic benefits arising from the aircraft at the Closing Date even though it does not become the legal owner of the aircraft until they are delivered. Therefore the aircraft are included at their initial valuation or purchase price at the Closing Date and depreciated from that date. Similarly, rental income has been recognised as receivable from the Closing Date.



     The accounting treatment under U.S. GAAP (as explained under Statement of Accounting Policies: Aircraft) would be to record the cost of the aircraft at AerFi's Amortised Cost at the Delivery Date and to depreciate the aircraft and recognize rental income from the Delivery Date. Effective from 1 July 1996 the method of depreciation is the same for both U.K. and U.S. GAAP. Prior to that date under U.K. GAAP, depreciation was provided at 2% for the first 15 years and 7% thereafter whereas under U.S. GAAP prior to 1997, the aircraft are depreciated on a straight-line basis so as to write-off the cost of the assets over a period of 25 years. Under U.K. GAAP, a provision for additional depreciation was made in 1997 to reflect the impact of adopting the revised estimates of accumulated depreciation in respect of prior periods. Under U.S. GAAP, no such additional depreciation charge arises.


     The differences between income recorded under U.K. GAAP and U.S. GAAP therefore relate to:

     1. Depreciation from the Closing Date to Delivery Date.

     2. Rental income from the Closing Date to Delivery Date.

     3. Investment income earned from the Closing Date to Delivery Date.

     4. Difference in depreciation of Amortised Cost of aircraft under U.S. GAAP and initial appraised value under U.K. GAAP.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

22 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


     5. Difference in depreciation under U.S. GAAP and U.K. GAAP.



     6. Difference in additional depreciation resulting from the change in the depreciation method under U.K. GAAP.



     7. Difference in cost of aircraft disposed under U.S. GAAP and U.K. GAAP.



     b) Cash flows



     In accordance with U.K. GAAP, ALPS 94-1 complies with Financial Reporting Standard No. 1 (Revised) "Cash flow Statements" ("FRS 1"). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS1, ALPS 94-1 presents its cash flows for: (a) operating activities; (b) return on investments and servicing of finance; (c) taxation;
(d) capital expenditure and financial investment; (e) acquisitions and disposals; (f) management of liquid resources and (g) financing activities. SFAS No. 95 requires only three categories of cash flow activity; (a) operating; (b) investing; and (c) financing.


     Cash flows arising from taxation and returns on investments and servicing of finance under FRS1 are included as operating activities under SFAS No. 95. Cash flows arising from capital expenditure under FRS1 are included as investing activities under SFAS No. 95.


     For the purposes of cash flows under U.S. GAAP, ALPS 94-1 considers all highly liquid deposits with maturity of three months or less to be cash equivalents. Under U.K. GAAP, cash represents amounts available on demand and liquid resources comprise other cash and commercial paper.


     c) Indebtedness


     The principal repayment of the Class E Note and accrued interest thereon is dependent upon cash available. In addition the Class E Note has a premium interest rate attached to it to capture any potential profits made by ALPS 94-1 and consequently, the equity shareholders will not participate in any losses of ALPS 94-1 beyond the share capital. Such losses are borne by the Noteholders and, accordingly an amount equivalent to such losses, including the diminution in value of aircraft, has been released from the carrying value of the debt and credited to the statement of operations under U.K. GAAP. Such amounts are included as contingent liabilities (see Note 29). Under U.S. GAAP the liability for the principal amount remains until such time as the obligation is extinguished.


     d) Shareholders' equity


     The differences between shareholders' equity under U.K. GAAP and U.S. GAAP relate to the recording of the aircraft at Amortised Cost. The difference between the Initial Appraised Value and the Amortised Cost is deemed a distribution to AerFi on the Closing Date, which results in a negative charge to shareholders' equity.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

23 RECONCILIATION OF INCOME AS STATED IN ACCORDANCE WITH U.K. GAAP TO NET INCOME IN ACCORDANCE WITH U.S. GAAP



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                        U.S.$'000           U.S.$'000        U.S.$'000
Retained loss in accordance with U.K. GAAP.........            --               --             (666)
ITEMS HAVING THE EFFECT OF INCREASING REPORTED
  INCOME...........................................
  Depreciation from the Closing Date to the
     Delivery Date.................................            --               --              141
  Investment income earned from the Closing Date to
     Delivery Date.................................            --               --              374
  Exceptional item: additional depreciation
     charge........................................            --           34,385               --
  Difference in depreciation of amortised cost of
     aircraft......................................         5,773            5,723          (14,501)
  Difference in permanent diminution in value of
     aircraft......................................         8,200               --               --
ITEMS HAVING THE EFFECT OF DECREASING REPORTED
  INCOME
  Difference in book value of aircraft sold........        (2,226)              --               --
  Rental from the Closing Date to the Delivery
     Date..........................................            --               --             (729)
  Reduction in indebtedness........................       (43,327)         (41,015)          (6,647)
                                                          -------         --------         --------
Net loss in accordance with U.S. GAAP..............       (31,580)            (907)         (22,028)
Accumulated deficit at beginning of year...........       (37,785)         (36,878)         (14,850)
                                                          -------         --------         --------
Accumulated deficit at end of year.................       (69,365)         (37,785)         (36,878)
Loss per ordinary share for the year as so
  adjusted.........................................        (3,158)           (90.7)        (2,202.8)
                                                          -------         --------         --------
Weighted average number of ordinary shares
  outstanding......................................            10               10               10
                                                          -------         --------         --------



24 RECONCILIATION OF SHAREHOLDERS' EQUITY AS STATED IN ACCORDANCE WITH U.K. GAAP TO SHAREHOLDERS' EQUITY IN ACCORDANCE WITH U.S. GAAP



                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                      JUNE 30, 1998     JUNE 30, 1997    JUNE 30, 1996
                                                      --------------    -------------    -------------
                                                        U.S.$'000           U.S.$'000        U.S.$'000
Shareholders' equity in accordance with U.K.
  GAAP............................................             --               --               --
ITEMS HAVING THE EFFECT OF AMENDING SHAREHOLDERS'
  EQUITY
  Distribution to AerFi at Closing Date...........       (147,588)        (147,588)        (147,588)
  Cumulative difference in net income between U.K.
     GAAP and U.S. GAAP (see Note 23).............        (69,365)         (37,785)         (36,878)
                                                         --------         --------         --------
Shareholders' equity in accordance with U.S.
  GAAP............................................       (216,953)        (185,373)        (184,466)
                                                         --------         --------         --------

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

25 RECONCILIATION OF AIRCRAFT STATED IN ACCORDANCE WITH U.K. GAAP TO AIRCRAFT STATED IN ACCORDANCE WITH U.S. GAAP



                                                    U.S. GAAP                         U.K. GAAP
                                          ------------------------------    ------------------------------
                                          JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1998    JUNE 30, 1997
                                          -------------    -------------    -------------    -------------
                                          U.S.$'000          U.S.$'000        U.S.$'000        U.S.$'000
COST
Cost....................................     975,179          975,179          975,179          975,179
Step up cost............................    (147,588)        (147,588)              --               --
                                            --------         --------         --------         --------
Beginning of year.......................     827,591          827,591          975,179          975,179
Additions...............................       1,132               --            1,132               --
Disposal................................     (29,086)              --          (27,023)              --
                                            --------         --------         --------         --------
End of year.............................     799,637          827,591          949,288          975,179
                                            --------         --------         --------         --------
DEPRECIATION
Beginning of year.......................     (81,119)         (48,780)        (108,583)         (36,136)
Provision in year.......................     (32,053)         (32,339)         (37,826)         (38,062)
Additional charge in year...............          --               --               --          (34,385)
Disposal................................       5,768               --            5,931               --
                                            --------         --------         --------         --------
End of year.............................    (107,404)         (81,119)        (140,478)        (108,583)
                                            --------         --------         --------         --------
PROVISION FOR PERMANENT DIMINUTION IN VALUE
Beginning of year.......................     (12,000)         (12,000)         (12,000)         (12,000)
Provision in year.......................        (520)              --           (8,720)              --
Disposal................................      12,000               --           12,000               --
                                            --------         --------         --------         --------
End of year.............................        (520)         (12,000)          (8,720)         (12,000)
                                            --------         --------         --------         --------
NET BOOK VALUE
Beginning of year.......................     734,472          766,811          854,596          927,043
                                            --------         --------         --------         --------
End of year.............................     691,713          734,472          800,090          854,596
                                            --------         --------         --------         --------



26  FAIR VALUE OF FINANCIAL INSTRUMENTS



     ALPS 94-1 estimates that the fair value of its cash and cash equivalents and other receivables and payables at June 30, 1998 approximate to the amounts at which these items are reflected in ALPS 94-1's balance sheet. This is due to the relatively short-term nature of the instruments and the frequency at which they reprice.



     The fair value of the A, B and C Notes issued by ALPS 94-1 outstanding at June 30, 1995, 1996, 1997 and 1998 was $760 million, $729 million, $694 million and $642 million respectively. The fair value of the D and E Notes cannot be determined as no public market existed for these Notes. The D Notes were held by the servicer and the E Notes, which are based on the appraised value of the aircraft at the Closing Date, represent the holders' residual interest in the aircraft owned by ALPS 94-1.



27  FOREIGN CURRENCY TRANSACTIONS



     ALPS 94-1's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

28  RELATED PARTY TRANSACTIONS


     a) GE Capital Aviation Services Limited (GECAS)


     GECAS acts as lease manager to ALPS 94-1. In addition to managing ALPS 94-1's aircraft GECAS also manages aircraft owned by GE Capital and its affiliates and other third parties, including AerFi from whom ALPS 94-1's aircraft were purchased. GECAS may from time to time have conflicts of interest in performing its obligations to ALPS 94-1 and other entities to which it provides management, marketing and other services.



     GECAS receives an annual fee as lease manager which amounted to U.S.$2,894,000 (1997: U.S.$2,899,000); for the year ended June 30, 1998. GECAS is an affiliate of GE Capital which holds the Class D Note and has a right to appoint a representative to the board. GE Capital has not yet indicated any intention to make such an appointment.



     As explained in Note 1, the GECAS servicing agreement was terminated and a termination fee of $12,700,000 was paid to GECAS.



     b) On July 15, 1998 AerFi was appointed as Administrative Agent and Cash Manager to ALPS 94-1.



     c) Mr. E.J. Hansom (Director)



     Mr. E.J. Hansom is the Chief Financial Officer of AerFi and is one of the representatives on the board appointed by AerFi, as holder of the Class E Note. ALPS 94-1 purchased its aircraft from AerFi.



     d) Mr. G.A. Robinson (Director)



     Mr. G.A. Robinson performs consulting services from time to time for Air 2000, one of the lessees. Included in aircraft leasing revenue is an amount of U.S.$5,202,000 (1997: U.S.$5,097,000) in respect of this lessee.



29  CONTINGENT LIABILITIES


     Principal


     As detailed in Note 6, certain principal amounts are restricted by available cash. At the year end certain amounts were restricted by cash and the liability has been reduced. The amounts represent contingent liabilities which will become due dependent upon future cash flows.



                                                       JUNE 30, 1998    JUNE 30, 1997    JUNE 30, 1996
                                                       -------------    -------------    -------------
                                                         U.S.$'000        U.S.$'000        U.S.$'000
Class E Note.......................................       90,989           47,662            6,647
                                                          ------           ------           ------



30  SUBSEQUENT EVENTS



     Prior to the year end the directors approved a transaction involving the sale of the capital stock of ALPS 94-1 to a new company, AerCo Limited, and the early redemption of the existing Notes issued by ALPS 94-1. On June 23, 1998, AerCo Limited issued an Offering Memorandum in connection with this transaction and on July 15, 1998, AerCo Limited issued $800 million of Notes in four classes and used part of the proceeds to acquire the capital stock of ALPS 94-1. As part of this transaction all of the existing indebtedness of ALPS 94-1 was repaid including the Class E Note.

     AIRCRAFT LEASE PORTFOLIO SECURITIZATION 94-1 LIMITED AND SUBSIDIARIES

30  SUBSEQUENT EVENTS (CONTINUED)


     Certain costs attributable to the refinancing of existing Notes issued by ALPS 94-1 have been accrued in these financial statements (see Note 11) reflecting the directors commitment to the transaction at the year end. The full financial effect of this transaction will be dealt with in the financial statements for the period ended March 31, 1999.

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF AERCO GROUP



     We have audited the accompanying balance sheet of the entity as of June 30, 1998 and the related statement of operations and cash flows for the year then ended.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS


     The directors of AerCo Group are required to prepare financial statements for each financial year to give a true and fair view of the statement of net assets of the entity and of the income and cash flows of the entity for that year. In preparing the financial statements, the directors are required to select suitable accounting policies and apply them consistently, make judgements and estimates that are prudent and reasonable and to prepare the financial statements on the going concern basis unless it is not appropriate to assume that the entity will continue in business.


     It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the U.K. Auditing Practices Board which do not differ significantly from U.S. generally accepted auditing standards.

     An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the entity, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION


     In our opinion the financial statements present fairly the statement of net assets of the entity as at June 30, 1998 and of the income and cash flows for the year ended June 30, 1998 of the entity and have been properly prepared in accordance with U.K. generally accepted accounting principles.



     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have no significant effect on the statement of operations for the year ended June 30, 1998 and the statement of net assets as at June 30, 1998.



KPMG

CHARTERED ACCOUNTANTS

5 George's Dock


IFSC


Dublin 1


Ireland


November 23, 1998

                           AERFI TRANSFERRED AIRCRAFT


                            STATEMENT OF NET ASSETS


                                                              NOTES    JUNE 30, 1998
                                                              -----    -------------
                                                                       U.S.$'000
ASSETS
CURRENT ASSETS
Due from AerFi..............................................               24,376
Accounts receivable.........................................    2             772
                                                                          -------
TOTAL CURRENT ASSETS........................................               25,148
FIXED ASSETS
Aircraft....................................................    3         179,220
                                                                          -------
TOTAL ASSETS................................................              204,368
                                                                          =======
LIABILITIES
Accrued expenses and other liabilities......................    5           3,671
Indebtedness................................................    6          88,345
Provision for maintenance...................................    7           6,469
Security deposits...........................................    8           2,900
Deferred income tax.........................................   12           5,153
                                                                          -------
TOTAL LIABILITIES...........................................              106,538
NET ASSETS..................................................               97,830
                                                                          =======



The accompanying notes, including the statement of accounting policies on pages F-33 to F-34, are an integral part of the financial statements.

                           AERFI TRANSFERRED AIRCRAFT


                            STATEMENT OF OPERATIONS


                                                                        YEAR ENDED
                                                              NOTES    JUNE 30, 1998
                                                              -----       -------
                                                                       U.S.$'000
REVENUES
Aircraft leasing............................................    9          21,109
EXPENSES
Depreciation................................................    3         (10,215)
Provision for permanent diminution in value of aircraft.....    3              --
Net interest expense........................................   10          (6,612)
Other expenses..............................................   11          (4,804)
                                                                          -------
                                                                          (21,631)
                                                                          -------
NET LOSS FROM OPERATIONS BEFORE PROVISION FOR TAXES.........                 (522)
Benefit for taxes...........................................   12             501
                                                                          -------
NET LOSS FOR THE YEAR.......................................                  (21)
                                                                          =======


All recognised gains and losses are included in the statement of operations above.

There is no material difference between the net loss for the year, and its historical cost equivalent.

The results for the year are derived from continuing operations.


The accompanying notes, including the statement of accounting policies on pages F-33 to F-34, are an integral part of the financial statements.

                           AERFI TRANSFERRED AIRCRAFT



                            STATEMENT OF CASH FLOWS



                                                               YEAR ENDED
                                                              JUNE 30, 1998
                                                                 -------
                                                              U.S.$'000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year.......................................         (21)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
Depreciation charge for the year............................      10,215
Deferred income tax.........................................        (501)
Changes in operating assets and liabilities
  Accounts receivable and due from AerFi....................       2,960
  Accrued expenses and other liabilities....................      (3,366)
  Net maintenance expenditure...............................      (6,477)
  Net security deposits repaid..............................         (30)
                                                                 -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................       2,780
                                                                 -------
INVESTING ACTIVITIES
Purchase of aircraft........................................     (11,585)
                                                                 -------
FINANCING ACTIVITIES
Contributions from AerFi....................................      35,504
Reduction in Indebtedness...................................     (26,699)
                                                                 -------
NET CASH INFLOW FROM FINANCING ACTIVITIES...................       8,805
                                                                 -------
NET INCREASE IN CASH........................................          --
CASH AT BEGINNING OF YEAR...................................          --
                                                                 -------
CASH AT END OF YEAR.........................................          --
                                                                 =======


Supplemental disclosure of cash flow information is set out in Note 14.


The accompanying notes, including the statement of accounting policies on pages F-33 to F-34, are an integral part of the financial statements.

                           AERFI TRANSFERRED AIRCRAFT


                       STATEMENT OF CHANGES IN NET ASSETS


                                                                  TOTAL
                                                                ---------
                                                                U.S.$'000
Balance at June 30, 1997....................................     62,347
Net contribution from AerFi.................................     35,504
NET LOSS FOR THE YEAR.......................................        (21)
                                                                 ------
Balance at June 30, 1998....................................     97,830
                                                                 ======



The accompanying notes, including the statement of accounting policies on pages F-33 to F-34, are an integral part of the financial statements.

                           AERFI TRANSFERRED AIRCRAFT


                        STATEMENT OF ACCOUNTING POLICIES


     Introduction and basis of preparation



     These financial statements present the statement of operations and the cash flows for the year ended June 30, 1998 and the statement of net assets at June 30, 1998 of the aircraft (the "AERFI TRANSFERRED AIRCRAFT") acquired by AerCo from AerFi pursuant to a secured financing transaction on July 15, 1998.



     Under the transaction AerCo acquired all of the capital stock of ALPS 94-1, a company which owns 25 aircraft and related leases, and also acquired 10 aircraft and related leases from AerFi. The further details of the Transaction and of the basis of preparation of these financial statements for the AerFi Transferred Aircraft are set out in Note 1.


     The accounting policies followed in the preparation of the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom and comply with financial reporting standards of the Accounting Standards Board in the United Kingdom as promulgated by the Institute of Chartered Accountants in England and Wales.

     The financial statements are prepared on the going concern basis and under the historic cost convention and are stated in US dollars, which is the principal operating currency of the entity and of the aviation industry.

     Revenue recognition


     Revenue from aircraft on operating leases is recognised as income on a straight line basis over the period of the leases. Where rentals are adjusted to reflect increases or decreases in prevailing interest rates such adjustments are accounted for as they arise. Lease rentals received in advance are deferred and recognised over the period to which they relate.


     Interest income


     Interest earned during the year has been credited to the statement of operations.


     Provision for maintenance


     Under the lease contracts the lessee has the obligation for maintenance costs on airframes and engines which arise during the term of the lease and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, into a fund held by the entity from which maintenance expenditures for major checks are disbursed. The balance of these funds are included in the provision for maintenance.


     Taxation

     Corporation tax is provided based on the results for the year. Deferred income tax assets and liabilities recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.


     Aircraft



     Aircraft are stated at cost less accumulated depreciation less permanent diminutions in value. Cost comprises the net purchase price of the aircraft when originally acquired by AerFi.

                           AERFI TRANSFERRED AIRCRAFT

     Aircraft -- (Continued)
     Cost comprises the invoiced cost net of manufacturer's discounts. Depreciation is calculated on a straight line basis. The estimates of useful lives and residual values are reviewed periodically. The current estimates for residual values are generally 15% of cost and for useful lives are as follows:

                                                                YEARS           FROM
                                                                -----           ----
Refurbished and upgraded aircraft -- converted to
  freighters................................................     20      Conversion Date
All other aircraft..........................................     25      Manufacture Date

     Where purchase option agreements exist to the benefit of the lessee, aircraft are depreciated to the purchase option price on a straight-line basis provided that this would result in a higher depreciation charge than that arrived at by applying the standard method.

     Additional charges are made to reduce the book value of specific assets to fair market value where a permanent diminution in value is considered to have occurred. Where fair market value is greater than book value no adjustment is made.


     Fair market value is assessed by the directors, consistent with the going concern basis of preparation of the financial statements, and reflects the underlying economic value of aircraft and engines in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. In forming their assessment of fair market value the directors have taken into consideration independent valuations of aircraft in the portfolio, together with the directors' assessment of aircrafts' current maintenance status and maintenance reserves.



     AerFi adopted FASB Statement No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be disposed of" as of July 1, 1996. FASB Statement No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the directors' estimated the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. This statement did not materially change the carrying value of the entity's assets in the period when it was first applied or in previous periods.



     New Accounting Standards not yet effective



     The entity will be required to adopt the provisions of Financial Reporting Standard No. 12 "Provisions, Contingent Liabilities and Contingent Assets" for all financial periods ending on or after March 23, 1999. Management are currently assessing the impact, if any, that this Standard will have on its adoption by the entity.

                           AERFI TRANSFERRED AIRCRAFT


                       NOTES TO THE FINANCIAL STATEMENTS


1  BASIS OF PREPARATION



     Under a refinancing transaction of July 15, 1998, AerCo acquired 100% of the capital stock of ALPS 94-1 and thereby acquired 25 aircraft and related leases and acquired directly or indirectly 10 aircraft and related leases from AerFi (collectively the "AerFi Transferred Aircraft"). The Transaction was effected by transferring ALPS 94-1 and subsidiaries and the existing AerFi subsidiaries that own the AerFi Transferred Aircraft to AerCo.



     Simultaneously with such transfers, AerCo issued approximately $800 million in aggregate principal amount of Notes in four subclasses: Subclass A-1, Subclass A-2, Subclass B-1 and Subclass C-1 ("NOTES"). AerCo also issued two additional subclasses of notes, the Subclass D-1 Notes and the Subclass E-1 Notes, which are initially held by AerFi. In addition, as part of the Transaction a subsidiary of AerFi surrendered its holding of its existing Class E Note of ALPS 94-1. AerCo used the proceeds of the issuance of the Notes, the Subclass D-1 Notes and Subclass E-1 Notes to finance the repayment of all of ALPS 94-1's existing financial indebtedness and to acquire or to finance the acquisition by the Transferring Companies of the Transferring Aircraft from AerFi.



     These financial statements present, on the bases and assumptions set out below, the results of operations, assets and liabilities relating to the aircraft to be transferred to AerCo from AerFi, reflecting the nine aircraft owned by AerFi during the year ended June 30, 1998 and the acquisition in April 1998 of the A300-B4-200 aircraft by AerFi from ALPS 94-1. The financial statements have been prepared by AerFi Administrative Services Limited on behalf of the directors of AerCo.



     (i) The financial statements are presented on a historical cost basis as if the AerFi Transferred Aircraft had been organized as single economic entity for the year ended June 30, 1998.


     (ii) The Transaction is approved as planned and is completed such that AerCo is a going concern with adequate capital and finance in place.


     (iii) For the purposes of these financial statements, an allocation of certain costs such as selling, general and administrative expenses of AerFi to the AerFi Transferred Aircraft has been made. The most significant element of these costs relate to aircraft management fees, substantially all of which are asset based fees calculated as an annual percentage of a reference net book value of aircraft under management. The balance of such costs have been calculated based on AerFi's estimate of the other overhead costs incurred in managing the fleet of aircraft for the year. Management believes that the basis for these allocations are reasonable.



     (iv) During the year two of the aircraft were financed by finance leases to AerFi and one aircraft was financed by Notes issued by AerFi. For these aircraft the financial lease obligations, the liabilities under the Notes and related cash flows and interest costs are reflected in these financial statements.



     In the case of the remaining aircraft, no separate identifiable financing was in place. These aircraft are assumed to have been financed by intercompany indebtedness to AerFi at levels based on the ratio of AerFi's overall net debt to aircraft net book value of 51.87% at June 30, 1997 and 42.06% at June 30, 1998 and repayments to AerFi are assumed to have been made accordingly during the year.



     (v) The interest charged on the assumed indebtedness to AerFi is based on AerFi's average cost of debt of 9.59% for the year ended June 30, 1998.



     (vi) Cash generated from or absorbed by the activities of the AerFi Transferred Aircraft during the year is reflected through the intercompany account as distributions to or transfers from AerFi. This includes

                           AERFI TRANSFERRED AIRCRAFT

1  BASIS OF PREPARATION (CONTINUED)


restricted cash held by AerFi with respect to AerFi Transferred Aircraft. No separate cash balances existed for the AerFi Transferred Aircraft.



     (vii) The tax provisions and deferred income tax assets and liabilities of the AerFi Transferred Aircraft have been determined as if the aircraft had been owned by taxable entities separate from AerFi.


2  ACCOUNTS RECEIVABLE


                                                              JUNE 30, 1998
                                                              -------------
                                                              U.S.$'000
Trade receivables...........................................       366
Non-trade receivables.......................................       406
                                                                   ---
                                                                   772
                                                                   ===



     Trade receivables are stated net of bad debt provision of $0.6 million and comprise amounts in respect of rent and maintenance payments due from lessees. As at June 30, 1998 one lessee accounted for 99% of trade receivables.



     Non-trade receivables comprise prepayments of French VAT.


3  AIRCRAFT


                                                              JUNE 30, 1998
                                                              -------------
                                                              U.S.$'000
COST
Beginning of year...........................................     272,128
Additions during the year...................................      11,585
                                                                --------
End of year.................................................     283,713
                                                                --------
DEPRECIATION
Beginning of year...........................................     (90,278)
Charge for the year.........................................     (10,215)
                                                                --------
End of year.................................................    (100,493)
                                                                --------
Provision for permanent diminution in value.................      (4,000)
                                                                --------
NET BOOK VALUE
Beginning of year...........................................     177,850
                                                                --------
End of year.................................................     179,220
                                                                --------



     Cost represents the net purchase price of the aircraft when originally acquired by AerFi.



     The directors of AerCo determine on an annual basis whether a permanent diminution in value of the AerFi Transferred Aircraft has occurred. Where a permanent diminution in value is considered to have occurred provision is made based upon market appraisals of the individual aircraft prepared by three professional appraisal firms, together with other factors such as maintenance reserves held by the entity, the creditworthiness of particular lessees, current rental values compared to open market and the length of remaining lease term.

                           AERFI TRANSFERRED AIRCRAFT

4  OPERATING LEASES

     All the aircraft are held for operating lease. Rentals on certain of the leases are variable in accordance with prevailing interest rates.


     The following is a schedule of contracted future rentals, by years, on operating leases as of June 30, 1998. The interest rates prevailing at June 30, 1998 have been applied in determining rentals that are variable in accordance with prevailing interest rates.



YEAR ENDING JUNE 30                                             U.S.$'000
-------------------                                             ---------
1999........................................................      22,729
2000........................................................      26,233
2001........................................................      17,644
2002........................................................      13,315
2003........................................................      15,399
Thereafter..................................................       9,704
                                                                 -------
                                                                 105,024
                                                                 =======


5  ACCRUED EXPENSES AND OTHER LIABILITIES


                                                                JUNE 30, 1998
                                                                -------------
                                                                    U.S.$'000
Accrued expenses and other liabilities comprise:
Deferred income.............................................              839
Interest....................................................               50
Other accruals..............................................            2,782
                                                                        -----
                                                                        3,671
                                                                        -----
                                                                        -----


6  INDEBTEDNESS


                                                                JUNE 30, 1998
                                                                -------------
                                                                    U.S.$'000
Finance lease obligations(i)................................           18,774
AerFi Notes(i)..............................................           20,993
Due to AerFi(ii)............................................           48,578
                                                                       ------
                                                                       88,345
                                                                       ------
                                                                       ------


     The basis and assumptions under which indebtedness has been reflected in these financial statements is set out in Note 1.


     (i) The finance lease obligations and the AerFi Notes issued comprise the amounts raised by AerFi to finance three of the AerFi Transferred Aircraft. As part of the completion of the Transaction these amounts will be repaid in full (and accordingly no future maturity analysis is presented). The AerFi Notes are secured on one of the aircraft which has a net book value of $25.1 million (1997: $26.2 million) and the Notes carried interest at a rate of 7.21% (1997: 7.21%) during the financial year.



     (ii) As explained in Note 1 it has been assumed that the remaining aircraft had been financed with indebtedness due to AerFi.

                           AERFI TRANSFERRED AIRCRAFT

6  INDEBTEDNESS (CONTINUED)

     (iii) Repayments of principal during the year on the finance lease obligations and the AerFi Notes were in accordance with their respective contractual terms. The repayments of principal on the aircraft which were assumed to be financed by AerFi were assumed to be made in accordance with changes in AerFi's aircraft net book value to net debt ratio during the financial year.


7  PROVISION FOR MAINTENANCE


                                                                JUNE 30, 1998
                                                                -------------
                                                                    U.S.$'000
Opening balance.............................................           12,946
Receivable during year......................................            2,654
Expenditure.................................................           (9,131)
                                                                       ------
Closing Balance.............................................            6,469
                                                                       ------
                                                                       ------
Due within one year.........................................              743
Due after one year..........................................            5,726
                                                                       ------
                                                                        6,469
                                                                       ------
                                                                       ------



8  SECURITY DEPOSITS



     Security deposits received from lessees of U.S.$2.9 million are held as security for obligations in accordance with the terms of certain leases.


9  REVENUES AND CONCENTRATION OF CREDIT RISK

     a) Distribution of revenues by geographic area


                                                                    YEAR ENDED
                                                                   JUNE 30, 1998
                                                                -------------------
                                                                U.S.$'000      %
                                                                ---------    ------
Europe......................................................     12,950       61.36
North America...............................................      4,195       19.87
South/Central America.......................................      3,727       17.65
Asia/Pacific................................................        237        1.12
                                                                 ------      ------
                                                                 21,109      100.00
                                                                 ======      ======


     All revenues are derived from aircraft leasing.

     b) Concentration of credit risk

     Credit risk with respect to trade accounts receivable is generally mitigated due to the number of lessees and their dispersal across different geographic areas.

     The entity manages its exposure to particular countries in part through obtaining security from lessees by way of deposits, letters of credit and guarantees. In addition the entity maintains Political Risk Insurance in respect of certain lessees.

     The entity continually evaluates the financial position of lessees and, based on this evaluation, the amounts outstanding and the available security, makes an appropriate provision for doubtful debts.

                           AERFI TRANSFERRED AIRCRAFT

9  REVENUES AND CONCENTRATION OF CREDIT RISK (CONTINUED)

     As at June 30, 1998, five lessees accounted for 18%, 16%, 15%, 15% and 14% of the entity's lease revenues. No other lessee accounted for greater than 10% of the entity's lease revenues for the year ended June 30, 1998.


10  NET INTEREST EXPENSE


                                                                 YEAR ENDED
                                                              JUNE 30, 1998
                                                              -------------
                                                                  U.S.$'000
Interest payable on finance lease obligations...............          2,076
Interest payable on AerFi Notes.............................          1,596
Interest payable on indebtedness due to AerFi...............          4,902
Net interest income on amounts due from AerFi...............         (1,962)
                                                                      -----
                                                                      6,612
                                                                      -----
                                                                      -----


11  OTHER EXPENSES


                                                                 YEAR ENDED
                                                              JUNE 30, 1998
                                                              -------------
                                                                  U.S.$'000
Servicer's fees.............................................          1,201
Aircraft leasing costs......................................          3,348
Political risk insurance....................................           (145)
Administration fees.........................................             40
Legal and professional fees.................................            100
Deferred expenditure........................................             --
Cash manager's fees.........................................            210
Audit and tax fees..........................................             50
                                                                      -----
                                                                      4,804
                                                                      -----
                                                                      -----


12  BENEFIT FOR TAXES


                                                                 YEAR ENDED
                                                              JUNE 30, 1998
                                                              -------------
                                                                  U.S.$'000
Tax benefit of the AerFi Transferred Aircraft consists of
  the following:
Deferred income tax benefit.................................            501
                                                                      -----
                                                                        501
                                                                      -----
                                                                      -----



                                                                   YEAR ENDED
                                                                JUNE 30, 1998
                                                                -------------
                                                                    U.S.$'000
Deferred tax assets and liabilities of the AerFi Transferred
  Aircraft:
Deferred tax assets relating to losses......................           (5,415)
Deferred tax liability relating to aircraft.................           10,568
                                                                       ------
                                                                        5,153
                                                                       ------
                                                                       ------

                           AERFI TRANSFERRED AIRCRAFT

12  BENEFIT FOR TAXES (CONTINUED)

     The AerFi Transferred Aircraft's income from approved activities in Ireland is taxable at a rate of 10% until December 31, 2005. US Federal and State tax is provided at a rate of 35%.



     Two aircraft, for tax purposes, are treated as being leased from third parties under US "safe harbour lease" tax rules. Under existing laws, certain events could reverse the cumulative effect of this tax treatment, in which case the entity would be required to make payments to third parties under the tax indemnification clauses included in the lease agreements. As of June 30, 1998 the maximum potential exposure under this provision is $0.9 million. The directors of AerCo believe that no events have taken place which would cause such payments to become due.


13  STAFF COSTS AND NUMBERS

     The entity has no employees.

14  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                                   YEAR ENDED
                                                                JUNE 30, 1998
                                                                -------------
                                                                    U.S.$'000
Cash paid in respect of:
Interest -- Individual financings...........................            4,902
Interest -- AerFi Notes.....................................            1,600
Interest -- Indebtedness to AerFi...........................            2,076
                                                                        -----
                                                                        8,578
                                                                        -----
                                                                        -----


15  COMMITMENTS

     The entity has no long-term contracts other than those with its service providers (see Note 19).

16 SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


     The financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom ('U.K. GAAP') which differ significantly in certain respects from those generally accepted in the United States ('U.S. GAAP'). There were no significant differences arising in respect of the AerFi Transferred Aircraft for the year to June 30, 1998.


17  FAIR VALUE OF FINANCIAL INSTRUMENTS


     The entity estimates that the fair value of its cash and other receivables and payables at June 30, 1998 approximate to the amounts at which these items are reflected in the entity's statement of net assets. This is due to the relatively short-term nature of the instruments and the frequency at which they reprice.


18  FOREIGN CURRENCY TRANSACTIONS

     The entity's foreign currency transactions are not significant as all revenues and most costs are denominated in U.S. dollars.

                           AERFI TRANSFERRED AIRCRAFT

19  RELATED PARTY TRANSACTIONS

     GE Capital Aviation Services Limited (GECAS)


     During the year GECAS acted as lease manager for AerFi Transferred Aircraft. In addition to managing the entity's aircraft GECAS also manages aircraft owned by GE Capital and its affiliates and other third parties, including AerFi. GECAS may from time to time have conflicts of interest in performing its obligations to the entity and other entities to which it provides management, marketing and other services.



     GECAS receives an annual fee from AerFi as lease manager of certain of its aircraft -- U.S.$1,201,000 of this fee is attributed to these aircraft for the year ended June 30, 1998.

                                   APPENDIX 1

                             INDEX OF DEFINED TERMS


                                      PAGE
                                     -------
1958 Order.........................      138
1961 Law...........................      147
additional servicer................      124
Adjusted Portfolio Value...........      102
ADs................................       58
AerCo..............................        8
AerCo Group........................       12
AerFi..............................       34
AerFi Transferred Aircraft.........       12
Aer Lingus.........................       42
affiliate..........................      111
Air 2000...........................       42
Aircraft Agreement.................      117
Air France.........................       42
Air Pacific........................       42
Airtours...........................       42
Allowed Restructuring..............      113
AOG................................       91
ARE................................       92
Asiana.............................       42
assumed maturity...................       94
Assumed Portfolio Value............      101
ATOP...............................       30
Available Collections..............       15
Avianca............................       42
Babcock & Brown....................        8
Babcock & Brown Group..............       35
BAX Global.........................       42
British Midland....................       42
Canadian...........................       42
CAT................................      145
CCN................................      143
Charitable Trust...................       34
Charitable Trust Trustee...........       60
Chicago Convention.................       40
China Southwest....................       42
Code...............................      148
Commission.........................      137
Concentration Default..............      117
Concentration Limits...............      121
control............................      111
covenant defeasance................      107
DCR................................        8
default............................      127
disqualified persons...............      150
Eligible Credit Facilities.........      132
Encumbrance........................      110
ERISA..............................       26
Event of Default...................      125
Excess Amortization Date...........      103



                                      PAGE
                                     -------
Exchange Act.......................      137
Expected Final Payment Date........       79
Extended Pool Factor...............      138
FEAT...............................       42
GECAS..............................       34
guarantee..........................      115
H.15 (519).........................      105
incur..............................      114
Indebtedness.......................      114
Indian.............................       42
Initial Appraised Value............      101
investment.........................      112
Irish stamp duty...................      145
ISIN...............................      143
Jersey Tax Counsel.................      147
Lan Chile..........................       42
legal defeasance...................      106
Listing Agent......................      137
Malev..............................       42
Minimum Class Percentage...........      101
Minimum Principal Payment Amount...      101
Minimum Target Principal Balance...      101
Modification Payment...............      118
Monarch............................       42
Morgan Stanley.....................      170
MSCI...............................      121
Net Sale Proceeds..................      117
New Notes..........................    Cover
Notes..............................    Cover
Note Target Price..................      116
Notice of Refinancing..............      104
Old Notes..........................    Cover
Outstanding Principal Balance......       79
PAL................................       42
parties in interest................      150
Pegasus............................       42
permitted account investments......       67
Permitted Accruals.................      132
Permitted Encumbrance..............      111
Permitted Tax-Related
  Disposition......................      116
Plans..............................      150
Pool Factor........................      103
Portfolio..........................        6
Portugalia.........................       42
precedent lease....................      124
Primary Eligible Credit Facility...      133
PTCE...............................      150
recession..........................       96
Renewal Lease......................      124
Required Expense Amount............       15

                                      PAGE
                                     -------
RPMs...............................       55
Scheduled Class Percentage.........      102
Scheduled Principal Payment
  Amount...........................      102
Scheduled Target Principal
  Balance..........................      102
Second Collection Account..........      108
Secondary Eligible Credit
  Facility.........................      133
Senior trustee.....................      126
Servicer's Pro Forma Lease.........      124
Shannon Certified Operations.......      144
Significant Subsidiary.............      126
Spanair............................       42
Stage 3 aircraft...................       40
Step-Up Interest...................       99
Subordinated Swap Payments.........      109
Sun Express........................       42
Supplemental Class Percentage......      102
Supplemental Principal Payment
  Amount...........................      102



                                      PAGE
                                     -------
Supplemental Target Principal
  Balance..........................      102
TAM................................       42
Third Party Event..................      123
THY................................       42
Tower..............................       42
Transaction........................       81
Treasury Yield.....................      105
Treaty.............................   27&144
U.K. GAAP..........................       13
Unaudited Pro-Forma Combined
  Financial Information............       81
U.S. GAAP..........................       13
U.S. Holder........................      144
United States Holder...............      148
Yunnan.............................       42

                                   APPENDIX 2

                             AIRCRAFT TYPES DATA(1)

                                                               NO. &       STAGE 3
                                 NARROW/                      MFR. OF       NOISE                    CURRENT    ON       NO. OF
TYPE & VARIANT                   WIDEBODY   TYPICAL SEATS     ENGINES     COMPLIANCE   PROD. YEARS    FLEET    ORDER   OPERATORS
--------------                   --------   -------------   ------------  ----------   -----------   -------   -----   ----------
Airbus A300-B4.................   Wide        250            2 X GE/PW     Yes           1975-88       129        0        30
Airbus A320-200................  Narrow       150           2 X CFM/IAE    Yes            1988-        553      166        60
Boeing 737-300.................  Narrow       130             2 X CFM      Yes            1984-        971       54        89
Boeing 737-400.................  Narrow       150             2 X CFM      Yes            1988-        421       28        53
Boeing 737-500.................  Narrow       110             2 X CFM      Yes            1990-        330       37        36
Boeing 747-200.................   Wide        370           4 X GE/PW/RR   Yes           1970-89       397        0        69
Boeing 757-200.................  Narrow       180            2 X RR/PW     Yes            1982-        758       91        68
Boeing 767-300ER...............   Wide        250           2 X GE/PW/RR   Yes            1988-        340       61        51
MDC MD83(2)....................  Narrow       150              2 X PW      Yes            1984-        246        0        31
MDC DC8-70F....................  Narrow        --             4 X CFM      Yes         Conversions     101        0        12
Fokker 100.....................  Narrow       100              2 X RR      Yes           1988-96       258        0        26

---------------

(1) Data is at April 30, 1998.

(2) Boeing has announced that production of these aircraft types is expected to end in 1999.

                                   APPENDIX 3

                MONTHLY GROSS REVENUES BASED ON THE ASSUMPTIONS

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
August 1998..............   8,266,830
September 1998...........   9,570,151
October 1998.............  10,352,892
November 1998............   9,571,995
December 1998............   9,560,995
January 1999.............  10,217,795
February 1999............   9,452,240
March 1999...............  10,295,540
April 1999...............  10,218,280
May 1999.................   9,484,193
June 1999................   9,534,193
July 1999................  10,299,993
August 1999..............   9,534,068
September 1999...........   9,553,596
October 1999.............  10,319,638
November 1999............   9,531,369
December 1999............   9,531,369
January 2000.............   9,788,333
February 2000............   9,788,333
March 2000...............   9,788,333
April 2000...............   9,788,036
May 2000.................   9,789,642
June 2000................   9,779,642
July 2000................   9,779,642
August 2000..............   9,779,642
September 2000...........   9,779,642
October 2000.............   9,779,642
November 2000............   9,781,245
December 2000............   9,781,245
January 2001.............   9,780,252
February 2001............   9,780,252
March 2001...............   9,780,252
April 2001...............   9,780,252
May 2001.................   9,781,854
June 2001................   9,767,665
July 2001................   9,767,665
August 2001..............   9,767,665
September 2001...........   9,767,665
October 2001.............   9,767,665
November 2001............   9,769,272
December 2001............   9,769,272
January 2002.............   9,769,272
February 2002............   9,769,272
March 2002...............   9,769,272
April 2002...............   9,769,272
May 2002.................   9,770,875
June 2002................   9,770,875
July 2002................   9,770,875
August 2002..............   9,770,875
September 2002...........   9,765,060
October 2002.............   9,765,060
November 2002............   9,766,662
December 2002............   9,766,662
January 2003.............   9,766,662
February 2003............   9,766,662

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
March 2003...............   9,766,662
April 2003...............   9,759,239
May 2003.................   9,759,239
June 2003................   9,759,239
July 2003................   9,759,239
August 2003..............   9,669,650
September 2003...........   9,669,650
October 2003.............   9,669,650
November 2003............   9,669,650
December 2003............   9,669,650
January 2004.............   9,669,650
February 2004............   9,669,650
March 2004...............   9,669,650
April 2004...............   9,553,544
May 2004.................   9,552,272
June 2004................   9,552,272
July 2004................   9,552,272
August 2004..............   9,551,836
September 2004...........   9,551,836
October 2004.............   9,551,836
November 2004............   9,550,505
December 2004............   9,550,505
January 2005.............   9,550,505
February 2005............   9,550,505
March 2005...............   9,550,505
April 2005...............   9,548,787
May 2005.................   9,548,787
June 2005................   9,548,787
July 2005................   9,548,787
August 2005..............   9,548,787
September 2005...........   9,548,787
October 2005.............   9,548,787
November 2005............   9,548,787
December 2005............   9,548,787
January 2006.............   9,536,623
February 2006............   9,536,623
March 2006...............   9,534,823
April 2006...............   9,527,527
May 2006.................   9,489,093
June 2006................   9,448,220
July 2006................   9,448,220
August 2006..............   9,448,220
September 2006...........   9,448,220
October 2006.............   9,448,220
November 2006............   9,448,220
December 2006............   9,448,220
January 2007.............   9,448,220
February 2007............   9,448,220
March 2007...............   9,448,220
April 2007...............   9,448,220
May 2007.................   9,448,220
June 2007................   9,440,120
July 2007................   9,438,444
August 2007..............   9,438,444
September 2007...........   9,435,575

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
October 2007.............   9,435,575
November 2007............   9,364,232
December 2007............   9,347,271
January 2008.............   9,334,624
February 2008............   9,334,624
March 2008...............   9,334,624
April 2008...............   9,329,576
May 2008.................   9,329,576
June 2008................   9,308,134
July 2008................   9,308,134
August 2008..............   9,022,681
September 2008...........   8,996,014
October 2008.............   8,980,884
November 2008............   8,980,884
December 2008............   8,980,884
January 2009.............   8,953,777
February 2009............   8,950,139
March 2009...............   8,950,139
April 2009...............   8,646,352
May 2009.................   8,589,123
June 2009................   8,589,123
July 2009................   8,549,622
August 2009..............   8,471,080
September 2009...........   8,391,928
October 2009.............   8,391,928
November 2009............   8,259,471
December 2009............   8,259,471
January 2010.............   8,219,213
February 2010............   8,219,213
March 2010...............   8,219,213
April 2010...............   7,912,796
May 2010.................   7,873,573
June 2010................   7,873,573
July 2010................   7,873,573
August 2010..............   7,873,573
September 2010...........   7,873,573
October 2010.............   7,873,573
November 2010............   7,873,573
December 2010............   7,873,573
January 2011.............   7,818,835
February 2011............   7,818,835
March 2011...............   7,737,835
April 2011...............   7,550,213
May 2011.................   7,468,824
June 2011................   7,398,886
July 2011................   7,398,886
August 2011..............   7,398,886
September 2011...........   7,398,886
October 2011.............   7,398,886
November 2011............   7,398,886
December 2011............   7,398,886
January 2012.............   7,398,886
February 2012............   7,398,886
March 2012...............   7,398,886
April 2012...............   7,398,886

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
May 2012.................   7,398,886
June 2012................   7,346,814
July 2012................   7,271,394
August 2012..............   7,271,394
September 2012...........   7,142,264
October 2012.............   7,142,264
November 2012............   7,055,496
December 2012............   6,972,980
January 2013.............   6,891,680
February 2013............   6,891,680
March 2013...............   6,891,680
April 2013...............   6,761,879
May 2013.................   6,761,879
June 2013................   6,704,272
July 2013................   6,704,272
August 2013..............   6,704,272
September 2013...........   6,584,272
October 2013.............   6,504,172
November 2013............   6,504,172
December 2013............   6,504,172
January 2014.............   6,439,972
February 2014............   6,346,426
March 2014...............   6,346,426
April 2014...............   6,181,480
May 2014.................   6,049,220
June 2014................   6,049,220
July 2014................   5,951,818
August 2014..............   5,768,990
September 2014...........   5,591,769
October 2014.............   5,591,769
November 2014............   5,373,241
December 2014............   5,373,241
January 2015.............   5,296,152
February 2015............   5,296,152
March 2015...............   5,296,152
April 2015...............   4,838,833
May 2015.................   4,752,733
June 2015................   4,752,733
July 2015................   4,752,733
August 2015..............   4,752,733
September 2015...........   4,752,733
October 2015.............   4,752,733
November 2015............   4,752,733
December 2015............   4,752,733
January 2016.............   4,637,175

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
February 2016............   4,637,175
March 2016...............   4,449,975
April 2016...............   4,019,487
May 2016.................   3,868,014
June 2016................   3,868,014
July 2016................   3,868,014
August 2016..............   3,868,014
September 2016...........   3,868,014
October 2016.............   3,868,014
November 2016............   3,868,014
December 2016............   3,868,014
January 2017.............   3,868,014
February 2017............   3,868,014
March 2017...............   3,868,014
April 2017...............   3,868,014
May 2017.................   3,868,014
June 2017................   3,754,612
July 2017................   3,580,308
August 2017..............   3,580,308
September 2017...........   3,281,874
October 2017.............   3,281,874
November 2017............   3,150,758
December 2017............   2,975,183
January 2018.............   2,798,130
February 2018............   2,798,130
March 2018...............   2,798,130
April 2018...............   2,500,307
May 2018.................   2,500,307
June 2018................   2,387,333
July 2018................   2,387,333
August 2018..............   2,387,333
September 2018...........   2,134,000
October 2018.............   1,962,230
November 2018............   1,962,230
December 2018............   1,962,230
January 2019.............   1,839,537
February 2019............   1,624,901
March 2019...............   1,624,901
April 2019...............   1,358,922
May 2019.................   1,358,922
June 2019................   1,358,922
July 2019................   1,171,153
August 2019..............   1,171,153
September 2019...........     836,791
October 2019.............     836,791

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
November 2019............     722,349
December 2019............     722,349
January 2020.............     582,732
February 2020............     582,732
March 2020...............     582,732
April 2020...............     161,677
May 2020.................           0
June 2020................           0
July 2020................           0
August 2020..............           0
September 2020...........           0
October 2020.............           0
November 2020............           0
December 2020............           0
January 2021.............           0
February 2021............           0
March 2021...............           0
April 2021...............           0
May 2021.................           0
June 2021................           0
July 2021................           0
August 2021..............           0
September 2021...........           0
October 2021.............           0
November 2021............           0
December 2021............           0
January 2022.............           0
February 2022............           0
March 2022...............           0
April 2022...............           0
May 2022.................           0
June 2022................           0
July 2022................           0
August 2022..............           0
September 2022...........           0
October 2022.............           0
November 2022............           0
December 2022............           0
January 2023.............           0
February 2023............           0
March 2023...............           0
April 2023...............           0
May 2023.................           0
June 2023................           0
July 2023................           0

                                   APPENDIX 4

               ASSUMED PORTFOLIO VALUES FOR THE INITIAL PORTFOLIO

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
Closing...............       951.97
August 1998...........       949.16
September 1998........       945.90
October 1998..........       942.63
November 1998.........       939.35
December 1998.........       936.05
January 1999..........       932.74
February 1999.........       929.41
March 1999............       926.07
April 1999............       922.72
May 1999..............       919.35
June 1999.............       915.97
July 1999.............       912.58
August 1999...........       909.17
September 1999........       905.75
October 1999..........       902.32
November 1999.........       898.87
December 1999.........       895.41
January 2000..........       891.93
February 2000.........       888.44
March 2000............       884.94
April 2000............       881.42
May 2000..............       877.89
June 2000.............       874.34
July 2000.............       870.78
August 2000...........       867.21
September 2000........       863.62
October 2000..........       860.02
November 2000.........       856.40
December 2000.........       852.77
January 2001..........       849.13
February 2001.........       845.47
March 2001............       841.79
April 2001............       838.10
May 2001..............       834.40
June 2001.............       830.68
July 2001.............       826.95
August 2001...........       823.20
September 2001........       819.44
October 2001..........       815.67
November 2001.........       811.87
December 2001.........       808.07
January 2002..........       804.25
February 2002.........       800.41
March 2002............       796.56
April 2002............       792.70
May 2002..............       788.82
June 2002.............       784.92
July 2002.............       781.01
August 2002...........       777.09
September 2002........       773.15
October 2002..........       769.19
November 2002.........       765.22
December 2002.........       761.24
January 2003..........       757.24

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
February 2003.........       753.22
March 2003............       749.19
April 2003............       745.14
May 2003..............       741.08
June 2003.............       737.00
July 2003.............       732.91
August 2003...........       728.80
September 2003........       724.68
October 2003..........       720.54
November 2003.........       716.38
December 2003.........       712.21
January 2004..........       708.02
February 2004.........       703.82
March 2004............       699.60
April 2004............       695.37
May 2004..............       691.12
June 2004.............       686.85
July 2004.............       682.57
August 2004...........       678.27
September 2004........       673.96
October 2004..........       669.63
November 2004.........       665.28
December 2004.........       660.92
January 2005..........       656.54
February 2005.........       652.14
March 2005............       647.73
April 2005............       643.30
May 2005..............       638.86
June 2005.............       634.40
July 2005.............       629.92
August 2005...........       625.43
September 2005........       620.92
October 2005..........       616.39
November 2005.........       611.85
December 2005.........       607.29
January 2006..........       602.71
February 2006.........       598.12
March 2006............       593.57
April 2006............       589.15
May 2006..............       584.71
June 2006.............       580.25
July 2006.............       575.78
August 2006...........       571.29
September 2006........       566.79
October 2006..........       562.39
November 2006.........       558.23
December 2006.........       554.05
January 2007..........       549.85
February 2007.........       545.64
March 2007............       541.42
April 2007............       537.18
May 2007..............       532.92
June 2007.............       528.65
July 2007.............       524.36
August 2007...........       520.06

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
September 2007........       515.74
October 2007..........       511.41
November 2007.........       507.06
December 2007.........       502.69
January 2008..........       498.31
February 2008.........       493.92
March 2008............       489.50
April 2008............       485.13
May 2008..............       480.90
June 2008.............       476.74
July 2008.............       472.57
August 2008...........       468.39
September 2008........       464.19
October 2008..........       459.97
November 2008.........       455.74
December 2008.........       451.49
January 2009..........       447.23
February 2009.........       442.96
March 2009............       438.66
April 2009............       434.36
May 2009..............       430.03
June 2009.............       425.69
July 2009.............       421.34
August 2009...........       416.97
September 2009........       412.59
October 2009..........       408.19
November 2009.........       403.77
December 2009.........       399.34
January 2010..........       394.89
February 2010.........       390.43
March 2010............       385.95
April 2010............       381.45
May 2010..............       376.94
June 2010.............       372.41
July 2010.............       367.87
August 2010...........       363.31
September 2010........       358.74
October 2010..........       354.15
November 2010.........       349.54
December 2010.........       344.92
January 2011..........       340.28
February 2011.........       335.62
March 2011............       330.95
April 2011............       326.26
May 2011..............       321.55
June 2011.............       316.83
July 2011.............       312.10
August 2011...........       307.34
September 2011........       302.57
October 2011..........       297.78
November 2011.........       292.98
December 2011.........       288.16
January 2012..........       283.32
February 2012.........       278.47
March 2012............       273.59

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
April 2012............       268.71
May 2012..............       263.80
June 2012.............       258.88
July 2012.............       253.94
August 2012...........       248.99
September 2012........       244.01
October 2012..........       239.02
November 2012.........       234.02
December 2012.........       228.99
January 2013..........       223.95
February 2013.........       218.89
March 2013............       213.81
April 2013............       208.72
May 2013..............       203.61
June 2013.............       198.48
July 2013.............       193.34
August 2013...........       188.17
September 2013........       182.99
October 2013..........       177.85
November 2013.........       172.82
December 2013.........       167.76
January 2014..........       162.75
February 2014.........       157.84
March 2014............       152.92
April 2014............       148.03
May 2014..............       143.23
June 2014.............       138.41
July 2014.............       133.58
August 2014...........       128.78
September 2014........       124.07
October 2014..........       119.39
November 2014.........       114.79
December 2014.........       110.22
January 2015..........       105.69
February 2015.........       101.21
March 2015............        96.90
April 2015............        92.67
May 2015..............        88.48
June 2015.............        84.40
July 2015.............        80.31
August 2015...........        76.20
September 2015........        72.08
October 2015..........        67.94
November 2015.........        63.80
December 2015.........        59.63
January 2016..........        55.46

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
February 2016.........        51.47
March 2016............        48.06
April 2016............        45.08
May 2016..............        42.21
June 2016.............        39.32
July 2016.............        36.42
August 2016...........        33.59
September 2016........        30.92
October 2016..........        28.32
November 2016.........        25.71
December 2016.........        23.14
January 2017..........        20.66
February 2017.........        18.17
March 2017............        15.68
April 2017............        13.28
May 2017..............        11.08
June 2017.............         9.03
July 2017.............         7.41
August 2017...........         6.21
September 2017........         5.35
October 2017..........         4.50
November 2017.........         3.70
December 2017.........         3.04
January 2018..........         2.38
February 2018.........         1.87
March 2018............         1.68
April 2018............         1.49
May 2018..............         1.30
June 2018.............         1.10
July 2018.............         0.91
August 2018...........         0.72
September 2018........         0.52
October 2018..........         0.33
November 2018.........         0.13
December 2018.........         0.00
January 2019..........         0.00
February 2019.........         0.00
March 2019............         0.00
April 2019............         0.00
May 2019..............         0.00
June 2019.............         0.00
July 2019.............         0.00
August 2019...........         0.00
September 2019........         0.00
October 2019..........         0.00

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
November 2019.........         0.00
December 2019.........         0.00
January 2020..........         0.00
February 2020.........         0.00
March 2020............         0.00
April 2020............         0.00
May 2020..............         0.00
June 2020.............         0.00
July 2020.............         0.00
August 2020...........         0.00
September 2020........         0.00
October 2020..........         0.00
November 2020.........         0.00
December 2020.........         0.00
January 2021..........         0.00
February 2021.........         0.00
March 2021............         0.00
April 2021............         0.00
May 2021..............         0.00
June 2021.............         0.00
July 2021.............         0.00
August 2021...........         0.00
September 2021........         0.00
October 2021..........         0.00
November 2021.........         0.00
December 2021.........         0.00
January 2022..........         0.00
February 2022.........         0.00
March 2022............         0.00
April 2022............         0.00
May 2022..............         0.00
June 2022.............         0.00
July 2022.............         0.00
August 2022...........         0.00
September 2022........         0.00
October 2022..........         0.00
November 2022.........         0.00
December 2022.........         0.00
January 2023..........         0.00
February 2023.........         0.00
March 2023............         0.00
April 2023............         0.00
May 2023..............         0.00
June 2023.............         0.00
July 2023.............         0.00

                                   APPENDIX 5

                           CLASS A CLASS PERCENTAGES

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
Closing..............    66.31%       66.31%        66.31%
August 1998..........    66.31%       66.31%        65.69%
September 1998.......    66.31%       66.31%        65.64%
October 1998.........    66.31%       66.31%        65.50%
November 1998........    66.31%       66.31%        65.45%
December 1998........    66.31%       66.31%        65.39%
January 1999.........    66.31%       66.31%        65.27%
February 1999........    66.31%       66.31%        65.22%
March 1999...........    66.30%       66.30%        65.05%
April 1999...........    66.30%       66.30%        64.93%
May 1999.............    66.30%       66.30%        64.96%
June 1999............    66.30%       66.30%        64.90%
July 1999............    66.30%       66.29%        64.76%
August 1999..........    66.29%       66.29%        64.70%
September 1999.......    66.29%       66.29%        64.64%
October 1999.........    66.28%       66.28%        64.49%
November 1999........    66.28%       66.28%        64.44%
December 1999........    66.27%       66.27%        64.36%
January 2000.........    66.27%       66.27%        64.28%
February 2000........    66.26%       66.26%        64.19%
March 2000...........    66.26%       66.25%        64.07%
April 2000...........    66.25%       66.24%        63.99%
May 2000.............    66.24%       66.23%        64.01%
June 2000............    66.23%       66.22%        63.92%
July 2000............    66.22%       66.21%        63.82%
August 2000..........    66.21%       66.20%        63.72%
September 2000.......    66.20%       66.19%        63.63%
October 2000.........    66.19%       66.18%        63.53%
November 2000........    66.18%       66.16%        63.44%
December 2000........    66.16%       66.15%        63.33%
January 2001.........    66.15%       66.13%        63.23%
February 2001........    66.13%       66.11%        63.14%
March 2001...........    66.12%       66.09%        63.00%
April 2001...........    66.10%       66.07%        62.90%
May 2001.............    66.08%       66.05%        62.92%
June 2001............    66.06%       66.03%        62.82%
July 2001............    66.04%       66.01%        62.72%
August 2001..........    66.02%       65.99%        62.62%
September 2001.......    66.00%       65.96%        62.52%
October 2001.........    65.98%       65.93%        62.40%
November 2001........    65.95%       65.90%        62.30%
December 2001........    65.93%       65.88%        62.18%
January 2002.........    65.90%       65.84%        62.08%
February 2002........    65.87%       65.81%        61.97%
March 2002...........    65.85%       65.78%        61.82%
April 2002...........    65.82%       65.74%        61.70%
May 2002.............    65.78%       65.71%        61.71%
June 2002............    65.75%       65.67%        61.60%
July 2002............    65.72%       65.63%        61.46%
August 2002..........    65.68%       65.59%        61.35%
September 2002.......    65.65%       65.55%        61.23%
October 2002.........    65.61%       65.50%        61.10%
November 2002........    65.57%       65.46%        60.98%
December 2002........    65.53%       65.41%        60.84%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2003.........    65.49%       65.36%        60.72%
February 2003........    65.45%       65.31%        60.59%
March 2003...........    65.41%       65.26%        60.42%
April 2003...........    65.36%       65.20%        60.30%
May 2003.............    65.31%       65.15%        60.30%
June 2003............    65.27%       65.09%        60.17%
July 2003............    65.22%       65.03%        60.03%
August 2003..........    65.16%       64.97%        59.90%
September 2003.......    65.11%       64.90%        59.78%
October 2003.........    65.06%       64.84%        59.64%
November 2003........    65.00%       64.77%        59.50%
December 2003........    64.94%       64.70%        59.36%
January 2004.........    64.89%       64.63%        59.23%
February 2004........    64.82%       64.56%        59.09%
March 2004...........    64.76%       64.48%        58.92%
April 2004...........    64.70%       64.40%        58.79%
May 2004.............    64.63%       64.32%        58.80%
June 2004............    64.57%       64.24%        58.67%
July 2004............    64.50%       64.16%        58.52%
August 2004..........    64.43%       64.07%        58.38%
September 2004.......    64.35%       63.98%        58.25%
October 2004.........    64.28%       63.89%        58.09%
November 2004........    64.20%       63.80%        57.94%
December 2004........    64.13%       63.70%        57.79%
January 2005.........    64.05%       63.61%        57.64%
February 2005........    63.97%       63.51%        57.49%
March 2005...........    63.88%       63.41%        57.30%
April 2005...........    63.80%       63.30%        57.14%
May 2005.............    63.71%       63.19%        57.12%
June 2005............    63.62%       63.08%        56.96%
July 2005............    63.53%       62.97%        56.78%
August 2005..........    63.44%       62.86%        56.61%
September 2005.......    63.35%       62.74%        56.44%
October 2005.........    63.25%       62.62%        56.24%
November 2005........    63.15%       62.50%        56.05%
December 2005........    63.05%       62.38%        55.84%
January 2006.........    62.95%       62.25%        55.65%
February 2006........    62.84%       62.12%        55.45%
March 2006...........    62.74%       61.99%        55.21%
April 2006...........    62.63%       61.85%        54.98%
May 2006.............    62.52%       61.71%        54.91%
June 2006............    62.40%       61.57%        54.69%
July 2006............    62.29%       61.43%        54.45%
August 2006..........    62.17%       61.28%        54.21%
September 2006.......    62.05%       61.13%        53.97%
October 2006.........    61.93%       60.98%        53.70%
November 2006........    61.81%       60.83%        53.40%
December 2006........    61.68%       60.67%        50.87%
January 2007.........    61.55%       60.51%        50.55%
February 2007........    61.42%       60.35%        50.22%
March 2007...........    61.29%       60.18%        49.89%
April 2007...........    61.16%       60.01%        49.56%
May 2007.............    61.02%       59.84%        49.22%
June 2007............    60.88%       59.66%        48.88%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
July 2007............    60.74%       59.48%        48.54%
August 2007..........    60.59%       59.30%        48.19%
September 2007.......    60.45%       59.12%        47.83%
October 2007.........    60.30%       58.93%        47.48%
November 2007........    60.15%       58.74%        47.12%
December 2007........    59.99%       58.55%        46.75%
January 2008.........    59.84%       58.35%        46.39%
February 2008........    59.68%       58.15%        46.02%
March 2008...........    59.52%       57.94%        45.64%
April 2008...........    59.36%       57.74%        45.26%
May 2008.............    59.19%       57.53%        44.88%
June 2008............    59.02%       57.31%        44.49%
July 2008............    58.85%       57.10%        44.10%
August 2008..........    58.68%       56.88%        43.71%
September 2008.......    58.50%       56.65%        43.31%
October 2008.........    58.32%       56.43%        42.91%
November 2008........    58.14%       56.20%        42.50%
December 2008........    57.96%       55.96%        42.09%
January 2009.........    57.77%       55.72%        41.68%
February 2009........    57.58%       55.48%        41.26%
March 2009...........    57.39%       55.24%        40.84%
April 2009...........    57.19%       54.99%        40.41%
May 2009.............    57.00%       54.74%        39.98%
June 2009............    56.80%       54.48%        39.55%
July 2009............    56.60%       54.22%        39.11%
August 2009..........    56.39%       53.96%        38.67%
September 2009.......    56.18%       53.70%        38.23%
October 2009.........    55.97%       53.43%        37.78%
November 2009........    55.76%       53.15%        37.32%
December 2009........    55.54%       52.88%        36.87%
January 2010.........    55.32%       52.59%        36.41%
February 2010........    55.10%       52.31%        35.94%
March 2010...........    54.88%       52.02%        35.48%
April 2010...........    54.65%       51.73%        35.00%
May 2010.............    54.42%       51.43%        34.53%
June 2010............    54.18%       51.13%        34.05%
July 2010............    53.95%       50.83%        33.56%
August 2010..........    53.71%       50.52%        33.07%
September 2010.......    53.47%       50.21%        32.58%
October 2010.........    53.22%       49.89%        32.09%
November 2010........    52.97%       49.57%        31.59%
December 2010........    52.72%       49.25%        31.08%
January 2011.........    52.47%       48.92%        30.57%
February 2011........    52.21%       48.59%        30.06%
March 2011...........    51.95%       48.25%        29.55%
April 2011...........    51.69%       47.91%        29.03%
May 2011.............    51.42%       47.57%        28.50%
June 2011............    51.15%       47.22%        27.97%
July 2011............    50.88%       46.86%        27.44%
August 2011..........    50.60%       46.51%        26.91%
September 2011.......    50.32%       46.15%        26.37%
October 2011.........    50.04%       45.78%        25.82%
November 2011........    49.76%       45.41%        25.27%
December 2011........    49.47%       45.04%        24.72%
January 2012.........    49.18%       44.66%        24.17%
February 2012........    48.88%       44.27%        23.61%
March 2012...........    48.58%       43.89%        23.04%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
April 2012...........    48.28%       43.50%        22.47%
May 2012.............    47.98%       43.10%        21.90%
June 2012............    47.67%       42.70%        21.32%
July 2012............    47.36%       42.30%        20.74%
August 2012..........    47.04%       41.89%        20.16%
September 2012.......    46.73%       41.47%        19.57%
October 2012.........    46.41%       41.05%        18.98%
November 2012........    46.08%       40.63%        18.38%
December 2012........    45.75%       40.20%        17.78%
January 2013.........    45.42%       39.77%        17.18%
February 2013........    45.09%       39.33%        16.57%
March 2013...........    44.75%       38.89%        15.95%
April 2013...........    44.41%       38.45%        15.34%
May 2013.............    44.07%       38.00%        14.71%
June 2013............    43.72%       37.54%        14.09%
July 2013............    43.37%       37.08%        13.46%
August 2013..........    43.01%       36.62%        12.83%
September 2013.......    42.65%       36.15%        12.19%
October 2013.........    42.29%       35.67%        11.25%
November 2013........    41.93%       35.19%         9.85%
December 2013........    41.56%       34.71%         8.37%
January 2014.........    41.18%       34.22%         6.81%
February 2014........    40.81%       33.73%         5.18%
March 2014...........    40.43%       33.23%         3.43%
April 2014...........    40.05%       32.73%         1.65%
May 2014.............    39.66%       32.22%         0.00%
June 2014............    39.27%       31.70%         0.00%
July 2014............    38.87%       31.19%         0.00%
August 2014..........    38.48%       30.66%         0.00%
September 2014.......    38.07%       30.13%         0.00%
October 2014.........    37.67%       29.60%         0.00%
November 2014........    37.26%       29.06%         0.00%
December 2014........    36.85%       28.52%         0.00%
January 2015.........    36.43%       27.97%         0.00%
February 2015........    36.01%       27.41%         0.00%
March 2015...........    35.59%       26.86%         0.00%
April 2015...........    35.16%       26.29%         0.00%
May 2015.............    34.73%       25.72%         0.00%
June 2015............    34.29%       25.15%         0.00%
July 2015............    33.85%       24.57%         0.00%
August 2015..........    33.41%       23.98%         0.00%
September 2015.......    32.97%       23.39%         0.00%
October 2015.........    32.51%       22.79%         0.00%
November 2015........    32.06%       22.19%         0.00%
December 2015........    31.60%       21.59%         0.00%
January 2016.........    31.14%       20.97%         0.00%
February 2016........    30.67%       20.36%         0.00%
March 2016...........    30.20%       19.73%         0.00%
April 2016...........    29.73%       19.11%         0.00%
May 2016.............    29.25%       18.47%         0.00%
June 2016............    28.77%       17.83%         0.00%
July 2016............    28.28%       17.19%         0.00%
August 2016..........    27.79%       16.54%         0.00%
September 2016.......    27.30%       15.88%         0.00%
October 2016.........    26.80%       15.22%         0.00%
November 2016........    26.30%       14.55%         0.00%
December 2016........    25.80%       13.88%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2017.........    25.29%       13.20%         0.00%
February 2017........    24.77%       12.52%         0.00%
March 2017...........    24.25%       11.83%         0.00%
April 2017...........    23.73%       11.13%         0.00%
May 2017.............    23.20%       10.43%         0.00%
June 2017............    22.67%        9.72%         0.00%
July 2017............    22.14%        9.01%         0.00%
August 2017..........    21.60%        8.29%         0.00%
September 2017.......    21.06%        7.57%         0.00%
October 2017.........    20.51%        6.84%         0.00%
November 2017........    19.96%        6.10%         0.00%
December 2017........    19.40%        5.36%         0.00%
January 2018.........    18.84%        4.61%         0.00%
February 2018........    18.28%        3.86%         0.00%
March 2018...........    17.71%        3.10%         0.00%
April 2018...........    17.14%        2.33%         0.00%
May 2018.............    16.56%        1.56%         0.00%
June 2018............    15.98%        0.78%         0.00%
July 2018............    15.39%        0.00%         0.00%
August 2018..........    14.80%        0.00%         0.00%
September 2018.......    14.21%        0.00%         0.00%
October 2018.........    13.61%        0.00%         0.00%
November 2018........    13.01%        0.00%         0.00%
December 2018........    12.40%        0.00%         0.00%
January 2019.........    11.79%        0.00%         0.00%
February 2019........    11.17%        0.00%         0.00%
March 2019...........    10.55%        0.00%         0.00%
April 2019...........     9.92%        0.00%         0.00%
May 2019.............     9.29%        0.00%         0.00%
June 2019............     8.66%        0.00%         0.00%
July 2019............     8.02%        0.00%         0.00%
August 2019..........     7.38%        0.00%         0.00%
September 2019.......     6.73%        0.00%         0.00%
October 2019.........     6.08%        0.00%         0.00%
November 2019........     5.42%        0.00%         0.00%
December 2019........     4.76%        0.00%         0.00%
January 2020.........     4.09%        0.00%         0.00%
February 2020........     3.42%        0.00%         0.00%
March 2020...........     2.75%        0.00%         0.00%
April 2020...........     2.07%        0.00%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
May 2020.............     1.38%        0.00%         0.00%
June 2020............     0.69%        0.00%         0.00%
July 2020............     0.00%        0.00%         0.00%
August 2020..........     0.00%        0.00%         0.00%
September 2020.......     0.00%        0.00%         0.00%
October 2020.........     0.00%        0.00%         0.00%
November 2020........     0.00%        0.00%         0.00%
December 2020........     0.00%        0.00%         0.00%
January 2021.........     0.00%        0.00%         0.00%
February 2021........     0.00%        0.00%         0.00%
March 2021...........     0.00%        0.00%         0.00%
April 2021...........     0.00%        0.00%         0.00%
May 2021.............     0.00%        0.00%         0.00%
June 2021............     0.00%        0.00%         0.00%
July 2021............     0.00%        0.00%         0.00%
August 2021..........     0.00%        0.00%         0.00%
September 2021.......     0.00%        0.00%         0.00%
October 2021.........     0.00%        0.00%         0.00%
November 2021........     0.00%        0.00%         0.00%
December 2021........     0.00%        0.00%         0.00%
January 2022.........     0.00%        0.00%         0.00%
February 2022........     0.00%        0.00%         0.00%
March 2022...........     0.00%        0.00%         0.00%
April 2022...........     0.00%        0.00%         0.00%
May 2022.............     0.00%        0.00%         0.00%
June 2022............     0.00%        0.00%         0.00%
July 2022............     0.00%        0.00%         0.00%
August 2022..........     0.00%        0.00%         0.00%
September 2022.......     0.00%        0.00%         0.00%
October 2022.........     0.00%        0.00%         0.00%
November 2022........     0.00%        0.00%         0.00%
December 2022........     0.00%        0.00%         0.00%
January 2023.........     0.00%        0.00%         0.00%
February 2023........     0.00%        0.00%         0.00%
March 2023...........     0.00%        0.00%         0.00%
April 2023...........     0.00%        0.00%         0.00%
May 2023.............     0.00%        0.00%         0.00%
June 2023............     0.00%        0.00%         0.00%
July 2023............     0.00%        0.00%         0.00%

                                   APPENDIX 6

                           CLASS B CLASS PERCENTAGES

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
Closing..............    8.95%        8.95%         8.95%
August 1998..........    8.95%        8.95%         8.95%
September 1998.......    8.95%        8.95%         8.95%
October 1998.........    8.95%        8.95%         8.94%
November 1998........    8.95%        8.95%         8.94%
December 1998........    8.95%        8.94%         8.94%
January 1999.........    8.95%        8.94%         8.94%
February 1999........    8.95%        8.94%         8.94%
March 1999...........    8.95%        8.94%         8.93%
April 1999...........    8.95%        8.94%         8.93%
May 1999.............    8.95%        8.94%         8.92%
June 1999............    8.95%        8.94%         8.92%
July 1999............    8.95%        8.93%         8.91%
August 1999..........    8.95%        8.93%         8.91%
September 1999.......    8.95%        8.93%         8.90%
October 1999.........    8.95%        8.93%         8.89%
November 1999........    8.95%        8.92%         8.88%
December 1999........    8.95%        8.92%         8.87%
January 2000.........    8.94%        8.91%         8.86%
February 2000........    8.94%        8.91%         8.85%
March 2000...........    8.94%        8.91%         8.84%
April 2000...........    8.94%        8.90%         8.83%
May 2000.............    8.94%        8.89%         8.82%
June 2000............    8.94%        8.89%         8.80%
July 2000............    8.94%        8.88%         8.79%
August 2000..........    8.94%        8.88%         8.78%
September 2000.......    8.94%        8.87%         8.76%
October 2000.........    8.94%        8.86%         8.74%
November 2000........    8.94%        8.85%         8.73%
December 2000........    8.94%        8.84%         8.71%
January 2001.........    8.94%        8.84%         8.69%
February 2001........    8.94%        8.83%         8.67%
March 2001...........    8.94%        8.82%         8.65%
April 2001...........    8.93%        8.81%         8.63%
May 2001.............    8.93%        8.80%         8.60%
June 2001............    8.93%        8.79%         8.58%
July 2001............    8.93%        8.77%         8.56%
August 2001..........    8.93%        8.76%         8.53%
September 2001.......    8.93%        8.75%         8.51%
October 2001.........    8.93%        8.74%         8.48%
November 2001........    8.92%        8.72%         8.45%
December 2001........    8.92%        8.71%         8.42%
January 2002.........    8.92%        8.69%         8.39%
February 2002........    8.92%        8.68%         8.36%
March 2002...........    8.91%        8.66%         8.33%
April 2002...........    8.91%        8.65%         8.30%
May 2002.............    8.91%        8.63%         8.27%
June 2002............    8.91%        8.61%         8.23%
July 2002............    8.90%        8.60%         8.20%
August 2002..........    8.90%        8.58%         8.16%
September 2002.......    8.90%        8.56%         8.13%
October 2002.........    8.89%        8.54%         8.09%
November 2002........    8.89%        8.52%         8.05%
December 2002........    8.89%        8.50%         8.01%
January 2003.........    8.88%        8.48%         7.97%
February 2003........    8.88%        8.46%         7.93%
March 2003...........    8.87%        8.44%         7.89%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
April 2003...........    8.87%        8.41%         7.84%
May 2003.............    8.86%        8.39%         7.80%
June 2003............    8.86%        8.37%         7.76%
July 2003............    8.85%        8.34%         7.71%
August 2003..........    8.85%        8.32%         7.66%
September 2003.......    8.84%        8.29%         7.61%
October 2003.........    8.84%        8.26%         7.56%
November 2003........    8.83%        8.24%         7.51%
December 2003........    8.82%        8.21%         7.46%
January 2004.........    8.82%        8.18%         7.41%
February 2004........    8.81%        8.15%         7.36%
March 2004...........    8.80%        8.12%         7.30%
April 2004...........    8.79%        8.09%         7.25%
May 2004.............    8.79%        8.06%         7.19%
June 2004............    8.78%        8.03%         7.14%
July 2004............    8.77%        8.00%         7.08%
August 2004..........    8.76%        7.97%         7.02%
September 2004.......    8.75%        7.93%         6.96%
October 2004.........    8.74%        7.90%         6.90%
November 2004........    8.73%        7.87%         6.84%
December 2004........    8.72%        7.83%         6.77%
January 2005.........    8.71%        7.80%         6.71%
February 2005........    8.70%        7.76%         6.64%
March 2005...........    8.69%        7.72%         6.58%
April 2005...........    8.68%        7.68%         6.51%
May 2005.............    8.67%        7.65%         6.44%
June 2005............    8.66%        7.61%         6.37%
July 2005............    8.65%        7.57%         6.30%
August 2005..........    8.63%        7.53%         6.23%
September 2005.......    8.62%        7.48%         6.16%
October 2005.........    8.61%        7.44%         6.08%
November 2005........    8.59%        7.40%         6.01%
December 2005........    8.58%        7.36%         5.93%
January 2006.........    8.56%        7.31%         5.85%
February 2006........    8.55%        7.27%         5.78%
March 2006...........    8.53%        7.22%         5.70%
April 2006...........    8.52%        7.17%         5.62%
May 2006.............    8.50%        7.13%         5.53%
June 2006............    8.48%        7.08%         5.45%
July 2006............    8.47%        7.03%         5.37%
August 2006..........    8.45%        6.98%         5.28%
September 2006.......    8.43%        6.93%         5.20%
October 2006.........    8.41%        6.88%         5.11%
November 2006........    8.39%        6.83%         5.02%
December 2006........    8.37%        6.78%         4.93%
January 2007.........    8.35%        6.72%         4.84%
February 2007........    8.33%        6.67%         4.75%
March 2007...........    8.31%        6.62%         4.66%
April 2007...........    8.29%        6.56%         4.56%
May 2007.............    8.27%        6.50%         4.47%
June 2007............    8.25%        6.45%         4.37%
July 2007............    8.22%        6.39%         4.28%
August 2007..........    8.20%        6.33%         4.18%
September 2007.......    8.18%        6.27%         4.08%
October 2007.........    8.15%        6.21%         3.98%
November 2007........    8.13%        6.15%         3.88%
December 2007........    8.10%        6.09%         3.77%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2008.........    8.07%        6.03%         3.67%
February 2008........    8.05%        5.96%         3.56%
March 2008...........    8.02%        5.90%         3.46%
April 2008...........    7.99%        5.84%         3.35%
May 2008.............    7.96%        5.77%         3.24%
June 2008............    7.93%        5.70%         3.13%
July 2008............    7.90%        5.64%         3.02%
August 2008..........    7.87%        5.57%         2.91%
September 2008.......    7.84%        5.50%         2.80%
October 2008.........    7.81%        5.43%         2.68%
November 2008........    7.77%        5.36%         2.57%
December 2008........    7.74%        5.29%         2.45%
January 2009.........    7.71%        5.22%         2.33%
February 2009........    7.67%        5.14%         2.21%
March 2009...........    7.64%        5.07%         2.09%
April 2009...........    7.60%        4.99%         1.97%
May 2009.............    7.56%        4.92%         1.85%
June 2009............    7.53%        4.84%         1.72%
July 2009............    7.49%        4.76%         1.60%
August 2009..........    7.45%        4.69%         1.47%
September 2009.......    7.41%        4.61%         1.34%
October 2009.........    7.37%        4.53%         1.21%
November 2009........    7.33%        4.45%         1.08%
December 2009........    7.29%        4.37%         0.95%
January 2010.........    7.24%        4.28%         0.82%
February 2010........    7.20%        4.20%         0.69%
March 2010...........    7.16%        4.12%         0.55%
April 2010...........    7.11%        4.03%         0.42%
May 2010.............    7.07%        3.94%         0.28%
June 2010............    7.02%        3.86%         0.14%
July 2010............    6.97%        3.77%         0.00%
August 2010..........    6.92%        3.68%         0.00%
September 2010.......    6.87%        3.59%         0.00%
October 2010.........    6.82%        3.50%         0.00%
November 2010........    6.77%        3.41%         0.00%
December 2010........    6.72%        3.32%         0.00%
January 2011.........    6.67%        3.23%         0.00%
February 2011........    6.62%        3.13%         0.00%
March 2011...........    6.56%        3.04%         0.00%
April 2011...........    6.51%        2.94%         0.00%
May 2011.............    6.45%        2.84%         0.00%
June 2011............    6.39%        2.75%         0.00%
July 2011............    6.34%        2.65%         0.00%
August 2011..........    6.28%        2.55%         0.00%
September 2011.......    6.22%        2.45%         0.00%
October 2011.........    6.16%        2.35%         0.00%
November 2011........    6.09%        2.24%         0.00%
December 2011........    6.03%        2.14%         0.00%
January 2012.........    5.97%        2.04%         0.00%
February 2012........    5.90%        1.93%         0.00%
March 2012...........    5.84%        1.83%         0.00%
April 2012...........    5.77%        1.72%         0.00%
May 2012.............    5.70%        1.61%         0.00%
June 2012............    5.63%        1.50%         0.00%
July 2012............    5.56%        1.39%         0.00%
August 2012..........    5.49%        1.28%         0.00%
September 2012.......    5.42%        1.17%         0.00%
October 2012.........    5.35%        1.06%         0.00%
November 2012........    5.28%        0.94%         0.00%
December 2012........    5.20%        0.83%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2013.........    5.12%        0.71%         0.00%
February 2013........    5.05%        0.60%         0.00%
March 2013...........    4.97%        0.48%         0.00%
April 2013...........    4.89%        0.36%         0.00%
May 2013.............    4.81%        0.24%         0.00%
June 2013............    4.73%        0.12%         0.00%
July 2013............    4.64%        0.00%         0.00%
August 2013..........    4.56%        0.00%         0.00%
September 2013.......    4.47%        0.00%         0.00%
October 2013.........    4.39%        0.00%         0.00%
November 2013........    4.30%        0.00%         0.00%
December 2013........    4.21%        0.00%         0.00%
January 2014.........    4.12%        0.00%         0.00%
February 2014........    4.03%        0.00%         0.00%
March 2014...........    3.94%        0.00%         0.00%
April 2014...........    3.85%        0.00%         0.00%
May 2014.............    3.75%        0.00%         0.00%
June 2014............    3.65%        0.00%         0.00%
July 2014............    3.56%        0.00%         0.00%
August 2014..........    3.46%        0.00%         0.00%
September 2014.......    3.36%        0.00%         0.00%
October 2014.........    3.26%        0.00%         0.00%
November 2014........    3.15%        0.00%         0.00%
December 2014........    3.05%        0.00%         0.00%
January 2015.........    2.95%        0.00%         0.00%
February 2015........    2.84%        0.00%         0.00%
March 2015...........    2.73%        0.00%         0.00%
April 2015...........    2.62%        0.00%         0.00%
May 2015.............    2.51%        0.00%         0.00%
June 2015............    2.40%        0.00%         0.00%
July 2015............    2.29%        0.00%         0.00%
August 2015..........    2.17%        0.00%         0.00%
September 2015.......    2.06%        0.00%         0.00%
October 2015.........    1.94%        0.00%         0.00%
November 2015........    1.82%        0.00%         0.00%
December 2015........    1.70%        0.00%         0.00%
January 2016.........    1.58%        0.00%         0.00%
February 2016........    1.45%        0.00%         0.00%
March 2016...........    1.33%        0.00%         0.00%
April 2016...........    1.20%        0.00%         0.00%
May 2016.............    1.08%        0.00%         0.00%
June 2016............    0.95%        0.00%         0.00%
July 2016............    0.82%        0.00%         0.00%
August 2016..........    0.68%        0.00%         0.00%
September 2016.......    0.55%        0.00%         0.00%
October 2016.........    0.41%        0.00%         0.00%
November 2016........    0.28%        0.00%         0.00%
December 2016........    0.14%        0.00%         0.00%
January 2017.........    0.00%        0.00%         0.00%
February 2017........    0.00%        0.00%         0.00%
March 2017...........    0.00%        0.00%         0.00%
April 2017...........    0.00%        0.00%         0.00%
May 2017.............    0.00%        0.00%         0.00%
June 2017............    0.00%        0.00%         0.00%
July 2017............    0.00%        0.00%         0.00%
August 2017..........    0.00%        0.00%         0.00%
September 2017.......    0.00%        0.00%         0.00%
October 2017.........    0.00%        0.00%         0.00%
November 2017........    0.00%        0.00%         0.00%
December 2017........    0.00%        0.00%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
January 2018.........    0.00%        0.00%         0.00%
February 2018........    0.00%        0.00%         0.00%
March 2018...........    0.00%        0.00%         0.00%
April 2018...........    0.00%        0.00%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
    PAYMENT DATE         CLASS        CLASS         CLASS
    OCCURRING IN       PERCENTAGE   PERCENTAGE    PERCENTAGE
    ------------       ----------   ----------   ------------
May 2018.............    0.00%        0.00%         0.00%
June 2018............    0.00%        0.00%         0.00%
July 2018............    0.00%        0.00%         0.00%

                                   APPENDIX 7

                       CLASS C TARGET PRINCIPAL BALANCES

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
Closing..........................  85,000,000   85,000,000
August 1998......................  84,999,964   84,999,416
September 1998...................  84,999,771   84,997,144
October 1998.....................  84,999,323   84,992,775
November 1998....................  84,998,536   84,986,041
December 1998....................  84,997,339   84,976,736
January 1999.....................  84,995,662   84,964,685
February 1999....................  84,993,444   84,949,741
March 1999.......................  84,990,625   84,931,771
April 1999.......................  84,987,146   84,910,655
May 1999.........................  84,982,954   84,886,285
June 1999........................  84,977,996   84,858,559
July 1999........................  84,972,219   84,827,383
August 1999......................  84,965,574   84,792,671
September 1999...................  84,958,013   84,754,338
October 1999.....................  84,949,488   84,712,306
November 1999....................  84,939,954   84,666,501
December 1999....................  84,929,364   84,616,851
January 2000.....................  84,917,675   84,563,288
February 2000....................  84,904,843   84,505,748
March 2000.......................  84,890,826   84,444,168
April 2000.......................  84,875,580   84,378,486
May 2000.........................  84,859,065   84,308,645
June 2000........................  84,841,240   84,234,589
July 2000........................  84,822,065   84,156,262
August 2000......................  84,801,501   84,073,613
September 2000...................  84,779,508   83,986,589
October 2000.....................  84,756,047   83,895,140
November 2000....................  84,731,081   83,799,219
December 2000....................  84,704,572   83,698,778
January 2001.....................  84,676,483   83,593,770
February 2001....................  84,646,776   83,484,152
March 2001.......................  84,615,416   83,369,877
April 2001.......................  84,582,367   83,250,905
May 2001.........................  84,547,592   83,127,193
June 2001........................  84,511,057   82,998,699
July 2001........................  84,472,726   82,865,384
August 2001......................  84,432,564   82,727,207
September 2001...................  84,390,539   82,584,131
October 2001.....................  84,346,614   82,436,118
November 2001....................  84,300,757   82,283,129
December 2001....................  84,252,934   82,125,129
January 2002.....................  84,203,111   81,962,082
February 2002....................  84,151,257   81,793,952
March 2002.......................  84,097,337   81,620,705
April 2002.......................  84,041,319   81,442,306
May 2002.........................  83,983,172   81,258,722
June 2002........................  83,922,863   81,069,920
July 2002........................  83,860,361   80,875,867
August 2002......................  83,795,633   80,676,532
September 2002...................  83,728,649   80,471,882
October 2002.....................  83,659,377   80,261,886
November 2002....................  83,587,786   80,046,514
December 2002....................  83,513,846   79,825,736
January 2003.....................  83,437,525   79,599,522
February 2003....................  83,358,794   79,367,841

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
March 2003.......................  83,277,622   79,130,666
April 2003.......................  83,193,980   78,887,966
May 2003.........................  83,107,836   78,639,715
June 2003........................  83,019,163   78,385,884
July 2003........................  82,927,929   78,126,445
August 2003......................  82,834,106   77,861,372
September 2003...................  82,737,664   77,590,636
October 2003.....................  82,638,575   77,314,211
November 2003....................  82,536,809   77,032,072
December 2003....................  82,432,338   76,744,191
January 2004.....................  82,325,133   76,450,543
February 2004....................  82,215,165   76,151,103
March 2004.......................  82,102,407   75,845,845
April 2004.......................  81,986,829   75,534,744
May 2004.........................  81,868,404   75,217,776
June 2004........................  81,747,104   74,894,916
July 2004........................  81,622,901   74,566,140
August 2004......................  81,495,768   74,231,423
September 2004...................  81,365,676   73,890,743
October 2004.....................  81,232,598   73,544,076
November 2004....................  81,096,508   73,191,397
December 2004....................  80,957,377   72,832,685
January 2005.....................  80,815,178   72,467,917
February 2005....................  80,669,886   72,097,069
March 2005.......................  80,521,472   71,720,119
April 2005.......................  80,369,909   71,337,046
May 2005.........................  80,215,173   70,947,826
June 2005........................  80,057,234   70,552,439
July 2005........................  79,896,069   70,150,862
August 2005......................  79,731,649   69,743,075
September 2005...................  79,563,948   69,329,055
October 2005.....................  79,392,941   68,908,782
November 2005....................  79,218,601   68,482,234
December 2005....................  79,040,903   68,049,391
January 2006.....................  78,859,821   67,610,233
February 2006....................  78,675,328   67,164,738
March 2006.......................  78,487,399   66,712,887
April 2006.......................  78,296,008   66,254,660
May 2006.........................  78,101,131   65,790,036
June 2006........................  77,902,741   65,318,996
July 2006........................  77,700,813   64,841,519
August 2006......................  77,495,323   64,357,587
September 2006...................  77,286,244   63,867,181
October 2006.....................  77,073,552   63,370,280
November 2006....................  76,857,221   62,866,866
December 2006....................  76,637,227   62,356,919
January 2007.....................  76,413,546   61,840,422
February 2007....................  76,186,151   61,317,355
March 2007.......................  75,955,019   60,787,699
April 2007.......................  75,720,125   60,251,437
May 2007.........................  75,481,444   59,708,550
June 2007........................  75,238,952   59,159,020
July 2007........................  74,992,625   58,602,829
August 2007......................  74,742,437   58,039,958
September 2007...................  74,488,366   57,470,390
October 2007.....................  74,230,387   56,894,107

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
November 2007....................  73,968,475   56,311,092
December 2007....................  73,702,607   55,721,328
January 2008.....................  73,432,759   55,124,795
February 2008....................  73,158,907   54,521,479
March 2008.......................  72,881,027   53,911,361
April 2008.......................  72,599,095   53,294,424
May 2008.........................  72,313,087   52,670,651
June 2008........................  72,022,981   52,040,026
July 2008........................  71,728,752   51,402,532
August 2008......................  71,430,377   50,758,152
September 2008...................  71,127,832   50,106,869
October 2008.....................  70,821,094   49,448,668
November 2008....................  70,510,141   48,783,531
December 2008....................  70,194,947   48,111,443
January 2009.....................  69,875,491   47,432,387
February 2009....................  69,551,750   46,746,347
March 2009.......................  69,223,699   46,053,307
April 2009.......................  68,891,317   45,353,252
May 2009.........................  68,554,580   44,646,166
June 2009........................  68,213,465   43,932,032
July 2009........................  67,867,949   43,210,836
August 2009......................  67,518,010   42,482,561
September 2009...................  67,163,626   41,747,192
October 2009.....................  66,804,772   41,004,714
November 2009....................  66,441,427   40,255,112
December 2009....................  66,073,568   39,498,370
January 2010.....................  65,701,172   38,734,473
February 2010....................  65,324,218   37,963,406
March 2010.......................  64,942,682   37,185,154
April 2010.......................  64,556,543   36,399,702
May 2010.........................  64,165,777   35,607,036
June 2010........................  63,770,364   34,807,140
July 2010........................  63,370,280   34,000,000
August 2010......................  62,965,503   33,185,601
September 2010...................  62,556,011   32,363,929
October 2010.....................  62,141,783   31,534,970
November 2010....................  61,722,796   30,698,708
December 2010....................  61,299,028   29,855,129
January 2011.....................  60,870,458   29,004,220
February 2011....................  60,437,063   28,145,966
March 2011.......................  59,998,821   27,280,353
April 2011.......................  59,555,712   26,407,366
May 2011.........................  59,107,712   25,526,993
June 2011........................  58,654,801   24,639,218
July 2011........................  58,196,957   23,744,029
August 2011......................  57,734,158   22,841,410
September 2011...................  57,266,383   21,931,349
October 2011.....................  56,793,609   21,013,832
November 2011....................  56,315,817   20,088,846
December 2011....................  55,832,984   19,156,376
January 2012.....................  55,345,088   18,216,409
February 2012....................  54,852,110   17,268,931
March 2012.......................  54,354,026   16,313,931
April 2012.......................  53,850,817   15,351,393
May 2012.........................  53,342,460   14,381,305
June 2012........................  52,828,936   13,403,653
July 2012........................  52,310,221   12,418,425
August 2012......................  51,786,296   11,425,607
September 2012...................  51,257,140   10,425,186

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
October 2012.....................  50,722,731    9,417,150
November 2012....................  50,183,048    8,401,485
December 2012....................  49,638,071    7,378,179
January 2013.....................  49,087,778    6,347,218
February 2013....................  48,532,150    5,308,590
March 2013.......................  47,971,164    4,262,282
April 2013.......................  47,404,800    3,208,282
May 2013.........................  46,833,038    2,146,576
June 2013........................  46,255,857    1,077,153
July 2013........................  45,673,236            0
August 2013......................  45,085,154            0
September 2013...................  44,491,591            0
October 2013.....................  43,892,527            0
November 2013....................  43,287,940            0
December 2013....................  42,677,811            0
January 2014.....................  42,062,119            0
February 2014....................  41,440,843            0
March 2014.......................  40,813,963            0
April 2014.......................  40,181,459            0
May 2014.........................  39,543,311            0
June 2014........................  38,899,498            0
July 2014........................  38,250,000            0
August 2014......................  37,594,797            0
September 2014...................  36,933,868            0
October 2014.....................  36,267,194            0
November 2014....................  35,594,755            0
December 2014....................  34,916,529            0
January 2015.....................  34,232,499            0
February 2015....................  33,542,642            0
March 2015.......................  32,846,940            0
April 2015.......................  32,145,372            0
May 2015.........................  31,437,919            0
June 2015........................  30,724,560            0
July 2015........................  30,005,277            0
August 2015......................  29,280,048            0
September 2015...................  28,548,854            0
October 2015.....................  27,811,676            0
November 2015....................  27,068,494            0
December 2015....................  26,319,288            0
January 2016.....................  25,564,038            0
February 2016....................  24,802,726            0
March 2016.......................  24,035,330            0
April 2016.......................  23,261,832            0
May 2016.........................  22,482,212            0
June 2016........................  21,696,451            0
July 2016........................  20,904,529            0
August 2016......................  20,106,427            0
September 2016...................  19,302,124            0
October 2016.....................  18,491,603            0
November 2016....................  17,674,843            0
December 2016....................  16,851,826            0
January 2017.....................  16,022,531            0
February 2017....................  15,186,940            0
March 2017.......................  14,345,034            0
April 2017.......................  13,496,792            0
May 2017.........................  12,642,197            0
June 2017........................  11,781,228            0
July 2017........................  10,913,867            0
August 2017......................  10,040,094            0

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
September 2017...................  9,159,891             0
October 2017.....................  8,273,238             0
November 2017....................  7,380,117             0
December 2017....................  6,480,508             0
January 2018.....................  5,574,392             0
February 2018....................  4,661,751             0

                                    CLASS C      CLASS C
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
March 2018.......................  3,742,566             0
April 2018.......................  2,816,816             0
May 2018.........................  1,884,485             0
June 2018........................    945,552             0
July 2018........................          0             0

                                   APPENDIX 8

                       CLASS D TARGET PRINCIPAL BALANCES

                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
                                       $            $
Closing..........................  80,000,000   80,000,000
August 1998......................  80,000,000   80,000,000
September 1998...................  80,000,000   80,000,000
October 1998.....................  80,000,000   80,000,000
November 1998....................  80,000,000   80,000,000
December 1998....................  80,000,000   80,000,000
January 1999.....................  80,000,000   80,000,000
February 1999....................  80,000,000   80,000,000
March 1999.......................  80,000,000   80,000,000
April 1999.......................  80,000,000   80,000,000
May 1999.........................  80,000,000   80,000,000
June 1999........................  80,000,000   80,000,000
July 1999........................  80,000,000   80,000,000
August 1999......................  80,000,000   80,000,000
September 1999...................  80,000,000   80,000,000
October 1999.....................  80,000,000   80,000,000
November 1999....................  80,000,000   80,000,000
December 1999....................  80,000,000   80,000,000
January 2000.....................  80,000,000   80,000,000
February 2000....................  80,000,000   80,000,000
March 2000.......................  80,000,000   80,000,000
April 2000.......................  80,000,000   80,000,000
May 2000.........................  80,000,000   80,000,000
June 2000........................  80,000,000   80,000,000
July 2000........................  80,000,000   80,000,000
August 2000......................  80,000,000   80,000,000
September 2000...................  80,000,000   80,000,000
October 2000.....................  80,000,000   80,000,000
November 2000....................  80,000,000   80,000,000
December 2000....................  80,000,000   80,000,000
January 2001.....................  80,000,000   80,000,000
February 2001....................  80,000,000   80,000,000
March 2001.......................  80,000,000   80,000,000
April 2001.......................  80,000,000   80,000,000
May 2001.........................  80,000,000   80,000,000
June 2001........................  80,000,000   80,000,000
July 2001........................  80,000,000   80,000,000
August 2001......................  80,000,000   80,000,000
September 2001...................  80,000,000   80,000,000
October 2001.....................  80,000,000   80,000,000
November 2001....................  80,000,000   80,000,000
December 2001....................  80,000,000   80,000,000
January 2002.....................  80,000,000   80,000,000
February 2002....................  80,000,000   80,000,000
March 2002.......................  80,000,000   80,000,000
April 2002.......................  80,000,000   80,000,000
May 2002.........................  80,000,000   80,000,000
June 2002........................  80,000,000   80,000,000
July 2002........................  80,000,000   80,000,000
August 2002......................  80,000,000   80,000,000
September 2002...................  80,000,000   80,000,000
October 2002.....................  80,000,000   80,000,000
November 2002....................  80,000,000   80,000,000
December 2002....................  80,000,000   80,000,000
January 2003.....................  80,000,000   80,000,000

                                       $            $
                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
February 2003....................  80,000,000   80,000,000
March 2003.......................  80,000,000   80,000,000
April 2003.......................  80,000,000   80,000,000
May 2003.........................  80,000,000   80,000,000
June 2003........................  80,000,000   80,000,000
July 2003........................  80,000,000   80,000,000
August 2003......................  80,000,000   80,000,000
September 2003...................  80,000,000   80,000,000
October 2003.....................  80,000,000   80,000,000
November 2003....................  80,000,000   80,000,000
December 2003....................  80,000,000   80,000,000
January 2004.....................  80,000,000   80,000,000
February 2004....................  80,000,000   80,000,000
March 2004.......................  80,000,000   80,000,000
April 2004.......................  80,000,000   80,000,000
May 2004.........................  80,000,000   80,000,000
June 2004........................  80,000,000   80,000,000
July 2004........................  80,000,000   80,000,000
August 2004......................  80,000,000   80,000,000
September 2004...................  80,000,000   80,000,000
October 2004.....................  80,000,000   80,000,000
November 2004....................  80,000,000   80,000,000
December 2004....................  80,000,000   80,000,000
January 2005.....................  80,000,000   80,000,000
February 2005....................  80,000,000   80,000,000
March 2005.......................  80,000,000   80,000,000
April 2005.......................  80,000,000   80,000,000
May 2005.........................  80,000,000   80,000,000
June 2005........................  80,000,000   80,000,000
July 2005........................  80,000,000   80,000,000
August 2005......................  80,000,000   80,000,000
September 2005...................  80,000,000   80,000,000
October 2005.....................  80,000,000   80,000,000
November 2005....................  80,000,000   80,000,000
December 2005....................  80,000,000   80,000,000
January 2006.....................  80,000,000   80,000,000
February 2006....................  80,000,000   80,000,000
March 2006.......................  80,000,000   80,000,000
April 2006.......................  80,000,000   80,000,000
May 2006.........................  80,000,000   80,000,000
June 2006........................  80,000,000   80,000,000
July 2006........................  80,000,000   80,000,000
August 2006......................  80,000,000   80,000,000
September 2006...................  80,000,000   80,000,000
October 2006.....................  80,000,000   80,000,000
November 2006....................  80,000,000   80,000,000
December 2006....................  80,000,000   80,000,000
January 2007.....................  80,000,000   79,774,880
February 2007....................  80,000,000   79,328,760
March 2007.......................  80,000,000   78,873,970
April 2007.......................  80,000,000   78,410,461
May 2007.........................  80,000,000   77,938,186
June 2007........................  80,000,000   77,457,096
July 2007........................  80,000,000   76,967,146
August 2007......................  80,000,000   76,468,290

                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
                                       $            $
September 2007...................  80,000,000   75,960,480
October 2007.....................  80,000,000   75,443,671
November 2007....................  80,000,000   74,917,819
December 2007....................  80,000,000   74,382,876
January 2008.....................  80,000,000   73,838,800
February 2008....................  80,000,000   73,285,546
March 2008.......................  80,000,000   72,723,068
April 2008.......................  80,000,000   72,151,325
May 2008.........................  80,000,000   71,570,271
June 2008........................  80,000,000   70,979,864
July 2008........................  80,000,000   70,380,061
August 2008......................  80,000,000   69,770,819
September 2008...................  80,000,000   69,152,097
October 2008.....................  80,000,000   68,523,851
November 2008....................  80,000,000   67,886,040
December 2008....................  80,000,000   67,238,622
January 2009.....................  80,000,000   66,581,557
February 2009....................  80,000,000   65,914,803
March 2009.......................  80,000,000   65,238,319
April 2009.......................  80,000,000   64,552,065
May 2009.........................  80,000,000   63,856,000
June 2009........................  80,000,000   63,150,085
July 2009........................  80,000,000   62,434,280
August 2009......................  80,000,000   61,708,545
September 2009...................  80,000,000   60,972,841
October 2009.....................  80,000,000   60,227,129
November 2009....................  80,000,000   59,471,369
December 2009....................  80,000,000   58,705,524
January 2010.....................  80,000,000   57,929,554
February 2010....................  80,000,000   57,143,422
March 2010.......................  80,000,000   56,347,089
April 2010.......................  80,000,000   55,540,518
May 2010.........................  80,000,000   54,723,670
June 2010........................  80,000,000   53,896,510
July 2010........................  80,000,000   53,058,998
August 2010......................  80,000,000   52,211,100
September 2010...................  80,000,000   51,352,776
October 2010.....................  80,000,000   50,483,992
November 2010....................  80,000,000   49,604,710
December 2010....................  80,000,000   48,714,894
January 2011.....................  80,000,000   47,814,508
February 2011....................  80,000,000   46,903,516
March 2011.......................  80,000,000   45,981,883
April 2011.......................  80,000,000   45,049,573
May 2011.........................  80,000,000   44,106,550
June 2011........................  79,765,353   43,152,779
July 2011........................  79,419,181   42,188,226
August 2011......................  79,067,271   41,212,855
September 2011...................  78,709,580   40,226,632
October 2011.....................  78,346,069   39,229,522
November 2011....................  77,976,695   38,221,491
December 2011....................  77,601,419   37,202,504
January 2012.....................  77,220,200   36,172,528
February 2012....................  76,832,996   35,131,528
March 2012.......................  76,439,767   34,079,471
April 2012.......................  76,040,472   33,016,323
May 2012.........................  75,635,072   31,942,051
June 2012........................  75,223,524   30,856,621

                                       $            $
                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
July 2012........................  74,805,790   29,760,000
August 2012......................  74,381,829   28,652,155
September 2012...................  73,951,600   27,533,054
October 2012.....................  73,515,063   26,402,663
November 2012....................  73,072,179   25,260,950
December 2012....................  72,622,907   24,107,883
January 2013.....................  72,167,207   22,943,429
February 2013....................  71,705,040   21,767,555
March 2013.......................  71,236,366   20,580,230
April 2013.......................  70,761,145   19,381,423
May 2013.........................  70,279,337   18,171,100
June 2013........................  69,790,903   16,949,231
July 2013........................  69,295,804   15,715,783
August 2013......................  68,793,999   14,470,726
September 2013...................  68,285,450   13,214,028
October 2013.....................  67,770,118   11,945,658
November 2013....................  67,247,962   10,000,000
December 2013....................  66,718,944    8,000,000
January 2014.....................  66,183,025    6,000,000
February 2014....................  65,640,166    4,000,000
March 2014.......................  65,090,327    2,000,000
April 2014.......................  64,533,470            0
May 2014.........................  63,969,557            0
June 2014........................  63,398,547            0
July 2014........................  62,820,403            0
August 2014......................  62,235,085            0
September 2014...................  61,642,556            0
October 2014.....................  61,042,777            0
November 2014....................  60,435,708            0
December 2014....................  59,821,312            0
January 2015.....................  59,199,551            0
February 2015....................  58,570,385            0
March 2015.......................  57,933,778            0
April 2015.......................  57,289,689            0
May 2015.........................  56,638,083            0
June 2015........................  55,978,919            0
July 2015........................  55,312,161            0
August 2015......................  54,637,770            0
September 2015...................  53,955,709            0
October 2015.....................  53,265,939            0
November 2015....................  52,568,422            0
December 2015....................  51,863,122            0
January 2016.....................  51,150,000            0
February 2016....................  50,429,018            0
March 2016.......................  49,700,140            0
April 2016.......................  48,963,327            0
May 2016.........................  48,218,541            0
June 2016........................  47,465,747            0
July 2016........................  46,704,905            0
August 2016......................  45,935,979            0
September 2016...................  45,158,931            0
October 2016.....................  44,373,724            0
November 2016....................  43,580,322            0
December 2016....................  42,778,686            0
January 2017.....................  41,968,780            0
February 2017....................  41,150,566            0
March 2017.......................  40,324,009            0
April 2017.......................  39,489,069            0

                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
                                       $            $
May 2017.........................  38,645,712            0
June 2017........................  37,793,899            0
July 2017........................  36,933,595            0
August 2017......................  36,064,762            0
September 2017...................  35,187,363            0
October 2017.....................  34,301,362            0
November 2017....................  33,406,723            0
December 2017....................  32,503,408            0
January 2018.....................  31,591,381            0
February 2018....................  30,670,606            0
March 2018.......................  29,741,046            0
April 2018.......................  28,802,664            0
May 2018.........................  27,855,425            0
June 2018........................  26,899,292            0
July 2018........................  25,934,229            0
August 2018......................  24,960,199            0
September 2018...................  23,977,166            0
October 2018.....................  22,985,094            0
November 2018....................  21,983,948            0
December 2018....................  20,973,690            0
January 2019.....................  19,954,285            0
February 2019....................  18,925,698            0
March 2019.......................  17,887,891            0
April 2019.......................  16,840,829            0
May 2019.........................  15,784,476            0
June 2019........................  14,718,796            0
July 2019........................  13,643,754            0
August 2019......................  12,559,314            0
September 2019...................  11,465,440            0
October 2019.....................  10,362,096            0
November 2019....................  9,249,247             0
December 2019....................  8,126,857             0
January 2020.....................  6,994,890             0
February 2020....................  5,853,312             0
March 2020.......................  4,702,086             0
April 2020.......................  3,541,177             0
May 2020.........................  2,370,550             0
June 2020........................  1,190,170             0

                                       $            $
                                    CLASS D      CLASS D
                                    MINIMUM     SCHEDULED
                                     TARGET       TARGET
          PAYMENT DATE             PRINCIPAL    PRINCIPAL
          OCCURRING IN              BALANCE      BALANCE
          ------------             ----------   ----------
July 2020........................          0             0
August 2020......................          0             0
September 2020...................          0             0
October 2020.....................          0             0
November 2020....................          0             0
December 2020....................          0             0
January 2021.....................          0             0
February 2021....................          0             0
March 2021.......................          0             0
April 2021.......................          0             0
May 2021.........................          0             0
June 2021........................          0             0
July 2021........................          0             0
August 2021......................          0             0
September 2021...................          0             0
October 2021.....................          0             0
November 2021....................          0             0
December 2021....................          0             0
January 2022.....................          0             0
February 2022....................          0             0
March 2022.......................          0             0
April 2022.......................          0             0
May 2022.........................          0             0
June 2022........................          0             0
July 2022........................          0             0
August 2022......................          0             0
September 2022...................          0             0
October 2022.....................          0             0
November 2022....................          0             0
December 2022....................          0             0
January 2023.....................          0             0
February 2023....................          0             0
March 2023.......................          0             0
April 2023.......................          0             0
May 2023.........................          0             0
June 2023........................          0             0
July 2023........................          0             0

                                   APPENDIX 9

                                  POOL FACTORS

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
Closing..............  100.00%    100.00%    100.00%    100.00%    100.00%
August 1998..........  100.00%     99.21%     99.94%    100.00%    100.00%
September 1998.......  100.00%     98.10%     99.60%    100.00%    100.00%
October 1998.........  100.00%     96.70%     99.25%     99.99%    100.00%
November 1998........  100.00%     95.58%     98.91%     99.98%    100.00%
December 1998........  100.00%     94.44%     98.45%     99.97%    100.00%
January 1999.........  100.00%     93.11%     98.10%     99.96%    100.00%
February 1999........  100.00%     92.00%     97.75%     99.94%    100.00%
March 1999...........  100.00%     90.50%     97.40%     99.92%    100.00%
April 1999...........  100.00%     89.35%     97.05%     99.89%    100.00%
May 1999.............  100.00%     88.69%     96.69%     99.87%    100.00%
June 1999............  100.00%     87.75%     96.34%     99.83%    100.00%
July 1999............  100.00%     86.55%     95.87%     99.80%    100.00%
August 1999..........  100.00%     85.60%     95.52%     99.76%    100.00%
September 1999.......  100.00%     84.65%     95.16%     99.71%    100.00%
October 1999.........  100.00%     83.42%     94.80%     99.66%    100.00%
November 1999........  100.00%     82.49%     94.33%     99.61%    100.00%
December 1999........  100.00%     81.48%     93.97%     99.55%    100.00%
January 2000.........  100.00%     80.46%     93.50%     99.49%    100.00%
February 2000........  100.00%     79.41%     93.13%     99.42%    100.00%
March 2000...........  100.00%     78.27%     92.76%     99.35%    100.00%
April 2000...........  100.00%     77.25%     92.29%     99.27%    100.00%
May 2000.............  100.00%     76.53%     91.82%     99.19%    100.00%
June 2000............  100.00%     75.48%     91.45%     99.10%    100.00%
July 2000............  100.00%     74.39%     90.97%     99.01%    100.00%
August 2000..........  100.00%     73.31%     90.60%     98.91%    100.00%
September 2000.......  100.00%     72.25%     90.12%     98.81%    100.00%
October 2000.........  100.00%     71.16%     89.64%     98.70%    100.00%
November 2000........  100.00%     70.10%     89.17%     98.59%    100.00%
December 2000........  100.00%     68.99%     88.69%     98.47%    100.00%
January 2001.........  100.00%     67.90%     88.31%     98.35%    100.00%
February 2001........  100.00%     66.84%     87.83%     98.22%    100.00%
March 2001...........  100.00%     65.63%     87.35%     98.08%    100.00%
April 2001...........  100.00%     64.54%     86.87%     97.94%    100.00%
May 2001.............  100.00%     63.79%     86.38%     97.80%    100.00%
June 2001............  100.00%     62.70%     85.90%     97.65%    100.00%
July 2001............  100.00%     61.61%     85.32%     97.49%    100.00%
August 2001..........  100.00%     60.51%     84.84%     97.33%    100.00%
September 2001.......  100.00%     59.42%     84.35%     97.16%    100.00%
October 2001.........  100.00%     58.27%     83.87%     96.98%    100.00%
November 2001........  100.00%     57.17%     83.29%     96.80%    100.00%
December 2001........  100.00%     56.02%     82.80%     96.62%    100.00%
January 2002.........  100.00%     54.92%     82.22%     96.43%    100.00%
February 2002........  100.00%     53.80%     81.74%     96.23%    100.00%
March 2002...........  100.00%     52.56%     81.16%     96.02%    100.00%
April 2002...........  100.00%     51.41%     80.67%     95.81%    100.00%
May 2002.............  100.00%     50.61%     80.09%     95.60%    100.00%
June 2002............  100.00%     49.49%     79.51%     95.38%    100.00%
July 2002............  100.00%     48.28%     79.02%     95.15%    100.00%
August 2002..........  100.00%     47.15%     78.44%     94.91%    100.00%
September 2002.......  100.00%     46.00%     77.86%     94.67%    100.00%
October 2002.........  100.00%     44.82%     77.28%     94.43%    100.00%
November 2002........  100.00%     43.67%     76.70%     94.17%    100.00%
December 2002........  100.00%     42.46%     76.12%     93.91%    100.00%
January 2003.........  100.00%     41.31%     75.55%     93.65%    100.00%
February 2003........  100.00%     40.13%     74.97%     93.37%    100.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
March 2003...........  100.00%     38.85%     74.39%     93.09%    100.00%
April 2003...........  100.00%     37.70%     73.73%     92.81%    100.00%
May 2003.............  100.00%     36.85%     73.15%     92.52%    100.00%
June 2003............  100.00%     35.67%     72.57%     92.22%    100.00%
July 2003............  100.00%     34.47%     71.91%     91.91%    100.00%
August 2003..........  100.00%     33.29%     71.34%     91.60%    100.00%
September 2003.......  100.00%     32.14%     70.68%     91.28%    100.00%
October 2003.........  100.00%     30.94%     70.02%     90.96%    100.00%
November 2003........  100.00%     29.74%     69.45%     90.63%    100.00%
December 2003........  100.00%     28.54%     68.79%     90.29%    100.00%
January 2004.........  100.00%     27.37%     68.14%     89.94%    100.00%
February 2004........  100.00%     26.17%     67.48%     89.59%    100.00%
March 2004...........  100.00%     24.90%     66.83%     89.23%    100.00%
April 2004...........  100.00%     23.73%     66.18%     88.86%    100.00%
May 2004.............  100.00%     22.89%     65.53%     88.49%    100.00%
June 2004............  100.00%     21.72%     64.89%     88.11%    100.00%
July 2004............  100.00%     20.50%     64.24%     87.72%    100.00%
August 2004..........  100.00%     19.30%     63.60%     87.33%    100.00%
September 2004.......  100.00%     18.13%     62.88%     86.93%    100.00%
October 2004.........  100.00%     16.89%     62.24%     86.52%    100.00%
November 2004........  100.00%     15.68%     61.60%     86.11%    100.00%
December 2004........  100.00%     14.46%     60.88%     85.69%    100.00%
January 2005.........  100.00%     13.25%     60.25%     85.26%    100.00%
February 2005........  100.00%     12.04%     59.54%     84.82%    100.00%
March 2005...........  100.00%     10.74%     58.83%     84.38%    100.00%
April 2005...........  100.00%      9.51%     58.12%     83.93%    100.00%
May 2005.............  100.00%      8.59%     57.50%     83.47%    100.00%
June 2005............  100.00%      7.36%     56.80%     83.00%    100.00%
July 2005............  100.00%      6.09%     56.10%     82.53%    100.00%
August 2005..........  100.00%      4.85%     55.41%     82.05%    100.00%
September 2005.......  100.00%      3.60%     54.64%     81.56%    100.00%
October 2005.........  100.00%      2.30%     53.95%     81.07%    100.00%
November 2005........  100.00%      1.01%     53.27%     80.57%    100.00%
December 2005........   99.74%      0.00%     52.58%     80.06%    100.00%
January 2006.........   98.65%      0.00%     51.83%     79.54%    100.00%
February 2006........   97.55%      0.00%     51.16%     79.02%    100.00%
March 2006...........   96.39%      0.00%     50.42%     78.49%    100.00%
April 2006...........   95.27%      0.00%     49.70%     77.95%    100.00%
May 2006.............   94.43%      0.00%     49.05%     77.40%    100.00%
June 2006............   93.34%      0.00%     48.33%     76.85%    100.00%
July 2006............   92.21%      0.00%     47.62%     76.28%    100.00%
August 2006..........   91.09%      0.00%     46.91%     75.71%    100.00%
September 2006.......   89.97%      0.00%     46.21%     75.14%    100.00%
October 2006.........   88.82%      0.00%     45.52%     74.55%    100.00%
November 2006........   87.67%      0.00%     44.86%     73.96%    100.00%
December 2006........   86.32%      0.00%     44.19%     73.36%    100.00%
January 2007.........   85.07%      0.00%     43.47%     72.75%     99.72%
February 2007........   83.85%      0.00%     42.82%     72.14%     99.16%
March 2007...........   82.57%      0.00%     42.17%     71.51%     98.59%
April 2007...........   81.36%      0.00%     41.46%     70.88%     98.01%
May 2007.............   80.43%      0.00%     40.75%     70.25%     97.42%
June 2007............   79.20%      0.00%     40.12%     69.60%     96.82%
July 2007............   77.95%      0.00%     39.42%     68.94%     96.21%
August 2007..........   76.72%      0.00%     38.73%     68.28%     95.59%
September 2007.......   75.48%      0.00%     38.04%     67.61%     94.95%
October 2007.........   74.22%      0.00%     37.36%     66.93%     94.30%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
November 2007........   72.99%      0.00%     36.69%     66.25%     93.65%
December 2007........   71.74%      0.00%     36.02%     65.55%     92.98%
January 2008.........   70.50%      0.00%     35.35%     64.85%     92.30%
February 2008........   69.27%      0.00%     34.63%     64.14%     91.61%
March 2008...........   67.99%      0.00%     33.98%     63.43%     90.90%
April 2008...........   66.73%      0.00%     33.33%     62.70%     90.19%
May 2008.............   65.77%      0.00%     32.64%     61.97%     89.46%
June 2008............   64.52%      0.00%     31.97%     61.22%     88.72%
July 2008............   63.23%      0.00%     31.36%     60.47%     87.98%
August 2008..........   62.04%      0.00%     30.69%     59.72%     87.21%
September 2008.......   60.85%      0.00%     30.04%     58.95%     86.44%
October 2008.........   59.64%      0.00%     29.38%     58.17%     85.65%
November 2008........   58.44%      0.00%     28.74%     57.39%     84.86%
December 2008........   57.22%      0.00%     28.10%     56.60%     84.05%
January 2009.........   56.01%      0.00%     27.47%     55.80%     83.23%
February 2009........   54.82%      0.00%     26.79%     55.00%     82.39%
March 2009...........   53.56%      0.00%     26.16%     54.18%     81.55%
April 2009...........   52.43%      0.00%     25.50%     53.36%     80.69%
May 2009.............   51.57%      0.00%     24.89%     52.52%     79.82%
June 2009............   50.44%      0.00%     24.24%     51.68%     78.94%
July 2009............   49.30%      0.00%     23.60%     50.84%     78.04%
August 2009..........   48.18%      0.00%     23.01%     49.98%     77.14%
September 2009.......   47.08%      0.00%     22.38%     49.11%     76.22%
October 2009.........   45.97%      0.00%     21.75%     48.24%     75.28%
November 2009........   44.89%      0.00%     21.14%     47.36%     74.34%
December 2009........   43.80%      0.00%     20.53%     46.47%     73.38%
January 2010.........   42.73%      0.00%     19.88%     45.57%     72.41%
February 2010........   41.65%      0.00%     19.29%     44.66%     71.43%
March 2010...........   40.53%      0.00%     18.71%     43.75%     70.43%
April 2010...........   39.52%      0.00%     18.09%     42.82%     69.43%
May 2010.............   38.78%      0.00%     17.47%     41.89%     68.40%
June 2010............   37.76%      0.00%     16.91%     40.95%     67.37%
July 2010............   36.74%      0.00%     16.32%     40.00%     66.32%
August 2010..........   35.72%      0.00%     15.73%     39.04%     65.26%
September 2010.......   34.69%      0.00%     15.15%     38.08%     64.19%
October 2010.........   33.65%      0.00%     14.58%     37.10%     63.10%
November 2010........   32.61%      0.00%     14.02%     36.12%     62.01%
December 2010........   31.56%      0.00%     13.47%     35.12%     60.89%
January 2011.........   30.59%      0.00%     12.93%     34.12%     59.77%
February 2011........   29.67%      0.00%     12.36%     33.11%     58.63%
March 2011...........   28.76%      0.00%     11.84%     32.09%     57.48%
April 2011...........   27.86%      0.00%     11.28%     31.07%     56.31%
May 2011.............   27.14%      0.00%     10.74%     30.03%     55.13%
June 2011............   26.18%      0.00%     10.25%     28.99%     53.94%
July 2011............   25.22%      0.00%      9.73%     27.93%     52.74%
August 2011..........   24.33%      0.00%      9.22%     26.87%     51.52%
September 2011.......   23.47%      0.00%      8.72%     25.80%     50.28%
October 2011.........   22.61%      0.00%      8.23%     24.72%     49.04%
November 2011........   21.78%      0.00%      7.72%     23.63%     47.78%
December 2011........   20.95%      0.00%      7.25%     22.54%     46.50%
January 2012.........   20.14%      0.00%      6.80%     21.43%     45.22%
February 2012........   19.34%      0.00%      6.32%     20.32%     43.91%
March 2012...........   18.54%      0.00%      5.89%     19.19%     42.60%
April 2012...........   17.76%      0.00%      5.44%     18.06%     41.27%
May 2012.............   16.99%      0.00%      5.00%     16.92%     39.93%
June 2012............   16.23%      0.00%      4.57%     15.77%     38.57%
July 2012............   15.49%      0.00%      4.15%     14.61%     37.20%
August 2012..........   14.76%      0.00%      3.75%     13.44%     35.82%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
September 2012.......   14.05%      0.00%      3.36%     12.26%     34.42%
October 2012.........   13.34%      0.00%      2.98%     11.08%     33.00%
November 2012........   12.65%      0.00%      2.59%      9.88%     31.58%
December 2012........   11.97%      0.00%      2.24%      8.68%     30.13%
January 2013.........   11.32%      0.00%      1.87%      7.47%     28.68%
February 2013........   10.67%      0.00%      1.55%      6.25%     27.21%
March 2013...........   10.03%      0.00%      1.21%      5.01%     25.73%
April 2013...........    9.42%      0.00%      0.88%      3.77%     24.23%
May 2013.............    8.81%      0.00%      0.57%      2.53%     22.71%
June 2013............    8.23%      0.00%      0.28%      1.27%     21.19%
July 2013............    7.65%      0.00%      0.00%      0.00%     19.64%
August 2013..........    6.76%      0.00%      0.00%      0.00%     18.09%
September 2013.......    5.90%      0.00%      0.00%      0.00%     16.52%
October 2013.........    5.05%      0.00%      0.00%      0.00%     14.93%
November 2013........    4.39%      0.00%      0.00%      0.00%     12.50%
December 2013........    3.74%      0.00%      0.00%      0.00%     10.00%
January 2014.........    3.11%      0.00%      0.00%      0.00%      7.50%
February 2014........    2.40%      0.00%      0.00%      0.00%      5.00%
March 2014...........    1.54%      0.00%      0.00%      0.00%      2.50%
April 2014...........    0.72%      0.00%      0.00%      0.00%      0.00%
May 2014.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2014............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2014............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2014..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2014.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2014.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2014........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2014........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2015.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2015........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2015...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2015...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2015.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2015............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2015............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2015..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2015.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2015.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2015........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2015........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2016.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2016........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2016...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2016...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2016.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2016............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2016............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2016..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2016.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2016.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2016........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2016........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2017.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2017........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2017...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2017...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2017.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2017............    0.00%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
July 2017............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2017..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2017.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2017.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2017........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2017........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2018.........    0.00%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
February 2018........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2018...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2018...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2018.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2018............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2018............    0.00%      0.00%      0.00%      0.00%      0.00%

                                  APPENDIX 10

                             EXTENDED POOL FACTORS

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
Closing..............  100.00%    100.43%    100.00%    100.00%    100.00%
August 1998..........  100.00%     99.79%    100.00%    100.00%    100.00%
September 1998.......  100.00%     99.04%    100.00%    100.00%    100.00%
October 1998.........  100.00%     98.30%    100.00%    100.00%    100.00%
November 1998........  100.00%     97.54%    100.00%    100.00%    100.00%
December 1998........  100.00%     96.79%    100.00%    100.00%    100.00%
January 1999.........  100.00%     96.03%    100.00%    100.00%    100.00%
February 1999........  100.00%     95.27%    100.00%    100.00%    100.00%
March 1999...........  100.00%     94.48%    100.00%    100.00%    100.00%
April 1999...........  100.00%     93.71%    100.00%    100.00%    100.00%
May 1999.............  100.00%     92.94%    100.00%    100.00%    100.00%
June 1999............  100.00%     92.17%    100.00%    100.00%    100.00%
July 1999............  100.00%     91.39%    100.00%    100.00%    100.00%
August 1999..........  100.00%     90.58%     99.94%    100.00%    100.00%
September 1999.......  100.00%     89.80%     99.60%    100.00%    100.00%
October 1999.........  100.00%     88.99%     99.25%    100.00%    100.00%
November 1999........  100.00%     88.20%     98.91%    100.00%    100.00%
December 1999........  100.00%     87.38%     98.45%    100.00%    100.00%
January 2000.........  100.00%     86.58%     98.10%    100.00%    100.00%
February 2000........  100.00%     85.75%     97.75%    100.00%    100.00%
March 2000...........  100.00%     84.95%     97.40%    100.00%    100.00%
April 2000...........  100.00%     84.12%     97.05%    100.00%    100.00%
May 2000.............  100.00%     83.28%     96.69%    100.00%    100.00%
June 2000............  100.00%     82.44%     96.34%    100.00%    100.00%
July 2000............  100.00%     81.60%     95.87%    100.00%    100.00%
August 2000..........  100.00%     80.75%     95.52%    100.00%    100.00%
September 2000.......  100.00%     79.90%     95.16%    100.00%    100.00%
October 2000.........  100.00%     79.05%     94.80%     99.99%    100.00%
November 2000........  100.00%     78.20%     94.33%     99.98%    100.00%
December 2000........  100.00%     77.31%     93.97%     99.97%    100.00%
January 2001.........  100.00%     76.45%     93.50%     99.96%    100.00%
February 2001........  100.00%     75.55%     93.13%     99.94%    100.00%
March 2001...........  100.00%     74.69%     92.76%     99.92%    100.00%
April 2001...........  100.00%     73.79%     92.29%     99.89%    100.00%
May 2001.............  100.00%     72.89%     91.82%     99.87%    100.00%
June 2001............  100.00%     71.98%     91.45%     99.83%    100.00%
July 2001............  100.00%     71.07%     90.97%     99.80%    100.00%
August 2001..........  100.00%     70.16%     90.60%     99.76%    100.00%
September 2001.......  100.00%     69.25%     90.12%     99.71%    100.00%
October 2001.........  100.00%     68.34%     89.64%     99.66%    100.00%
November 2001........  100.00%     67.39%     89.17%     99.61%    100.00%
December 2001........  100.00%     66.47%     88.69%     99.55%    100.00%
January 2002.........  100.00%     65.52%     88.31%     99.49%    100.00%
February 2002........  100.00%     64.56%     87.83%     99.42%    100.00%
March 2002...........  100.00%     63.63%     87.35%     99.35%    100.00%
April 2002...........  100.00%     62.67%     86.87%     99.27%    100.00%
May 2002.............  100.00%     61.68%     86.38%     99.19%    100.00%
June 2002............  100.00%     60.72%     85.90%     99.10%    100.00%
July 2002............  100.00%     59.75%     85.32%     99.01%    100.00%
August 2002..........  100.00%     58.76%     84.84%     98.91%    100.00%
September 2002.......  100.00%     57.78%     84.35%     98.81%    100.00%
October 2002.........  100.00%     56.78%     83.87%     98.70%    100.00%
November 2002........  100.00%     55.78%     83.29%     98.59%    100.00%
December 2002........  100.00%     54.77%     82.80%     98.47%    100.00%
January 2003.........  100.00%     53.76%     82.22%     98.35%    100.00%
February 2003........  100.00%     52.75%     81.74%     98.22%    100.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
March 2003...........  100.00%     51.74%     81.16%     98.08%    100.00%
April 2003...........  100.00%     50.70%     80.67%     97.94%    100.00%
May 2003.............  100.00%     49.65%     80.09%     97.80%    100.00%
June 2003............  100.00%     48.63%     79.51%     97.65%    100.00%
July 2003............  100.00%     47.59%     79.02%     97.49%    100.00%
August 2003..........  100.00%     46.51%     78.44%     97.33%    100.00%
September 2003.......  100.00%     45.46%     77.86%     97.16%    100.00%
October 2003.........  100.00%     44.41%     77.28%     96.98%    100.00%
November 2003........  100.00%     43.33%     76.70%     96.80%    100.00%
December 2003........  100.00%     42.24%     76.12%     96.62%    100.00%
January 2004.........  100.00%     41.18%     75.55%     96.43%    100.00%
February 2004........  100.00%     40.07%     74.97%     96.23%    100.00%
March 2004...........  100.00%     38.99%     74.39%     96.02%    100.00%
April 2004...........  100.00%     37.90%     73.73%     95.81%    100.00%
May 2004.............  100.00%     36.78%     73.15%     95.60%    100.00%
June 2004............  100.00%     35.69%     72.57%     95.38%    100.00%
July 2004............  100.00%     34.57%     71.91%     95.15%    100.00%
August 2004..........  100.00%     33.45%     71.34%     94.91%    100.00%
September 2004.......  100.00%     32.31%     70.68%     94.67%    100.00%
October 2004.........  100.00%     31.18%     70.02%     94.43%    100.00%
November 2004........  100.00%     30.04%     69.45%     94.17%    100.00%
December 2004........  100.00%     28.91%     68.79%     93.91%    100.00%
January 2005.........  100.00%     27.76%     68.14%     93.65%    100.00%
February 2005........  100.00%     26.61%     67.48%     93.37%    100.00%
March 2005...........  100.00%     25.44%     66.83%     93.09%    100.00%
April 2005...........  100.00%     24.29%     66.18%     92.81%    100.00%
May 2005.............  100.00%     23.11%     65.53%     92.52%    100.00%
June 2005............  100.00%     21.93%     64.89%     92.22%    100.00%
July 2005............  100.00%     20.75%     64.24%     91.91%    100.00%
August 2005..........  100.00%     19.58%     63.60%     91.60%    100.00%
September 2005.......  100.00%     18.40%     62.88%     91.28%    100.00%
October 2005.........  100.00%     17.20%     62.24%     90.96%    100.00%
November 2005........  100.00%     15.99%     61.60%     90.63%    100.00%
December 2005........  100.00%     14.79%     60.88%     90.29%    100.00%
January 2006.........  100.00%     13.59%     60.25%     89.94%    100.00%
February 2006........  100.00%     12.36%     59.54%     89.59%    100.00%
March 2006...........  100.00%     11.18%     58.83%     89.23%    100.00%
April 2006...........  100.00%      9.99%     58.12%     88.86%    100.00%
May 2006.............  100.00%      8.81%     57.50%     88.49%    100.00%
June 2006............  100.00%      7.61%     56.80%     88.11%    100.00%
July 2006............  100.00%      6.43%     56.10%     87.72%    100.00%
August 2006..........  100.00%      5.23%     55.41%     87.33%    100.00%
September 2006.......  100.00%      4.03%     54.64%     86.93%    100.00%
October 2006.........  100.00%      2.86%     53.95%     86.52%    100.00%
November 2006........  100.00%      1.74%     53.27%     86.11%    100.00%
December 2006........  100.00%      0.60%     52.58%     85.69%    100.00%
January 2007.........   99.54%      0.00%     51.83%     85.26%    100.00%
February 2007........   98.57%      0.00%     51.16%     84.82%    100.00%
March 2007...........   97.60%      0.00%     50.42%     84.38%    100.00%
April 2007...........   96.63%      0.00%     49.70%     83.93%    100.00%
May 2007.............   95.64%      0.00%     49.05%     83.47%    100.00%
June 2007............   94.66%      0.00%     48.33%     83.00%    100.00%
July 2007............   93.68%      0.00%     47.62%     82.53%    100.00%
August 2007..........   92.68%      0.00%     46.91%     82.05%    100.00%
September 2007.......   91.70%      0.00%     46.21%     81.56%    100.00%
October 2007.........   90.70%      0.00%     45.52%     81.07%    100.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
November 2007........   89.70%      0.00%     44.86%     80.57%    100.00%
December 2007........   88.70%      0.00%     44.19%     80.06%    100.00%
January 2008.........   87.70%      0.00%     43.47%     79.54%    100.00%
February 2008........   86.70%      0.00%     42.82%     79.02%    100.00%
March 2008...........   85.69%      0.00%     42.17%     78.49%    100.00%
April 2008...........   84.70%      0.00%     41.46%     77.95%    100.00%
May 2008.............   83.72%      0.00%     40.75%     77.40%    100.00%
June 2008............   82.76%      0.00%     40.12%     76.85%    100.00%
July 2008............   81.80%      0.00%     39.42%     76.28%    100.00%
August 2008..........   80.84%      0.00%     38.73%     75.71%    100.00%
September 2008.......   79.87%      0.00%     38.04%     75.14%    100.00%
October 2008.........   78.90%      0.00%     37.36%     74.55%    100.00%
November 2008........   77.93%      0.00%     36.69%     73.96%    100.00%
December 2008........   76.97%      0.00%     36.02%     73.36%    100.00%
January 2009.........   75.99%      0.00%     35.35%     72.75%     99.72%
February 2009........   75.02%      0.00%     34.63%     72.14%     99.16%
March 2009...........   74.04%      0.00%     33.98%     71.51%     98.59%
April 2009...........   73.06%      0.00%     33.33%     70.88%     98.01%
May 2009.............   72.09%      0.00%     32.64%     70.25%     97.42%
June 2009............   71.12%      0.00%     31.97%     69.60%     96.82%
July 2009............   70.14%      0.00%     31.36%     68.94%     96.21%
August 2009..........   69.16%      0.00%     30.69%     68.28%     95.59%
September 2009.......   68.17%      0.00%     30.04%     67.61%     94.95%
October 2009.........   67.19%      0.00%     29.38%     66.93%     94.30%
November 2009........   66.22%      0.00%     28.74%     66.25%     93.65%
December 2009........   65.23%      0.00%     28.10%     65.55%     92.98%
January 2010.........   64.25%      0.00%     27.47%     64.85%     92.30%
February 2010........   63.27%      0.00%     26.79%     64.14%     91.61%
March 2010...........   62.30%      0.00%     26.16%     63.43%     90.90%
April 2010...........   61.31%      0.00%     25.50%     62.70%     90.19%
May 2010.............   60.33%      0.00%     24.89%     61.97%     89.46%
June 2010............   59.35%      0.00%     24.24%     61.22%     88.72%
July 2010............   58.37%      0.00%     23.60%     60.47%     87.98%
August 2010..........   57.39%      0.00%     23.01%     59.72%     87.21%
September 2010.......   56.42%      0.00%     22.38%     58.95%     86.44%
October 2010.........   55.43%      0.00%     21.75%     58.17%     85.65%
November 2010........   54.46%      0.00%     21.14%     57.39%     84.86%
December 2010........   53.48%      0.00%     20.53%     56.60%     84.05%
January 2011.........   52.51%      0.00%     19.88%     55.80%     83.23%
February 2011........   51.54%      0.00%     19.29%     55.00%     82.39%
March 2011...........   50.57%      0.00%     18.71%     54.18%     81.55%
April 2011...........   49.60%      0.00%     18.09%     53.36%     80.69%
May 2011.............   48.63%      0.00%     17.47%     52.52%     79.82%
June 2011............   47.66%      0.00%     16.91%     51.68%     78.94%
July 2011............   46.70%      0.00%     16.32%     50.84%     78.04%
August 2011..........   45.74%      0.00%     15.73%     49.98%     77.14%
September 2011.......   44.78%      0.00%     15.15%     49.11%     76.22%
October 2011.........   43.83%      0.00%     14.58%     48.24%     75.28%
November 2011........   42.88%      0.00%     14.02%     47.36%     74.34%
December 2011........   41.93%      0.00%     13.47%     46.47%     73.38%
January 2012.........   40.98%      0.00%     12.93%     45.57%     72.41%
February 2012........   40.03%      0.00%     12.36%     44.66%     71.43%
March 2012...........   39.09%      0.00%     11.84%     43.75%     70.43%
April 2012...........   38.16%      0.00%     11.28%     42.82%     69.43%
May 2012.............   37.23%      0.00%     10.74%     41.89%     68.40%
June 2012............   36.30%      0.00%     10.25%     40.95%     67.37%
July 2012............   35.37%      0.00%      9.73%     40.00%     66.32%
August 2012..........   34.45%      0.00%      9.22%     39.04%     65.26%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
September 2012.......   33.54%      0.00%      8.72%     38.08%     64.19%
October 2012.........   32.63%      0.00%      8.23%     37.10%     63.10%
November 2012........   31.72%      0.00%      7.72%     36.12%     62.01%
December 2012........   30.81%      0.00%      7.25%     35.12%     60.89%
January 2013.........   29.92%      0.00%      6.80%     34.12%     59.77%
February 2013........   29.03%      0.00%      6.32%     33.11%     58.63%
March 2013...........   28.14%      0.00%      5.89%     32.09%     57.48%
April 2013...........   27.26%      0.00%      5.44%     31.07%     56.31%
May 2013.............   26.39%      0.00%      5.00%     30.03%     55.13%
June 2013............   25.52%      0.00%      4.57%     28.99%     53.94%
July 2013............   24.66%      0.00%      4.15%     27.93%     52.74%
August 2013..........   23.80%      0.00%      3.75%     26.87%     51.52%
September 2013.......   22.95%      0.00%      3.36%     25.80%     50.28%
October 2013.........   22.12%      0.00%      2.98%     24.72%     49.04%
November 2013........   21.31%      0.00%      2.59%     23.63%     47.78%
December 2013........   20.51%      0.00%      2.24%     22.54%     46.50%
January 2014.........   19.71%      0.00%      1.87%     21.43%     45.22%
February 2014........   18.95%      0.00%      1.55%     20.32%     43.91%
March 2014...........   18.18%      0.00%      1.21%     19.19%     42.60%
April 2014...........   17.44%      0.00%      0.88%     18.06%     41.27%
May 2014.............   16.71%      0.00%      0.57%     16.92%     39.93%
June 2014............   15.99%      0.00%      0.28%     15.77%     38.57%
July 2014............   15.27%      0.00%      0.00%     14.61%     37.20%
August 2014..........   14.57%      0.00%      0.00%     13.44%     35.82%
September 2014.......   13.89%      0.00%      0.00%     12.26%     34.42%
October 2014.........   13.23%      0.00%      0.00%     11.08%     33.00%
November 2014........   12.58%      0.00%      0.00%      9.88%     31.58%
December 2014........   11.95%      0.00%      0.00%      8.68%     30.13%
January 2015.........   11.32%      0.00%      0.00%      7.47%     28.68%
February 2015........   10.72%      0.00%      0.00%      6.25%     27.21%
March 2015...........   10.14%      0.00%      0.00%      5.01%     25.73%
April 2015...........    9.58%      0.00%      0.00%      3.77%     24.23%
May 2015.............    9.04%      0.00%      0.00%      2.53%     22.71%
June 2015............    8.51%      0.00%      0.00%      1.27%     21.19%
July 2015............    8.00%      0.00%      0.00%      0.00%     19.64%
August 2015..........    7.49%      0.00%      0.00%      0.00%     18.09%
September 2015.......    6.99%      0.00%      0.00%      0.00%     16.52%
October 2015.........    6.50%      0.00%      0.00%      0.00%     14.93%
November 2015........    6.02%      0.00%      0.00%      0.00%     12.50%
December 2015........    5.54%      0.00%      0.00%      0.00%     10.00%
January 2016.........    5.08%      0.00%      0.00%      0.00%      7.50%
February 2016........    4.64%      0.00%      0.00%      0.00%      5.00%
March 2016...........    4.27%      0.00%      0.00%      0.00%      2.50%
April 2016...........    3.94%      0.00%      0.00%      0.00%      0.00%
May 2016.............    3.63%      0.00%      0.00%      0.00%      0.00%
June 2016............    3.33%      0.00%      0.00%      0.00%      0.00%
July 2016............    3.03%      0.00%      0.00%      0.00%      0.00%
August 2016..........    2.75%      0.00%      0.00%      0.00%      0.00%
September 2016.......    2.48%      0.00%      0.00%      0.00%      0.00%
October 2016.........    2.23%      0.00%      0.00%      0.00%      0.00%
November 2016........    1.99%      0.00%      0.00%      0.00%      0.00%
December 2016........    1.76%      0.00%      0.00%      0.00%      0.00%
January 2017.........    1.54%      0.00%      0.00%      0.00%      0.00%
February 2017........    1.32%      0.00%      0.00%      0.00%      0.00%
March 2017...........    1.12%      0.00%      0.00%      0.00%      0.00%
April 2017...........    0.93%      0.00%      0.00%      0.00%      0.00%
May 2017.............    0.76%      0.00%      0.00%      0.00%      0.00%
June 2017............    0.60%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
July 2017............    0.48%      0.00%      0.00%      0.00%      0.00%
August 2017..........    0.39%      0.00%      0.00%      0.00%      0.00%
September 2017.......    0.33%      0.00%      0.00%      0.00%      0.00%
October 2017.........    0.27%      0.00%      0.00%      0.00%      0.00%
November 2017........    0.22%      0.00%      0.00%      0.00%      0.00%
December 2017........    0.17%      0.00%      0.00%      0.00%      0.00%
January 2018.........    0.13%      0.00%      0.00%      0.00%      0.00%
February 2018........    0.10%      0.00%      0.00%      0.00%      0.00%
March 2018...........    0.09%      0.00%      0.00%      0.00%      0.00%
April 2018...........    0.07%      0.00%      0.00%      0.00%      0.00%
May 2018.............    0.06%      0.00%      0.00%      0.00%      0.00%
June 2018............    0.05%      0.00%      0.00%      0.00%      0.00%
July 2018............    0.04%      0.00%      0.00%      0.00%      0.00%
August 2018..........    0.03%      0.00%      0.00%      0.00%      0.00%
September 2018.......    0.02%      0.00%      0.00%      0.00%      0.00%
October 2018.........    0.01%      0.00%      0.00%      0.00%      0.00%
November 2018........    0.01%      0.00%      0.00%      0.00%      0.00%
December 2018........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2019.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2019........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2019...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2019...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2019.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2019............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2019............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2019..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2019.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2019.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2019........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2019........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2020.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2020........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2020...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2020...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2020.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2020............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2020............    0.00%      0.00%      0.00%      0.00%      0.00%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
August 2020..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2020.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2020.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2020........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2020........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2021.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2021........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2021...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2021...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2021.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2021............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2021............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2021..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2021.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2021.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2021........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2021........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2022.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2022........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2022...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2022...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2022.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2022............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2022............    0.00%      0.00%      0.00%      0.00%      0.00%
August 2022..........    0.00%      0.00%      0.00%      0.00%      0.00%
September 2022.......    0.00%      0.00%      0.00%      0.00%      0.00%
October 2022.........    0.00%      0.00%      0.00%      0.00%      0.00%
November 2022........    0.00%      0.00%      0.00%      0.00%      0.00%
December 2022........    0.00%      0.00%      0.00%      0.00%      0.00%
January 2023.........    0.00%      0.00%      0.00%      0.00%      0.00%
February 2023........    0.00%      0.00%      0.00%      0.00%      0.00%
March 2023...........    0.00%      0.00%      0.00%      0.00%      0.00%
April 2023...........    0.00%      0.00%      0.00%      0.00%      0.00%
May 2023.............    0.00%      0.00%      0.00%      0.00%      0.00%
June 2023............    0.00%      0.00%      0.00%      0.00%      0.00%
July 2023............    0.00%      0.00%      0.00%      0.00%      0.00%

                                 AERCO LIMITED


                            c/o AerFi Administrative

                                Services Limited

                                 Aviation House

                                    Shannon
                                    Ireland

                                      and
                              22 Grenville Street
                                   St. Helier
                                 Jersey JE4 8PX
                                Channel Islands


              BOOK-ENTRY DEPOSITARY,
            TRUSTEE, SECURITY TRUSTEE,                                PAYING AGENT
    CASH MANAGER REFERENCE AND EXCHANGE AGENT                        AND REGISTRAR
              BANKERS TRUST COMPANY                              BANKERS TRUST COMPANY
                Four Albany Street                                 Four Albany Street
                  Mail Stop 5091                                     Mail Stop 5091
             New York, New York 10006                           New York, New York 10006
                       USA                                                USA
               ADMINISTRATIVE AGENT                                     SERVICER
               AERFI ADMINISTRATIVE                             BABCOCK & BROWN LIMITED
                 SERVICES LIMITED                                     Oracle House
                  Aviation House                                     Herbert Street
                     Shannon                                            Dublin 2
                     Ireland                                            Ireland


                            LUXEMBOURG PAYING AGENT
                                AND CO-REGISTRAR
                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                                 LEGAL ADVISORS

               To AerCo Group as to                               To AerCo Group as to
                United States law                                      Jersey law
              DAVIS POLK & WARDWELL                              MOURANT DU FEU & JEUNE
               1 Frederick's Place                                22 Grenville Street
                 London EC2R 8AB                                       St. Helier
                     England                                         Jersey JE4 8PX
                                                                    Channel Islands
               To AerCo Group as to
                    Irish law
                MCCANN FITZGERALD
              2 Harbourmaster Place
                Custom House Dock
                     Dublin 1
                     Ireland

                                 LISTING AGENT

                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                        (LOGO) Printed in London X39423

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Except as hereinafter set forth, there is no provision of AerCo Limited's Memorandum and Articles of Association, or of any contract, arrangement or statute under which any director, trustee or officer of AerCo Limited is insured or indemnified in any manner against any liability that he may incur in his capacity as such.


     AerCo Limited's Articles of Association provide that AerCo Limited shall indemnify every present and former director of AerCo Limited against any loss or liability incurred by reason of being or having been a director of AerCo Limited to the fullest extent permitted by Jersey law. Article 77 of the Companies (Jersey) Law 1991 ("Article 77") permits a Jersey company to indemnify each director of that company against, among others, any liabilities incurred in defending any proceedings (whether civil or criminal) (i) in which judgment is given in his favor or he is acquitted, or (ii) which are discontinued otherwise than for some benefit conferred by him (or on his behalf) or for some detriment suffered by him, or (iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the director was substantially successful on the merits in his resistance to the proceedings.


     AerCo Limited may purchase and maintain, in the name of and at the expense of AerCo Limited, insurance for the benefit of any person who is or was a director or officer of AerCo Limited or is or was serving at the request of AerCo Limited as a director or officer in another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not AerCo Limited would have the power to indemnify him or her against such liability under Article 77.

ITEM 21.  EXHIBITS

(a) Exhibits

     The following is a list of exhibits to this Registration Statement:


     3.1  Memorandum and Articles of Association of AerCo
     4.1 Indenture dated as of July 15, 1998 by and among AerCo and Bankers Trust Company, as Trustee with respect to the Notes*
     4.2  Form of Global Note (included in Exhibit 4.1)*
     4.3 Registration Rights Agreement dated July 15, 1998 by and between AerCo and Morgan Stanley & Co. International
          Limited*
     5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby
     5.2 Opinion of Mourant du Feu & Jeune as to the legality of the securities being registered hereby
     8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)
     8.2  Opinion of KPMG as to certain Irish tax matters
     8.3  Opinion of McCann FitzGerald as to certain Irish tax matters
     8.4 Opinion of Mourant du Feu & Jeune as to certain Jersey tax matters
     9.1  Trust Instrument constituting AerCo Holding Trust*
     9.2  Shareholders Undertaking between Mourant & Co. Trustees
          Limited as trustee of AerCo Holding Trust the Nominees, GPA
          Group, AerCo and the Trustee*

     10.1  Administrative Agency Agreement dated as of July 15, 1998 among AerCo, AerFi Administrative Services
           Limited, as Administrative Agent, Bankers Trust Company, as Security Trustee GPA Group, as Guarantor
           and each subsidiary of AerCo*
     10.2  Cash Management Agreement dated as of July 15, 1998 among AerCo, Bankers Trust Company, as Security
           Trustee, GPA Cash Manager II Limited, as Cash Manager GPA, as Guarantor and each subsidiary of AerCo*
     10.3  Security Trust Agreement dated as of July 15, 1998 among AerCo, Bankers Trust Company, as Security
           Trustee and as Trustee, GPA Cash Manager II Limited, as Cash Manager, AerFi Administrative Services
           Limited, as Administrative Agent, Lively Limited, GPA Group, Babcock & Brown Limited, Mourant & Co.
           Secretaries Limited and each subsidiary of AerCo*
     10.4  Reference Agency Agreement dated as of July 15, 1998 among AerCo, Bankers Trust Company, as reference agent and as Trustee and GPA Administrative Services Limited, as Administrative Agent*
     10.5  Servicing Agreement dated as of July 15, 1998 among AerCo, Babcock & Brown Limited as Administrative
           Agent and each subsidiary of AerCo*
     10.6  Share Purchase Agreement dated July 15, 1998 between AerCo, GPA Group and Skyscape Limited*
     10.7  Deposit Agreement dated as of July 15, 1998 between AerCo and Bankers Trust Company, as book-entry depositary*
     21.1  Subsidiaries of AerCo*
     23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
     23.2  Consent of Aircraft Information Services, Inc.
     23.3  Consent of BK Associates, Inc.
     23.4  Consent of Airclaims Limited
     23.5  Consent of Arthur Andersen, Chartered Accountants
     23.6  Consent of KPMG (included in Exhibit 8.2)
     23.7  Consent of McCann FitzGerald (included in Exhibit 8.3)
     23.8  Consent of Mourant du Feu & Jeune (included in Exhibit 8.4)
     23.9  Consent of KPMG, Chartered Accountants
     24.1  Directors' Power of Attorney (included in signature pages)*
     25.1  Statement of Eligibility of Bankers Trust Company, as Trustee, under the Indenture to be qualified under the Trust Indenture Act of 1939*
     99.1  Form of Letter of Transmittal*
     99.2  Form of Notice of Guaranteed Delivery*
     99.3  Form of Letters to DTC Participants*
     99.4  Form of Letter to Clients and Form of Instruction to Book-Entry Transfer Participant*
     99.5  Appraisal of Aircraft Information Services, Inc. relating to the Aircraft*
     99.6  Appraisal of BK Associates, Inc. relating to the Aircraft*
     99.7  Appraisal of Airclaims Limited relating to the Aircraft*
     99.8  Appraisal of Aircraft Information Services, Inc. relating to the Aircraft dated January 18, 1999
     99.9  Appraisal of BK Associates, Inc. relating to the Aircraft dated January 18, 1999
    99.10  Appraisal of Airclaims Limited relating to the Aircraft dated January 18, 1999



*  Previously filed.

ITEM 22.  UNDERTAKINGS.



     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



     (c) The undersigned registrant hereby undertakes as follows:



        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.



        (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offerings thereof.



     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant, AerCo Limited, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shannon, Ireland, on January 26, 1999.


                                          AERCO LIMITED

                                          By: /s/ FREDERICK W. BRADLEY, JR.
                                            ------------------------------------
                                            Independent Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick W. Bradley, Jr., Kenneth N. Peters, G. Adrian Robinson, Edward Hansom and Rose Hynes his/her true and lawful attorneys-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, as well as any related registration statement (or amendment thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his/her said attorneys-in-fact and agents or any of them or his/her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     The Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.


                      SIGNATURE                          TITLE                                 DATE
                      ---------                          -----                                 ----

            /s/ FREDERICK W. BRADLEY, JR.                Independent Director             January 26, 1999
-----------------------------------------------------    (principal executive
              Frederick W. Bradley, Jr.                  officer)

                /s/ KENNETH N. PETERS                    Independent Director             January 26, 1999
-----------------------------------------------------    (principal accounting
                  Kenneth N. Peters                      officer)

               /s/ G. ADRIAN ROBINSON                    Independent Director             January 26, 1999
-----------------------------------------------------    (principal financial
                 G. Adrian Robinson                      officer)

                  /s/ EDWARD HANSOM                      Director                         January 26, 1999
-----------------------------------------------------
                    Edward Hansom

                   /s/ ROSE HYNES                        Director                         January 26, 1999
-----------------------------------------------------
                     Rose Hynes

Authorized Representative in the United States

            /s/ FREDERICK W. BRADLEY, JR.
-----------------------------------------------------
           Name: Frederick W. Bradley, Jr.

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE



TO THE BOARD OF DIRECTORS


OF AERCO LIMITED ("AERCO")



     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Aircraft Lease Portfolio Securitization 94-1 Limited (ALPS 94-1) and the financial statements appearing under the heading "AerFi Transferred Aircraft" for the year ended June 30, 1998 included in this registration statement and have issued our reports thereon dated November 23, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole.



     The schedule included within the registration statement on S-2 is the responsibility of AerCo's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



KPMG


Chartered Accountants


5 George's Dock


IFSC


Dublin 1


Ireland



/s/  KPMG



January 26, 1999

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

TO THE BOARD OF DIRECTORS

OF AERCO LIMITED (THE "AERCO")



     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Aircraft Lease Portfolio Securitization 94-1 Limited (ALPS 94-1) and the financial statements appearing under the heading "AerFi Transferred Aircraft" for the years ended June 30, 1996 and June 30, 1997 included in this registration statement and have issued our reports thereon dated December 2, 1997. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole.



     The schedule included within the registration statement on S-2 is the responsibility of the AerCo's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


ARTHUR ANDERSEN
Chartered Accountants
St Helier, Jersey

/s/  ARTHUR ANDERSEN


January 26, 1999

                  ALPS 94-1 LIMITED/AERFI TRANSFERRED AIRCRAFT


                       VALUATION AND QUALIFYING ACCOUNTS

                              ACCOUNTS RECEIVABLE

                                  SCHEDULE II

ALPS 94-1 LIMITED


                                       BALANCE AT      CHARGED/(RELEASED)     DEDUCTIONS       BALANCE AT
                                       BEGINNING          TO COSTS AND       (WRITE-OFFS/         END
                                     OF YEAR/PERIOD         EXPENSES          TRANSFERS)     OF YEAR/PERIOD
                                     --------------    ------------------    ------------    --------------
                                                                    ($'000)
Year ended June 30,
     1996........................           0                   0                  0                0
     1997........................           0                   0                  0                0
     1998........................           0                   0                  0                0



AERFI TRANSFERRED AIRCRAFT



                                       BALANCE AT      CHARGED/(RELEASED)     DEDUCTIONS       BALANCE AT
                                       BEGINNING          TO COSTS AND       (WRITE-OFFS/         END
                                     OF YEAR/PERIOD         EXPENSES          TRANSFERS)     OF YEAR/PERIOD
                                     --------------    ------------------    ------------    --------------
                                                                    ($'000)
Year ended June 30,
     1998........................         212                 413                  0              625

                               INDEX TO EXHIBITS



     3.1  Memorandum and Articles of Association of AerCo
     4.1 Indenture dated as of July 15, 1998 by and among AerCo and Bankers Trust Company, as Trustee with respect to the Notes*
     4.2  Form of Global Note (included in Exhibit 4.1)*
     4.3 Registration Rights Agreement dated July 15, 1998 by and between AerCo and Morgan Stanley & Co. International
          Limited*
     5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby
     5.2 Opinion of Mourant du Feu & Jeune as to the legality of the securities being registered hereby
     8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)
     8.2  Opinion of KPMG as to certain Irish tax matters
     8.3  Opinion of McCann FitzGerald as to certain Irish tax matters
     8.4 Opinion of Mourant du Feu & Jeune as to certain Jersey tax matters
     9.1  Trust Instrument constituting AerCo Holding Trust*
     9.2  Shareholders Undertaking between Mourant & Co. Trustees
          Limited as trustee of AerCo Holding Trust the Nominees, GPA
          Group, AerCo and the Trustee*
    10.1 Administrative Agency Agreement dated as of July 15, 1998 among AerCo, AerFi Administrative Services Limited, as
          Administrative Agent, Bankers Trust Company, as Security
          Trustee GPA Group, as Guarantor and each subsidiary of AerCo*
    10.2  Cash Management Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Security Trustee, GPA Cash
          Manager II Limited, as Cash Manager GPA, as Guarantor and each subsidiary of AerCo*
    10.3  Security Trust Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as Security Trustee and as
          Trustee, GPA Cash Manager II Limited, as Cash Manager, AerFi
          Administrative Services Limited, as Administrative Agent,
          Lively Limited, GPA Group, Babcock & Brown Limited, Mourant
          & Co. Secretaries Limited and each subsidiary of AerCo*
    10.4  Reference Agency Agreement dated as of July 15, 1998 among
          AerCo, Bankers Trust Company, as reference agent and as Trustee and GPA Administrative Services Limited, as
          Administrative Agent*
    10.5  Servicing Agreement dated as of July 15, 1998 among AerCo,
          Babcock & Brown Limited as Administrative Agent and each subsidiary of AerCo*
    10.6  Share Purchase Agreement dated July 15, 1998 between AerCo,
          GPA Group and Skyscape Limited*
    10.7 Deposit Agreement dated as of July 15, 1998 between AerCo and Bankers Trust Company, as book-entry depositary*
    21.1  Subsidiaries of AerCo*
    23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
    23.2  Consent of Aircraft Information Services, Inc.
    23.3  Consent of BK Associates, Inc.
    23.4  Consent of Airclaims Limited
    23.5  Consent of Arthur Andersen, Chartered Accountants*
    23.6  Consent of KPMG (included in Exhibit 8.2)
    23.7  Consent of McCann FitzGerald (included in Exhibit 8.3)
    23.8  Consent of Mourant du Feu & Jeune (included in Exhibit 8.4)

     23.9  Consent of KPMG, Chartered Accountants
     24.1  Directors' Power of Attorney (included in signature pages)*
     25.1  Statement of Eligibility of Bankers Trust Company, as Trustee, under the Indenture to be qualified under the Trust Indenture Act of 1939*
     99.1  Form of Letter of Transmittal*
     99.2  Form of Notice of Guaranteed Delivery*
     99.3  Form of Letters to DTC Participants*
     99.4  Form of Letter to Clients and Form of Instruction to Book-Entry Transfer Participant*
     99.5  Appraisal of Aircraft Information Services, Inc. relating to the Aircraft*
     99.6  Appraisal of BK Associates, Inc. relating to the Aircraft*
     99.7  Appraisal of Airclaims Limited relating to the Aircraft*
     99.8  Appraisal of Aircraft Information Services, Inc. relating to the Aircraft dated January 18, 1999
     99.9  Appraisal of BK Associates, Inc. relating to the Aircraft dated January 18, 1999
    99.10  Appraisal of Airclaims Limited relating to the Aircraft dated January 18, 1999



*  Previously filed.